Filed pursuant to Rule 424(b)(3)
File No. 333-274687
Blue Owl Credit Income Corp.
Supplement No. 1 dated May 12, 2026
To
Prospectus dated April 20, 2026
This supplement contains information that amends, supplements or modifies certain information contained in the accompanying prospectus of Blue Owl Credit Income Corp. dated April 20, 2026, as amended and supplemented (the “Prospectus”), and is part of, and should be read in conjunction with, the Prospectus. The Prospectus has been filed with the U.S. Securities and Exchange Commission, and is available free of charge at www.sec.gov or by calling (212) 419-3000. Capitalized terms used in this supplement have the same meanings as in the Prospectus, unless otherwise stated herein.
Before investing in shares of our common stock, you should read carefully the Prospectus and this supplement and consider carefully our investment objective, risks, charges and expenses. You should also carefully consider the “Risk Factors” beginning on page 43 of the Prospectus before you decide to invest in our common stock.

RECENT DEVELOPMENTS
Quarterly Report on Form 10-Q
On May 11, 2026, we filed our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “Form 10-Q”) with the U.S. Securities and Exchange Commission. The Form 10-Q, excluding the exhibits thereto, is attached to this supplement as Annex A, and incorporated herein by reference.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2026
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from___to
Commission File Number: 814-01369
BLUE OWL CREDIT INCOME CORP.
(Exact name of Registrant as specified in its Charter)

Maryland	85-1187564
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
399 Park Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 419-3000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒
As of May 4, 2026, the registrant had 675,666,717 shares of Class S common stock, 45,575,669 shares of Class D common stock, and 1,396,563,230 shares of Class I common stock, $0.01, par value per share, outstanding.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Blue Owl Credit Income Corp. (the “Company,” “we” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;
•an economic downturn could disproportionately impact the companies that we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;
•the impact of elevated inflation rates, fluctuating interest rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, changes in law or regulation, including the impact of tariff enactment and tax reductions, trade disputes with other countries, and the risk of recession or future government shutdowns could impact our business prospects and the prospects of our portfolio companies;
•an economic downturn could also impact availability and pricing of our financing and our ability to access the debt and equity capital markets;
•a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;
•changes in base interest rates and significant market volatility on our business and our portfolio companies (including our business prospects and the prospects of our portfolio companies including the ability to achieve our and their business objectives), our industry and the global economy including as a result of ongoing supply chain disruptions;
•interest rate volatility could adversely affect our results, particularly because we use leverage as part of our investment strategy;
•currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;
•our future operating results;
•our contractual arrangements and relationships with third parties;
•the ability of our portfolio companies to achieve their objectives;
•competition with other entities and our affiliates for investment opportunities;
•risks related to the uncertainty of the value of our portfolio investments, particularly those having no liquid trading market;
•the use of borrowed money to finance a portion of our investments as well as any estimates regarding potential use of leverage;
•the adequacy of our financing sources and working capital;
•the loss of key personnel;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of Blue Owl Credit Advisors LLC (“the Adviser” or “our Adviser”) to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Adviser to attract and retain highly talented professionals;
•our ability to qualify for and maintain our tax treatment as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”);
•the impact that environmental, social and governance matters could have on our brand and reputation and our portfolio companies;
•the effect of legal, tax and regulatory changes on our business and our portfolio companies;

•the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks, and the increasing use of artificial intelligence and machine learning technology;
•the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing war between Russia and Ukraine, continued political unrest in various countries such as Venezuela, as well as political and social unrest in the Middle East and North Africa regions, uncertainty with respect to immigration, and general uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union and China, on financial market volatility, global economic markets, and various markets for commodities globally such as oil and natural gas; and
•other risks, uncertainties and other factors previously identified in the reports and other documents we have filed with the Securities and Exchange Commission (“SEC”).
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PART I. FINANCIAL INFORMATION
Item 1. Financial Statements
Blue Owl Credit Income Corp.
Consolidated Statements of Assets and Liabilities
(Amounts in thousands, except share and per share amounts)

	March 31, 2026 (Unaudited)	December 31, 2025
Assets
Investments at fair value:
Non-controlled, non-affiliated investments (amortized cost of $34,134,621 and $34,497,335, respectively)	$33,607,175	$34,384,822
Non-controlled, affiliated investments (amortized cost of $16,820 and $16,817, respectively)	15,961	16,564
Controlled, affiliated investments (amortized cost of $1,872,815 and $1,469,006, respectively)	1,877,314	1,517,562
Total investments at fair value (amortized cost of $36,024,256 and $35,983,158, respectively)	35,500,450	35,918,948
Cash (restricted cash of $42,400 and $23,727, respectively)	679,761	733,473
Foreign cash (cost of $60,118 and $3,868, respectively)	60,149	3,081
Interest and dividend receivable	212,537	205,414
Receivable from controlled affiliates	15,244	12,468
Receivable for investments sold	280,525	90,215
Prepaid expenses and other assets	159,305	47,167
Total Assets	$36,907,971	$37,010,766
Liabilities
Debt (net of unamortized debt issuance costs of $166,320 and $180,343, respectively)	$16,358,006	$15,590,329
Distribution payable	142,984	164,816
Payable for investments purchased	20,606	171,965
Payables to affiliates	86,867	92,563
Tender offer payable	963,621	1,009,562
Accrued expenses and other liabilities	188,740	221,258
Total Liabilities	$17,760,824	$17,250,493
Commitments and contingencies (Note 8)
Net Assets
Class S Common shares $0.01 par value, 1,500,000,000 shares authorized; 672,389,216 and 672,364,767 shares issued and outstanding, respectively	$6,724	$6,724
Class D Common shares $0.01 par value, 1,000,000,000 shares authorized; 56,167,136 and 60,142,943 shares issued and outstanding, respectively	562	601
Class I Common shares $0.01 par value, 2,000,000,000 shares authorized; 1,376,428,997 and 1,384,490,278 shares issued and outstanding, respectively	13,764	13,845
Additional paid-in-capital	19,762,625	19,856,584
Accumulated undistributed (overdistributed) earnings	(636,528)	(117,481)
Total Net Assets	$19,147,147	$19,760,273
Total Liabilities and Net Assets	$36,907,971	$37,010,766
Net Asset Value Per Class S Share	$9.08	$9.32
Net Asset Value Per Class D Share	$9.09	$9.33
Net Asset Value Per Class I Share	$9.11	$9.34

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Credit Income Corp.
Consolidated Statements of Operations
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$739,561	$628,032
Payment-in-kind ("PIK") interest income	31,146	28,720
Dividend income	978	1,609
PIK dividend income	15,439	13,344
Other income	8,915	7,829
Total investment income from non-controlled, non-affiliated investments	796,039	679,534
Investment income from non-controlled, affiliated investments:
Interest income	20	22
PIK interest income	5	42
Dividend income	214	—
Other income	1	—
Total investment income from non-controlled, affiliated investments	240	64
Investment income from controlled, affiliated investments:
Interest income	2,087	2,765
PIK interest income	4,166	—
Dividend income	30,776	24,887
Other income	195	—
Total investment income from controlled, affiliated investments	37,224	27,652
Total Investment Income	833,503	707,250
Operating Expenses
Offering costs	1,640	1,962
Interest expense	257,207	216,560
Management fees, net(1)	62,230	46,397
Performance based incentive fees	60,840	52,675
Professional fees	6,751	5,596
Directors' fees	445	320
Shareholder servicing fees	13,646	11,408
Other general and administrative	4,661	3,386
Total Operating Expenses	407,420	338,304
Net Investment Income (Loss) Before Taxes	426,083	368,946
Income tax expense (benefit), including excise tax expense (benefit)	(25)	220
Net Investment Income (Loss) After Taxes	$426,108	$368,726
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(392,596)	$(54,453)
Non-controlled, affiliated investments	(606)	(82)
Controlled, affiliated investments	(44,058)	(6,275)
Translation of assets and liabilities in foreign currencies	(6,473)	7,528
Income tax (provision) benefit	282	169
Total Net Change in Unrealized Gain (Loss)	(443,451)	(53,113)

Blue Owl Credit Income Corp.
Consolidated Statements of Operations — Continued
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net realized gain (loss):
Non-controlled, non-affiliated investments	(67,127)	(57,865)
Foreign currency transactions	4,104	(6,015)
Total Net Realized Gain (Loss)	(63,023)	(63,880)
Total Net Realized and Change in Unrealized Gain (Loss)	(506,474)	(116,993)
Total Net Increase (Decrease) in Net Assets Resulting from Operations	$(80,366)	$251,733
Total Net Increase (Decrease) in Net Assets Resulting from Operations - Class S Common Stock	$(33,524)	$77,401
Total Net Increase (Decrease) in Net Assets Resulting from Operations - Class D Common Stock	$(2,364)	$8,336
Total Net Increase (Decrease) in Net Assets Resulting from Operations - Class I Common Stock	$(44,478)	$165,996
Earnings Per Share - Basic and Diluted of Class S Common Stock	$(0.05)	$0.14
Weighted Average Shares of Class S Common Stock Outstanding - Basic and Diluted	685,644,136	553,435,797
Earnings Per Share - Basic and Diluted of Class D Common Stock	$(0.04)	$0.15
Weighted Average Shares of Class D Common Stock Outstanding - Basic and Diluted	60,624,074	54,656,440
Earnings Per Share - Basic and Diluted of Class I Common Stock	$(0.03)	$0.16
Weighted Average Shares of Class I Common Stock Outstanding - Basic and Diluted	1,432,254,151	1,043,162,192
_______________
(1)Refer to “Note 3 — Agreements and Related Party Transactions” for additional details on management fee waiver.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Credit Income Corp.
Consolidated Statements of Changes in Net Assets
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Increase (Decrease) in Net Assets Resulting from Operations
Net investment income (loss)	$426,108	$368,726
Net change in unrealized gain (loss)	(443,451)	(53,113)
Net realized gain (loss) on investments	(63,023)	(63,880)
Net Increase (Decrease) in Net Assets Resulting from Operations	(80,366)	251,733
Distributions
Class S	(129,886)	(123,867)
Class D	(12,098)	(13,060)
Class I	(296,697)	(254,534)
Net Decrease in Net Assets Resulting from Shareholders' Distributions	(438,681)	(391,461)
Capital Share Transactions
Class S:
Issuance of shares of common stock	158,976	541,138
Share transfers between classes(1)	(28,011)	(22,590)
Repurchase of common shares	(194,086)	(53,498)
Reinvestment of shareholders' distributions	66,700	55,580
Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class S	3,579	520,630
Class D:
Issuance of shares of common stock	4,495	56,677
Share transfers between classes(1)	(58)	24
Repurchase of common shares	(44,477)	(1,912)
Reinvestment of shareholders' distributions	4,055	4,069
Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class D	(35,985)	58,858
Class I:
Issuance of shares of common stock	506,932	1,328,427
Share transfers between classes(1)	28,069	22,566
Repurchase of common shares	(724,544)	(148,539)
Reinvestment of shareholders' distributions	127,870	105,776
Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class I	(61,673)	1,308,230
Total Increase (Decrease) in Net Assets	(613,126)	1,747,990
Net Assets, at beginning of period	$19,760,273	$14,521,602
Net Assets, at end of period	$19,147,147	$16,269,592
______________
(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Credit Income Corp.
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Cash Flows from Operating Activities
Net Increase (Decrease) in Net Assets Resulting from Operations	$(80,366)	$251,733
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Purchases of investments, net	(2,536,723)	(4,198,054)
Proceeds from investments and investment repayments, net	2,502,299	1,082,081
Net change in unrealized (gain) loss on investments	437,260	60,810
Net change in interest rate swaps attributed to unsecured notes	(33,279)	65,497
Net change in unrealized (gain) loss on foreign currency forward contracts	(2,293)	—
Net change in unrealized (gain) loss on translation of assets and liabilities in foreign currencies	8,766	(7,528)
Net change in unrealized (gain) loss on income tax (provisions) benefit	(282)	(169)
Net realized (gain) loss on investments	67,127	57,865
Net realized (gain) loss on foreign currency transactions relating to investments	(3,812)	5,873
Net realized (gain) loss on foreign currency forward contracts	1,419	—
Net realized (gain) loss on foreign currency transactions relating to debt	—	43
Payment-in-kind interest and dividends	(43,864)	(35,250)
Net accretion/amortization of discount/premium on investments	(26,125)	(27,902)
Amortization of debt issuance costs	11,022	11,038
Amortization of offering costs	1,640	1,962
Changes in operating assets and liabilities:
(Increase) decrease in interest and dividend receivable	(7,123)	(28,617)
(Increase) decrease in receivable from controlled affiliates	(2,776)	6,499
(Increase) decrease in receivable for investments sold	(189,081)	368,602
(Increase) decrease in prepaid expenses and other assets	(113,232)	(56,515)
Increase (decrease) in payable for investments purchased	(151,359)	766,430
Increase (decrease) in payables to affiliates	(5,696)	979
Increase (decrease) in accrued expenses and other liabilities	(31,362)	(160,587)
Net cash provided by (used in) operating activities	(197,840)	(1,835,210)
Cash Flows from Financing Activities
Borrowings on debt	3,567,924	3,910,000
Repayments of debt	(2,760,000)	(4,066,000)
Deferred offering costs paid	(314)	(342)
Debt issuance costs paid	(5,881)	(6,064)
Repurchase of common stock	(1,009,048)	(193,197)
Proceeds from issuance of common shares	670,403	1,926,242
Distributions paid to shareholders	(261,888)	(206,101)
Net cash provided by (used in) financing activities	201,196	1,364,538
Net increase (decrease) in cash and restricted cash, including foreign cash (restricted cash of $18,673 and $(92,127), respectively)	3,356	(470,672)
Cash and restricted cash, including foreign cash, beginning of period (restricted cash of $23,727 and $182,030, respectively)	736,554	1,006,483
Cash and restricted cash, including foreign cash, end of period (restricted cash of $42,400 and $89,903, respectively)	$739,910	$535,811

Blue Owl Credit Income Corp.
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Supplemental and Non-Cash Information
Interest paid during the period	$289,585	$294,180
Distributions declared during the period	438,681	391,461
Reinvestment of distributions during the period	198,625	165,425
Taxes, including excise tax, paid during the period	1,568	10,010
Distributions Payable	142,984	172,412
The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments
As of March 31, 2026
(Amounts in thousands, except share amounts)
(Unaudited)

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

Non-controlled/non-affiliated portfolio company investments
Debt Investments(7)
Advertising and media
DIRECTV Financing, LLC(9)	First lien senior secured loan	S+	5.25%		8/2029	$64,490	—	$64,582	$64,580
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))(3)(4)(9)	First lien senior secured loan	S+	4.25%		12/2029	267,492	—	267,160	265,486
Monotype Imaging Holdings Inc.(3)(4)(8)	First lien senior secured loan	S+	5.25%		2/2031	168,962	—	167,982	165,583
								499,724	495,649	2.6%
Aerospace and defense
Horizon Avionics Buyer, LLC (dba Acron Aviation)(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		3/2032	124,240	—	123,532	123,517
Jeppesen Holdings, LLC(3)(4)(9)	First lien senior secured loan	S+	4.75%		10/2032	16,637	—	16,518	16,346
ManTech International Corporation(3)(4)(9)	First lien senior secured loan	S+	4.50%		9/2029	14,624	—	14,622	14,442
Peraton Corp.(3)(9)	Second lien senior secured loan	S+	7.75%		2/2029	4,831	—	4,800	3,454
STS PARENT, LLC (dba STS Aviation Group)(3)(4)(9)	First lien senior secured loan	S+	5.00%		10/2031	133,828	—	133,274	132,490
STS PARENT, LLC (dba STS Aviation Group)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.00%		10/2030	11,828	—	11,776	11,678
								304,522	301,927	1.6%
Asset based lending and fund finance
Hg Genesis 9 SumoCo Limited(3)(4)(14)(31)	Unsecured facility	E+	6.00%		3/2029	€101,289	—	108,063	116,705
Hg Saturn Luchaco Limited(3)(4)(19)(31)	Unsecured facility	SA+		8.25%	3/2027	£768	—	981	1,013
								109,044	117,718	0.6%
Automotive aftermarket
OAC Holdings I Corp. (dba Omega Holdings)(3)(4)(9)	First lien senior secured loan	S+	5.00%		3/2029	8,292	—	8,208	8,147
OAC Holdings I Corp. (dba Omega Holdings)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.00%		3/2028	1,691	—	1,673	1,645
								9,881	9,792	0.1%
Automotive services
MAJCO LLC (dba Big Brand Tire & Service)(3)(4)(9)(22)	First lien senior secured loan	S+	4.50%		9/2032	460,197	—	457,325	459,046
Mavis Tire Express Services Topco Corp.(3)(8)	First lien senior secured loan	S+	3.00%		5/2028	43,604	—	43,464	43,534
McQueen Bidco PTY LTD. (dba Infomedia)(3)(4)(9)(31)	First lien senior secured loan	S+	4.50%		12/2032	29,342	—	29,271	28,902
Spotless Brands, LLC(3)(4)(9)	First lien senior secured loan	S+	5.75%		7/2028	80,673	—	80,201	80,673
Spotless Brands, LLC(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	5.00%		7/2028	15,459	—	15,156	15,094
								625,417	627,249	3.3%
Buildings and real estate
Associations Finance, Inc.(3)(4)(6)	Unsecured notes	N/A		14.25%	5/2030	196,386	—	195,486	196,386
Associations, Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	6.50%		7/2028	554,035	—	553,427	554,035
CoreLogic Inc.(8)	First lien senior secured loan	S+	3.50%		6/2028	23,532	—	23,231	22,459

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

Dodge Construction Network LLC(3)(9)	First lien senior secured loan	S+	4.75%		2/2029	10,353	—	8,819	7,665
RealPage, Inc.(3)(9)	First lien senior secured loan	S+	3.00%		4/2028	15,817	—	15,793	15,127
RealPage, Inc.(3)(9)	First lien senior secured loan	S+	3.75%		4/2028	17,606	—	17,541	17,058
Wrench Group LLC(3)(4)(9)	First lien senior secured loan	S+	4.75%		9/2032	237,030	—	235,697	234,660
Wrench Group LLC(3)(4)(12)(22)	First lien senior secured revolving loan	P+	3.75%		9/2031	12,097	—	11,922	11,773
								1,061,916	1,059,163	5.5%
Business services
Access CIG, LLC(3)(9)	First lien senior secured loan	S+	4.00%		8/2030	78,011	—	78,011	70,178
Accommodations Plus Technologies LLC(3)(4)(9)	First lien senior secured loan	S+	5.25%		5/2032	8,084	—	8,011	7,822
Aurelia Netherlands B.V.(3)(4)(14)(31)	First lien senior secured EUR term loan	E+	4.75%		5/2031	€55,027	—	62,192	63,402
Boxer Parent Company Inc. (f/k/a BMC)(3)(9)	First lien senior secured loan	S+	3.00%		7/2031	32,628	—	32,613	30,171
Capstone Acquisition Holdings, Inc.(3)(4)(8)	First lien senior secured loan	S+	4.50%		11/2029	86,066	—	85,604	85,421
CMG HoldCo, LLC (dba Crete United)(3)(4)(10)(22)	First lien senior secured loan	S+	4.75%		11/2030	55,405	—	54,882	53,987
ConnectWise, LLC(3)(9)	First lien senior secured loan	S+	3.50%		9/2028	56,454	—	56,297	51,983
Conservice Midco, LLC(3)(4)(9)	First lien senior secured loan	S+	4.50%		2/2033	114,198	—	113,915	113,912
CoolSys, Inc.(3)(9)	First lien senior secured loan	S+	6.00%		8/2028	13,802	—	13,279	11,411
CoreTrust Purchasing Group LLC(3)(4)(8)	First lien senior secured loan	S+	5.25%		10/2029	128,754	—	127,930	128,432
DuraServ LLC(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		6/2031	219,254	—	218,117	215,046
DuraServ LLC(3)(4)(8)(22)	First lien senior secured revolving loan	S+	4.75%		6/2030	8,732	—	8,648	8,308
Hercules Borrower, LLC (dba The Vincit Group)(3)(4)(9)	First lien senior secured loan	S+	4.75%		12/2028	147,661	—	147,292	147,661
Hercules Buyer, LLC (dba The Vincit Group)(3)(4)(6)(32)	Unsecured notes	N/A		0.48%	12/2029	24	—	24	36
IGT Holding IV AB (dba IFS)(3)(4)(9)(31)	First lien senior secured loan	S+	3.00%		9/2031	4,000	—	3,930	3,960
Kaseya Inc.(3)(8)	First lien senior secured loan	S+	3.25%		3/2032	79,200	—	78,851	73,759
Kaseya Inc.(3)(8)	Second lien senior secured loan	S+	5.00%		3/2033	25,172	—	25,042	19,906
KPSKY Acquisition, Inc. (dba BluSky)(3)(4)(9)	First lien senior secured loan	S+	5.50%		10/2028	99,879	—	99,038	89,642
KPSKY Acquisition, Inc. (dba BluSky)(3)(4)(9)	First lien senior secured delayed draw term loan	S+	5.75%		10/2028	72	—	71	65
Ping Identity Holding Corp.(3)(4)(8)	First lien senior secured loan	S+	2.75%		11/2032	35,000	—	34,916	34,563
Plano HoldCo, Inc. (dba Perficient)(3)(9)	First lien senior secured loan	S+	3.50%		10/2031	24,750	—	24,650	19,800
Plusgrade Inc.(3)(4)(9)(31)	First lien senior secured loan	S+	3.50%		3/2031	23,524	—	23,524	22,583
Red Planet Borrower, LLC (dba Liftoff Mobile)(3)(8)	First lien senior secured loan	S+	4.00%		8/2032	61,845	—	61,326	60,392
XPLOR T1, LLC(3)(4)(9)	First lien senior secured loan	S+	3.50%		12/2032	91,540	—	91,096	84,903
								1,449,259	1,397,343	7.3%
Chemicals
Advancion Holdings, LLC (fka Aruba Investments Holdings, LLC)(3)(9)	First lien senior secured loan	S+	4.00%		11/2027	18,818	—	18,692	17,948

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

Advancion Holdings, LLC (fka Aruba Investments Holdings, LLC)(3)(4)(9)	Second lien senior secured loan	S+	7.75%		11/2028	40,137	—	40,131	36,023
Arc Falcon I Inc.(3)(8)	First lien senior secured loan	S+	4.50%		3/2033	7,801	—	7,142	7,127
Derby Buyer LLC (dba Delrin)(3)(8)	First lien senior secured loan	S+	3.00%		11/2030	16,473	—	16,473	16,431
DCG ACQUISITION CORP. (dba DuBois Chemical)(3)(4)(9)(22)	First lien senior secured loan	S+	5.00%		6/2031	106,360	—	105,501	104,995
DM Buyer (USA), Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		2/2033	58,750	—	58,461	58,456
Gaylord Chemical Company, L.L.C.(3)(4)(9)(22)	First lien senior secured loan	S+	5.75%		12/2027	186,100	—	185,445	185,629
Rocket BidCo, Inc. (dba Recochem)(3)(4)(9)(31)	First lien senior secured loan	S+	4.75%		11/2030	352,649	—	347,237	350,886
Velocity HoldCo III Inc. (dba VelocityEHS)(3)(4)(9)	First lien senior secured loan	S+	5.50%		5/2029	4,033	—	4,033	3,952
Nouryon Finance B.V.(3)(10)(31)	First lien senior secured loan	S+	3.25%		4/2028	9,130	—	9,130	8,937
								792,245	790,384	4.1%
Consumer products
Conair Holdings LLC(3)(8)	First lien senior secured loan	S+	3.75%		5/2028	44,337	—	44,121	30,845
Conair Holdings LLC(3)(4)(8)	Second lien senior secured loan	S+	7.50%		5/2029	22,591	—	22,412	13,555
Foundation Consumer Brands, LLC(3)(4)(9)	First lien senior secured loan	S+	5.00%		2/2029	117,161	—	116,338	116,869
Lignetics Investment Corp.(3)(4)(9)	First lien senior secured loan	S+	5.50%		11/2027	94,989	—	94,856	94,989
SWK BUYER, Inc. (dba Stonewall Kitchen)(3)(4)(9)	First lien senior secured loan	S+	5.25%		3/2029	57,725	—	57,160	55,704
WU Holdco, Inc. (dba PurposeBuilt Brands)(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		4/2032	191,771	—	191,318	190,756
								526,205	502,718	2.6%
Containers and packaging
Arctic Holdco, LLC (dba Novvia Group)(3)(4)(9)(22)	First lien senior secured loan	S+	5.25%		1/2032	165,179	—	164,511	163,924
Arctic Holdco, LLC (dba Novvia Group)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.25%		1/2031	3,906	—	3,858	3,817
Ascend Buyer, LLC (dba PPC Flexible Packaging)(3)(4)(9)(22)	First lien senior secured loan	S+	5.25%		9/2028	91,415	—	90,786	90,429
Berlin Packaging(3)(9)	First lien senior secured loan	S+	3.25%		6/2031	65,388	—	65,344	62,864
Clydesdale Acquisition Holdings, Inc. (dba Novolex)(3)(8)	First lien senior secured loan	S+	3.25%		3/2032	72,037	—	71,520	67,103
Fortis Solutions Group, LLC(3)(4)(9)	First lien senior secured loan	S+	5.50%		10/2028	65,426	—	64,846	63,954
Fortis Solutions Group, LLC(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.50%		10/2027	3,036	—	3,001	2,884
Indigo Buyer, Inc. (dba Inovar Packaging Group)(3)(4)(9)(22)	First lien senior secured loan	S+	5.25%		5/2028	134,911	—	134,280	134,911
Mauser Packaging Solutions Holding Company(9)	First lien senior secured loan	S+	3.50%		4/2030	45,000	—	44,579	43,407
Pregis Topco LLC(3)(4)(8)	Second lien senior secured loan	S+	7.75%		8/2029	2,500	—	2,500	2,500
Pregis Topco LLC(3)(8)	First lien senior secured loan	S+	4.00%		2/2029	3,703	—	3,696	3,696

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

Pregis Topco LLC(3)(4)(8)	Second lien senior secured loan	S+	6.75%		8/2029	30,000	—	30,000	30,000
ProAmpac PG Borrower LLC(3)(8)	First lien senior secured loan	S+	4.00%		3/2033	35,000	—	34,478	33,716
Tricorbraun Holdings, Inc.(3)(8)	First lien senior secured loan	S+	3.25%		3/2028	80,588	—	79,954	76,421
								793,353	779,626	4.1%
Distribution
ABB/Con-cise Optical Group LLC(3)(4)(9)	First lien senior secured loan	S+	7.50%		2/2028	33,306	—	33,112	33,057
Aramsco, Inc.(3)(9)	First lien senior secured loan	S+	4.75%		10/2030	49,464	—	48,800	33,848
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(3)(8)	First lien senior secured loan	S+	3.25%		12/2030	63,288	—	63,283	62,263
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(3)(8)	First lien senior secured loan	S+	3.50%		12/2032	133,000	—	131,037	130,752
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(4)(8)	Second lien senior secured loan	S+	5.25%		12/2031	285,000	—	283,104	280,012
Dealer Tire Financial, LLC(4)(6)	Unsecured notes	N/A	8.00%		2/2028	56,120	—	55,625	54,436
Dealer Tire Financial, LLC(8)	First lien senior secured loan	S+	3.00%		7/2031	21,980	—	21,980	21,870
Endries Acquisition, Inc.(3)(4)(8)	First lien senior secured loan	S+	5.50%		12/2028	107,446	—	106,977	105,298
Formerra, LLC(3)(4)(8)	First lien senior secured loan	S+	7.25%		11/2028	5,297	—	5,209	5,271
Offen, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		7/2030	16,885	—	16,736	16,674
Offen, Inc.(3)(4)(8)(22)	First lien senior secured revolving loan	S+	5.00%		7/2029	921	—	902	893
White Cap Supply Holdings, LLC(3)(8)	First lien senior secured loan	S+	3.25%		10/2029	40,772	—	40,629	39,125
								807,394	783,499	4.1%
Education
Ellucian Holdings Inc. (f/k/a Sophia, L.P.)(8)	Second lien senior secured loan	S+	4.75%		11/2032	10,000	—	9,978	9,542
Learning Care Group (US) No. 2 Inc.(3)(9)	First lien senior secured loan	S+	4.00%		8/2028	41,688	—	41,678	30,044
Severin Acquisition, LLC (dba PowerSchool)(3)(4)(8)	First lien senior secured loan	S+	2.50%	2.25%	10/2031	131,975	—	130,867	127,026
Severin Acquisition, LLC (dba PowerSchool)(3)(4)(8)(22)	First lien senior secured delayed draw term loan	S+	4.75%		10/2031	6,556	—	6,420	5,639
Severin Acquisition, LLC (dba PowerSchool)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	4.50%		10/2031	4,353	—	4,225	3,741
								193,168	175,992	0.9%
Energy equipment and services
Dresser Utility Solutions, LLC(3)(4)(8)	First lien senior secured loan	S+	5.25%		3/2029	88,733	—	88,159	88,733
								88,159	88,733	0.5%
Financial services
Ascensus Holdings, Inc.(3)(8)	First lien senior secured loan	S+	3.00%		11/2032	6,701	—	6,684	6,586
Baker Tilly Advisory Group, LP(3)(4)(8)	First lien senior secured loan	S+	4.75%		6/2031	112,573	—	111,226	112,573
Baker Tilly Advisory Group, LP(3)(4)(8)	First lien senior secured loan	S+	4.50%		6/2031	191,791	—	191,024	189,873
BCPE Pequod Buyer, Inc. (dba Envestnet)(3)(9)	First lien senior secured loan	S+	2.75%		11/2031	22,662	—	22,662	21,955

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

Blackhawk Network Holdings, Inc.(3)(8)	First lien senior secured loan	S+	3.50%		3/2029	67,616	—	67,616	66,656
BTRS Holdings Inc. (dba Billtrust)(3)(4)(9)(22)	First lien senior secured loan	S+	5.50%		12/2028	33,383	—	33,153	32,521
Citrin Cooperman Advisors LLC(3)(9)	First lien senior secured loan	S+	3.00%		4/2032	2,239	—	2,229	2,147
Cohnreznick Advisory LLC(3)(9)	First lien senior secured loan	S+	3.25%		3/2032	46,500	—	46,500	44,817
Continental Finance Company, LLC(3)(4)(8)	First lien senior secured loan	S+	8.00%		3/2029	13,250	—	13,147	13,084
Computer Services, Inc. (dba CSI)(3)(4)(9)	First lien senior secured loan	S+	4.50%		11/2031	143,358	—	142,542	140,849
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)(3)(4)(8)(22)	First lien senior secured loan	S+	4.50%		6/2030	39,559	—	39,192	39,559
Deerfield Dakota Holdings(3)(4)(9)	First lien senior secured loan	S+	3.00%	2.75%	9/2032	508,164	—	505,820	505,623
Deerfield Dakota Holdings(3)(4)(8)(22)	First lien senior secured revolving loan	S+	5.25%		9/2032	9,409	—	9,193	9,174
EP Wealth Advisors, LLC(3)(9)	First lien senior secured loan	S+	3.00%		10/2032	10,000	—	9,976	10,000
Finastra USA, Inc.(3)(9)(31)	First lien senior secured loan	S+	4.00%		9/2032	175,000	—	173,356	164,063
First Eagle Holdings, Inc.(3)(9)	First lien senior secured loan	S+	3.50%		8/2032	12,780	—	12,602	12,582
Klarna Holding AB(3)(4)(9)(31)	Subordinated floating rate notes	S+	7.00%		4/2034	1,000	—	1,000	995
KRIV Acquisition Inc. (dba Riveron)(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		7/2031	97,787	—	95,804	97,787
ML Holdco, Inc. (dba Meridian Link)(3)(4)(9)	First lien senior secured loan	S+	4.50%		10/2032	30,798	—	30,652	29,874
Minotaur Acquisition, Inc. (dba Inspira Financial)(3)(4)(8)	First lien senior secured loan	S+	5.00%		6/2030	435,408	—	432,052	434,318
NMI Acquisitionco, Inc. (dba Network Merchants)(3)(4)(8)	First lien senior secured loan	S+	4.50%		9/2028	12,022	—	11,999	11,840
OneDigital Borrower LLC(3)(8)	Second lien senior secured loan	S+	5.25%		7/2032	33,800	—	33,662	32,955
OneDigital Borrower LLC(3)(8)	First lien senior secured loan	S+	3.00%		7/2031	19,955	—	19,955	19,250
Orion US Finco Inc. (dba OSTTRA)(3)(9)(31)	First lien senior secured loan	S+	3.50%		5/2032	5,500	—	5,474	5,440
Pushpay USA Inc(3)(4)(9)(31)	First lien senior secured loan	S+	3.75%		8/2031	1,190	—	1,190	1,154
Saphilux S.a.r.L. (dba IQ-EQ)(3)(10)(31)	First lien senior secured loan	S+	3.00%		7/2028	37,578	—	37,578	37,496
Smarsh Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		2/2029	112,985	—	112,403	108,481
Vestwell Holdings Inc.(3)(4)(9)	First lien senior secured loan	S+		7.00%	1/2031	23,176	—	22,641	22,249
Wipfli Advisory LLC(3)(4)(9)	First lien senior secured loan	S+	4.50%		10/2032	61,606	—	61,460	61,144
								2,252,792	2,235,045	11.7%
Food and beverage
Balrog Acquisition, Inc. (dba Bakemark)(3)(8)	First lien senior secured loan	S+	4.00%		9/2028	24,984	—	24,200	17,531
Balrog Acquisition, Inc. (dba Bakemark)(3)(4)(8)	Second lien senior secured loan	S+	7.00%		9/2029	6,000	—	5,973	3,690
Blast Bidco Inc. (dba Bazooka Candy Brands)(3)(4)(9)	First lien senior secured loan	S+	6.00%		10/2030	35,104	—	34,469	35,104
Dessert Holdings(8)	First lien senior secured loan	S+	4.00%		6/2028	26,081	—	26,013	25,958

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par			Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK				Units

Eagle Family Foods Group LLC(3)(4)(10)	First lien senior secured loan	S+	4.75%		8/2030		160,699	—	159,449	160,297
Fiesta Purchaser, Inc. (dba Shearer's Foods)(3)(9)(22)	First lien senior secured revolving loan	S+	2.75%		2/2029		3,328	—	3,114	2,893
Gehl Foods, LLC(3)(4)(9)	First lien senior secured loan	S+	6.25%		6/2030		135,879	—	134,762	135,539
Hissho Parent, LLC(3)(4)(9)	First lien senior secured loan	S+	4.75%		5/2029		149,180	—	148,527	149,180
Innovation Ventures HoldCo, LLC (dba 5 Hour Energy)(3)(4)(8)	First lien senior secured loan	S+	6.25%		3/2027		46,993	—	46,808	46,876
KBP Brands, LLC(3)(4)(9)	First lien senior secured loan	S+	5.50%		5/2027		54,250	—	54,050	53,166
Ole Smoky Distillery, LLC(3)(4)(8)	First lien senior secured loan	S+	5.50%		3/2028		29,782	—	29,537	27,474
Rushmore Investment III LLC (dba Winland Foods)(3)(4)(9)	First lien senior secured loan	S+	5.00%		10/2030		505,587	—	501,684	504,323
Savor Acquisition, Inc. (dba Sauer Brands)(3)(9)	First lien senior secured loan	S+	3.00%		2/2032		2,679	—	2,673	2,679
The Better Being Co., LLC (fka Nutraceutical International Corporation)(3)(4)(8)	First lien senior secured loan	S+	6.00%		12/2029		169,125	—	167,537	167,434
Tacala, LLC(8)	First lien senior secured loan	S+	3.00%		1/2031		54,810	—	54,694	54,750
Vital Bidco AB (dba Vitamin Well)(3)(4)(8)(31)	First lien senior secured loan	S+	4.25%		10/2031		223,777	—	220,242	223,777
									1,613,732	1,610,671	8.4%
Healthcare equipment and services
Arctic US Bidco, Inc. (dba ThermoSafe)(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		11/2032		83,162	—	82,693	82,178
Bamboo US BidCo LLC(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2030		139,593	—	139,244	139,593
Bamboo US BidCo LLC(3)(4)(14)	First lien senior secured EUR term loan	E+	5.00%		9/2030		€60,842	—	64,009	70,102
Cadence, Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	4.50%		5/2028		11,750	—	11,750	11,716
Cadence, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.25%		5/2028		2,377	—	2,377	2,377
Canadian Hospital Specialties Limited(3)(4)(21)(31)	First lien senior secured loan	C+	4.50%		4/2028	C$	4,770	—	3,786	3,376
Canadian Hospital Specialties Limited(3)(4)(21)(22)(31)	First lien senior secured revolving loan	C+	4.50%		4/2027	C$	303	—	240	211
Cambrex Corporation(3)(4)(8)(22)	First lien senior secured loan	S+	4.50%		3/2032		261,828	—	259,320	261,117
Confluent Medical Technologies, Inc.(3)(9)	First lien senior secured loan	S+	3.00%		2/2029		15,059	—	15,059	15,030
Creek Parent, Inc. (dba Catalent)(3)(4)(8)	First lien senior secured loan	S+	5.00%		12/2031		291,633	—	287,247	289,445
CSC MKG Topco LLC (dba Medical Knowledge Group)(3)(4)(8)	First lien senior secured loan	S+	5.50%		2/2029		97,504	—	96,538	97,504
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.(3)(4)(14)	First lien senior secured EUR term loan	E+	5.50%		3/2031		€54,936	—	58,808	62,189
Nelipak Holding Company(3)(4)(9)(22)	First lien senior secured loan	S+	5.50%		3/2031		48,705	—	48,161	47,807
Nelipak Holding Company(3)(4)(8)(22)	First lien senior secured revolving loan	S+	5.50%		3/2031		2,375	—	2,281	2,221
NSM Top Holdings Corp. (dba National Seating & Mobility)(3)(4)(9)	First lien senior secured loan	S+	4.25%		5/2029		9,950	—	9,927	9,950
Packaging Coordinators Midco, Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	5.00%		10/2032		521,155	—	514,835	515,931

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par			Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK				Units

Packaging Coordinators Midco, Inc.(3)(4)(19)	First lien senior secured delayed draw term loan	SA+	5.00%		10/2032		£44,360	—	58,399	57,912
Patriot Acquisition TopCo S.À R.L. (dba Corza Health, Inc.)(3)(4)(9)(31)	First lien senior secured loan	S+	4.75%		1/2028		163,106	—	162,710	163,106
PerkinElmer U.S. LLC(3)(4)(8)	First lien senior secured loan	S+	4.75%		3/2029		186,674	—	186,373	186,207
Resonetics, LLC(3)(9)	First lien senior secured loan	S+	2.75%		6/2031		16,602	—	16,602	16,514
Rhea Parent, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		12/2030		200,772	—	200,289	198,764
TBRS, Inc. (dba TEAM Technologies)(3)(4)(9)	First lien senior secured loan	S+	4.75%		11/2031		155,534	—	154,817	154,756
Zest Acquisition Corp.(3)(4)(9)	First lien senior secured loan	S+	5.25%		2/2028		19,286	—	19,287	18,659
									2,394,752	2,406,665	12.6%
Healthcare providers and services
Allied Benefit Systems Intermediate LLC(3)(4)(9)	First lien senior secured loan	S+	5.00%		10/2030		36,122	—	36,048	35,761
Anesthesia Consulting & Management, LP(3)(4)(10)	First lien senior secured loan	S+	5.00%		12/2032		53,706	—	53,399	53,169
Atlas Borrower, LLC (dba Anovo)(3)(4)(9)	First lien senior secured loan	S+	4.50%		9/2032		93,782	—	92,903	92,610
Belmont Buyer, Inc. (dba Valenz)(3)(4)(9)(22)	First lien senior secured loan	S+	6.50%		6/2029		68,636	—	67,721	68,636
Belmont Buyer, Inc. (dba Valenz)(3)(4)(9)	First lien senior secured loan	S+	5.25%		6/2029		47,583	—	47,311	47,226
Bristol Hospice L.L.C.(3)(4)(8)	First lien senior secured loan	S+	5.00%		8/2032		201,017	—	200,076	201,017
Commander Buyer, Inc. (dba CenExel)(3)(4)(8)	First lien senior secured loan	S+	4.50%		6/2032		123,181	—	122,565	122,565
Confluent Health, LLC(3)(4)(8)	First lien senior secured loan	S+	5.00%		11/2028		19,600	—	19,242	16,954
Covetrus, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		10/2029		34,857	—	33,881	33,550
Covetrus, Inc.(3)(4)(9)	Second lien senior secured loan	S+	9.25%		10/2030		160,000	—	157,742	160,000
D4C Dental Brands, Inc.(4)(10)(22)	First lien senior secured loan	S+	4.50%		11/2029		140,476	—	139,459	140,104
dentalcorp Health Services Ltd. (fka Aryeh Bidco Investment Ltd.)(3)(4)(21)(22)(31)	First lien senior secured delayed draw term loan	C+	5.00%		1/2033	C$	286,243	—	205,194	203,992
Engage Debtco Limited(4)(9)(31)	First lien senior secured loan	S+	3.03%	4.25%	7/2029		33,739	—	33,194	32,052
Engage Debtco Limited(3)(4)(9)(31)	First lien senior secured loan	S+	3.08%	2.75%	7/2029		86,254	—	85,180	78,923
Ex Vivo Parent Inc. (dba OB Hospitalist)(3)(4)(8)	First lien senior secured loan	S+		9.50%	9/2028		49,581	—	49,301	49,581
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)(3)(4)(9)	First lien senior secured loan	S+	5.00%		12/2029		360,331	—	356,801	357,629
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)(3)(4)(10)	First lien senior secured loan	S+	4.00%		9/2030		72,004	—	71,719	71,823
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)(3)(4)(8)(22)	First lien senior secured delayed draw term loan	S+	4.00%		9/2030		10,625	—	10,580	10,599
Maple Acquisition, LLC (dba Medicus)(3)(4)(10)	First lien senior secured loan	S+	4.50%		5/2031		85,201	—	84,694	85,201
MED ParentCo, LP(8)	First lien senior secured loan	S+	3.00%		4/2031		11,758	—	11,758	11,744
Natural Partners, LLC(3)(4)(9)(31)	First lien senior secured loan	S+	4.50%		11/2030		162,174	—	160,833	162,174
Neptune Holdings, Inc. (dba NexTech)(3)(4)(9)	First lien senior secured loan	S+	4.50%		8/2030		30,188	—	30,065	29,584

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

NH Kronos Parent, Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	4.50%		1/2033	131,469	—	130,774	130,760
Nova Women's Health, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.25%		1/2032	28,977	—	28,836	28,832
OB Hospitalist Group, Inc.(3)(4)(8)	First lien senior secured loan	S+	5.25%		9/2027	67,547	—	67,089	67,547
Pacific BidCo Inc.(3)(4)(10)(31)	First lien senior secured loan	S+	5.75%		8/2029	190,410	—	187,863	187,554
Pediatric Associates Holding Company, LLC(3)(9)	First lien senior secured loan	S+	3.25%		12/2028	31,813	—	31,134	30,372
Pediatric Associates Holding Company, LLC(3)(4)(9)	First lien senior secured loan	S+	4.50%		12/2028	27,069	—	26,411	26,392
PetVet Care Centers, LLC(3)(4)(8)	First lien senior secured loan	S+	6.00%		11/2030	237,499	—	235,759	213,749
PetVet Care Centers, LLC(3)(4)(8)(22)	First lien senior secured revolving loan	S+	6.00%		11/2029	6,652	—	6,463	3,326
PG Buyer, LLC(3)(4)(9)	First lien senior secured loan	S+	4.50%		9/2031	29,509	—	29,236	29,066
Valeris, Inc. (fka Phantom Purchaser, Inc.)(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2031	88,302	—	87,571	88,302
Physician Partners, LLC(3)(4)(9)	First lien senior secured loan	S+	6.00%		12/2029	175,878	—	167,772	166,205
Physician Partners, LLC(3)(9)	First lien senior secured loan	S+	1.50%	2.50%	12/2029	18,221	—	12,348	12,177
Physician Partners, LLC(4)(9)	First lien senior secured loan	S+	3.00%	2.50%	12/2029	83,408	—	59,521	58,802
Plasma Buyer LLC (dba PathGroup)(3)(4)(9)(28)	First lien senior secured loan	S+		5.75%	5/2029	115,173	—	105,818	65,648
Plasma Buyer LLC (dba PathGroup)(3)(4)(9)(28)	First lien senior secured delayed draw term loan	S+		6.25%	5/2029	4,366	—	3,989	2,488
Plasma Buyer LLC (dba PathGroup)(3)(4)(9)(22)(28)	First lien senior secured delayed draw term loan	S+		6.25%	3/2027	2,513	—	2,341	2,341
Plasma Buyer LLC (dba PathGroup)(3)(4)(9)(28)	First lien senior secured revolving loan	S+		5.75%	5/2028	13,107	—	12,076	7,471
PPV Intermediate Holdings, LLC(3)(4)(9)(22)	First lien senior secured loan	S+	5.75%		8/2029	164,982	—	163,040	160,673
PPV Intermediate Holdings, LLC(3)(4)(9)	First lien senior secured delayed draw term loan	S+	6.00%		8/2029	9,921	—	9,860	9,748
Premise Health Holding Corp.(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		11/2032	121,729	—	121,031	119,850
Quva Pharma, Inc.(3)(4)(9)	First lien senior secured loan	S+	2.75%	3.00%	4/2028	5,946	—	5,882	5,768
SCHP Purchaser, Inc. (dba St. Croix Hospice)(3)(4)(9)	First lien senior secured loan	S+	4.50%		10/2032	119,308	—	118,172	117,519
SimonMed, Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		2/2032	272,287	—	270,992	269,509
SimonMed, Inc.(3)(4)(9)(22)	First lien senior secured revolving loan	S+	4.75%		2/2031	16,879	—	16,754	16,572
Soleo Holdings, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		2/2032	108,271	—	107,800	108,271
Soliant Lower Intermediate, LLC (dba Soliant)(3)(10)	First lien senior secured loan	S+	3.75%		7/2031	64,236	—	62,081	47,534
Tivity Health, Inc.(3)(4)(8)	First lien senior secured loan	S+	5.00%		6/2029	74,075	—	74,075	74,075
Unified Women's Healthcare, LP(3)(4)(9)	First lien senior secured loan	S+	5.00%		6/2029	241,777	—	240,549	240,568
Unified Women's Healthcare, LP(3)(4)(8)	First lien senior secured delayed draw term loan	S+	5.00%		6/2029	52,933	—	52,636	52,668
Valeris, Inc. (fka Phantom Purchaser, Inc.)(3)(4)(9)	First lien senior secured loan	S+	4.75%		9/2031	183,123	—	181,489	182,665

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par			Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK				Units

Vermont Aus Pty Ltd(3)(4)(17)(31)	First lien senior secured AUD term loan	B+	4.50%		3/2028	A$	69,806	—	46,096	47,571
WCG Intermediate Corp. (f/k/a Da Vinci Purchaser Corp.) (dba WCG)(3)(8)	First lien senior secured loan	S+	2.75%		2/2032		29,775	—	29,775	28,968
									4,764,899	4,667,885	24.4%
Healthcare technology
BCPE Osprey Buyer, Inc. (dba PartsSource)(3)(4)(9)	First lien senior secured loan	S+	5.75%		8/2028		58,486	—	58,111	57,901
BCPE Osprey Buyer, Inc. (dba PartsSource)(3)(4)(8)(22)	First lien senior secured delayed draw term loan	S+	5.75%		8/2028		29,224	—	28,978	28,919
Bracket Intermediate Holding Corp.(3)(4)(9)	First lien senior secured loan	S+	4.75%		10/2031		52,036	—	51,544	50,995
Color Intermediate, LLC (dba ClaimsXten)(3)(4)(9)	First lien senior secured loan	S+	4.75%		10/2029		8,959	—	8,959	8,802
Cotiviti, Inc.(3)(8)	First lien senior secured loan	S+	2.75%		5/2031		9,935	—	9,640	9,134
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(3)(4)(8)(22)	First lien senior secured loan	S+	5.00%		8/2031		352,999	—	351,359	351,092
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		8/2031		99,889	—	99,351	98,840
Ensemble RCM, LLC(3)(9)	First lien senior secured loan	S+	3.00%		2/2033		115,000	—	114,858	113,540
GI Ranger Intermediate, LLC (dba Rectangle Health)(3)(4)(9)	First lien senior secured loan	S+	6.00%		10/2028		24,265	—	24,055	22,566
GI Ranger Intermediate, LLC (dba Rectangle Health)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	6.00%		10/2027		669	—	660	552
Himalaya Topco LLC (dba HealthEdge)(3)(4)(9)	First lien senior secured loan	S+	2.75%	2.25%	6/2032		53,662	—	53,169	52,723
Himalaya Topco LLC (dba HealthEdge)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	4.75%		6/2032		1,276	—	1,201	1,132
Indikami Bidco, LLC (dba IntegriChain)(3)(4)(8)	First lien senior secured loan	S+	4.00%	2.50%	12/2030		49,408	—	48,617	47,679
Indikami Bidco, LLC (dba IntegriChain)(3)(4)(8)	First lien senior secured delayed draw term loan	S+	6.00%		12/2030		751	—	737	725
Indikami Bidco, LLC (dba IntegriChain)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	6.00%		6/2030		3,566	—	3,498	3,402
Inovalon Holdings, Inc.(3)(4)(9)	First lien senior secured loan	S+	2.75%	2.75%	11/2028		311,584	—	311,230	299,900
Inovalon Holdings, Inc.(3)(4)(9)	Second lien senior secured loan	S+		8.50%	11/2033		125,254	—	125,254	109,284
Interoperability Bidco, Inc. (dba Lyniate)(3)(4)(9)(22)	First lien senior secured loan	S+	5.25%		3/2028		76,956	—	76,839	75,927
Klick Inc.(3)(4)(8)(31)	First lien senior secured loan	S+	5.00%		11/2032		169,574	—	168,763	168,302
Modernizing Medicine, Inc. (dba ModMed)(3)(4)(9)	First lien senior secured loan	S+	2.50%	2.25%	4/2032		116,547	—	115,525	115,965
Raven Acquisition Holdings, LLC (dba R1 RCM)(3)(8)	First lien senior secured loan	S+	3.00%		11/2031		26,629	—	26,538	26,091
RL Datix Holdings (USA), Inc.(3)(4)(10)	First lien senior secured loan	S+	5.00%		4/2031		66,094	—	66,094	64,937
RL Datix Holdings (USA), Inc.(3)(4)(19)	First lien senior secured GBP term loan	SA+	5.00%		4/2031		£30,607	—	41,306	39,656
Salinger Bidco Inc. (dba Surgical Information Systems)(3)(4)(9)	First lien senior secured loan	S+	5.75%		8/2031		59,336	—	58,604	59,188

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

Zelis Cost Management Buyer, Inc.(3)(8)	First lien senior secured loan	S+	2.75%		9/2029	7,885	—	7,838	7,622
Zelis Cost Management Buyer, Inc.(3)(8)	First lien senior secured loan	S+	3.25%		11/2031	70,075	—	69,783	67,692
								1,922,511	1,882,566	9.8%
Household products
Home Service TopCo IV, Inc.(3)(4)(10)	First lien senior secured loan	S+	4.50%		12/2027	35,466	—	35,466	35,466
Home Service TopCo IV, Inc.(3)(4)(10)	First lien senior secured delayed draw term loan	S+	4.50%		12/2027	7,857	—	7,808	7,857
Home Service TopCo IV, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		12/2027	3,041	—	3,034	3,041
Mario Midco Holdings, Inc. (dba Len the Plumber)(3)(4)(9)	Unsecured facility	S+		10.75%	4/2032	38,283	—	37,785	35,412
Mario Purchaser, LLC (dba Len the Plumber)(3)(4)(9)	First lien senior secured loan	S+	5.75%		4/2029	115,454	—	114,284	109,393
Mario Purchaser, LLC (dba Len the Plumber)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.75%		4/2028	7,984	—	7,929	7,562
Saber Parent Holdings Corp. (dba Service Logic)(3)(4)(9)	First lien senior secured loan	S+	2.50%	2.25%	12/2032	90,335	—	89,900	89,431
Saber Parent Holdings Corp. (dba Service Logic)(3)(4)(12)(22)	First lien senior secured revolving loan	P+	3.50%		12/2032	3,634	—	3,575	3,511
Sentinel Buyer Corp. (dba SimpliSafe)(3)(4)(8)	First lien senior secured loan	S+	5.00%		11/2032	224,315	—	222,168	220,950
Southern Air & Heat Holdings, LLC(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		1/2029	20,405	—	20,404	20,291
Southern Air & Heat Holdings, LLC(3)(4)(10)	First lien senior secured delayed draw term loan	S+	5.25%		4/2028	7,942	—	7,828	7,902
Southern Air & Heat Holdings, LLC(3)(4)(10)(22)	First lien senior secured delayed draw term loan	S+	4.75%		4/2028	2,747	—	2,703	2,667
Walker Edison Furniture Company LLC(3)(4)(6)(22)(28)(29)	First lien senior secured loan	N/A	10.00%		N/A	1,336	—	1,304	1,336
Walker Edison Furniture Company LLC(3)(4)(10)(22)(28)(29)	First lien senior secured delayed draw term loan	S+	6.75%		N/A	631	—	587	17
								554,775	544,836	2.8%
Human resource support services
AQ Carver Buyer, Inc. (dba CoAdvantage)(3)(4)(10)	First lien senior secured loan	S+	5.50%		8/2029	21,938	—	21,650	17,166
BusinessSolver.com, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		12/2032	16,441	—	16,363	15,948
Cornerstone OnDemand, Inc.(3)(4)(8)	Second lien senior secured loan	S+	6.50%		10/2029	44,583	—	44,226	30,317
Dawn Bidco, LLC (dba Dayforce)(3)(9)	First lien senior secured loan	S+	3.00%		10/2032	125,000	—	124,613	118,088
IG Investments Holdings, LLC (dba Insight Global)(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2028	47,120	—	47,121	47,120
								253,973	228,639	1.2%
Infrastructure and environmental services
AWP Group Holdings, Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	4.50%		12/2030	45,259	—	45,260	44,786
Azuria Water Solutions, Inc. (f/k/a Aegion Corporation)(8)	First lien senior secured loan	S+	3.00%		5/2028	36,388	—	36,388	35,987

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

CHA Vision Holdings, Inc. (fka FR Vision Holdings, Inc.)(3)(4)(9)(22)	First lien senior secured loan	S+	5.00%		1/2031	65,420	—	64,860	65,420
GI Apple Midco LLC (dba Atlas Technical Consultants)(3)(4)(8)	First lien senior secured loan	S+	6.75%		4/2030	92,234	—	91,218	90,159
GI Apple Midco LLC (dba Atlas Technical Consultants)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	6.75%		4/2029	4,987	—	4,874	4,738
Peachtree Buyer, Inc. (dba Pond & Company)(3)(4)(9)	First lien senior secured loan	S+	4.50%		12/2032	90,266	—	89,393	88,687
Peachtree Buyer, Inc. (dba Pond & Company)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	4.50%		12/2032	467	—	273	113
Tamarack Intermediate, L.L.C. (dba Verisk 3E)(3)(4)(9)(22)	First lien senior secured loan	S+	5.00%		3/2029	40,903	—	40,540	39,739
USIC Holdings, Inc.(4)(9)(22)	First lien senior secured loan	S+	5.50%		9/2031	38,992	—	38,681	38,000
USIC Holdings, Inc.(4)(9)(22)	First lien senior secured revolving loan	S+	5.25%		9/2031	4,194	—	4,156	4,073
Vessco Midco Holdings, LLC(3)(4)(8)	First lien senior secured loan	S+	4.50%		7/2031	71,654	—	71,072	71,654
W.A. Kendall and Company, LLC(3)(4)(10)	First lien senior secured loan	S+	5.75%		4/2030	41,641	—	41,279	40,808
W.A. Kendall and Company, LLC(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.75%		4/2030	17,293	—	16,727	15,947
VCI Asset Holdings 1 LLC(3)(4)(6)(31)	First lien senior secured loan	N/A	10.00%		11/2030	203,602	—	201,685	209,710
Vessco Midco Holdings, LLC(3)(4)(10)(22)	First lien senior secured loan	S+	4.50%		7/2031	46,510	—	46,207	46,510
								792,613	796,331	4.2%
Insurance
Acrisure, LLC(3)(4)(6)(31)	Unsecured notes	N/A	8.50%		6/2029	18,375	—	18,375	18,169
Acrisure, LLC(3)(8)	First lien senior secured loan	S+	3.00%		11/2030	58,446	—	58,448	56,535
Alera Group, Inc.(3)(9)	First lien senior secured loan	S+	2.75%		5/2032	34,800	—	34,800	33,704
Alera Group, Inc.(3)(8)	Second lien senior secured loan	S+	5.50%		5/2033	125,000	—	124,420	120,413
AmeriLife Holdings LLC(3)(4)(9)(22)	First lien senior secured loan	S+	5.00%		8/2029	316,129	—	313,482	312,956
AmeriLife Holdings LLC(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.00%		8/2028	5,565	—	5,375	5,232
Ardonagh Midco 3 PLC(3)(9)(31)	First lien senior secured loan	S+	2.75%		2/2031	15,137	—	15,137	14,767
Atlas US Finco, Inc. (dba Nearmap)(3)(4)(9)(31)	First lien senior secured loan	S+	4.75%		12/2029	72,919	—	72,611	72,190
Brightway Holdings, LLC(3)(4)(9)	First lien senior secured loan	S+	5.00%		12/2029	100,860	—	100,619	100,608
Brightway Holdings, LLC(3)(4)(8)(22)	First lien senior secured delayed draw term loan	S+	5.00%		12/2029	2,524	—	2,460	2,518
CFC USA 2025 LLC (dba CFC Insurance)(3)(9)(31)	First lien senior secured loan	S+	3.50%		7/2032	79,800	—	79,069	76,010
Diamond Mezzanine 24 LLC (dba United Risk)(3)(4)(9)	First lien senior secured loan	S+	4.50%		10/2030	133,474	—	132,923	133,474
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)(9)	First lien senior secured loan	S+	3.00%		8/2032	24,938	—	24,880	24,439
Evolution BuyerCo, Inc. (dba SIAA)(3)(4)(9)	First lien senior secured loan	S+	4.75%		4/2030	233,582	—	232,717	233,582
Galway Borrower LLC(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	4.50%		9/2028	14,784	—	14,727	14,737

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

HIG Operations Holdings, Inc. (dba Higginbotham)(4)(8)	First lien senior secured loan	S+	4.50%		12/2031	64,302	—	64,302	63,980
IMA Financial Group, Inc.(3)(8)	First lien senior secured loan	S+	3.00%		11/2028	16,118	—	16,099	15,957
Integrity Marketing Acquisition, LLC(3)(4)(9)	First lien senior secured loan	S+	5.00%		8/2028	377,993	—	376,666	377,993
Iris Specialty Acquisition LLC (dba Integrated Specialty Coverages)(3)(4)(9)(22)	First lien senior secured loan	S+	4.50%		11/2032	43,130	—	42,900	42,651
KUSRP Intermediate, Inc. (dba U.S. Retirement and Benefits Partners)(3)(4)(8)	First lien senior secured loan	S+		10.50%	7/2030	19,927	—	19,800	19,927
KWOR Acquisition, Inc. (dba Alacrity Solutions)(3)(4)(9)	First lien senior secured loan	S+	1.00%	5.25%	2/2030	6,238	—	6,217	6,238
KWOR Intermediate I, Inc. (dba Alacrity Solutions)(3)(4)(9)	First lien senior secured loan	S+		8.00%	2/2030	6,534	—	6,486	6,306
Mitchell International, Inc.(3)(8)	First lien senior secured loan	S+	3.00%		6/2031	46,612	—	46,612	44,361
Mitchell International, Inc.(3)(8)	Second lien senior secured loan	S+	5.25%		6/2032	37,700	—	37,504	33,730
One, Inc. Software Corporation(3)(4)(9)	First lien senior secured loan	S+	4.50%		12/2032	100,750	—	100,264	99,743
Simplicity Financial Marketing Group Holdings, Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		12/2031	183,138	—	181,601	182,222
Summit Acquisition Inc. (dba K2 Insurance Services)(3)(4)(8)	First lien senior secured loan	S+	3.50%		10/2031	23,641	—	23,641	23,582
The Liberty Company Insurance Brokers, LLC(3)(4)(10)	First lien senior secured loan	S+	3.75%		10/2032	17,321	—	17,239	16,585
THG Acquisition, LLC (dba Hilb)(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		10/2031	102,443	—	101,532	100,969
Trucordia Insurance Holdings, LLC(3)(4)(8)	First lien senior secured loan	S+	3.25%		6/2032	103,480	—	103,245	98,823
Trucordia Insurance Holdings, LLC(3)(4)(8)	Second lien senior secured loan	S+	5.75%		6/2033	275,750	—	273,183	268,167
Truist Insurance Holdings, LLC(3)(9)	First lien senior secured loan	S+	2.75%		5/2031	3,500	—	3,492	3,446
Truist Insurance Holdings, LLC(3)(4)(9)(22)	First lien senior secured revolving loan	S+	3.25%		5/2029	3,405	—	3,405	3,370
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		12/2029	42,906	—	42,719	42,906
								2,696,950	2,670,290	13.9%
Internet software and services
Activate Holdings (US) Corp. (dba Absolute Software)(3)(4)(9)(31)	First lien senior secured loan	S+	5.25%		7/2030	5,639	—	5,621	5,526
AI Titan Parent, Inc. (dba Prometheus Group)(3)(4)(8)(22)	First lien senior secured loan	S+	4.50%		8/2031	35,490	—	35,180	34,294
AlphaSense, Inc.(3)(4)(9)	First lien senior secured loan	S+	6.25%		6/2029	3,533	—	3,509	3,507
Anaplan, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		6/2029	261,670	—	261,670	255,782
Appfire Technologies, LLC(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		3/2028	14,325	—	14,263	13,743
Aptean Acquiror, Inc. (dba Aptean)(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		1/2031	123,563	—	122,600	119,334
Avalara, Inc.(3)(9)	First lien senior secured loan	S+	2.75%		3/2032	2,494	—	2,439	2,434

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

Armstrong Bidco Limited(3)(4)(19)(31)	First lien senior secured GBP term loan	SA+	5.25%		6/2029	£40,433	—	49,112	51,720
Artifact Bidco, Inc. (dba Avetta)(3)(4)(9)	First lien senior secured loan	S+	4.15%		7/2031	15,498	—	15,436	15,343
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(3)(4)(8)	First lien senior secured loan	S+	6.00%		3/2031	17,955	—	17,753	17,506
Barracuda Parent, LLC(3)(9)	First lien senior secured loan	S+	4.50%		8/2029	13,973	—	13,740	8,838
Barracuda Parent, LLC(3)(9)	Second lien senior secured loan	S+	7.00%		8/2030	93,250	—	91,413	30,278
Barracuda Parent, LLC(3)(4)(9)	First lien senior secured loan	S+	6.50%		8/2029	34,116	—	33,330	24,137
Bayshore Intermediate #2, L.P. (dba Boomi)(3)(4)(9)	First lien senior secured loan	S+	2.50%	3.00%	10/2028	222,310	—	222,284	217,863
Bayshore Intermediate #2, L.P. (dba Boomi)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.00%		10/2027	4,547	—	4,509	4,181
BCTO BSI Buyer, Inc. (dba Buildertrend)(3)(4)(9)	First lien senior secured loan	S+	5.75%		12/2028	71,362	—	71,360	70,114
BCTO WIW Holdings, Inc. (dba When I Work)(3)(4)(6)	Senior convertible notes	N/A		5.50%	8/2030	3,823	—	3,823	3,823
By Light Professional IT Services LLC(3)(4)(8)	First lien senior secured loan	S+	5.50%		7/2031	97,581	—	96,222	94,410
Catalis Intermediate, Inc. (fka GovBrands Intermediate, Inc.)(3)(4)(9)(22)	First lien senior secured loan	S+	5.50%		8/2027	9,896	—	9,829	9,282
CALABRIO, INC.(3)(9)	First lien senior secured loan	S+	4.00%		11/2032	25,000	—	23,796	19,438
CivicPlus, LLC(3)(4)(9)(22)	First lien senior secured loan	S+	3.25%	2.75%	8/2030	44,794	—	44,599	43,496
Cloud Software Group, Inc.(3)(9)	First lien senior secured loan	S+	3.25%		3/2031	79,213	—	79,213	72,322
Cloud Software Group, Inc.(3)(9)	First lien senior secured loan	S+	3.25%		8/2032	54,048	—	54,048	49,291
Clover Holdings 2, LLC (dba Cohesity)(3)(8)	First lien senior secured loan	S+	3.75%		12/2031	78,950	—	78,143	75,500
Coupa Holdings, LLC(3)(4)(9)	First lien senior secured loan	S+	5.25%		2/2030	23,918	—	23,918	22,961
CP PIK DEBT ISSUER, LLC (dba CivicPlus, LLC)(3)(4)(9)	Unsecured notes	S+		11.75%	6/2034	12,419	—	12,317	12,109
Crewline Buyer, Inc. (dba New Relic)(3)(4)(9)	First lien senior secured loan	S+	6.75%		11/2030	171,701	—	169,794	167,409
Databricks, Inc.(3)(4)(8)	First lien senior secured loan	S+	4.50%		1/2032	73,469	—	73,469	73,469
Delta TopCo, Inc. (dba Infoblox, Inc.)(3)(8)	First lien senior secured loan	S+	2.75%		11/2029	13,760	—	13,444	13,289
Delta TopCo, Inc. (dba Infoblox, Inc.)(3)(8)	Second lien senior secured loan	S+	5.25%		11/2030	82,075	—	81,644	71,676
Delinea Buyer, Inc. (f/k/a Centrify)(3)(4)(9)	First lien senior secured loan	S+	4.25%		3/2030	118,569	—	118,181	118,177
Denali Intermediate Holdings, Inc. (dba Dun & Bradstreet)(3)(4)(8)	First lien senior secured loan	S+	5.50%		8/2032	252,209	—	248,682	246,534
Diamond Insure Bidco (dba Acturis)(3)(4)(14)(31)	First lien senior secured EUR term loan	E+	3.75%		7/2031	€3,124	—	3,299	3,536
Diamond Insure Bidco (dba Acturis)(3)(4)(19)(31)	First lien senior secured GBP term loan	SA+	4.00%		7/2031	£9,202	—	11,450	11,922
EET Buyer, Inc. (dba e-Emphasys)(3)(4)(9)(22)	First lien senior secured loan	S+	5.00%		11/2027	46,460	—	46,228	45,741
Einstein Parent, Inc. (dba Smartsheet)(3)(4)(9)	First lien senior secured loan	S+	5.25%		1/2031	76,841	—	76,140	74,920

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

Entrata, Inc.(3)(4)(8)	First lien senior secured loan	S+	2.75%		9/2032	4,988	—	4,976	4,938
Flexera Software LLC(3)(4)(9)	First lien senior secured loan	S+	4.50%		8/2032	129,403	—	129,104	126,167
Flexera Software LLC(3)(4)(13)	First lien senior secured EUR term loan	E+	4.50%		8/2032	€31,803	—	37,161	35,727
Forescout Technologies, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		5/2032	164,162	—	163,626	160,469
Granicus, Inc.(3)(4)(9)	First lien senior secured loan	S+	3.50%	2.00%	1/2031	33,653	—	33,414	33,232
Granicus, Inc.(3)(4)(9)	First lien senior secured delayed draw term loan	S+	3.00%	2.00%	1/2031	4,997	—	4,962	4,872
GS Acquisitionco, Inc. (dba insightsoftware)(3)(4)(9)(22)	First lien senior secured loan	S+	5.25%		5/2028	9,595	—	9,590	9,254
Gusto, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		11/2030	67,479	—	67,243	66,804
H&F Opportunities LUX III S.À R.L (dba Checkmarx)(3)(4)(8)(31)	First lien senior secured loan	S+	6.50%		4/2028	39,295	—	39,247	38,804
Hyland Software, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2030	143,923	—	143,923	139,605
Icefall Parent, Inc. (dba EngageSmart)(3)(4)(9)	First lien senior secured loan	S+	4.50%		1/2030	27,961	—	27,961	27,612
Infobip Inc.(3)(4)(9)(31)	First lien senior secured loan	S+	5.50%		6/2029	12,870	—	12,711	12,645
Jawbreaker Parent, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.75%		1/2033	106,237	—	105,678	104,378
JS Parent, Inc. (dba Jama Software)(3)(4)(9)	First lien senior secured loan	S+	4.75%		4/2031	898	—	895	896
KnowBe4, Inc.(3)(9)	First lien senior secured loan	S+	3.75%		7/2032	47,880	—	47,793	42,532
Litera Bidco LLC(3)(4)(8)(22)	First lien senior secured loan	S+	5.00%		5/2028	42,415	—	42,293	41,660
Magnet Forensics, LLC (f/k/a Grayshift, LLC)(3)(4)(8)(31)	First lien senior secured loan	S+	4.50%		7/2028	165,967	—	165,843	165,967
Matterhorn Finco, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.50%		3/2033	83,098	—	82,686	82,683
Ministry Brands Holdings, LLC(3)(4)(8)	First lien senior secured loan	S+	5.50%		12/2028	52,258	—	51,781	50,559
Ministry Brands Holdings, LLC(3)(4)(12)(22)	First lien senior secured revolving loan	P+	4.50%		12/2027	395	—	368	241
NSCALE SERVICES UK LTD(3)(4)(9)(22)(31)	First lien senior secured delayed draw term loan	S+	5.00%		2/2031	6,623	—	4,223	4,223
PDI TA Holdings, Inc.(3)(4)(9)	First lien senior secured loan	S+	3.50%	2.50%	2/2031	59,836	—	59,160	57,144
PDI TA Holdings, Inc.(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.50%		2/2031	4,687	—	4,635	4,461
Perforce Software, Inc.(3)(4)(8)	First lien senior secured loan	S+	4.75%		3/2031	4,913	—	4,897	3,365
Perforce Software, Inc.(3)(8)	First lien senior secured loan	S+	4.75%		6/2029	14,479	—	14,314	9,661
Project Alpha Intermediate Holding, Inc. (dba Qlik)(3)(9)	First lien senior secured loan	S+	3.25%		10/2030	53,251	—	53,205	40,120
Proofpoint, Inc.(3)(9)	First lien senior secured loan	S+	3.00%		8/2028	32,621	—	32,495	31,535
Proofpoint, Inc.(3)(4)(9)	Second lien senior secured loan	S+	5.75%		12/2033	35,748	—	35,403	33,871
Proofpoint, Inc.(3)(4)(14)	Second lien senior secured loan	E+	5.75%		12/2033	€31,272	—	35,403	34,140
QAD, Inc.(3)(4)(8)	First lien senior secured loan	S+	4.75%		11/2027	45,692	—	45,692	45,007
Sophos Holdings, LLC(3)(8)(31)	First lien senior secured loan	S+	3.50%		3/2027	50,934	—	50,868	48,372
Securonix, Inc.(3)(4)(9)	First lien senior secured loan	S+	3.50%	3.75%	4/2029	31,100	—	30,948	25,036
Sitecore Holding III A/S(3)(4)(15)	First lien senior secured EUR term loan	E+	6.50%		3/2029	€26,382	—	27,812	29,485
Sitecore Holding III A/S(3)(4)(10)	First lien senior secured loan	S+	6.50%		3/2029	4,574	—	4,555	4,437

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

Sitecore USA, Inc.(3)(4)(10)	First lien senior secured loan	S+	6.50%		3/2029	27,576	—	27,463	26,749
Storable, Inc.(3)(8)	First lien senior secured loan	S+	3.25%		4/2031	62,647	—	62,551	59,860
Storable Intermediate Holdings, LLC(3)(4)(8)	First lien senior secured loan	S+		6.00%	4/2032	30,870	—	30,743	29,404
Spaceship Purchaser, Inc. (dba Squarespace)(3)(4)(9)	First lien senior secured loan	S+	3.75%		10/2031	95,111	—	95,111	93,922
Tricentis Operations Holdings, Inc.(3)(4)(9)	First lien senior secured loan	S+	2.75%	3.25%	2/2032	52,812	—	52,374	50,964
Themis Solutions Inc. (dba Clio)(3)(4)(8)(31)	First lien senior secured loan	S+	1.75%	3.75%	10/2032	19,701	—	19,517	19,159
Thunder Purchaser, Inc. (dba Vector Solutions)(3)(4)(9)(22)	First lien senior secured loan	S+	5.25%		6/2028	44,216	—	44,062	43,036
Victors Purchaser, LLC (dba Service Express)(3)(4)(9)	First lien senior secured loan	S+	4.50%		12/2032	111,543	—	111,279	110,706
VIRTUSA CORPORATION(3)(8)	First lien senior secured loan	S+	3.25%		2/2029	16,369	—	16,385	14,672
Zendesk, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		11/2028	215,289	—	213,538	207,755
								4,480,346	4,280,034	22.4%
Leisure and entertainment
Aerosmith Bidco 1 Limited (dba Audiotonix)(3)(4)(9)(31)	First lien senior secured loan	S+	5.25%		7/2031	341,349	—	337,782	341,349
Birdie Bidco, Inc. (dba Concert Golf Partners)(3)(4)(9)	First lien senior secured loan	S+	2.50%	2.25%	11/2032	149,724	—	149,009	148,975
Birdie Bidco, Inc. (dba Concert Golf Partners)(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	4.50%		11/2032	3,597	—	3,486	3,480
Eternal Buyer, LLC (dba Wedgewood Weddings)(3)(4)(8)	First lien senior secured loan	S+	4.50%		6/2032	76,668	—	76,318	76,285
Troon Golf, L.L.C.(3)(4)(9)(22)	First lien senior secured loan	S+	4.50%		8/2028	377,851	—	377,683	377,851
								944,278	947,940	5.0%
Manufacturing
CPM Holdings, Inc.(8)	First lien senior secured loan	S+	4.50%		9/2028	4,749	—	4,675	4,747
CPM Holdings, Inc.(8)(22)	First lien senior secured revolving loan	S+	4.50%		6/2028	1,971	—	1,946	1,969
Engineered Machinery Holdings, Inc. (dba Duravant)(4)(9)	Second lien senior secured loan	S+	6.00%		5/2029	19,160	—	19,135	19,160
FR Flow Control CB LLC (dba Trillium Flow Technologies)(3)(4)(9)(31)	First lien senior secured loan	S+	5.00%		12/2029	139,764	—	138,945	140,463
Gloves Buyer, Inc. (dba Protective Industrial Products)(3)(8)	First lien senior secured loan	S+	4.00%		5/2032	20,613	—	20,520	20,520
Helix Acquisition Holdings, Inc. (dba MW Industries)(3)(4)(8)	First lien senior secured loan	S+	7.00%		3/2030	61,484	—	60,256	61,484
MHE Intermediate Holdings, LLC (dba OnPoint Group)(3)(4)(9)(22)	First lien senior secured loan	S+	6.00%		7/2027	60,847	—	60,685	59,429
MHE Intermediate Holdings, LLC (dba OnPoint Group)(3)(4)(8)	First lien senior secured loan	S+	6.25%		7/2027	4,620	—	4,591	4,527
Sonny's Enterprises, LLC(3)(4)(9)	First lien senior secured loan	S+	5.50%		8/2028	164,346	—	163,186	163,525
Sonny's Enterprises, LLC(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	6.50%		8/2028	10,745	—	10,641	10,745

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

Sonny's Enterprises, LLC(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.50%		8/2027	20,755	—	20,635	20,625
								505,215	507,194	2.6%
Pharmaceuticals
Puma Buyer, LLC (dba PANTHERx)(3)(4)(9)	First lien senior secured loan	S+	4.25%		3/2032	182,989	—	181,872	182,989
Senderra RX Acquisition, LLC(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		3/2033	63,687	—	62,969	62,960
								244,841	245,949	1.3%
Professional services
AmSpec Parent, LLC(3)(9)	First lien senior secured loan	S+	3.50%		12/2031	3,257	—	3,257	3,243
Apex Group Treasury LLC(3)(9)(31)	First lien senior secured loan	S+	3.50%		2/2032	136,917	—	136,322	124,362
Certinia Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		8/2031	209,536	—	209,142	203,774
DCCM, LLC(3)(4)(8)	First lien senior secured loan	S+	4.75%		6/2032	53,372	—	52,887	52,972
EP Purchaser, LLC (dba Entertainment Partners)(3)(9)	First lien senior secured loan	S+	4.50%		11/2028	25,315	—	24,867	15,685
Essential Services Holding Corporation (dba Turnpoint)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.00%		6/2030	1,743	—	1,712	1,623
Essential Services Holding Corporation (dba Turnpoint)(3)(4)(9)	First lien senior secured loan	S+	2.75%	2.75%	6/2031	35,548	—	35,264	34,571
Gerson Lehrman Group, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.25%		12/2028	165,599	—	164,827	162,701
Guidehouse Inc.(3)(4)(8)	First lien senior secured loan	S+	4.75%		12/2030	108,267	—	108,267	105,019
Paris US Holdco, Inc. (dba Precinmac)(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		12/2031	69,972	—	69,312	69,777
Pike Corp.(3)(4)(8)	First lien senior secured loan	S+	4.50%		12/2032	245,776	—	244,585	244,547
RELATIVITY INTERMEDIATE HOLDCO LLC(3)(9)	First lien senior secured loan	S+	2.75%		1/2033	22,500	—	22,445	22,192
Sensor Technology Topco, Inc. (dba Humanetics)(3)(4)(9)	First lien senior secured loan	S+	6.50%		5/2028	253,750	—	253,266	253,750
Sensor Technology Topco, Inc. (dba Humanetics)(3)(4)(14)	First lien senior secured EUR term loan	E+	6.75%		5/2028	€43,487	—	47,212	50,106
Sensor Technology Topco, Inc. (dba Humanetics)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	6.50%		5/2028	1,371	—	1,365	1,371
Sovos Compliance, LLC(3)(8)	First lien senior secured loan	S+	3.25%		8/2029	42,789	—	42,810	40,543
Thevelia (US) LLC (dba Tricor)(9)(31)	First lien senior secured loan	S+	3.00%		6/2029	10,908	—	10,908	10,681
Vensure Employer Services, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2031	235,638	—	233,033	233,282
Vistage International, Inc.(3)(9)	First lien senior secured loan	S+	3.75%		7/2029	29,459	—	29,459	29,073
								1,690,940	1,659,272	8.7%
Specialty retail
Galls, LLC(3)(4)(9)(22)	First lien senior secured loan	S+	6.00%		3/2030	157,829	—	156,013	157,829
Milan Laser Holdings LLC(3)(4)(9)	First lien senior secured loan	S+	5.00%		4/2027	19,750	—	19,708	19,454
The Shade Store, LLC(3)(4)(9)	First lien senior secured loan	S+	6.00%		10/2029	24,011	—	19,131	18,969
								194,852	196,252	1.0%
Telecommunications
CCI BUYER, INC. (dba Consumer Cellular)(3)(4)(9)	First lien senior secured loan	S+	5.00%		5/2032	494,537	—	490,064	493,301

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

EOS Finco S.A.R.L (dba Netceed)(3)(4)(10)(31)	First lien senior secured loan	S+	5.00%		1/2032	16,711	—	13,821	13,745
EOS Finco S.A.R.L (dba Netceed)(3)(4)(15)(22)(31)	First lien senior secured delayed draw term loan	E+	6.25%		1/2032	€1,336	—	1,431	1,382
Level 3 Financing, Inc.(3)(8)(31)	First lien senior secured loan	S+	3.25%		3/2032	13,400	—	13,400	13,387
Reinstated NewCo S.À R.L. (dba Netceed)(3)(4)(10)(31)	First lien senior secured loan	S+		9.00%	1/2033	9,650	—	7,149	7,117
								525,865	528,932	2.8%
Transportation
Lightbeam Bidco, Inc. (dba Lazer Spot)(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		5/2030	155,893	—	155,779	155,114
Motus Group, LLC(3)(4)(9)	First lien senior secured loan	S+	3.75%		12/2028	32,037	—	32,028	30,115
								187,807	185,229	1.0%
Total non-controlled/non-affiliated debt investments								$33,281,428	$32,723,523	170.9%
Total non-controlled/non-affiliated misc. debt commitments(22)(23)(Note 8)						$1,238		$(13,564)	$(33,600)	(0.2)%
Total non-controlled/non-affiliated portfolio company debt investments								$33,267,864	$32,689,923	170.7%

Equity Investments
Asset based lending and fund finance
Amergin Asset Management, LLC(3)(4)(29)(30)	Specialty finance equity investment	N/A			N/A	—	50,000,000	$1	$1,969
								1	1,969	—%
Automotive services
Percheron Horsepower-A LP (dba Big Brand Tire & Service)(3)(5)(22)(29)(30)(31)	Limited Partner Interest	N/A			N/A	—	8,838,413	71,553	93,015
CD&R Value Building Partners I, L.P. (dba Belron)(3)(5)(29)(30)(31)	LP Interest	N/A			N/A	36,993	—	35,971	51,911
Metis HoldCo, Inc. (dba Mavis Tire Express Services)(3)(4)(6)(30)	Series A Convertible Preferred Stock	N/A		7.00%	N/A	—	10,769	14,968	15,974
								122,492	160,900	0.8%
Buildings and real estate
Dodge Construction Network Holdings, L.P.(3)(4)(29)(30)	Class A-2 Common Units	N/A			N/A	—	143,963	123	12
Dodge Construction Network Holdings, L.P.(3)(4)(6)(30)	Series A Preferred Units	S+		8.25%	N/A	—	—	3	2
								126	14	—%
Business services
25CXBFS SCSP (dba Xplor)(4)(29)(30)(31)	Limited Partner Interest	N/A			N/A	10,000	—	10,042	10,000
Hercules Buyer, LLC (dba The Vincit Group)(3)(4)(29)(30)(32)	Common Units	N/A			N/A	—	10,000	12	16
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)(3)(4)(10)(30)	Perpetual Preferred Stock	S+		10.75%	N/A	—	33,768	46,707	36,870
								56,761	46,886	0.2%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

Consumer products
ASP Conair Holdings LP(3)(4)(29)(30)	Class A Units	N/A			N/A	—	9,286	929	72
								929	72	—%
Containers and packaging
TCB Holdings I LLC (dba TricorBraun)(3)(4)(6)(30)	Class A Preferred Units	N/A		14.00%	N/A	—	87,500	96,522	90,664
								96,522	90,664	0.5%
Financial services
Capital Integration Systems LLC (dba CAIS)(3)(4)(29)(30)	Class D Common Units	N/A			N/A	—	19,117	15,000	15,000
Snowbird Manager LP(3)(5)(29)(30)(31)	Limited Partner Interest	N/A			N/A	—	786,491	4,225	4,279
Vestwell Holdings Inc.(3)(4)(29)(30)	Series D Preferred Stock	N/A			N/A	—	50,726	1,007	1,013
Vestwell Holdings Inc.(3)(4)(6)(30)	Series E Preferred Stock	N/A			N/A	—	321,494	9,796	9,302
Vestwell Holdings Inc.(3)(4)(29)(30)	Warrants	N/A			N/A	—	25,303	412	384
								30,440	29,978	0.2%
Food and beverage
Hissho Sushi Holdings, LLC(3)(4)(29)(30)	Class A Units	N/A			N/A	—	941,780	4,254	11,866
								4,254	11,866	0.1%
Healthcare equipment and services
KPCI Co-Invest 2, L.P.(3)(4)(29)(30)(31)	Class A Units	N/A			N/A	—	2,146,109	21,461	19,183
Maia Aggregator, LP(3)(4)(29)(30)	Class A-2 Units	N/A			N/A	—	12,921,348	12,921	12,561
Patriot Holdings SCSp (dba Corza Health, Inc.)(3)(4)(29)(30)(31)	Class B Units	N/A			N/A	—	17,221	180	142
Patriot Holdings SCSp (dba Corza Health, Inc.)(3)(4)(6)(30)(31)	Class A Units	N/A		8.00%	N/A	—	1,251	1,707	1,703
Rhea Acquisition Holdings, LP(3)(4)(29)(30)	Series A-2 Units	N/A			N/A	—	11,964,286	11,964	11,438
								48,233	45,027	0.2%
Healthcare providers and services
Baypine Commander Co-Invest, LP(3)(4)(29)(30)(31)	LP Interest	N/A			N/A	6,753	—	6,793	7,395
KOBHG Holdings, L.P. (dba OB Hospitalist)(3)(4)(29)(30)	Class A Interests	N/A			N/A	—	3,520	3,520	4,443
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)(3)(4)(29)(30)	Class A Interest	N/A			N/A	—	1,205	12,048	15,883
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)(3)(4)(29)(30)	Common Equity	N/A			N/A	—	1,329	3,563	3,560
Nova Women’s Health Partners Holdings, LP(3)(4)(29)(30)	Class A Units	N/A			N/A	—	2,972,028	3,864	3,864
Polar Investors LP (dba Dentalcorp)(3)(4)(6)(22)(29)(30)(31)	Common Equity	N/A			N/A	—	11	8,520	8,526
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)(3)(4)(6)(30)	Series A Preferred Stock	N/A		15.00%	N/A	—	27,355	37,732	31,407

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

XOMA Corporation(3)(4)(29)(30)	Warrants	N/A			N/A	—	18,000	369	653
								76,409	75,731	0.4%
Healthcare technology
BEHP Co-Investor II, L.P.(3)(4)(29)(30)(31)	LP Interest	N/A			N/A	—	1,269,969	157	1,277
Minerva Holdco, Inc.(3)(4)(6)(30)	Senior A Preferred Stock	N/A		10.75%	N/A	—	100,000	154,682	150,403
ModMed Software Midco Holdings, Inc. (dba ModMed)(3)(4)(6)(30)	Series A Preferred Units	N/A		13.00%	N/A	—	25,474	27,097	27,109
Orange Blossom Parent, Inc.(3)(4)(29)(30)	Common Units	N/A			N/A	—	16,667	1,667	1,352
WP Irving Co-Invest, L.P.(3)(4)(29)(30)(31)	Partnership Units	N/A			N/A	—	1,250,000	730	1,257
								184,333	181,398	0.9%
Household products
Rome Topco Holdings, LLC (dba SimpliSafe)(3)(4)(29)(30)	Class A Units	N/A			N/A	—	10,876	10,876	10,876
Rome Topco Holdings, LLC (dba SimpliSafe)(3)(4)(29)(30)	Class B Units	N/A			N/A	—	10,876,453	—	—
								10,876	10,876	0.1%
Human resource support services
Sunshine Software Holdings, Inc. (dba Cornerstone OnDemand, Inc.)(3)(4)(6)(30)	Series A Preferred Stock	N/A		10.50%	N/A	—	12,750	19,455	11,238
								19,455	11,238	0.1%
Insurance
Accelerate Topco Holdings, LLC(3)(4)(29)(30)	Common Units	N/A			N/A	—	91,806	2,535	3,454
Evolution Parent, LP (dba SIAA)(3)(4)(29)(30)	LP Interest	N/A			N/A	—	2,703	270	349
GrowthCurve Capital Sunrise Co-Invest LP (dba Brightway)(3)(4)(29)(30)	LP Interest	N/A			N/A	—	49,976	412	470
Hockey Parent Holdings, L.P.(3)(4)(29)(30)	Class A Common Units	N/A			N/A	—	25,000	25,000	31,492
KWOR Intermediate I, Inc. (dba Alacrity Solutions)(3)(4)(29)(30)	Class A-1 Common Stock	N/A			N/A	—	3,605	1,726	1,345
KWOR Intermediate I, Inc. (dba Alacrity Solutions)(3)(4)(9)(30)	Preferred Stock	S+		8.00%	N/A	—	3,856	4,353	4,235
PCF Holdco, LLC (dba Trucordia)(3)(4)(29)(30)	Warrants	N/A			N/A	—	1,503,286	5,129	3,959
PCF Holdco, LLC (dba Trucordia)(3)(4)(6)(30)	Preferred equity	N/A		14.00%	N/A	—	19,423	22,779	28,553
								62,204	73,857	0.4%
Infrastructure and environmental services
Valor Cl Blocker Feeder LP(3)(4)(22)(29)(30)(31)	LP Interest	N/A			N/A	6,430	—	6,430	6,279
VCI Intermediate TopCo 1 LLC(3)(4)(29)(30)(31)	Class B Units	N/A			N/A	10,716	—	10,335	10,225
								16,765	16,504	0.1%
Internet software and services
AlphaSense, LLC(3)(4)(29)(30)	Series E Preferred Shares	N/A			N/A	—	84,645	765	1,291
Brooklyn Lender Co-Invest 2, L.P. (dba Boomi)(3)(4)(29)(30)	Common Units	N/A			N/A	—	1,729,439	1,729	2,476

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

Chrome Investors LP(3)(4)(22)(29)(30)(31)	LP Interest	N/A			N/A	7,339	—	7,341	7,341
Elliott Alto Co-Investor Aggregator L.P.(3)(4)(29)(30)(31)	LP Interest	N/A			N/A	—	6,530	6,572	12,861
Insight CP (Blocker) Holdings, L.P. (dba CivicPlus, LLC)(3)(4)(29)(30)(31)	LP Interest	N/A			N/A	992	—	992	1,030
Bird Holding B.V. (fka MessageBird Holding B.V.)(3)(4)(29)(30)(31)	Extended Series C Warrants	N/A			N/A	—	7,980	49	6
Nscale Global Holdings Limited(3)(4)(29)(30)(31)	Series B Preferred Shares	N/A			N/A	—	22,897	8,691	25,194
Nscale Global Holdings Limited(3)(4)(29)(30)(31)	Preferred equity	N/A			N/A	—	11,840	13,037	14,485
Project Alpine Co-Invest Fund, LP(3)(4)(29)(30)(31)	LP Interest	N/A			N/A	17,000	—	17,012	18,520
Project Hotel California Co-Invest Fund, L.P.(3)(29)(30)(31)	LP Interest	N/A			N/A	3,522	—	3,508	3,417
Thunder Topco L.P. (dba Vector Solutions)(3)(4)(29)(30)	Common Units	N/A			N/A	—	712,884	713	749
VEPF VIII Co-Invest 8-A, L.P.(3)(4)(29)(30)	Limited Partner Interest	N/A			N/A	2,367	—	2,367	2,367
WMC Bidco, Inc. (dba West Monroe)(3)(4)(6)(30)	Senior Preferred Stock	N/A		11.25%	N/A	—	33,385	53,932	52,984
Zoro TopCo, Inc.(3)(4)(9)(30)	Series A Preferred Equity	S+		9.50%	N/A	—	5,472	5,964	5,871
Zoro TopCo, L.P.(3)(4)(29)(30)	Class A Common Units	N/A			N/A	—	1,380,129	13,801	11,139
								136,473	159,731	0.8%
Manufacturing
Gloves Holdings, LP (dba Protective Industrial Products)(3)(4)(29)(30)	LP Interest	N/A			N/A	—	1,218	134	189
								134	189	—%
Telecommunications
Equity NewCo S.A. (dba Netceed)(3)(4)(29)(30)(31)	Common Equity	N/A			N/A	—	53,605,326	350	352
								350	352	—%
Total non-controlled/non-affiliated portfolio company equity investments								$866,757	$917,252	4.8%
Total non-controlled/non-affiliated portfolio company investments								$34,134,621	$33,607,175	175.5%

Non-controlled/affiliated portfolio company investments
Debt Investments(7)
Education
Pluralsight, LLC(3)(4)(8)(24)(28)(29)	First lien senior secured loan	S+		7.50%	8/2029	1,440	—	$1,345	$540
Pluralsight, LLC(3)(4)(8)(24)	First lien senior secured loan	S+	3.00%	1.50%	8/2029	807	—	807	763
Pluralsight, LLC(3)(4)(9)(24)	First lien senior secured loan	S+	3.00%	1.50%	8/2029	404	—	404	381
								2,556	1,684	—%
Total non-controlled/affiliated debt investments								$2,556	$1,684	—%
Total non-controlled/affiliated misc. debt commitments(22)(23)(Note 8)								$—	$(38)	—%
Total non-controlled/affiliated portfolio company debt investments								$2,556	$1,646	—%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

Equity Investments
Asset based lending and fund finance
Wingspire Capital Holdings LLC(3)(4)(22)(24)(30)	Specialty finance equity investment	N/A			N/A	—	8,377,236	$9,000	$10,148
								9,000	10,148	0.1%
Education
Paradigmatic Holdco LLC (dba Pluralsight)(3)(4)(24)(29)(30)	Common stock	N/A			N/A	—	396,827	1,053	—
								1,053	—	—%
Pharmaceuticals
LSI Financing 1 DAC(3)(4)(24)(30)(31)	Specialty finance equity investment	N/A			N/A	4,161	—	4,211	4,167
								4,211	4,167	—%
Total non-controlled/affiliated portfolio company equity investments								$14,264	$14,315	0.1%
Total non-controlled/affiliated portfolio company investments								$16,820	$15,961	0.1%

Controlled/affiliated portfolio company investments
Debt Investments(7)
Asset based lending and fund finance
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(3)(4)(6)(24)(31)	Specialty finance debt investment	N/A		12.00%	7/2030	60,057	—	$60,057	$60,057
AAM Series 2.1 Aviation Feeder, LLC(3)(4)(6)(24)(31)	Specialty finance debt investment	N/A		12.00%	11/2030	76,739	—	76,739	76,739
								136,796	136,796	0.7%
Specialty Retail
Notorious Holdings LLC (dba Beauty Industry Group)(3)(4)(9)(24)	First lien senior secured loan	S+		9.00%	12/2031	25,263	—	25,028	24,632
Notorious Topco, LLC (dba Beauty Industry Group)(3)(4)(9)(24)	First lien senior secured loan	S+		7.25%	12/2030	52,380	—	52,167	51,595
								77,195	76,227	0.4%
Total controlled/affiliated debt investments								$213,991	$213,023	1.1%
Total controlled/affiliated misc. debt commitments(22)(23)(Note 8)								$—	$(152)	—%
Total controlled/affiliated portfolio company debt investments								$213,991	$212,871	1.1%

Equity Investments
Asset based lending and fund finance
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(3)(4)(22)(24)(29)(30)(31)	Specialty finance equity investment	N/A			N/A	27,363	—	$27,403	$33,249
AAM Series 2.1 Aviation Feeder, LLC(3)(4)(24)(29)(30)(31)	Specialty finance equity investment	N/A			N/A	30,900	—	30,941	46,172
Blue Owl Cross-Strategy Opportunities 2025-1 LLC (fka Blue Owl Cross-Strategy Opportunities LLC)(3)(5)(24)(30)(31)(34)	Specialty finance equity investment	N/A			N/A	248,045	—	248,045	246,656
								306,389	326,077	1.7%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Company(1)(25)	Investment	Interest			Maturity Date	Par		Amortized Cost(2)(27)	Fair Value	% of Net Assets
		Ref. Rate	Cash	PIK			Units

Buildings and real estate
OWL-HP FINANCE LLC(3)(5)(22)(24)(29)(30)(31)	Specialty finance equity investment	N/A			N/A	44,062	—	44,064	44,124
								44,064	44,124	0.2%
Insurance
Fifth Season Investments LLC(3)(4)(24)(30)	Specialty finance equity investment	N/A			N/A	—	28	310,978	345,840
								310,978	345,840	1.8%
Joint ventures
OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)(5)(24)(30)(31)	LLC Interest	N/A			N/A	323,558	—	323,558	255,423
Blue Owl Credit SLF LLC(3)(5)(24)(30)(31)	LLC Interest	N/A			N/A	87,169	—	87,176	80,605
Blue Owl Leasing LLC(3)(5)(24)(29)(30)(31)	LLC Interest	N/A			N/A	1,900	—	1,900	1,888
								412,634	337,916	1.8%
Pharmaceuticals
LSI Financing LLC(3)(5)(22)(24)(29)(30)(31)	Specialty finance equity investment	N/A			N/A	535,195	—	535,195	561,428
								535,195	561,428	2.9%
Specialty retail
Notorious Purchaser II, Inc. (dba Beauty Industry Group)(3)(4)(24)(29)(30)	Class B Common Stock	N/A			N/A	—	4,063	49,564	49,058
								49,564	49,058	0.3%
Total controlled/affiliated portfolio company equity investments								$1,658,824	$1,664,443	8.7%
Total controlled/affiliated portfolio company investments								$1,872,815	$1,877,314	9.8%
Total Investments								$36,024,256	$35,500,450	185.4%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

	Interest Rate and Cross-currency Swaps as of March 31, 2026
	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Value	Upfront Payments/Receipts	Unrealized Appreciation / (Depreciation)(i)	Hedged Instrument	Footnote Reference
Interest rate swap(a)(b)(c)	7.75%	S + 4.33%	9/16/2027	$600,000	$(3,791)	$—	$(3,791)	September 2027 Notes	Notes 5 and 7
Cross-currency swap(a)(b)(c)(g)	6.50%	S + 2.67%	10/23/2027	253,778	4,613	—	4,613	AUD 2027 Notes	Notes 5 and 7
Interest rate swap(b)(c)(f)	6.50%	B + 2.72%	10/23/2027	46,993	(688)	—	(688)	AUD 2027 Notes	Notes 5 and 7
Interest rate swap(a)(b)(d)	5.90%	S + 2.18%	5/23/2028	500,000	514	—	514	May 2028 Notes	Notes 5 and 7
Interest rate swap(a)(b)(e)	7.95%	S + 4.49%	6/13/2028	650,000	(4,021)	—	(4,021)	June 2028 Notes	Notes 5 and 7
Interest rate swap(a)(b)(c)	7.75%	S + 4.23%	1/15/2029	550,000	(2,639)	—	(2,639)	January 2029 Notes	Notes 5 and 7
Interest rate swap(a)(b)(c)	6.60%	S + 2.39%	8/15/2029	900,000	16,446	—	16,446	September 2029 Notes	Notes 5 and 7
Interest rate swap(a)(b)(c)	5.80%	S + 2.62%	2/15/2030	1,000,000	(17,648)	—	(17,648)	March 2030 Notes	Notes 5 and 7
Interest rate swap(b)(d)(h)	4.25%	E + 1.93%	1/31/2031	587,218	(13,652)	—	(13,652)	EUR 2031 Notes	Notes 5 and 7
Interest rate swap(a)(b)(d)	6.65%	S + 2.90%	1/15/2031	750,000	2,340	—	2,340	March 2031 Notes	Notes 5 and 7
Total				$5,837,989	$(18,526)	$—	$(18,526)
_______________
(a)Contains a variable rate structure. Bears interest at a rate determined by SOFR.
(b)Instrument is used in a hedge accounting relationship. The associated change in fair value is recorded along with the change in net carrying value of the hedging item within interest expense.
(c)The Company has an International Swaps and Derivatives Association (“ISDA”) agreement with Goldman Sachs Bank USA.
(d)The Company has an ISDA agreement with Deutsche Bank AG.
(e)The Company has an ISDA agreement with US Bank National Association.
(f) Contains a variable rate structure. Bears interest at a rate determined by Australian Bank Bill Swap Bid Rate (“BBSY” or “B”).
(g)The associated change in foreign exchange rate of derivative is recorded along with the change in foreign exchange rate of the note within translation of assets and liabilities in foreign currencies.
(h)Contains a variable rate structure. Bears interest at a rate determined by EURIBOR.
(i)Amounts are presented in accordance with Regulation S-X 17 CFR § 210.12-13C. Refer to “Note 7 — Derivative Instruments” for additional details on the Company’s interest rate swaps.

	Forward Contracts as of March 31, 2026
	Notional Amount to be Purchased	Notional Amount to be Sold		Counterparty	Settlement Date	Unrealized Appreciation / (Depreciation)(a)	Footnote Reference
Foreign currency forward contract	$60,819		£45,425	Royal Bank of Canada	4/20/2026	$733	Note 7
Foreign currency forward contract	$208,508	C$	286,242	US Bank National Association	10/13/2026	1,162	Note 7
Foreign currency forward contract	€58,000		$66,954	US Bank National Association	5/29/2026	237	Note 7
Total						$2,132
(a) Amounts are presented in accordance with Regulation S-X 17 CFR § 210.12-13B. Refer to “Note 7 — Derivative Instruments” for additional details on the Company’s foreign currency forward contracts.
_______________
(1)Certain portfolio company investments are subject to contractual restrictions on sales. Refer to footnote 30 for additional information on our restricted securities.
(2)The amortized cost represents the original cost adjusted for the amortization and accretion of premiums and discounts, as applicable, on debt investments using the effective interest method.
(3)Represents a co-investment made with the Company’s affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission. See “Note 3 — Agreements and Related Party Transactions.”
(4)Investments were valued using unobservable inputs and are considered Level 3 investments.
(5)Investment measured at net asset value (“NAV”).
(6)Investment contains a fixed-rate structure.

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

(7)Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, six- or twelve-month SOFR), Euro Interbank Offered Rate (“EURIBOR”or “E”) (which can include one-, three- or six-month EURIBOR), Canadian Overnight Repo Rate Average (“CORRA” or “C”) (which can include one- or three-month CORRA), BBSY (which can include one-, three-, or six-month BBSY), Sterling (SP) Overnight Interbank Average Rate (“SONIA” or “SA”) or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate (“Prime” or “P”), at the borrower’s option, and which reset periodically based on the terms of the loan agreement.
(8)The interest rate on these investments is subject to 1 month SOFR, which as of March 31, 2026 was 3.66%.
(9)The interest rate on these investments is subject to 3 month SOFR, which as of March 31, 2026 was 3.68%.
(10)The interest rate on these investments is subject to 6 month SOFR, which as of March 31, 2026 was 3.70%
(11)Reserved.
(12)The interest rate on these investments is subject to Prime, which as of March 31, 2026 was 6.75%.
(13)The interest rate on these investments is subject to 1 month EURIBOR, which as of March 31, 2026 was 1.89%.
(14)The interest rate on these investments is subject to 3 month EURIBOR, which as of March 31, 2026 was 2.08%.
(15)Reserved.
(16)The interest rate on these investments is subject to 1 month BBSY, which as of March 31, 2026 was 4.01%.
(17)The interest rate on these investments is subject to 3 month BBSY, which as of March 31, 2026 was 4.31%.
(18)Reserved.
(19)The interest rate on these investments is subject to SONIA, which as of March 31, 2026 was 3.73%.
(20)Reserved.
(21)The interest rate on these investments is subject to 3 month CORRA, which as of March 31, 2026 was 2.29%.
(22)Position or portion thereof is a partially unfunded debt or equity commitment. See “Note 8 — Commitments and Contingencies”.

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Non-controlled/non-affiliated - debt commitments
Aerosmith Bidco 1 Limited (dba Audiotonix)	First lien senior secured delayed draw term loan	7/2027	$—	$108,341	$—
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured delayed draw term loan	9/2026	1,528	5,264	—
Allied Benefit Systems Intermediate LLC	First lien senior secured delayed draw term loan	12/2027	—	2,482	(19)
AlphaSense, Inc.	First lien senior secured delayed draw term loan	6/2029	—	716	(5)
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	6/2026	30,708	1,409	—
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	2/2027	—	34,240	(257)
Anesthesia Consulting & Management, LP	First lien senior secured delayed draw term loan	11/2027	—	7,715	(39)
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	6/2026	27	2,661	—
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured delayed draw term loan	2/2027	—	9,699	(291)
Arctic Holdco, LLC (dba Novvia Group)	First lien senior secured delayed draw term loan	1/2027	10,897	6,747	—
Arctic US Bidco, Inc. (dba ThermoSafe)	First lien senior secured delayed draw term loan	11/2027	—	49,208	(246)
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured delayed draw term loan	7/2027	—	3,793	(19)
Associations, Inc.	First lien senior secured delayed draw term loan	7/2028	15,534	22,848	—
Associations, Inc.	First lien senior secured delayed draw term loan	2/2027	62,873	18,780	—
Baker Tilly Advisory Group, LP	First lien senior secured delayed draw term loan	6/2027	—	33,479	(167)
BCTO BSI Buyer, Inc. (dba Buildertrend)	First lien senior secured delayed draw term loan	1/2028	—	10,752	(134)
Birdie Bidco, Inc. (dba Concert Golf Partners)	First lien senior secured delayed draw term loan	11/2027	3,597	39,628	—
Bracket Intermediate Holding Corp.	First lien senior secured delayed draw term loan	10/2027	—	12,008	(180)
Brightway Holdings, LLC	First lien senior secured delayed draw term loan	7/2027	2,524	20,129	—
BusinessSolver.com, Inc.	First lien senior secured delayed draw term loan	12/2027	—	2,462	(68)
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)	First lien senior secured delayed draw term loan	6/2026	2,005	2,463	—
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)	First lien senior secured delayed draw term loan	1/2027	112	8,843	—
CHA Vision Holdings, Inc. (fka FR Vision Holdings, Inc.)	First lien senior secured delayed draw term loan	9/2027	1,077	9,999	—
CivicPlus, LLC	First lien senior secured delayed draw term loan	5/2027	5,445	3,763	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
CivicPlus, LLC	First lien senior secured delayed draw term loan	12/2027	—	25,316	(570)
CMG HoldCo, LLC (dba Crete United)	First lien senior secured delayed draw term loan	7/2027	17,987	34,492	(477)
Cohnreznick Advisory LLC	First lien senior secured delayed draw term loan	3/2027	—	2,698	(84)
Commander Buyer, Inc. (dba CenExel)	First lien senior secured delayed draw term loan	6/2027	—	33,764	—
Computer Services, Inc. (dba CSI)	First lien senior secured delayed draw term loan	11/2027	—	28,288	(424)
CoreTrust Purchasing Group LLC	First lien senior secured delayed draw term loan	5/2026	—	5,995	—
Coupa Holdings, LLC	First lien senior secured delayed draw term loan	6/2027	—	2,174	(71)
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured delayed draw term loan	7/2027	29,967	10,039	—
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured delayed draw term loan	8/2027	—	6,726	(67)
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured delayed draw term loan	7/2027	6,545	28,260	—
Databricks, Inc.	First lien senior secured delayed draw term loan	1/2028	—	33,967	—
DCCM, LLC	First lien senior secured delayed draw term loan	6/2027	—	26,232	(66)
DCG ACQUISITION CORP. (dba DuBois Chemical)	First lien senior secured delayed draw term loan	6/2026	11,284	4,615	—
dentalcorp Health Services Ltd. (fka Aryeh Bidco Investment Ltd.)	First lien senior secured delayed draw term loan	1/2028	5,314	31,882	—
DuraServ LLC	First lien senior secured delayed draw term loan	3/2027	42,392	29,793	—
DuraServ LLC	First lien senior secured delayed draw term loan	11/2027	—	53,135	(664)
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured delayed draw term loan	1/2027	6,801	1,705	—
EOS Finco S.A.R.L (dba Netceed)	First lien senior secured delayed draw term loan	7/2027	1,539	2,336	—
Essential Services Holding Corporation (dba Turnpoint)	First lien senior secured delayed draw term loan	6/2026	—	6,970	(157)
Eternal Buyer, LLC (dba Wedgewood Weddings)	First lien senior secured delayed draw term loan	6/2027	—	15,411	—
First Eagle Holdings, Inc.	First lien senior secured delayed draw term loan	6/2027	—	2,188	(34)
FR Flow Control CB LLC (dba Trillium Flow Technologies)	First lien senior secured delayed draw term loan	6/2026	—	28,307	—
Galway Borrower LLC	First lien senior secured delayed draw term loan	2/2028	—	49,120	—
GS Acquisitionco, Inc. (dba insightsoftware)	First lien senior secured delayed draw term loan	5/2027	—	888	(29)
Gusto, Inc.	First lien senior secured delayed draw term loan	11/2027	—	12,896	(129)
Hercules Borrower, LLC (dba The Vincit Group)	First lien senior secured delayed draw term loan	9/2026	—	8,132	—
HIG Operations Holdings, Inc. (dba Higginbotham)	First lien senior secured delayed draw term loan B	12/2027	—	5,000	(13)
HIG Operations Holdings, Inc. (dba Higginbotham)	First lien senior secured delayed draw term loan A	9/2026	—	5,375	—
Himalaya Topco LLC (dba HealthEdge)	First lien senior secured delayed draw term loan	6/2027	—	7,290	(91)
Himalaya Topco LLC (dba HealthEdge)	First lien senior secured delayed draw term loan	12/2027	—	7,290	(91)
Horizon Avionics Buyer, LLC (dba Acron Aviation)	First lien senior secured delayed draw term loan	11/2027	—	49,936	(125)
Indigo Buyer, Inc. (dba Inovar Packaging Group)	First lien senior secured delayed draw term loan	7/2026	11,505	1,881	—
Indigo Buyer, Inc. (dba Inovar Packaging Group)	First lien senior secured loan	3/2028	—	20,658	—
Indigo Buyer, Inc. (dba Inovar Packaging Group)	First lien senior secured delayed draw term loan	7/2026	—	16,462	—
Integrity Marketing Acquisition, LLC	First lien senior secured delayed draw term loan	8/2026	—	24,080	—
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured delayed draw term loan	6/2026	—	5,079	(63)

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Iris Specialty Acquisition LLC (dba Integrated Specialty Coverages)	First lien senior secured delayed draw term loan	11/2028	—	7,032	(53)
Jawbreaker Parent, Inc.	First lien senior secured delayed draw term loan	1/2029	—	20,483	(256)
Jawbreaker Parent, Inc.	First lien senior secured delayed draw term loan	4/2026	—	50,797	(889)
Jellyfish Bidco Limited (dba JTC)	First lien senior secured EUR term loan	11/2032	—	6,886	—
Jellyfish Bidco Limited (dba JTC)	First lien senior secured GBP delayed draw term loan	11/2028	—	8,598	—
Jellyfish Bidco Limited (dba JTC)	First lien senior secured GBP term loan	11/2032	—	7,881	—
Jellyfish US Finco, Inc. (dba JTC)	First lien senior secured loan	11/2032	—	47,198	—
Klick Inc.	First lien senior secured delayed draw term loan	11/2027	—	18,088	(90)
KRIV Acquisition Inc. (dba Riveron)	First lien senior secured delayed draw term loan	9/2027	—	6,568	—
KRIV Acquisition Inc. (dba Riveron)	First lien senior secured delayed draw term loan	2/2028	—	26,289	—
KWOR Acquisition, Inc. (dba Alacrity Solutions)	First lien senior secured delayed draw term loan	2/2027	—	3,857	—
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)	First lien senior secured delayed draw term loan	9/2026	10,625	40,893	—
Lightbeam Bidco, Inc. (dba Lazer Spot)	First lien senior secured delayed draw term loan	12/2027	18,396	7,586	—
Litera Bidco LLC	First lien senior secured delayed draw term loan	11/2026	8,675	767	—
Litera Bidco LLC	First lien senior secured delayed draw term loan	5/2027	—	3,981	(70)
MAJCO LLC (dba Big Brand Tire & Service)	First lien senior secured delayed draw term loan	9/2027	76,686	129,820	—
Maple Acquisition, LLC (dba Medicus)	First lien senior secured delayed draw term loan	5/2026	—	20,448	—
ML Holdco, Inc. (dba Meridian Link)	First lien senior secured delayed draw term loan	10/2027	—	8,012	(220)
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.	First lien senior secured EUR delayed draw term loan	3/2027	—	24,870	(249)
Nelipak Holding Company	First lien senior secured delayed draw term loan	3/2027	7,283	4,486	—
NH Kronos Parent, Inc.	First lien senior secured delayed draw term loan	1/2028	—	8,537	(21)
Nova Women's Health, Inc.	First lien senior secured delayed draw term loan	7/2027	—	48,295	(121)
NSCALE SERVICES UK LTD	First lien senior secured delayed draw term loan	8/2027	6,623	153,377	—
One, Inc. Software Corporation	First lien senior secured delayed draw term loan	12/2027	—	19,375	(97)
Packaging Coordinators Midco, Inc.	First lien senior secured delayed draw term loan	10/2027	5,926	5,277	—
Packaging Coordinators Midco, Inc.	First lien senior secured delayed draw term loan	4/2026	—	77,828	(195)
Paris US Holdco, Inc. (dba Precinmac)	First lien senior secured delayed draw term loan	12/2026	—	18,063	—
Peachtree Buyer, Inc. (dba Pond & Company)	First lien senior secured delayed draw term loan	12/2027	—	31,126	(389)
PerkinElmer U.S. LLC	First lien senior secured delayed draw term loan	10/2027	—	35,613	—
PG Buyer, LLC	First lien senior secured delayed draw term loan	9/2027	—	7,074	(71)
Pike Corp.	First lien senior secured delayed draw term loan	12/2028	—	53,430	(134)
Plasma Buyer LLC (dba PathGroup)	First lien senior secured delayed draw term loan	3/2027	2,513	5,711	—
Premise Health Holding Corp.	First lien senior secured delayed draw term loan	11/2027	7,995	5,343	—
Raven Acquisition Holdings, LLC (dba R1 RCM)	First lien senior secured delayed draw term loan	10/2026	—	1,922	(29)
RL Datix Holdings (USA), Inc.	First lien senior secured delayed draw term loan	4/2027	—	14,908	(112)
Saber Parent Holdings Corp. (dba Service Logic)	First lien senior secured delayed draw term loan	12/2028	—	24,780	(186)
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured delayed draw term loan	8/2026	—	5,742	—
Sentinel Buyer Corp. (dba SimpliSafe)	First lien senior secured delayed draw term loan	11/2027	—	18,684	(187)
Severin Acquisition, LLC (dba PowerSchool)	First lien senior secured delayed draw term loan	10/2027	6,556	20,641	—
SimonMed, Inc.	First lien senior secured delayed draw term loan	2/2027	34,709	11,099	—
Simplicity Financial Marketing Group Holdings, Inc.	First lien senior secured delayed draw term loan	12/2026	33,754	6,317	—
Smarsh Inc.	First lien senior secured delayed draw term loan	1/2027	2,305	18,042	(311)

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Soleo Holdings, Inc.	First lien senior secured delayed draw term loan	2/2027	—	15,932	—
Sonny's Enterprises, LLC	First lien senior secured delayed draw term loan	6/2027	10,745	7,898	—
Southern Air & Heat Holdings, LLC	First lien senior secured delayed draw term loan	1/2028	2,747	13,215	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured delayed draw term loan	10/2027	—	17,957	(359)
Spotless Brands, LLC	First lien senior secured delayed draw term loan	3/2027	15,459	66,511	—
STS PARENT, LLC (dba STS Aviation Group)	First lien senior secured delayed draw term loan	10/2026	—	37,550	(188)
Tamarack Intermediate, L.L.C. (dba Verisk 3E)	First lien senior secured delayed draw term loan	7/2027	2,950	7,115	—
TBRS, Inc. (dba TEAM Technologies)	First lien senior secured delayed draw term loan	11/2026	—	18,303	—
Themis Solutions Inc. (dba Clio)	First lien senior secured delayed draw term loan	10/2027	—	8,310	(229)
THG Acquisition, LLC (dba Hilb)	First lien senior secured delayed draw term loan	10/2026	7,901	12,770	—
Thunder Purchaser, Inc. (dba Vector Solutions)	First lien senior secured delayed draw term loan	10/2026	20,317	6,858	—
Tricentis Operations Holdings, Inc.	First lien senior secured delayed draw term loan	2/2027	—	10,055	(302)
Troon Golf, L.L.C.	First lien senior secured delayed draw term loan	9/2026	27,106	27,449	—
U.S. Urology Partners LLC	First lien senior secured delayed draw term loan	10/2027	—	25,000	(281)
Unified Women's Healthcare, LP	First lien senior secured delayed draw term loan	9/2027	—	6,628	(8)
Unit4 Group Holding B.V.	First lien senior secured EUR delayed draw term loan	1/2030	—	11,965	—
Unit4 Group Holding B.V.	First lien senior secured EUR term loan	1/2033	—	127,628	—
USIC Holdings, Inc.	First lien senior secured delayed draw term loan	9/2026	1,531	692	—
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)	First lien senior secured delayed draw term loan	8/2026	6,149	7,774	—
Vensure Employer Services, Inc.	First lien senior secured delayed draw term loan	3/2028	—	25,624	(134)
Vessco Midco Holdings, LLC	First lien senior secured delayed draw term loan	7/2026	22,053	1,831	—
Vessco Midco Holdings, LLC	First lien senior secured delayed draw term loan	5/2028	—	23,778	—
Vestwell Holdings Inc.	First lien senior secured delayed draw term loan	1/2028	—	5,405	(216)
Victors Purchaser, LLC (dba Service Express)	First lien senior secured delayed draw term loan	12/2027	—	8,737	(44)
W.A. Kendall and Company, LLC	First lien senior secured delayed draw term loan	12/2026	11,384	47,840	—
Walker Edison Furniture Company LLC	First lien senior secured delayed draw term loan	N/A	305	131	—
Walker Edison Furniture Company LLC	First lien senior secured delayed draw term loan	N/A	141	113	—
Wipfli Advisory LLC	First lien senior secured delayed draw term loan	4/2028	—	23,102	(116)
Wrench Group LLC	First lien senior secured delayed draw term loan	9/2027	—	32,404	(162)
WU Holdco, Inc. (dba PurposeBuilt Brands)	First lien senior secured delayed draw term loan	4/2027	—	46,130	(115)
Accommodations Plus Technologies LLC	First lien senior secured revolving loan	5/2032	—	1,250	(41)
Activate Holdings (US) Corp. (dba Absolute Software)	First lien senior secured revolving loan	7/2029	—	352	(7)
Aerosmith Bidco 1 Limited (dba Audiotonix)	First lien senior secured revolving loan	7/2030	—	44,919	—
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured revolving loan	8/2031	—	4,245	(127)
Alera Group, Inc.	First lien senior secured revolving loan	5/2030	—	12,500	(394)
AmeriLife Holdings LLC	First lien senior secured revolving loan	8/2028	5,565	27,827	—
Anaplan, Inc.	First lien senior secured revolving loan	6/2028	—	16,528	(372)
Anesthesia Consulting & Management, LP	First lien senior secured revolving loan	12/2030	—	9,022	(90)
Appfire Technologies, LLC	First lien senior secured revolving loan	3/2028	—	1,633	(57)
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured revolving loan	1/2031	1,942	6,555	—
Arctic Holdco, LLC (dba Novvia Group)	First lien senior secured revolving loan	1/2031	3,906	7,930	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Arctic US Bidco, Inc. (dba ThermoSafe)	First lien senior secured multi-currency revolving loan	11/2032	1,148	15,255	—
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured revolving loan	7/2030	—	2,710	(28)
Ascend Buyer, LLC (dba PPC Flexible Packaging)	First lien senior secured revolving loan	9/2028	1,146	7,041	—
Associations, Inc.	First lien senior secured revolving loan	7/2028	—	25,389	—
Atlas Borrower, LLC (dba Anovo)	First lien senior secured revolving loan	9/2032	—	15,983	(200)
Atlas US Finco, Inc. (dba Nearmap)	First lien senior secured revolving loan	12/2028	—	7,697	(77)
AWP Group Holdings, Inc.	First lien senior secured revolving loan	12/2030	3,773	2,032	—
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)	First lien senior secured revolving loan	3/2031	—	1,995	(50)
Baker Tilly Advisory Group, LP	First lien senior secured revolving loan	6/2030	—	43,084	—
Bamboo US BidCo LLC	First lien senior secured revolving loan	10/2029	—	20,128	—
Bayshore Intermediate #2, L.P. (dba Boomi)	First lien senior secured revolving loan	10/2027	4,547	13,789	—
BCPE Osprey Buyer, Inc. (dba PartsSource)	First lien senior secured revolving loan	8/2028	3,996	1,319	—
BCPE Pequod Buyer, Inc. (dba Envestnet)	First lien senior secured revolving loan	11/2029	—	16,634	(624)
BCTO BSI Buyer, Inc. (dba Buildertrend)	First lien senior secured revolving loan	12/2028	—	9,677	(169)
Belmont Buyer, Inc. (dba Valenz)	First lien senior secured revolving loan	6/2029	887	5,763	—
Birdie Bidco, Inc. (dba Concert Golf Partners)	First lien senior secured revolving loan	11/2032	—	24,014	(120)
Blast Bidco Inc. (dba Bazooka Candy Brands)	First lien senior secured revolving loan	10/2029	—	4,179	—
Bracket Intermediate Holding Corp.	First lien senior secured revolving loan	10/2031	—	5,003	(100)
Brightway Holdings, LLC	First lien senior secured revolving loan	12/2029	—	6,589	(16)
Bristol Hospice L.L.C.	First lien senior secured revolving loan	8/2032	—	19,229	—
BTRS Holdings Inc. (dba Billtrust)	First lien senior secured revolving loan	12/2028	3,978	1,085	—
BusinessSolver.com, Inc.	First lien senior secured revolving loan	12/2032	—	1,097	(33)
By Light Professional IT Services LLC	First lien senior secured revolving loan	7/2031	—	7,025	(228)
Cadence, Inc.	First lien senior secured revolving loan	5/2028	810	2,084	—
Cambrex Corporation	First lien senior secured revolving loan	3/2032	6,659	22,474	—
Canadian Hospital Specialties Limited	First lien senior secured revolving loan	4/2027	217	209	—
Catalis Intermediate, Inc. (fka GovBrands Intermediate, Inc.)	First lien senior secured revolving loan	8/2027	108	773	—
CCI BUYER, INC. (dba Consumer Cellular)	First lien senior secured revolving loan	5/2032	—	29,023	(73)
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)	First lien senior secured revolving loan	6/2029	—	2,239	—
Certinia Inc.	First lien senior secured revolving loan	8/2031	—	15,425	(424)
CHA Vision Holdings, Inc. (fka FR Vision Holdings, Inc.)	First lien senior secured revolving loan	1/2030	—	3,692	—
CivicPlus, LLC	First lien senior secured revolving loan	8/2030	—	6,058	(167)
CMG HoldCo, LLC (dba Crete United)	First lien senior secured revolving loan	11/2030	2,166	9,384	—
Commander Buyer, Inc. (dba CenExel)	First lien senior secured revolving loan	6/2032	—	22,509	(113)
Conservice Midco, LLC	First lien senior secured revolving loan	2/2033	—	15,552	(39)
CoreTrust Purchasing Group LLC	First lien senior secured revolving loan	10/2029	—	14,183	(35)
Coupa Holdings, LLC	First lien senior secured revolving loan	2/2029	—	1,664	(67)
CPM Holdings, Inc.	First lien senior secured revolving loan	6/2028	1,971	3,029	—
Creek Parent, Inc. (dba Catalent)	First lien senior secured revolving loan	12/2031	—	42,297	(317)
Crewline Buyer, Inc. (dba New Relic)	First lien senior secured revolving loan	11/2030	—	17,226	(431)

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured revolving loan	8/2031	—	50,193	(251)
D4C Dental Brands, Inc.	First lien senior secured revolving loan	11/2029	4,913	8,188	—
DCCM, LLC	First lien senior secured revolving loan	6/2032	—	10,493	(79)
DCG ACQUISITION CORP. (dba DuBois Chemical)	First lien senior secured revolving loan	6/2031	—	15,899	(199)
Deerfield Dakota Holdings	First lien senior secured revolving loan	9/2032	9,409	37,637	—
Delinea Buyer, Inc. (f/k/a Centrify)	First lien senior secured revolving loan	3/2030	—	14,103	(55)
Denali Intermediate Holdings, Inc. (dba Dun & Bradstreet)	First lien senior secured revolving loan	8/2032	—	25,284	(569)
dentalcorp Health Services Ltd. (fka Aryeh Bidco Investment Ltd.)	First lien senior secured revolving loan	1/2033	—	26,569	(133)
Diamond Mezzanine 24 LLC (dba United Risk)*	First lien senior secured revolving loan	10/2030	6,175	—	—
DM Buyer (USA), Inc.	First lien senior secured revolving loan	2/2033	—	11,750	(59)
Dresser Utility Solutions, LLC	First lien senior secured revolving loan	3/2029	—	10,552	—
DuraServ LLC	First lien senior secured revolving loan	6/2030	8,732	15,524	—
Eagle Family Foods Group LLC	First lien senior secured revolving loan	8/2030	—	20,344	(51)
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured revolving loan	11/2027	—	3,387	(51)
Einstein Parent, Inc. (dba Smartsheet)	First lien senior secured revolving loan	1/2031	—	7,949	(199)
Essential Services Holding Corporation (dba Turnpoint)	First lien senior secured revolving loan	6/2030	1,743	2,614	—
Eternal Buyer, LLC (dba Wedgewood Weddings)	First lien senior secured revolving loan	6/2032	—	15,411	(77)
Evolution BuyerCo, Inc. (dba SIAA)	First lien senior secured revolving loan	4/2030	—	12,968	—
Fiesta Purchaser, Inc. (dba Shearer's Foods)	First lien senior secured revolving loan	2/2029	3,328	13,287	—
Flexera Software LLC	First lien senior secured revolving loan	8/2032	—	8,085	(202)
Forescout Technologies, Inc.	First lien senior secured revolving loan	5/2031	—	12,702	(286)
Formerra, LLC	First lien senior secured revolving loan	11/2028	—	526	(3)
Fortis Solutions Group, LLC	First lien senior secured revolving loan	10/2027	3,036	3,711	—
Foundation Consumer Brands, LLC	First lien senior secured revolving loan	2/2029	—	3,411	(9)
FR Flow Control CB LLC (dba Trillium Flow Technologies)	First lien senior secured revolving loan	12/2029	—	23,160	—
Galls, LLC	First lien senior secured revolving loan	3/2030	7,456	8,241	—
Galway Borrower LLC	First lien senior secured revolving loan	9/2028	2,383	3,884	—
Gaylord Chemical Company, L.L.C.	First lien senior secured revolving loan	12/2027	1,509	2,463	—
Gerson Lehrman Group, Inc.	First lien senior secured revolving loan	12/2028	—	8,404	(147)
GI Apple Midco LLC (dba Atlas Technical Consultants)	First lien senior secured revolving loan	4/2029	4,987	6,095	—
GI Ranger Intermediate, LLC (dba Rectangle Health)	First lien senior secured revolving loan	10/2027	669	1,004	—
Granicus, Inc.	First lien senior secured revolving loan	1/2031	—	4,633	(58)
GS Acquisitionco, Inc. (dba insightsoftware)	First lien senior secured revolving loan	5/2028	130	118	—
H&F Opportunities LUX III S.À R.L (dba Checkmarx)	First lien senior secured revolving loan	4/2028	—	8,440	(105)
Hercules Borrower, LLC (dba The Vincit Group)	First lien senior secured revolving loan	12/2028	—	12,595	—
Himalaya Topco LLC (dba HealthEdge)	First lien senior secured revolving loan	6/2032	1,276	6,926	—
Hissho Parent, LLC	First lien senior secured revolving loan	5/2029	—	11,009	—
Home Service TopCo IV, Inc.	First lien senior secured revolving loan	12/2027	—	3,359	—
Horizon Avionics Buyer, LLC (dba Acron Aviation)	First lien senior secured revolving loan	3/2032	4,394	20,574	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Hyland Software, Inc.	First lien senior secured revolving loan	9/2029	—	6,978	(209)
Icefall Parent, Inc. (dba EngageSmart)	First lien senior secured revolving loan	1/2030	—	2,749	(34)
IG Investments Holdings, LLC (dba Insight Global)	First lien senior secured revolving loan	9/2028	—	4,866	—
Indigo Buyer, Inc. (dba Inovar Packaging Group)	First lien senior secured revolving loan	5/2028	—	12,700	—
Indikami Bidco, LLC (dba IntegriChain)	First lien senior secured revolving loan	6/2030	3,566	1,126	—
Integrity Marketing Acquisition, LLC	First lien senior secured revolving loan	8/2028	—	17,886	—
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured revolving loan	3/2028	602	5,416	—
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))	First lien senior secured revolving loan	12/2028	—	23,738	(178)
Iris Specialty Acquisition LLC (dba Integrated Specialty Coverages)	First lien senior secured revolving loan	11/2032	1,406	4,782	—
Jawbreaker Parent, Inc.	First lien senior secured revolving loan	1/2033	—	20,483	(358)
Jellyfish Bidco Limited (dba JTC)	First lien senior secured multi-currency revolving loan	11/2032	—	14,330	—
Jeppesen Holdings, LLC	First lien senior secured multi-currency revolving loan	11/2032	—	863	(15)
JS Parent, Inc. (dba Jama Software)	First lien senior secured revolving loan	4/2031	—	88	—
Klick Inc.	First lien senior secured revolving loan	11/2031	—	18,088	(136)
KRIV Acquisition Inc. (dba Riveron)	First lien senior secured revolving loan	7/2031	7,168	9,757	—
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)	First lien senior secured revolving loan	12/2029	—	43,355	(325)
KWOR Acquisition, Inc. (dba Alacrity Solutions)	First lien senior secured revolving loan	2/2030	—	2,877	—
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)	First lien senior secured revolving loan	9/2029	—	8,600	(22)
Lightbeam Bidco, Inc. (dba Lazer Spot)	First lien senior secured revolving loan	5/2029	—	11,685	(58)
Lignetics Investment Corp.	First lien senior secured revolving loan	10/2026	—	11,471	—
Litera Bidco LLC	First lien senior secured revolving loan	5/2028	—	2,266	(40)
Magnet Forensics, LLC (f/k/a Grayshift, LLC)	First lien senior secured revolving loan	7/2028	—	2,419	—
MAJCO LLC (dba Big Brand Tire & Service)	First lien senior secured revolving loan	9/2032	—	59,002	(148)
ManTech International Corporation	First lien senior secured revolving loan	9/2028	—	1,806	(23)
Maple Acquisition, LLC (dba Medicus)	First lien senior secured revolving loan	5/2030	—	15,336	—
Mario Purchaser, LLC (dba Len the Plumber)	First lien senior secured revolving loan	4/2028	7,984	54	—
Matterhorn Finco, Inc.	First lien senior secured revolving loan	3/2033	—	12,784	(64)
McQueen Bidco PTY LTD. (dba Infomedia)	First lien senior secured revolving loan	12/2032	—	4,927	(74)
MHE Intermediate Holdings, LLC (dba OnPoint Group)	First lien senior secured revolving loan	7/2027	1,429	2,143	—
Milan Laser Holdings LLC	First lien senior secured revolving loan	4/2027	—	2,553	(38)
Ministry Brands Holdings, LLC	First lien senior secured revolving loan	12/2027	395	4,350	—
Minotaur Acquisition, Inc. (dba Inspira Financial)	First lien senior secured revolving loan	6/2030	—	25,814	(65)
Mitnick Corporate Purchaser, Inc.	First lien senior secured revolving loan	5/2027	1,238	8,138	(4,083)
Modernizing Medicine, Inc. (dba ModMed)	First lien senior secured revolving loan	4/2032	—	10,683	(53)
Monotype Imaging Holdings Inc.	First lien senior secured revolving loan	2/2030	—	21,041	(421)
Natural Partners, LLC	First lien senior secured revolving loan	11/2030	—	11,814	—
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.	First lien senior secured EUR revolving loan	3/2031	—	4,640	(81)

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Nelipak Holding Company	First lien senior secured revolving loan	3/2031	2,375	6,421	—
Neptune Holdings, Inc. (dba NexTech)	First lien senior secured revolving loan	8/2029	—	4,118	(82)
NH Kronos Parent, Inc.	First lien senior secured revolving loan	1/2033	2,561	10,244	—
NMI Acquisitionco, Inc. (dba Network Merchants)	First lien senior secured revolving loan	9/2028	—	558	(8)
Nova Women's Health, Inc.	First lien senior secured revolving loan	1/2032	—	3,864	(19)
OAC Holdings I Corp. (dba Omega Holdings)	First lien senior secured revolving loan	3/2028	1,691	882	—
OB Hospitalist Group, Inc.	First lien senior secured revolving loan	9/2027	—	7,993	—
Offen, Inc.	First lien senior secured revolving loan	7/2029	921	1,347	—
Ole Smoky Distillery, LLC	First lien senior secured revolving loan	3/2028	—	3,302	(256)
One, Inc. Software Corporation	First lien senior secured revolving loan	12/2032	—	7,750	(78)
Packaging Coordinators Midco, Inc.	First lien senior secured revolving loan	10/2032	—	51,253	(513)
Paris US Holdco, Inc. (dba Precinmac)	First lien senior secured revolving loan	12/2031	677	8,354	—
Patriot Acquisition TopCo S.À R.L. (dba Corza Health, Inc.)	First lien senior secured revolving loan	1/2028	—	7,761	—
PDI TA Holdings, Inc.	First lien senior secured revolving loan	2/2031	4,687	335	—
Peachtree Buyer, Inc. (dba Pond & Company)	First lien senior secured revolving loan	12/2032	467	19,765	—
PetVet Care Centers, LLC	First lien senior secured revolving loan	11/2029	6,652	26,606	—
PG Buyer, LLC	First lien senior secured revolving loan	9/2031	—	4,042	(61)
Pike Corp.	First lien senior secured revolving loan	12/2032	—	35,620	(178)
Plasma Buyer LLC (dba PathGroup)*	First lien senior secured revolving loan	5/2028	13,107	—	—
PPV Intermediate Holdings, LLC	First lien senior secured revolving loan	8/2029	4,445	7,409	—
Premise Health Holding Corp.	First lien senior secured revolving loan	11/2031	—	11,308	(170)
Puma Buyer, LLC (dba PANTHERx)	First lien senior secured revolving loan	3/2032	—	31,523	—
QAD, Inc.	First lien senior secured revolving loan	11/2027	—	6,000	(90)
Quva Pharma, Inc.	First lien senior secured revolving loan	4/2028	—	455	(14)
Rhea Parent, Inc.	First lien senior secured revolving loan	12/2030	—	21,596	(216)
RL Datix Holdings (USA), Inc.	First lien senior secured revolving loan	10/2030	—	13,053	(228)
Saber Parent Holdings Corp. (dba Service Logic)	First lien senior secured revolving loan	12/2032	3,634	8,756	—
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured revolving loan	5/2031	—	5,742	(14)
SCHP Purchaser, Inc. (dba St. Croix Hospice)	First lien senior secured revolving loan	10/2032	—	19,885	(298)
Securonix, Inc.	First lien senior secured revolving loan	4/2028	—	5,339	(1,041)
Senderra RX Acquisition, LLC	First lien senior secured revolving loan	3/2033	2,235	8,938	—
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured revolving loan	5/2028	1,371	19,191	—
Severin Acquisition, LLC (dba PowerSchool)	First lien senior secured revolving loan	10/2031	4,353	11,972	—
SimonMed, Inc.	First lien senior secured revolving loan	2/2031	16,879	13,810	—
Simplicity Financial Marketing Group Holdings, Inc.	First lien senior secured revolving loan	12/2031	—	20,119	(101)
Smarsh Inc.	First lien senior secured revolving loan	2/2029	2,303	8,493	—
Soleo Holdings, Inc.	First lien senior secured revolving loan	2/2032	—	15,932	—
Soliant Lower Intermediate, LLC (dba Soliant)	First lien senior secured revolving loan	6/2031	—	15,556	(4,044)
Sonny's Enterprises, LLC	First lien senior secured revolving loan	8/2027	20,755	5,147	—
Southern Air & Heat Holdings, LLC	First lien senior secured revolving loan	1/2029	287	2,372	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured revolving loan	10/2031	—	14,965	(374)
Spotless Brands, LLC	First lien senior secured revolving loan	7/2028	—	2,244	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
STS PARENT, LLC (dba STS Aviation Group)	First lien senior secured revolving loan	10/2030	11,828	3,192	—
SWK BUYER, Inc. (dba Stonewall Kitchen)	First lien senior secured revolving loan	3/2029	—	5,579	(195)
Tamarack Intermediate, L.L.C. (dba Verisk 3E)	First lien senior secured revolving loan	3/2029	—	5,336	(133)
TBRS, Inc. (dba TEAM Technologies)	First lien senior secured revolving loan	11/2030	—	20,918	(105)
The Better Being Co., LLC (fka Nutraceutical International Corporation)	First lien senior secured revolving loan	12/2029	—	13,257	(133)
Themis Solutions Inc. (dba Clio)	First lien senior secured revolving loan	10/2032	—	6,925	(190)
THG Acquisition, LLC (dba Hilb)	First lien senior secured revolving loan	10/2031	2,545	7,813	—
Thunder Purchaser, Inc. (dba Vector Solutions)	First lien senior secured revolving loan	6/2027	—	1,021	(20)
Tricentis Operations Holdings, Inc.	First lien senior secured revolving loan	2/2032	—	6,284	(220)
Troon Golf, L.L.C.	First lien senior secured revolving loan	8/2028	—	27,449	—
Truist Insurance Holdings, LLC	First lien senior secured revolving loan	5/2029	3,405	3,614	—
Unified Women's Healthcare, LP	First lien senior secured revolving loan	6/2029	—	8,120	(41)
Unit4 Group Holding B.V.	First lien senior secured EUR revolving loan	1/2033	—	15,954	—
USIC Holdings, Inc.	First lien senior secured revolving loan	9/2031	4,194	635	—
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)	First lien senior secured revolving loan	12/2029	—	4,975	—
Valeris, Inc. (fka Phantom Purchaser, Inc.)	First lien senior secured revolving loan	9/2031	—	33,898	(85)
Velocity HoldCo III Inc. (dba VelocityEHS)	First lien senior secured revolving loan	5/2029	—	258	(5)
Vessco Midco Holdings, LLC	First lien senior secured revolving loan	7/2031	—	7,962	—
Vestwell Holdings Inc.	First lien senior secured revolving loan	1/2031	—	1,507	(60)
Victors Purchaser, LLC (dba Service Express)	First lien senior secured revolving loan	12/2032	—	16,617	(125)
Vital Bidco AB (dba Vitamin Well)	First lien senior secured revolving loan	10/2030	—	52,912	—
W.A. Kendall and Company, LLC	First lien senior secured revolving loan	4/2030	5,909	2,230	—
Wipfli Advisory LLC	First lien senior secured revolving loan	10/2032	—	15,401	(116)
Wrench Group LLC	First lien senior secured revolving loan	9/2031	12,097	20,307	—
WU Holdco, Inc. (dba PurposeBuilt Brands)	First lien senior secured revolving loan	4/2032	3,075	11,276	—
Zendesk, Inc.	First lien senior secured revolving loan	11/2028	—	17,609	(616)
Total non-controlled/non-affiliated - debt commitments			$879,695	$4,967,706	$(33,600)
Non-controlled/non-affiliated - equity commitments
Chrome Investors LP	LP Interest	N/A	7,339	1,835	—
Percheron Horsepower-A LP (dba Big Brand Tire & Service)	Limited Partner Interest	N/A	71,553	11,679	—
Polar Investors LP (dba Dentalcorp)	Common Equity	N/A	8,520	2,130	—
Valor Cl Blocker Feeder LP	LP Interest	N/A	6,430	4,286	—
Total non-controlled/non-affiliated - equity commitments			$93,842	$19,930	$—
Non-controlled/affiliated - debt commitments
Pluralsight, LLC	First lien senior secured delayed draw term loan	8/2029	$—	$496	$(27)
Pluralsight, LLC	First lien senior secured revolving loan	8/2029	—	198	(11)
Total non-controlled/affiliated - debt commitments			$—	$694	$(38)
Non-controlled/affiliated - equity commitments
Wingspire Capital Holdings LLC	Specialty finance equity investment	N/A	$9,000	$36,000	$—
Total non-controlled/affiliated - equity commitments			$9,000	$36,000	$—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Controlled/affiliated - debt commitments
Notorious Topco, LLC (dba Beauty Industry Group)	First lien senior secured revolving loan	12/2030	$—	$10,157	$(152)
Total controlled/affiliated - debt commitments			$—	$10,157	$(152)
Controlled/affiliated - equity commitments
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC	Specialty finance equity investment	N/A	$27,363	$36,471	$—
LSI Financing LLC	Specialty finance equity investment	N/A	535,195	189,525	—
OWL-HP FINANCE LLC	Specialty finance equity investment	N/A	44,062	171,438	—
Total controlled/affiliated - equity commitments			$606,620	$397,434	$—
Total Portfolio Company Commitments			$1,589,157	$5,431,921	$(33,790)
*Fully funded
(23)The negative cost and fair value results from unamortized fees, which are capitalized to the investment cost of unfunded commitments, if any.
(24)As defined in the Investment Company Act of 1940, as amended (the “1940 Act”), the Company is deemed to “control” a portfolio company if the Company owns more than 25% of the portfolio company’s voting securities or has the power to exercise control over management or policies, including through a management agreement. As defined in the 1940 Act, the Company is an “affiliated person” of this portfolio company if the Company owns more than 5% or more of the portfolio company’s outstanding voting securities. Transactions related to the Company’s investments in non-controlled affiliates and controlled affiliates for the year ended March 31, 2026, were as follows:

Company	Fair value as of December 31, 2025	Gross Additions(a)	Gross Reductions(b)	Net Change in Unrealized Gain/(Loss)	Fair value as of March 31, 2026	Dividend Income	Interest and PIK Income	Other Income
Controlled Affiliates
AAM Series 2.1 Aviation Feeder, LLC(c)	$122,705	$2,378	$(245)	$(1,927)	$122,911	$—	$2,281	$—
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(c)	93,464	2,201	—	(2,359)	93,306	—	1,763	—
Blue Owl Credit SLF LLC(d)	76,791	10,209	—	(6,395)	80,605	1,728	—	—
Blue Owl Cross-Strategy Opportunities 2025-1 LLC (fka Blue Owl Cross-Strategy Opportunities LLC)	136,815	110,976	—	(1,135)	246,656	7,057	—	—
Blue Owl Leasing LLC(d)	17,229	—	(15,337)	(4)	1,888	—	—	—
OWL-HP FINANCE LLC	—	44,064	—	60	44,124	—	—	—
Fifth Season Investments LLC	344,960	—	—	880	345,840	7,347	—	—
LSI Financing LLC	321,093	246,220	(7,909)	2,024	561,428	8,716	—	—
Notorious Topco, LLC (dba Beauty Industry Group)	124,174	2,503	—	(1,544)	125,133	—	2,209	195
OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)(d)	280,331	8,750	—	(33,658)	255,423	5,928	—	—
Total Controlled Affiliates	$1,517,562	$427,301	$(23,491)	$(44,058)	$1,877,314	$30,776	$6,253	$195

Company	Fair value as of December 31, 2025	Gross Additions(a)	Gross Reductions(b)	Net Change in Unrealized Gain/(Loss)	Fair value as of March 31, 2026	Dividend Income	Interest and PIK Income	Other Income
Non-Controlled Affiliates
LSI Financing 1 DAC	$4,105	$—	$—	$62	$4,167	$—	$—	$—
Pluralsight, LLC	2,303	6	(3)	(660)	1,646	—	25	1
Wingspire Capital Holdings LLC	10,156	—	—	(8)	10,148	214	—	—
Total Non-controlled Affiliates	$16,564	$6	$(3)	$(606)	$15,961	$214	$25	$1

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

_______________
(a)     Gross additions may include increases in the cost basis of investments resulting from new investments, amounts related to PIK interest capitalized and added to the principal balance of the respective loans, the accretion of discounts, the exchange of one or more existing investments for one or more new investments from a different category.
(b)     Gross reductions may include decreases in the cost basis of investments resulting from principal collections related to investment repayments and sales, return of capital, the amortization of premiums and the exchange of one or more existing securities for one or more new securities.
(c)     In connection with its investment in AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC and AAM Series 2.1 Aviation Feeder, LLC (collectively, “Amergin AssetCo”) the Company made a minority investment in Amergin Asset Management, LLC which has entered into a Servicing Agreement with Amergin AssetCo.
(d)     For further description of the Company’s investment in OCIC SLF LLC (f/k/a Blue Owl Credit Income Senior Loan Fund LLC) (“OCIC SLF”), Blue Owl Credit SLF LLC (“Credit SLF”), Blue Owl Leasing LLC (“Blue Owl Leasing”) and OWL-HP FINANCE LLC (“Owl-HP Finance”) see “Note 4 — Investments.”
(25)Unless otherwise indicated, the Company’s portfolio companies are pledged as collateral supporting the amounts outstanding under the Revolving Credit Facility, SPV Asset Facilities and CLOs. See “Note 5 — Debt”.
(26)Investment is not pledged as collateral under the Company’s Amended and Restated Senior Secured Revolving Credit Agreement (the “Revolving Credit Facility”, credit facilities to which certain of our subsidiaries are parties (the “SPV Asset Facilities”) and collateral loan obligation transactions (“CLOs”).
(27)As of March 31, 2026, the net estimated unrealized loss on investments for U.S. federal income tax purposes was $441.4 million based on a tax cost basis of $35.94 billion. As of March 31, 2026, the estimated aggregate gross unrealized loss for U.S. federal income tax purposes was $727.3 million. As of March 31, 2026, the estimated aggregate gross unrealized gain for U.S. federal income tax purposes was $285.9 million.
(28)Investment was on non-accrual status as of March 31, 2026.
(29)Investment is non-income producing.
(30)Security acquired in transaction exempt from registration under the Securities Act of 1933, and may be deemed to be “restricted security” under the Securities Act. As of March 31, 2026, the aggregate fair value of these securities is $2.60 billion, or 13.6% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Portfolio Company	Investment	Acquisition Date
25CXBFS SCSP (dba Xplor)	Limited Partner Interest	November 21, 2025
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC**	Specialty finance equity investment	July 1, 2022
AAM Series 2.1 Aviation Feeder, LLC**	Specialty finance equity investment	July 1, 2022
Accelerate Topco Holdings, LLC	Common Units	September 1, 2022
AlphaSense, LLC	Series E Preferred Shares	June 27, 2024
Amergin Asset Management, LLC	Specialty finance equity investment	July 1, 2022
ASP Conair Holdings LP	Class A Units	May 17, 2021
Baypine Commander Co-Invest, LP	LP Interest	June 6, 2025
BEHP Co-Investor II, L.P.	LP Interest	May 6, 2022
Bird Holding B.V. (fka MessageBird Holding B.V.)	Extended Series C Warrants	May 5, 2021
Blue Owl Credit SLF LLC*	LLC Interest	August 1, 2024
Blue Owl Cross-Strategy Opportunities 2025-1 LLC (fka Blue Owl Cross-Strategy Opportunities LLC)**	Specialty finance equity investment	September 19, 2025
Blue Owl Leasing LLC**	LLC Interest	October 14, 2025
Brooklyn Lender Co-Invest 2, L.P. (dba Boomi)	Common Units	October 1, 2021
Capital Integration Systems LLC (dba CAIS)	Class D Common Units	February 27, 2026
CD&R Value Building Partners I, L.P. (dba Belron)	LP Interest	December 2, 2021
Chrome Investors LP	LP Interest	January 25, 2025
Dodge Construction Network Holdings, L.P.	Class A-2 Common Units	March 16, 2022
Dodge Construction Network Holdings, L.P.	Series A Preferred Units	March 16, 2022
Elliott Alto Co-Investor Aggregator L.P.	LP Interest	September 28, 2022
Equity NewCo S.A. (dba Netceed)	Common Equity	January 29, 2026
Evolution Parent, LP (dba SIAA)	LP Interest	April 30, 2021
Fifth Season Investments LLC**	Specialty finance equity investment	October 17, 2022
Gloves Holdings, LP (dba Protective Industrial Products)	LP Interest	December 28, 2020
GrowthCurve Capital Sunrise Co-Invest LP (dba Brightway)	LP Interest	December 16, 2021
Hercules Buyer, LLC (dba The Vincit Group)	Common Units	December 15, 2020
Hissho Sushi Holdings, LLC	Class A Units	May 17, 2022
Hockey Parent Holdings, L.P.	Class A Common Units	September 14, 2023
Insight CP (Blocker) Holdings, L.P. (dba CivicPlus, LLC)	LP Interest	June 8, 2022

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

Portfolio Company	Investment	Acquisition Date
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)	Perpetual Preferred Stock	June 22, 2022
KOBHG Holdings, L.P. (dba OB Hospitalist)	Class A Interests	September 27, 2021
KPCI Co-Invest 2, L.P.	Class A Units	October 15, 2025
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)	Class A Interest	December 12, 2023
KWOR Intermediate I, Inc. (dba Alacrity Solutions)	Preferred Stock	February 28, 2025
KWOR Intermediate I, Inc. (dba Alacrity Solutions)	Class A-1 Common Stock	February 28, 2025
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)	Common Equity	January 8, 2025
LSI Financing 1 DAC**	Specialty finance equity investment	December 14, 2022
LSI Financing LLC**	Specialty finance equity investment	November 25, 2024
Maia Aggregator, LP	Class A-2 Units	February 1, 2022
Metis HoldCo, Inc. (dba Mavis Tire Express Services)	Series A Convertible Preferred Stock	May 3, 2021
Minerva Holdco, Inc.	Senior A Preferred Stock	February 14, 2022
ModMed Software Midco Holdings, Inc. (dba ModMed)	Series A Preferred Units	April 30, 2025
Notorious Purchaser II, Inc. (dba Beauty Industry Group)**	Class B Common Stock	December 19, 2025
Nova Women’s Health Partners Holdings, LP	Class A Units	January 28, 2026
Nscale Global Holdings Limited	Series B Preferred Shares	September 29, 2025
Nscale Global Holdings Limited	Preferred equity	September 29, 2025
OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)*	LLC Interest	November 2, 2022
Orange Blossom Parent, Inc.	Common Units	July 29, 2022
OWL-HP FINANCE LLC*	Specialty finance equity investment	February 9, 2026
Paradigmatic Holdco LLC (dba Pluralsight)	Common stock	August 22, 2024
Patriot Holdings SCSp (dba Corza Health, Inc.)	Class A Units	January 29, 2021
Patriot Holdings SCSp (dba Corza Health, Inc.)	Class B Units	January 29, 2021
PCF Holdco, LLC (dba Trucordia)	Preferred equity	February 16, 2023
PCF Holdco, LLC (dba Trucordia)	Warrants	February 16, 2023
Percheron Horsepower-A LP (dba Big Brand Tire & Service)	Limited Partner Interest	September 23, 2025
Polar Investors LP (dba Dentalcorp)	Common Equity	January 13, 2026
Project Alpine Co-Invest Fund, LP	LP Interest	June 13, 2022
Project Hotel California Co-Invest Fund, L.P.	LP Interest	August 9, 2022
Rhea Acquisition Holdings, LP	Series A-2 Units	February 18, 2022
Rome Topco Holdings, LLC (dba SimpliSafe)	Class A Units	November 6, 2025
Rome Topco Holdings, LLC (dba SimpliSafe)	Class B Units	November 6, 2025
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)	Series A Preferred Stock	November 15, 2023
Snowbird Manager LP	Limited Partner Interest	December 17, 2025
Sunshine Software Holdings, Inc. (dba Cornerstone OnDemand, Inc.)	Series A Preferred Stock	October 14, 2021
TCB Holdings I LLC (dba TricorBraun)	Class A Preferred Units	January 31, 2025
Thunder Topco L.P. (dba Vector Solutions)	Common Units	June 30, 2021
Valor Cl Blocker Feeder LP	LP Interest	October 3, 2025
VCI Intermediate TopCo 1 LLC	Class B Units	November 17, 2025
VEPF VIII Co-Invest 8-A, L.P.	Limited Partner Interest	March 5, 2026
Vestwell Holdings Inc.	Series D Preferred Stock	December 20, 2023
Vestwell Holdings Inc.	Series E Preferred Stock	January 30, 2026
Vestwell Holdings Inc.	Warrants	January 30, 2026
Wingspire Capital Holdings LLC**	Specialty finance equity investment	November 7, 2025
WMC Bidco, Inc. (dba West Monroe)	Senior Preferred Stock	November 9, 2021
WP Irving Co-Invest, L.P.	Partnership Units	May 18, 2022
XOMA Corporation	Warrants	December 15, 2023
Zoro TopCo, Inc.	Series A Preferred Equity	November 22, 2022
Zoro TopCo, L.P.	Class A Common Units	November 22, 2022
*Refer to “Note 4 — Investments - OCIC SLF LLC, Credit SLF and Blue Owl Leasing”, for further information.
** Refer to “Note 3 — Agreements and Related Party Transactions - Controlled/Affiliated Portfolio Companies.”

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of March 31, 2026
(Amounts in thousands, except share amounts)
Unaudited

(31)This portfolio company is not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of total assets. As of March 31, 2026, non-qualifying assets represented 14.0% of total assets as calculated in accordance with the regulatory requirements.
(32)We invest in this portfolio company through underlying blocker entities Hercules Blocker 1 LLC, Hercules Blocker 2 LLC, Hercules Blocker 3 LLC, Hercules Blocker 4 LLC, and Hercules Blocker 5 LLC.
(33)Reserved.
(34)Blue Owl Cross-Strategy Opportunities 2025-1 LLC (fka Blue Owl Cross-Strategy Opportunities LLC) (“BOCSO”), was formed to hold alternative credit assets, including asset-based finance (“ABF”). ABF is a subsector of private credit focused on generating income from pools of financial, physical or other assets. As of March 31, 2026, the portfolio consists of five investments totaling $1.03 billion at cost and fair value, respectively, ranging in cost from $24.9 million to $379.6 million and with a fair value ranging from $24.7 million to $378.0 million. The largest investment is 36.9% of the total cost of BOCSO’s portfolio. As of March 31, 2026 the portfolio asset class composition was 65.6% ABF - Specialty finance, 32.0% ABF - Leasing, and 2.4% ABF - Commercial Real Estate.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets

Non-controlled/non-affiliated portfolio company investments
Debt Investments(7)
Advertising and media
DIRECTV Financing, LLC(9)	First lien senior secured loan	S+	5.25%		8/2029	43,847	$43,800	$43,943
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))(3)(4)(8)	First lien senior secured loan	S+	4.25%		12/2029	267,492	267,140	267,492
Monotype Imaging Holdings Inc.(3)(4)(8)(22)	First lien senior secured loan	S+	5.25%		2/2031	169,392	168,341	169,392
							479,281	480,827	2.4%
Aerospace and defense
Horizon Avionics Buyer, LLC (dba Acron Aviation)(3)(4)(9)	First lien senior secured loan	S+	4.75%		3/2032	119,846	119,247	119,247
Horizon Avionics Buyer, LLC (dba Acron Aviation)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	4.39%		3/2032	4,394	4,273	4,270
Jeppesen Holdings, LLC(3)(4)(9)	First lien senior secured loan	S+	4.75%		10/2032	16,637	16,515	16,513
ManTech International Corporation(3)(4)(9)	First lien senior secured loan	S+	4.50%		9/2029	14,459	14,459	14,459
Novaria Holdings, LLC(8)	First lien senior secured loan	S+	3.25%		6/2031	19,027	19,022	19,004
Peraton Corp.(3)(9)	Second lien senior secured loan	S+	7.75%		2/2029	4,831	4,798	3,784
STS PARENT, LLC (dba STS Aviation Group)(3)(4)(9)	First lien senior secured loan	S+	5.00%		10/2031	134,166	133,591	132,824
STS PARENT, LLC (dba STS Aviation Group)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.00%		10/2030	10,702	10,646	10,552
							322,551	320,653	1.6%
Asset based lending and fund finance
Hg Genesis 9 SumoCo Limited(3)(4)(14)(31)	Unsecured facility	E+		6.25%	3/2029	€137,861	146,657	161,911
Hg Saturn Luchaco Limited(3)(4)(19)(31)	Unsecured facility	SA+		8.25%	3/2027	£723	923	973
							147,580	162,884	0.8%
Automotive aftermarket
OAC Holdings I Corp. (dba Omega Holdings)(3)(4)(9)	First lien senior secured loan	S+	5.00%		3/2029	8,315	8,225	8,190
							8,225	8,190	—%
Automotive services
MAJCO LLC (dba Big Brand Tire & Service)(3)(4)(9)(22)	First lien senior secured loan	S+	4.50%		9/2032	423,946	421,155	422,886
Mavis Tire Express Services Topco Corp.(3)(8)	First lien senior secured loan	S+	3.00%		5/2028	43,714	43,559	43,854
McQueen Bidco PTY LTD. (dba Infomedia)(3)(4)(9)(31)	First lien senior secured loan	S+	4.50%		12/2032	29,342	29,269	29,269
Spotless Brands, LLC(3)(4)(10)	First lien senior secured loan	S+	5.75%		7/2028	80,882	80,362	80,882
Spotless Brands, LLC(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	5.00%		7/2028	11,844	11,524	11,493
Spotless Brands, LLC(3)(4)(8)(22)	First lien senior secured revolving loan	S+	5.75%		7/2028	449	436	449
Wand Newco 3, Inc. (dba Caliber )(3)(8)	First lien senior secured loan	S+	2.50%		1/2031	21,343	21,199	21,354
							607,504	610,187	3.1%
Buildings and real estate
Associations Finance, Inc.(3)(4)(6)	Unsecured notes	N/A		14.25%	5/2030	189,630	188,690	189,630
Associations, Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	6.50%		7/2028	535,763	535,103	535,763
CoreLogic Inc.(8)	First lien senior secured loan	S+	3.50%		6/2028	23,593	23,261	23,584
Dodge Construction Network LLC(3)(4)(9)	First lien senior secured loan	S+	4.75%		2/2029	10,379	8,737	8,252
Dodge Construction Network LLC(3)(9)	First lien senior secured loan	S+	6.25%		1/2029	7,485	7,370	7,504
RealPage, Inc.(3)(9)	First lien senior secured loan	S+	3.00%		4/2028	18,171	18,161	18,147

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets

RealPage, Inc.(3)(9)	First lien senior secured loan	S+	3.75%		4/2028	25,656	25,547	25,713
Wrench Group LLC(3)(4)(9)	First lien senior secured loan	S+	4.75%		9/2032	237,629	236,254	236,441
Wrench Group LLC(3)(4)(12)(22)	First lien senior secured revolving loan	P+	3.75%		9/2031	6,049	5,865	5,887
							1,048,988	1,050,921	5.3%
Business services
Access CIG, LLC(3)(8)	First lien senior secured loan	S+	4.00%		8/2030	78,207	78,207	75,274
Accommodations Plus Technologies LLC(3)(4)(9)	First lien senior secured loan	S+	5.25%		5/2032	8,105	8,029	7,983
Aurelia Netherlands B.V.(3)(4)(14)(31)	First lien senior secured EUR term loan	E+	4.75%		5/2031	€55,027	62,192	64,626
Boxer Parent Company Inc. (f/k/a BMC)(3)(9)	First lien senior secured loan	S+	3.00%		7/2031	78,463	78,207	78,196
Capstone Acquisition Holdings, Inc.(3)(4)(8)	First lien senior secured loan	S+	4.50%		11/2029	86,289	85,798	86,074
CMG HoldCo, LLC (dba Crete United)(3)(4)(10)(22)	First lien senior secured loan	S+	4.50%		11/2030	52,956	52,468	52,807
ConnectWise, LLC(3)(9)	First lien senior secured loan	S+	3.50%		9/2028	50,574	50,593	49,593
CoolSys, Inc.(3)(9)	First lien senior secured loan	S+	4.75%		8/2028	13,595	13,026	12,015
CoreTrust Purchasing Group LLC(3)(4)(8)	First lien senior secured loan	S+	5.00%		10/2029	129,057	128,181	129,057
DuraServ LLC(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		6/2031	219,810	218,621	217,462
DuraServ LLC(3)(4)(8)(22)	First lien senior secured revolving loan	S+	4.75%		6/2030	3,234	3,144	2,992
Hercules Borrower, LLC (dba The Vincit Group)(3)(4)(9)	First lien senior secured loan	S+	4.75%		12/2028	148,032	147,631	148,032
Hercules Buyer, LLC (dba The Vincit Group)(3)(4)(6)(32)	Unsecured notes	N/A		0.48%	12/2029	24	24	35
Kaseya Inc.(3)(8)	First lien senior secured loan	S+	3.00%		3/2032	79,400	79,039	79,408
Kaseya Inc.(3)(8)	Second lien senior secured loan	S+	5.00%		3/2033	25,172	25,038	24,580
KPSKY Acquisition, Inc. (dba BluSky)(3)(4)(9)	First lien senior secured loan	S+	5.50%		10/2028	100,139	99,222	90,877
KPSKY Acquisition, Inc. (dba BluSky)(3)(4)(9)	First lien senior secured delayed draw term loan	S+	5.75%		10/2028	72	71	66
Ping Identity Holding Corp.(3)(9)	First lien senior secured loan	S+	2.75%		11/2032	35,000	34,914	35,046
Plano HoldCo, Inc. (dba Perficient)(3)(4)(9)	First lien senior secured loan	S+	3.50%		10/2031	24,813	24,708	24,006
Plusgrade Inc.(3)(8)(31)	First lien senior secured loan	S+	3.50%		3/2031	23,585	23,585	23,585
Red Planet Borrower, LLC (dba Liftoff Mobile)(3)(8)	First lien senior secured loan	S+	4.00%		8/2032	62,000	61,464	62,056
XPLOR T1, LLC(3)(4)(9)	First lien senior secured loan	S+	3.50%		12/2032	91,770	91,312	91,770
							1,365,474	1,355,540	6.9%
Chemicals
Advancion Holdings, LLC (fka Aruba Investments Holdings, LLC)(3)(4)(8)	First lien senior secured loan	S+	4.00%		11/2027	18,867	18,723	17,169
Advancion Holdings, LLC (fka Aruba Investments Holdings, LLC)(3)(4)(8)	Second lien senior secured loan	S+	7.75%		11/2028	40,137	40,130	35,823
Derby Buyer LLC (dba Delrin)(3)(8)	First lien senior secured loan	S+	3.00%		11/2030	44,492	44,492	44,599
DCG ACQUISITION CORP. (dba DuBois Chemical)(3)(4)(9)(22)	First lien senior secured loan	S+	5.00%		6/2031	106,360	105,468	105,273
Gaylord Chemical Company, L.L.C.(3)(4)(9)	First lien senior secured loan	S+	5.75%		12/2027	185,087	184,342	184,624
Gaylord Chemical Company, L.L.C.(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.50%		12/2027	2,463	2,461	2,453
Rocket BidCo, Inc. (dba Recochem)(3)(4)(9)(31)	First lien senior secured loan	S+	4.75%		11/2030	353,542	347,877	353,542
Velocity HoldCo III Inc. (dba VelocityEHS)(3)(4)(9)	First lien senior secured loan	S+	5.50%		5/2029	4,043	4,043	4,043
Nouryon Finance B.V.(3)(10)(31)	First lien senior secured loan	S+	3.25%		4/2028	12,360	12,360	12,350
							759,896	759,876	3.8%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets

Consumer products
ACP Tara Holdings, Inc. (dba Arcadia)(3)(4)(9)	First lien senior secured loan	S+	3.25%		12/2032	5,000	4,988	5,025
Beach Acquisition Bidco, LLC (dba Skechers)(9)	First lien senior secured loan	S+	3.25%		7/2032	35,000	34,919	35,242
Conair Holdings LLC(3)(8)	First lien senior secured loan	S+	3.75%		5/2028	44,453	44,214	22,782
Conair Holdings LLC(3)(4)(8)	Second lien senior secured loan	S+	7.50%		5/2029	22,591	22,400	10,166
Foundation Consumer Brands, LLC(3)(4)(9)	First lien senior secured loan	S+	5.00%		2/2029	123,762	122,814	123,143
Lignetics Investment Corp.(3)(4)(9)	First lien senior secured loan	S+	5.75%		11/2027	95,236	95,085	94,997
Olaplex, Inc.(9)(31)	First lien senior secured loan	S+	3.50%		2/2029	20,457	20,291	19,849
SWK BUYER, Inc. (dba Stonewall Kitchen)(3)(4)(9)	First lien senior secured loan	S+	5.25%		3/2029	57,875	57,267	56,138
WU Holdco, Inc. (dba PurposeBuilt Brands)(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		4/2032	190,400	189,932	190,400
							591,910	557,742	2.8%
Containers and packaging
Arctic Holdco, LLC (dba Novvia Group)(3)(4)(9)(22)	First lien senior secured loan	S+	5.25%		1/2032	165,598	164,905	165,598
Arctic Holdco, LLC (dba Novvia Group)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.25%		1/2031	2,130	2,080	2,130
Ascend Buyer, LLC (dba PPC Flexible Packaging)(3)(4)(9)(22)	First lien senior secured loan	S+	5.25%		9/2028	91,649	90,963	91,649
Berlin Packaging(3)(8)	First lien senior secured loan	S+	3.25%		6/2031	87,021	86,976	87,187
Clydesdale Acquisition Holdings, Inc. (dba Novolex)(3)(8)	First lien senior secured loan	S+	3.25%		3/2032	99,219	98,492	99,090
Fortis Solutions Group, LLC(3)(4)(9)	First lien senior secured loan	S+	5.50%		10/2028	65,597	64,965	64,285
Fortis Solutions Group, LLC(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.30%		10/2027	1,968	1,928	1,833
Indigo Buyer, Inc. (dba Inovar Packaging Group)(3)(4)(9)(22)	First lien senior secured loan	S+	5.25%		5/2028	128,428	127,782	128,428
Mauser Packaging Solutions Holding Company(8)	First lien senior secured loan	S+	3.50%		4/2030	45,000	44,557	44,015
Pregis Topco LLC(3)(4)(8)	Second lien senior secured loan	S+	7.75%		8/2029	2,500	2,500	2,500
Pregis Topco LLC(3)(8)	First lien senior secured loan	S+	4.00%		2/2029	16,570	16,534	16,697
Pregis Topco LLC(3)(4)(8)	Second lien senior secured loan	S+	6.75%		8/2029	30,000	30,000	30,000
ProAmpac PG Borrower LLC(3)(9)	First lien senior secured loan	S+	4.00%		9/2028	63,494	63,511	63,532
SupplyOne, Inc.(3)(8)	First lien senior secured loan	S+	3.50%		4/2031	2,992	3,000	2,997
Tricorbraun Holdings, Inc.(3)(8)	First lien senior secured loan	S+	3.25%		3/2028	73,993	73,702	71,448
							871,895	871,389	4.4%
Distribution
ABB/Con-cise Optical Group LLC(3)(4)(9)	First lien senior secured loan	S+	7.50%		2/2028	33,306	33,089	33,057
AI Aqua Merger Sub, Inc. (dba Culligan)(3)(9)	First lien senior secured loan	S+	3.00%		7/2028	15,945	15,945	15,973
Aramsco, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.75%		10/2030	49,590	48,894	33,225
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(3)(8)	First lien senior secured loan	S+	3.25%		12/2030	92,470	92,465	91,351
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(4)(8)	Second lien senior secured loan	S+	5.25%		12/2031	285,000	283,041	281,438
BradyPLUS Holdings, LLC (f/k/a BradyIFS Holdings, LLC)(3)(9)	First lien senior secured loan	S+	3.50%		12/2030	185,000	182,226	182,836
Dealer Tire Financial, LLC(4)(6)	Unsecured notes	N/A	8.00%		2/2028	56,120	55,564	55,839
Dealer Tire Financial, LLC(8)	First lien senior secured loan	S+	3.00%		7/2031	30,035	30,035	29,999
Endries Acquisition, Inc.(3)(4)(8)	First lien senior secured loan	S+	5.50%		12/2028	107,721	107,211	106,104
Formerra, LLC(3)(4)(8)	First lien senior secured loan	S+	7.25%		11/2028	5,310	5,215	5,310
Offen, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		7/2030	16,927	16,771	16,758

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets

White Cap Supply Holdings, LLC(3)(8)	First lien senior secured loan	S+	3.25%		10/2029	40,875	40,724	41,030
							911,180	892,920	4.5%
Education
Ellucian Holdings Inc. (f/k/a Sophia, L.P.)(8)	Second lien senior secured loan	S+	4.75%		11/2032	10,000	9,978	10,066
Learning Care Group (US) No. 2 Inc.(3)(9)	First lien senior secured loan	S+	4.00%		8/2028	41,794	41,782	34,585
Renaissance Learning, Inc.(3)(8)	First lien senior secured loan	S+	4.00%		4/2030	2	1	1
Severin Acquisition, LLC (dba PowerSchool)(3)(4)(8)	First lien senior secured loan	S+	2.50%	2.25%	10/2031	131,674	130,525	130,028
Severin Acquisition, LLC (dba PowerSchool)(3)(4)(8)(22)	First lien senior secured delayed draw term loan	S+	4.75%		10/2031	5,732	5,594	5,499
Spring Education Group, Inc. (fka SSH Group Holdings, Inc.)(3)(9)	First lien senior secured loan	S+	3.25%		10/2030	15,031	15,031	15,094
							202,911	195,273	1.0%
Energy equipment and services
Dresser Utility Solutions, LLC(3)(4)(8)	First lien senior secured loan	S+	5.25%		3/2029	88,959	88,341	88,959
							88,341	88,959	0.5%
Financial services
Ascensus Holdings, Inc.(3)(8)	First lien senior secured loan	S+	3.00%		11/2032	26,701	26,636	26,655
Baker Tilly Advisory Group, LP(3)(4)(8)	First lien senior secured loan	S+	4.75%		6/2031	112,859	111,457	112,859
Baker Tilly Advisory Group, LP(3)(4)(8)	First lien senior secured loan	S+	4.25%		6/2031	167,908	167,108	167,068
BCPE Pequod Buyer, Inc. (dba Envestnet)(3)(8)	First lien senior secured loan	S+	3.00%		11/2031	27,314	27,220	27,357
Blackhawk Network Holdings, Inc.(3)(9)	First lien senior secured loan	S+	4.00%		3/2029	122,142	122,142	122,606
BTRS Holdings Inc. (dba Billtrust)(3)(4)(9)(22)	First lien senior secured loan	S+	5.50%		12/2028	32,298	32,049	32,298
Citrin Cooperman Advisors LLC(3)(9)	First lien senior secured loan	S+	3.00%		4/2032	2,244	2,234	2,250
Cohnreznick Advisory LLC(3)(9)	First lien senior secured loan	S+	3.50%		3/2032	42,525	42,346	42,657
Continental Finance Company, LLC(3)(4)(8)	First lien senior secured loan	S+	8.00%		3/2029	13,250	13,140	13,151
Computer Services, Inc. (dba CSI)(3)(4)(9)	First lien senior secured loan	S+	4.50%		11/2031	143,717	142,870	143,717
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		6/2030	39,660	39,172	39,660
Deerfield Dakota Holdings(3)(4)(9)	First lien senior secured loan	S+	3.00%	2.75%	9/2032	506,045	503,623	503,515
EP Wealth Advisors, LLC(3)(9)	First lien senior secured loan	S+	3.00%		10/2032	10,000	9,976	10,025
Finastra USA, Inc.(3)(9)(31)	First lien senior secured loan	S+	4.00%		9/2032	175,000	173,306	171,063
Finastra USA, Inc.(3)(4)(9)(31)	First lien senior secured loan	S+	7.25%		9/2029	45,052	44,717	45,390
First Eagle Holdings, Inc.(3)(9)	First lien senior secured loan	S+	3.50%		8/2032	25,625	25,257	25,571
Klarna Holding AB(3)(4)(9)(31)	Subordinated Floating Rate Notes	S+	7.00%		4/2034	1,000	1,000	1,000
KRIV Acquisition Inc. (dba Riveron)(3)(4)(9)(22)	First lien senior secured loan	S+	5.00%		7/2031	81,942	79,982	81,942
ML Holdco, Inc. (dba Meridian Link)(3)(4)(9)	First lien senior secured loan	S+	4.50%		10/2032	30,798	30,648	30,644
Minotaur Acquisition, Inc. (dba Inspira Financial)(3)(4)(8)	First lien senior secured loan	S+	5.00%		6/2030	436,723	433,198	436,723
NMI Acquisitionco, Inc. (dba Network Merchants)(3)(4)(8)	First lien senior secured loan	S+	4.50%		9/2028	12,052	12,028	12,052
OneDigital Borrower LLC(3)(8)	Second lien senior secured loan	S+	5.25%		7/2032	33,800	33,657	34,033
OneDigital Borrower LLC(3)(8)	First lien senior secured loan	S+	3.00%		7/2031	20,005	20,005	20,031
Orion US Finco Inc. (dba OSTTRA)(3)(8)(31)	First lien senior secured loan	S+	3.50%		5/2032	10,500	10,451	10,543
Pushpay USA Inc(3)(4)(10)(31)	First lien senior secured loan	S+	3.75%		8/2031	9,034	9,034	8,988

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units		Amortized Cost(2)(27)	Fair Value	% of Net Assets

Saphilux S.a.r.L. (dba IQ-EQ)(3)(10)(31)	First lien senior secured loan	S+	3.00%		7/2028		40,864	40,864	41,093
Smarsh Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		2/2029		112,552	111,957	111,956
Wipfli Advisory LLC(3)(4)(9)	First lien senior secured loan	S+	4.50%		10/2032		61,606	61,457	61,429
								2,327,534	2,336,276	11.8%
Food and beverage
Balrog Acquisition, Inc. (dba Bakemark)(3)(8)	First lien senior secured loan	S+	4.00%		9/2028		25,054	24,199	20,732
Balrog Acquisition, Inc. (dba Bakemark)(3)(4)(8)	Second lien senior secured loan	S+	7.00%		9/2029		6,000	5,972	4,830
Blast Bidco Inc. (dba Bazooka Candy Brands)(3)(4)(9)	First lien senior secured loan	S+	6.00%		10/2030		35,194	34,530	35,194
Dessert Holdings(8)	First lien senior secured loan	S+	4.00%		6/2028		26,149	26,074	26,008
Eagle Family Foods Group LLC(3)(4)(10)	First lien senior secured loan	S+	5.00%		8/2030		162,732	161,408	162,732
Fiesta Purchaser, Inc. (dba Shearer's Foods)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	2.75%		2/2029		1,938	1,706	1,915
Gehl Foods, LLC(3)(4)(9)	First lien senior secured loan	S+	6.25%		6/2030		135,978	134,803	135,978
Hissho Parent, LLC(3)(4)(9)	First lien senior secured loan	S+	4.75%		5/2029		149,564	148,864	149,564
Innovation Ventures HoldCo, LLC (dba 5 Hour Energy)(3)(4)(8)	First lien senior secured loan	S+	6.25%		3/2027		52,493	52,232	52,362
KBP Brands, LLC(3)(4)(9)	First lien senior secured loan	S+	5.50%		5/2027		55,575	55,328	54,464
Ole Smoky Distillery, LLC(3)(4)(8)	First lien senior secured loan	S+	5.50%		3/2028		29,859	29,585	28,291
Rushmore Investment III LLC (dba Winland Foods)(3)(4)(9)	First lien senior secured loan	S+	5.00%		10/2030		506,877	502,793	506,877
Savor Acquisition, Inc. (dba Sauer Brands)(3)(9)	First lien senior secured loan	S+	3.00%		2/2032		20,685	20,640	20,754
Snacking Investments US LLC (dba Arnott's Group)(3)(9)(31)	First lien senior secured loan	S+	3.00%		10/2032		14,000	13,966	14,070
The Better Being Co., LLC (fka Nutraceutical International Corporation)(3)(4)(8)	First lien senior secured loan	S+	6.00%		12/2029		169,550	167,869	167,854
Tacala, LLC(8)	First lien senior secured loan	S+	3.00%		1/2031		54,948	54,826	55,283
Vital Bidco AB (dba Vitamin Well)(3)(4)(8)(31)	First lien senior secured loan	S+	4.25%		10/2031		224,343	220,675	224,343
								1,655,470	1,661,251	8.4%
Healthcare equipment and services
Arctic US Bidco, Inc. (dba ThermoSafe)(3)(4)(9)	First lien senior secured loan	S+	4.75%		11/2032		82,014	81,611	81,604
Bamboo US BidCo LLC(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2030		126,448	126,201	126,448
Bamboo US BidCo LLC(3)(4)(8)(22)	First lien senior secured delayed draw term loan	S+	5.06%		9/2030		11,195	11,085	11,195
Bamboo US BidCo LLC(3)(4)(14)	First lien senior secured EUR term loan	E+	5.00%		9/2030		€60,993	64,167	71,633
Cadence, Inc.(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		5/2028		11,805	11,805	11,770
Cadence, Inc.(3)(4)(8)	First lien senior secured loan	S+	5.25%		5/2028		2,383	2,383	2,383
Canadian Hospital Specialties Limited(3)(4)(21)(31)	First lien senior secured loan	C+	4.50%		4/2028	C$	4,784	3,794	3,456
Canadian Hospital Specialties Limited(3)(4)(21)(22)(31)	First lien senior secured revolving loan	C+	4.50%		4/2027	C$	322	256	231
Cambrex Corporation(3)(4)(8)(22)	First lien senior secured loan	S+	4.50%		3/2032		224,180	221,898	224,180
Confluent Medical Technologies, Inc.(3)(4)(9)	First lien senior secured loan	S+	3.00%		2/2029		64,097	64,097	64,417
Creek Parent, Inc. (dba Catalent)(3)(4)(8)	First lien senior secured loan	S+	5.00%		12/2031		292,369	287,825	290,907
CSC MKG Topco LLC (dba Medical Knowledge Group)(3)(4)(8)	First lien senior secured loan	S+	5.50%		2/2029		97,757	96,715	97,757
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.(3)(4)(14)	First lien senior secured EUR term loan	E+	5.50%		3/2031		€55,076	58,929	63,714
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.(3)(4)(13)(22)	First lien senior secured EUR revolving loan	E+	5.50%		3/2031		€352	411	342

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets

Nelipak Holding Company(3)(4)(9)(22)	First lien senior secured loan	S+	5.50%		3/2031	48,804	48,236	48,038
Nelipak Holding Company(3)(4)(8)(22)	First lien senior secured revolving loan	S+	5.50%		3/2031	1,319	1,221	1,188
NSM Top Holdings Corp. (dba National Seating & Mobility)(3)(4)(9)	First lien senior secured loan	S+	4.25%		5/2029	9,975	9,950	10,000
Packaging Coordinators Midco, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.75%		10/2032	516,583	510,067	514,000
Packaging Coordinators Midco, Inc.(3)(4)(19)	First lien senior secured delayed draw term loan	SA+	4.75%		10/2032	£44,486	58,535	59,537
Packaging Coordinators Midco, Inc.(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	4.50%		1/2032	2,825	2,815	2,808
Patriot Acquisition TopCo S.À R.L. (dba Corza Health, Inc.)(3)(4)(9)(22)(31)	First lien senior secured loan	S+	4.75%		1/2028	150,630	150,227	150,630
Patriot Acquisition TopCo S.À R.L. (dba Corza Health, Inc.)(3)(4)(8)(31)	First lien senior secured delayed draw term loan	S+	4.75%		1/2028	13,445	13,404	13,445
PerkinElmer U.S. LLC(3)(4)(8)	First lien senior secured loan	S+	4.75%		3/2029	186,674	186,351	186,674
Resonetics, LLC(3)(9)	First lien senior secured loan	S+	2.75%		6/2031	39,800	39,800	39,840
Rhea Parent, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		12/2030	201,279	200,774	199,266
TBRS, Inc. (dba TEAM Technologies)(3)(4)(9)	First lien senior secured loan	S+	4.75%		11/2031	155,875	155,131	155,095
Zest Acquisition Corp.(3)(4)(9)	First lien senior secured loan	S+	5.25%		2/2028	19,336	19,336	18,901
							2,427,024	2,449,459	12.4%
Healthcare providers and services
Allied Benefit Systems Intermediate LLC(3)(4)(9)	First lien senior secured loan	S+	5.00%		10/2030	36,213	36,135	36,032
Anesthesia Consulting & Management, LP(3)(4)(10)	First lien senior secured loan	S+	5.00%		12/2032	53,841	53,488	53,302
Atlas Borrower, LLC (dba Anovo)(3)(4)(9)	First lien senior secured loan	S+	4.50%		9/2032	94,017	93,110	93,077
Belmont Buyer, Inc. (dba Valenz)(3)(4)(9)	First lien senior secured loan	S+	6.50%		6/2029	67,923	67,022	67,923
Belmont Buyer, Inc. (dba Valenz)(3)(4)(9)	First lien senior secured loan	S+	5.25%		6/2029	47,703	47,412	47,588
Bristol Hospice L.L.C.(3)(4)(9)	First lien senior secured loan	S+	5.00%		8/2032	201,521	200,550	201,521
Commander Buyer, Inc. (dba CenExel)(3)(4)(9)	First lien senior secured loan	S+	4.75%		6/2032	123,490	122,854	123,490
Confluent Health, LLC(3)(4)(8)	First lien senior secured loan	S+	5.00%		11/2028	19,650	19,262	17,734
Covetrus, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		10/2029	34,947	33,911	32,501
Covetrus, Inc.(3)(4)(9)	Second lien senior secured loan	S+	9.25%		10/2030	160,000	157,652	154,800
D4C Dental Brands, Inc.(4)(10)(22)	First lien senior secured loan	S+	4.50%		11/2029	140,814	139,734	140,442
Engage Debtco Limited(4)(9)(31)	First lien senior secured loan	S+	3.02%	4.00%	7/2029	33,397	32,819	32,479
Engage Debtco Limited(3)(4)(9)(31)	First lien senior secured loan	S+	3.18%	2.75%	7/2029	64,646	63,753	61,253
Engage Debtco Limited(3)(4)(9)(31)	First lien senior secured delayed draw term loan	S+	3.08%	2.75%	7/2029	20,993	20,741	19,891
EresearchTechnology, Inc. (dba Clario)(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		1/2032	210,617	208,617	210,617
Ex Vivo Parent Inc. (dba OB Hospitalist)(3)(4)(8)	First lien senior secured loan	S+		9.50%	9/2028	47,970	47,666	47,970
KABAFUSION Parent, LLC(3)(4)(9)	First lien senior secured loan	S+	4.75%		11/2031	111,288	110,286	111,288
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)(3)(4)(8)(22)	First lien senior secured loan	S+	5.00%		12/2029	270,538	267,527	269,861
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)(3)(4)(10)(22)	First lien senior secured loan	S+	4.00%		9/2030	82,838	82,492	82,838
Maple Acquisition, LLC (dba Medicus)(3)(4)(10)	First lien senior secured loan	S+	4.75%		5/2031	92,358	91,787	92,358
MED ParentCo, LP(8)	First lien senior secured loan	S+	3.00%		4/2031	24,813	24,813	24,860
Natural Partners, LLC(3)(4)(9)(31)	First lien senior secured loan	S+	4.50%		11/2030	162,585	161,139	162,585

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units		Amortized Cost(2)(27)	Fair Value	% of Net Assets

Neptune Holdings, Inc. (dba NexTech)(3)(4)(9)	First lien senior secured loan	S+	4.50%		8/2030	30,265		30,136	30,189
OB Hospitalist Group, Inc.(3)(4)(8)	First lien senior secured loan	S+	5.25%		9/2027	67,724		67,192	67,724
OneOncology, LLC(3)(4)(9)	First lien senior secured loan	S+	4.75%		6/2030	242,024		240,906	242,024
OneOncology, LLC(3)(4)(9)	First lien senior secured delayed draw term loan	S+	5.00%		6/2030	123,673		122,936	123,673
OneOncology, LLC(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	4.50%		6/2030	31,686		31,246	31,231
Pacific BidCo Inc.(3)(4)(10)(31)	First lien senior secured loan	S+	5.75%		8/2029	190,416		187,708	189,941
Pediatric Associates Holding Company, LLC(3)(9)	First lien senior secured loan	S+	3.25%		12/2028	31,896		31,160	31,134
Pediatric Associates Holding Company, LLC(3)(4)(9)	First lien senior secured loan	S+	4.50%		12/2028	27,138		26,427	27,138
PetVet Care Centers, LLC(3)(4)(8)	First lien senior secured loan	S+	6.00%		11/2030	238,106		236,286	214,295
PetVet Care Centers, LLC(3)(4)(8)(22)	First lien senior secured revolving loan	S+	6.00%		11/2029	3,326		3,119	—
Phoenix Newco, Inc. (dba Parexel)(3)(8)	First lien senior secured loan	S+	2.75%		12/2031	7,000		6,979	7,019
PG Buyer, LLC(3)(4)(9)	First lien senior secured loan	S+	4.50%		9/2031	29,509		29,226	29,361
Valeris, Inc. (fka Phantom Purchaser, Inc.)(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2031	88,525		87,766	88,525
Physician Partners, LLC(3)(4)(9)	First lien senior secured loan	S+	6.00%		12/2029	176,323		167,759	158,250
Physician Partners, LLC(3)(9)	First lien senior secured loan	S+	1.50%	2.50%	12/2029	18,108		11,957	8,534
Physician Partners, LLC(4)(9)	First lien senior secured loan	S+	3.00%	2.50%	12/2029	82,890		57,870	41,859
Plasma Buyer LLC (dba PathGroup)(3)(4)(9)(28)(29)	First lien senior secured loan	S+	5.75%		5/2029	112,522		105,818	87,205
Plasma Buyer LLC (dba PathGroup)(3)(4)(9)(28)(29)	First lien senior secured delayed draw term loan	S+	6.25%		5/2029	4,260		3,989	3,301
Plasma Buyer LLC (dba PathGroup)(3)(4)(9)(28)(29)	First lien senior secured revolving loan	S+	5.75%		5/2028	12,799		12,076	9,920
PPV Intermediate Holdings, LLC(3)(4)(9)(22)	First lien senior secured loan	S+	5.75%		8/2029	162,428		160,357	160,268
PPV Intermediate Holdings, LLC(3)(4)(9)	First lien senior secured delayed draw term loan	S+	6.00%		8/2029	9,947		9,880	9,872
Premise Health Holding Corp.(3)(4)(9)	First lien senior secured loan	S+	4.50%		11/2032	101,047		100,565	100,035
Quva Pharma, Inc.(3)(4)(9)	First lien senior secured loan	S+	2.75%	3.00%	4/2028	5,872		5,800	5,695
Quva Pharma, Inc.(3)(4)(9)	First lien senior secured loan	S+	2.75%	3.00%	4/2026	450		448	436
Quva Pharma, Inc.(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.50%		4/2026	336		336	323
SCHP Purchaser, Inc. (dba St. Croix Hospice)(3)(4)(9)	First lien senior secured loan	S+	4.50%		10/2032	119,308		118,139	118,115
SimonMed, Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		2/2032	270,211		268,882	268,150
SimonMed, Inc.(3)(4)(9)(22)	First lien senior secured revolving loan	S+	4.55%		2/2031	13,810		13,679	13,580
Soleo Holdings, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		2/2032	108,560		108,072	108,560
Soliant Lower Intermediate, LLC (dba Soliant)(3)(10)	First lien senior secured loan	S+	3.75%		7/2031	64,236		62,000	51,549
Tivity Health, Inc.(3)(4)(8)	First lien senior secured loan	S+	5.00%		6/2029	74,263		74,264	74,263
Unified Women's Healthcare, LP(3)(4)(9)	First lien senior secured loan	S+	5.00%		6/2029	163,067		162,216	163,067
Unified Women's Healthcare, LP(3)(4)(8)	First lien senior secured delayed draw term loan	S+	5.00%		6/2029	124,150		123,454	124,150
Valeris, Inc. (fka Phantom Purchaser, Inc.)(3)(4)(9)	First lien senior secured loan	S+	4.75%		9/2031	183,585		181,888	183,126
Vermont Aus Pty Ltd(3)(4)(17)(31)	First lien senior secured AUD term loan	B+	4.50%		3/2028	A$	69,987	46,216	46,671
WCG Intermediate Corp. (f/k/a Da Vinci Purchaser Corp.) (dba WCG)(3)(8)	First lien senior secured loan	S+	3.00%		2/2032	29,850		29,732	29,892
								5,009,254	4,933,485	25.0%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets

Healthcare technology
Athenahealth Group Inc.(3)(8)	First lien senior secured loan	S+	2.75%		2/2029	9,120	9,120	9,129
BCPE Osprey Buyer, Inc. (dba PartsSource)(3)(4)(9)	First lien senior secured loan	S+	5.75%		8/2028	52,138	51,761	51,617
BCPE Osprey Buyer, Inc. (dba PartsSource)(3)(4)(8)	First lien senior secured delayed draw term loan	S+	5.75%		8/2028	25,292	25,037	25,039
BCPE Osprey Buyer, Inc. (dba PartsSource)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	5.75%		8/2026	3,879	3,870	3,833
Bracket Intermediate Holding Corp.(3)(4)(9)	First lien senior secured loan	S+	4.75%		10/2031	52,036	51,528	51,516
Color Intermediate, LLC (dba ClaimsXten)(3)(4)(9)	First lien senior secured loan	S+	4.75%		10/2029	8,982	8,982	8,960
Cotiviti, Inc.(3)(8)	First lien senior secured loan	S+	2.75%		5/2031	9,960	9,653	9,553
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(3)(4)(8)(22)	First lien senior secured loan	S+	5.00%		8/2031	353,893	352,190	353,893
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		8/2031	100,140	99,579	99,640
Ensemble RCM, LLC(3)(9)	First lien senior secured loan	S+	3.00%		8/2029	3,459	3,444	3,474
GI Ranger Intermediate, LLC (dba Rectangle Health)(3)(4)(9)	First lien senior secured loan	S+	6.00%		10/2028	24,328	24,100	23,598
GI Ranger Intermediate, LLC (dba Rectangle Health)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	6.00%		10/2027	223	213	173
Himalaya Topco LLC (dba HealthEdge)(3)(4)(8)	First lien senior secured loan	S+	2.75%	2.25%	6/2032	53,362	52,854	52,829
Imprivata, Inc.(3)(9)	First lien senior secured loan	S+	3.00%		12/2027	7,775	7,775	7,799
Indikami Bidco, LLC (dba IntegriChain)(3)(4)(8)	First lien senior secured loan	S+	4.00%	2.50%	12/2030	49,100	48,275	48,118
Indikami Bidco, LLC (dba IntegriChain)(3)(4)(8)	First lien senior secured delayed draw term loan	S+	6.00%		12/2030	751	736	736
Indikami Bidco, LLC (dba IntegriChain)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	6.00%		6/2030	3,566	3,494	3,472
Inovalon Holdings, Inc.(3)(4)(9)	First lien senior secured loan	S+	2.75%	2.75%	11/2028	309,410	309,025	303,221
Inovalon Holdings, Inc.(3)(4)(9)	Second lien senior secured loan	S+		8.50%	11/2033	121,387	121,387	111,676
Intelerad Medical Systems Incorporated (fka 11849573 Canada Inc.)(3)(4)(9)(31)	First lien senior secured loan	S+	6.50%		8/2026	31,219	31,158	31,219
Interoperability Bidco, Inc. (dba Lyniate)(3)(4)(9)(22)	First lien senior secured loan	S+	5.75%		3/2028	77,758	77,620	77,344
Klick Inc.(3)(4)(8)(31)	First lien senior secured loan	S+	5.00%		11/2032	169,574	168,740	168,726
Modernizing Medicine, Inc. (dba ModMed)(3)(4)(9)	First lien senior secured loan	S+	2.50%	2.25%	4/2032	115,895	114,844	115,316
Raven Acquisition Holdings, LLC (dba R1 RCM)(3)(8)	First lien senior secured loan	S+	3.00%		11/2031	24,774	24,698	24,843
RL Datix Holdings (USA), Inc.(3)(4)(10)	First lien senior secured loan	S+	5.00%		4/2031	66,094	66,094	66,094
RL Datix Holdings (USA), Inc.(3)(4)(19)	First lien senior secured GBP term loan	SA+	5.00%		4/2031	£30,607	41,306	41,168
Salinger Bidco Inc. (dba Surgical Information Systems)(3)(4)(9)	First lien senior secured loan	S+	5.75%		8/2031	59,336	58,578	59,336
Salinger Bidco Inc. (dba Surgical Information Systems)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.75%		5/2031	479	411	479
Zelis Cost Management Buyer, Inc.(3)(8)	First lien senior secured loan	S+	2.75%		9/2029	7,905	7,855	7,820
Zelis Cost Management Buyer, Inc.(3)(8)	First lien senior secured loan	S+	3.25%		11/2031	70,252	69,949	69,641
							1,844,276	1,830,262	9.3%
Household products
Home Service TopCo IV, Inc.(3)(4)(10)	First lien senior secured loan	S+	4.50%		12/2027	35,557	35,557	35,557
Home Service TopCo IV, Inc.(3)(4)(10)	First lien senior secured delayed draw term loan	S+	4.50%		12/2027	5,465	5,423	5,465

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets

Mario Midco Holdings, Inc. (dba Len the Plumber)(3)(4)(9)	Unsecured facility	S+		10.75%	4/2032	36,885	36,374	35,040
Mario Purchaser, LLC (dba Len the Plumber)(3)(4)(9)	First lien senior secured loan	S+	5.75%		4/2029	115,454	114,199	111,125
Mario Purchaser, LLC (dba Len the Plumber)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.75%		4/2028	7,341	7,279	7,040
Saber Parent Holdings Corp. (dba Service Logic)(3)(4)(9)	First lien senior secured loan	S+	4.50%		12/2032	89,829	89,382	89,380
Sentinel Buyer Corp. (dba SimpliSafe)(3)(4)(8)	First lien senior secured loan	S+	5.00%		11/2032	224,315	222,108	222,072
Southern Air & Heat Holdings, LLC(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		1/2029	2,169	2,157	2,169
Southern Air & Heat Holdings, LLC(3)(4)(10)(22)	First lien senior secured delayed draw term loan	S+	5.25%		1/2029	10,420	9,898	10,420
Walker Edison Furniture Company LLC(3)(4)(6)(22)(28)(29)	First lien senior secured loan	N/A	10.00%		2/2026	1,336	1,305	1,346
Walker Edison Furniture Company LLC(3)(4)(9)(22)(28)(29)	First lien senior secured delayed draw term loan	S+		6.75%	3/2027	4,717	3,072	46
Walker Edison Furniture Company LLC(3)(4)(9)(22)(28)(29)	First lien senior secured revolving loan	S+		6.25%	3/2027	1,333	1,297	—
							528,051	519,660	2.6%
Human resource support services
AQ Carver Buyer, Inc. (dba CoAdvantage)(3)(9)	First lien senior secured loan	S+	5.50%		8/2029	21,994	21,687	20,868
BusinessSolver.com, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		12/2032	16,441	16,360	16,359
Cornerstone OnDemand, Inc.(3)(4)(8)	Second lien senior secured loan	S+	6.50%		10/2029	44,583	44,205	40,125
Dawn Bidco, LLC (dba Dayforce)(3)(8)	First lien senior secured loan	S+	3.00%		10/2032	122,500	122,206	122,059
IG Investments Holdings, LLC (dba Insight Global)(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2028	47,239	47,241	47,239
							251,699	246,650	1.2%
Infrastructure and environmental services
AWP Group Holdings, Inc.(3)(4)(8)(22)	First lien senior secured loan	S+	4.50%		12/2030	44,348	44,349	43,874
Azuria Water Solutions, Inc. (f/k/a Aegion Corporation)(8)	First lien senior secured loan	S+	3.00%		5/2028	36,480	36,480	36,618
CHA Vision Holdings, Inc. (fka FR Vision Holdings, Inc.)(3)(4)(9)(22)	First lien senior secured loan	S+	5.00%		1/2031	65,113	64,528	65,113
GI Apple Midco LLC (dba Atlas Technical Consultants)(3)(4)(8)	First lien senior secured loan	S+	6.75%		4/2030	92,471	91,402	90,853
GI Apple Midco LLC (dba Atlas Technical Consultants)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	6.75%		4/2029	4,987	4,865	4,793
KENE Acquisition, Inc. (dba Entrust Solutions Group)(3)(4)(9)	First lien senior secured loan	S+	4.75%		2/2031	24,098	23,982	24,098
KENE Acquisition, Inc. (dba Entrust Solutions Group)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	4.75%		2/2031	396	396	396
Peachtree Buyer, Inc. (dba Pond & Company)(3)(4)(9)(22)	First lien senior secured loan	S+	4.50%		12/2032	93,379	92,281	92,274
Tamarack Intermediate, L.L.C. (dba Verisk 3E)(3)(4)(9)(22)	First lien senior secured loan	S+	5.00%		3/2029	41,016	40,613	41,016
USIC Holdings, Inc.(4)(9)(22)	First lien senior secured loan	S+	5.50%		9/2031	38,830	38,507	37,836
USIC Holdings, Inc.(4)(9)(22)	First lien senior secured revolving loan	S+	5.25%		9/2031	2,262	2,223	2,142
Vessco Midco Holdings, LLC(3)(4)(8)	First lien senior secured loan	S+	4.50%		7/2031	71,654	71,051	71,654
W.A. Kendall and Company, LLC(3)(4)(10)(22)	First lien senior secured loan	S+	5.75%		4/2030	53,159	52,249	51,644
W.A. Kendall and Company, LLC(3)(4)(10)(22)	First lien senior secured revolving loan	S+	5.88%		4/2030	4,553	4,480	4,431
VCI Asset Holdings 1 LLC(3)(4)(6)(31)	First lien senior secured loan	N/A	10.00%		11/2030	214,318	212,214	212,175
Vessco Midco Holdings, LLC(3)(4)(10)	First lien senior secured loan	S+	4.50%		7/2031	24,457	24,337	24,457

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets

Vessco Midco Holdings, LLC(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	4.50%		7/2031	19,745	19,560	19,745
							823,517	823,119	4.2%
Insurance
Acrisure, LLC(3)(4)(6)(31)	Unsecured notes	N/A	8.50%		6/2029	18,375	18,375	19,180
Acrisure, LLC(3)(8)	First lien senior secured loan	S+	3.00%		11/2030	58,594	58,594	58,483
Alera Group, Inc.(3)(8)	First lien senior secured loan	S+	3.25%		5/2032	44,888	44,678	45,081
Alera Group, Inc.(3)(8)	Second lien senior secured loan	S+	5.50%		5/2033	124,688	124,095	126,907
AmeriLife Holdings LLC(3)(4)(9)(22)	First lien senior secured loan	S+	5.00%		8/2029	316,933	314,115	315,346
AmeriLife Holdings LLC(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.00%		8/2028	5,565	5,356	5,398
Ardonagh Midco 3 PLC(3)(9)(31)	First lien senior secured loan	S+	2.75%		2/2031	15,175	15,175	15,128
Asurion, LLC(3)(8)	Second lien senior secured loan	S+	5.25%		1/2029	79,017	76,546	77,437
Atlas US Finco, Inc. (dba Nearmap)(3)(4)(8)(31)	First lien senior secured loan	S+	4.75%		12/2029	73,102	72,776	72,737
Brightway Holdings, LLC(3)(4)(8)(22)	First lien senior secured loan	S+	5.75%		12/2027	21,028	20,916	21,028
Brightway Holdings, LLC(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	5.75%		12/2027	7,167	7,122	7,167
CFC USA 2025 LLC (dba CFC Insurance)(3)(9)(31)	First lien senior secured loan	S+	3.75%		7/2032	80,000	79,244	77,704
Diamond Mezzanine 24 LLC (dba United Risk)(3)(4)(9)(22)	First lien senior secured loan	S+	5.00%		10/2030	129,597	129,019	129,597
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)(4)(9)	First lien senior secured loan	S+	3.25%		8/2032	25,000	24,940	25,125
Evolution BuyerCo, Inc. (dba SIAA)(3)(4)(9)	First lien senior secured loan	S+	4.75%		4/2030	234,171	233,257	234,171
Galway Borrower LLC(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	4.50%		9/2028	11,241	11,166	11,241
HIG Operations Holdings, Inc. (dba Higginbotham)(4)(8)	First lien senior secured loan	S+	4.50%		12/2031	64,463	64,463	64,463
IMA Financial Group, Inc.(3)(8)	First lien senior secured loan	S+	3.00%		11/2028	26,158	26,138	26,203
Integrity Marketing Acquisition, LLC(3)(4)(9)	First lien senior secured loan	S+	5.00%		8/2028	378,984	377,532	378,984
Iris Specialty Acquisition LLC (dba Integrated Specialty Coverages)(3)(4)(9)	First lien senior secured loan	S+	4.50%		11/2032	41,724	41,518	41,515
KUSRP Intermediate, Inc. (dba U.S. Retirement and Benefits Partners)(3)(4)(8)	First lien senior secured loan	S+		10.60%	7/2030	19,232	19,099	19,232
KWOR Acquisition, Inc. (dba Alacrity Solutions)(3)(4)(9)	First lien senior secured loan	S+	1.00%	5.25%	2/2030	18,050	17,976	18,050
KWOR Acquisition, Inc. (dba Alacrity Solutions)(3)(4)(9)	First lien senior secured loan	S+	5.25%		2/2030	240	240	240
KWOR Intermediate I, Inc. (dba Alacrity Solutions)(3)(4)(9)	First lien senior secured loan	S+		8.00%	2/2030	6,339	6,289	6,212
Mitchell International, Inc.(3)(8)	First lien senior secured loan	S+	3.25%		6/2031	46,754	46,618	46,876
Mitchell International, Inc.(3)(8)	Second lien senior secured loan	S+	5.25%		6/2032	37,700	37,498	37,285
One, Inc. Software Corporation(3)(4)(9)	First lien senior secured loan	S+	4.50%		12/2032	100,750	100,250	100,246
Simplicity Financial Marketing Group Holdings, Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		12/2031	168,915	167,328	168,915
Summit Acquisition Inc. (dba K2 Insurance Services)(3)(4)(8)	First lien senior secured loan	S+	3.50%		10/2031	23,701	23,701	23,819
The Liberty Company Insurance Brokers, LLC(3)(4)(9)	First lien senior secured loan	S+	3.75%		10/2032	25,000	24,878	25,063
THG Acquisition, LLC (dba Hilb)(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		10/2031	99,624	98,683	98,773
Trucordia Insurance Holdings, LLC(3)(4)(8)	First lien senior secured loan	S+	3.25%		6/2032	103,740	103,496	102,962
Trucordia Insurance Holdings, LLC(3)(4)(8)	Second lien senior secured loan	S+	5.75%		6/2033	275,750	273,121	275,061
Truist Insurance Holdings, LLC(3)(9)	First lien senior secured loan	S+	2.75%		5/2031	3,500	3,492	3,501

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets

USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)(3)(4)(8)(22)	First lien senior secured loan	S+	5.00%		12/2029	43,017	42,819	43,017
							2,710,513	2,722,147	13.8%
Internet software and services
Activate Holdings (US) Corp. (dba Absolute Software)(3)(4)(9)(31)	First lien senior secured loan	S+	5.25%		7/2030	5,653	5,635	5,653
AI Titan Parent, Inc. (dba Prometheus Group)(3)(4)(8)(22)	First lien senior secured loan	S+	4.50%		8/2031	35,490	35,168	35,110
AlphaSense, Inc.(3)(4)(9)	First lien senior secured loan	S+	6.25%		6/2029	3,533	3,507	3,525
Anaplan, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		6/2029	262,329	262,329	262,329
Appfire Technologies, LLC(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		3/2028	14,686	14,630	14,686
Aptean Acquiror, Inc. (dba Aptean)(3)(4)(9)	First lien senior secured loan	S+	4.75%		1/2031	121,216	120,271	121,216
Aptean Acquiror, Inc. (dba Aptean)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	4.65%		1/2031	2,428	2,370	2,428
Armstrong Bidco Limited(3)(4)(19)(31)	First lien senior secured GBP term loan	SA+	5.25%		6/2029	£40,433	49,062	54,113
Artifact Bidco, Inc. (dba Avetta)(3)(4)(9)	First lien senior secured loan	S+	4.15%		7/2031	15,498	15,434	15,498
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(3)(4)(8)	First lien senior secured loan	S+	6.00%		3/2031	17,955	17,744	17,955
Barracuda Parent, LLC(3)(9)	First lien senior secured loan	S+	4.50%		8/2029	14,009	13,761	11,308
Barracuda Parent, LLC(3)(4)(9)	Second lien senior secured loan	S+	7.00%		8/2030	93,250	91,333	67,606
Barracuda Parent, LLC(3)(4)(9)	First lien senior secured loan	S+	6.50%		8/2029	34,116	33,282	30,022
Bayshore Intermediate #2, L.P. (dba Boomi)(3)(4)(9)	First lien senior secured loan	S+	2.50%	3.00%	10/2028	220,746	220,718	220,746
Bayshore Intermediate #2, L.P. (dba Boomi)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.00%		10/2027	4,547	4,502	4,547
BCTO BSI Buyer, Inc. (dba Buildertrend)(3)(4)(9)	First lien senior secured loan	S+	6.50%		12/2028	1,191	1,188	1,191
BCTO WIW Holdings, Inc. (dba When I Work)(3)(4)(6)	Senior convertible notes	N/A		5.50%	8/2030	3,859	3,823	3,823
By Light Professional IT Services LLC(3)(4)(8)	First lien senior secured loan	S+	5.50%		7/2031	92,725	91,416	91,334
Catalis Intermediate, Inc. (fka GovBrands Intermediate, Inc.)(3)(4)(9)(22)	First lien senior secured loan	S+	5.50%		8/2027	9,922	9,842	9,708
CALABRIO, INC.(3)(4)(9)	First lien senior secured loan	S+	4.00%		11/2032	25,000	23,763	23,750
CivicPlus, LLC(3)(4)(9)	First lien senior secured loan	S+	3.25%	2.75%	8/2030	39,078	38,901	39,078
CivicPlus, LLC(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	5.50%		8/2030	5,415	5,388	5,415
Cloud Software Group, Inc.(3)(9)	First lien senior secured loan	S+	3.25%		3/2031	79,413	79,413	79,476
Cloud Software Group, Inc.(3)(9)	First lien senior secured loan	S+	3.25%		8/2032	54,183	54,183	54,216
Clover Holdings 2, LLC (dba Cohesity)(3)(8)	First lien senior secured loan	S+	3.96%		12/2031	75,815	75,081	75,747
Coupa Holdings, LLC(3)(4)(9)	First lien senior secured loan	S+	5.25%		2/2030	23,979	23,979	23,979
CP PIK DEBT ISSUER, LLC (dba CivicPlus, LLC)(3)(4)(10)	Unsecured notes	S+		11.75%	6/2034	12,419	12,315	12,419
Crewline Buyer, Inc. (dba New Relic)(3)(4)(9)	First lien senior secured loan	S+	6.75%		11/2030	171,701	169,714	170,414
Databricks, Inc.(3)(4)(8)	First lien senior secured loan	S+	4.50%		1/2031	73,469	73,152	73,469
Delta TopCo, Inc. (dba Infoblox, Inc.)(3)(8)	First lien senior secured loan	S+	2.75%		11/2029	6,294	6,248	6,257
Delta TopCo, Inc. (dba Infoblox, Inc.)(3)(8)	Second lien senior secured loan	S+	5.25%		11/2030	82,075	81,626	80,745
Denali Intermediate Holdings, Inc. (dba Dun & Bradstreet)(3)(4)(8)	First lien senior secured loan	S+	5.50%		8/2032	252,841	249,109	249,048
Diamond Insure Bidco (dba Acturis)(3)(4)(14)(31)	First lien senior secured EUR term loan	E+	3.75%		7/2031	€3,123	3,297	3,668

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets

Diamond Insure Bidco (dba Acturis)(3)(4)(19)(31)	First lien senior secured GBP term loan	SA+	4.00%		7/2031	£10,209	12,696	13,732
EET Buyer, Inc. (dba e-Emphasys)(3)(4)(9)(22)	First lien senior secured loan	S+	5.25%		11/2027	46,578	46,314	46,578
Einstein Parent, Inc. (dba Smartsheet)(3)(4)(9)	First lien senior secured loan	S+	6.50%		1/2031	76,841	76,112	76,265
Entrata, Inc.(3)(4)(8)	First lien senior secured loan	S+	3.00%		9/2032	5,000	4,988	5,025
Flexera Software LLC(3)(4)(9)	First lien senior secured loan	S+	4.50%		8/2032	129,403	128,974	129,079
Flexera Software LLC(3)(4)(13)	First lien senior secured EUR term loan	E+	4.50%		8/2032	€31,803	37,158	37,257
Forescout Technologies, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		5/2032	164,574	164,019	163,751
Granicus, Inc.(3)(4)(9)	First lien senior secured loan	S+	3.50%	2.00%	1/2031	33,561	33,311	33,561
Granicus, Inc.(3)(4)(9)	First lien senior secured delayed draw term loan	S+	3.00%	2.00%	1/2031	4,971	4,935	4,959
GS Acquisitionco, Inc. (dba insightsoftware)(3)(4)(9)(22)	First lien senior secured loan	S+	5.25%		5/2028	9,582	9,574	9,482
Gusto, Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		11/2030	67,479	67,233	67,226
Hyland Software, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2030	144,291	144,291	144,291
Icefall Parent, Inc. (dba EngageSmart)(3)(4)(9)	First lien senior secured loan	S+	4.50%		1/2030	27,961	27,961	27,961
Infobip Inc.(3)(4)(9)(31)	First lien senior secured loan	S+	5.50%		6/2029	12,903	12,732	12,773
JS Parent, Inc. (dba Jama Software)(3)(4)(9)	First lien senior secured loan	S+	4.75%		4/2031	900	897	900
KnowBe4, Inc.(3)(9)	First lien senior secured loan	S+	3.75%		7/2032	48,000	47,910	47,971
Litera Bidco LLC(3)(4)(8)(22)	First lien senior secured loan	S+	5.00%		5/2028	42,523	42,388	42,523
Magnet Forensics, LLC (f/k/a Grayshift, LLC)(3)(4)(8)(31)	First lien senior secured loan	S+	4.50%		7/2028	166,394	166,257	166,394
Ministry Brands Holdings, LLC(3)(4)(8)	First lien senior secured loan	S+	5.50%		12/2028	52,393	51,877	52,000
Ministry Brands Holdings, LLC(3)(4)(12)(22)	First lien senior secured revolving loan	P+	4.50%		12/2027	395	364	360
Mitnick Corporate Purchaser, Inc.(4)(9)(22)	First lien senior secured revolving loan	S+	3.50%		5/2027	1,438	1,441	(2,031)
PDI TA Holdings, Inc.(3)(4)(9)(22)	First lien senior secured loan	S+	5.50%		2/2031	63,671	62,910	62,859
Perforce Software, Inc.(3)(8)	First lien senior secured loan	S+	4.75%		3/2031	4,925	4,909	4,127
Perforce Software, Inc.(3)(8)	First lien senior secured loan	S+	4.75%		6/2029	14,516	14,339	12,992
Project Alpha Intermediate Holding, Inc. (dba Qlik)(3)(9)	First lien senior secured loan	S+	3.25%		10/2030	54,365	54,313	54,245
Proofpoint, Inc.(3)(9)	First lien senior secured loan	S+	3.00%		8/2028	32,704	32,566	32,841
Proofpoint, Inc.(3)(4)(9)	Second lien senior secured loan	S+	5.75%		12/2033	35,748	35,390	35,748
Proofpoint, Inc.(3)(4)(14)	Second lien senior secured loan	E+	5.75%		12/2033	€31,272	35,396	36,728
QAD, Inc.(3)(4)(8)	First lien senior secured loan	S+	4.75%		11/2027	45,811	45,811	45,811
Sophos Holdings, LLC(3)(8)(31)	First lien senior secured loan	S+	3.50%		3/2027	51,069	50,986	51,059
Securonix, Inc.(3)(4)(9)	First lien senior secured loan	S+	3.50%	3.75%	4/2029	30,805	30,642	27,801
Sitecore Holding III A/S(3)(4)(14)	First lien senior secured EUR term loan	E+	7.00%		3/2029	€26,396	27,818	31,001
Sitecore Holding III A/S(3)(4)(9)	First lien senior secured loan	S+	7.00%		3/2029	4,577	4,556	4,577
Sitecore USA, Inc.(3)(4)(9)	First lien senior secured loan	S+	7.00%		3/2029	27,591	27,470	27,591
Storable, Inc.(3)(8)	First lien senior secured loan	S+	3.25%		4/2031	62,806	62,705	63,044
Storable Intermediate Holdings, LLC(3)(4)(8)	First lien senior secured loan	S+		6.00%	4/2032	30,135	30,002	30,135
Spaceship Purchaser, Inc. (dba Squarespace)(3)(4)(9)	First lien senior secured loan	S+	3.75%		10/2031	95,352	95,352	95,352
Tricentis Operations Holdings, Inc.(3)(4)(9)	First lien senior secured loan	S+	1.38%	4.88%	2/2032	52,162	51,710	51,641
Themis Solutions Inc. (dba Clio)(3)(4)(8)(31)	First lien senior secured loan	S+	1.75%	3.75%	10/2032	19,517	19,328	19,322
Thunder Purchaser, Inc. (dba Vector Solutions)(3)(4)(9)(22)	First lien senior secured loan	S+	5.25%		6/2028	44,328	44,157	44,328

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets

Victors Purchaser, LLC (dba Service Express)(3)(4)(9)	First lien senior secured loan	S+	4.50%		12/2032	111,543	111,265	111,264
Victors Purchaser, LLC (dba Service Express)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	4.50%		12/2032	1,419	1,336	1,377
VIRTUSA CORPORATION(3)(8)	First lien senior secured loan	S+	3.25%		2/2029	16,411	16,428	16,435
Zendesk, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		11/2028	201,214	199,306	201,214
							4,032,311	4,012,028	20.3%
Leisure and entertainment
Aerosmith Bidco 1 Limited (dba Audiotonix)(3)(4)(9)(31)	First lien senior secured loan	S+	5.25%		7/2031	341,349	337,652	341,349
Birdie Bidco, Inc. (dba Concert Golf Partners)(3)(4)(9)	First lien senior secured loan	S+	4.50%		11/2032	148,886	148,152	148,142
Birdie Bidco, Inc. (dba Concert Golf Partners)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	4.14%		11/2032	2,690	2,572	2,569
Bally’s Corporation(3)(9)(31)	First lien senior secured loan	S+	3.25%		10/2028	62,530	62,019	61,586
Eternal Buyer, LLC (dba Wedgewood Weddings)(3)(4)(8)	First lien senior secured loan	S+	4.50%		6/2032	76,861	76,499	76,477
Troon Golf, L.L.C.(3)(4)(9)(22)	First lien senior secured loan	S+	4.50%		8/2028	378,812	378,625	378,812
							1,005,519	1,008,935	5.1%
Manufacturing
CPM Holdings, Inc.(8)	First lien senior secured loan	S+	4.50%		9/2028	4,761	4,681	4,732
CPM Holdings, Inc.(8)(22)	First lien senior secured revolving loan	S+	4.50%		6/2028	861	834	831
Engineered Machinery Holdings, Inc. (dba Duravant)(3)(9)(22)	First lien senior secured loan	S+	3.25%		11/2032	23,074	23,017	23,202
Engineered Machinery Holdings, Inc. (dba Duravant)(4)(9)	Second lien senior secured loan	S+	6.00%		5/2029	19,160	19,133	19,160
Faraday Buyer, LLC (dba MacLean Power Systems)(3)(4)(9)	First lien senior secured loan	S+	6.00%		10/2028	133,562	131,894	133,562
FR Flow Control CB LLC (dba Trillium Flow Technologies)(3)(4)(9)(31)	First lien senior secured loan	S+	5.00%		12/2029	140,118	139,250	140,118
Gloves Buyer, Inc. (dba Protective Industrial Products)(3)(8)	First lien senior secured loan	S+	4.00%		5/2032	100,007	99,542	99,367
Helix Acquisition Holdings, Inc. (dba MW Industries)(3)(4)(8)	First lien senior secured loan	S+	6.98%		3/2030	61,484	60,195	61,023
MHE Intermediate Holdings, LLC (dba OnPoint Group)(3)(4)(9)(22)	First lien senior secured loan	S+	6.00%		7/2027	60,964	60,770	59,386
MHE Intermediate Holdings, LLC (dba OnPoint Group)(3)(4)(9)	First lien senior secured loan	S+	6.25%		7/2027	4,620	4,585	4,516
Sonny's Enterprises, LLC(3)(4)(9)	First lien senior secured loan	S+	5.50%		8/2028	164,773	163,499	163,951
Sonny's Enterprises, LLC(3)(4)(9)(22)	First lien senior secured delayed draw term loan	S+	6.50%		8/2028	8,713	8,598	8,713
Sonny's Enterprises, LLC(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.50%		8/2027	10,394	10,253	10,265
							726,251	728,826	3.7%
Pharmaceuticals
Opal US LLC(3)(9)(31)	First lien senior secured loan	S+	3.00%		4/2032	7,481	7,447	7,521
Puma Buyer, LLC (dba PANTHERx)(3)(4)(9)	First lien senior secured loan	S+	4.25%		3/2032	183,449	182,293	183,449
							189,740	190,970	1.0%
Professional services
AmSpec Parent, LLC(3)(9)	First lien senior secured loan	S+	3.50%		12/2031	39,808	39,803	39,808
Apex Group Treasury LLC(3)(9)(31)	First lien senior secured loan	S+	3.50%		2/2032	137,263	136,647	128,808
Certinia Inc.(3)(4)(9)	First lien senior secured loan	S+	4.50%		8/2031	209,536	209,127	209,012
DCCM, LLC(3)(4)(8)	First lien senior secured loan	S+	4.75%		6/2032	53,506	53,005	52,971
Element Materials Technology(3)(9)(31)	First lien senior secured loan	S+	3.67%		6/2029	27,109	27,109	27,280
EP Purchaser, LLC (dba Entertainment Partners)(3)(9)	First lien senior secured loan	S+	4.50%		11/2028	25,391	24,902	18,076

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets

Essential Services Holding Corporation (dba Turnpoint)(3)(4)(9)(22)	First lien senior secured revolving loan	S+	5.00%		6/2030	1,743	1,710	1,666
Essential Services Holding Corporation (dba Turnpoint)(3)(4)(9)	First lien senior secured loan	S+	5.00%		6/2031	35,548	35,253	34,926
Gerson Lehrman Group, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		12/2028	165,599	164,765	165,599
Guidehouse Inc.(3)(4)(8)	First lien senior secured loan	S+	4.75%		12/2030	108,532	108,532	107,447
Paris US Holdco, Inc. (dba Precinmac)(3)(4)(8)(22)	First lien senior secured loan	S+	4.75%		12/2031	70,147	69,461	69,951
Pike Corp.(3)(4)(9)	First lien senior secured loan	S+	4.50%		12/2032	245,776	244,552	244,547
Relativity ODA LLC(3)(4)(8)	First lien senior secured loan	S+	4.50%		5/2029	32,738	32,639	32,738
Sensor Technology Topco, Inc. (dba Humanetics)(3)(4)(9)	First lien senior secured loan	S+	6.50%		5/2028	249,583	249,216	249,583
Sensor Technology Topco, Inc. (dba Humanetics)(3)(4)(14)	First lien senior secured EUR term loan	E+	6.75%		5/2028	€42,619	46,259	50,054
Sensor Technology Topco, Inc. (dba Humanetics)(3)(4)(8)(22)	First lien senior secured revolving loan	S+	6.50%		5/2028	6,854	6,835	6,854
Sensor Technology Topco, Inc. (dba Humanetics)(3)(4)(9)	First lien senior secured delayed draw term loan	S+	6.94%		5/2028	4,777	4,777	4,777
Sensor Technology Topco, Inc. (dba Humanetics)(3)(4)(14)	First lien senior secured EUR delayed draw term loan	E+	7.25%		5/2028	€972	1,033	1,141
Sovos Compliance, LLC(3)(8)	First lien senior secured loan	S+	3.25%		8/2029	42,897	42,919	42,996
Thevelia (US) LLC (dba Tricor)(9)(31)	First lien senior secured loan	S+	3.00%		6/2029	10,935	10,935	10,963
Vensure Employer Services, Inc.(3)(4)(9)	First lien senior secured loan	S+	5.00%		9/2031	195,424	193,741	193,470
Vistage International, Inc.(3)(4)(9)	First lien senior secured loan	S+	3.75%		7/2029	29,536	29,536	29,388
							1,732,756	1,722,055	8.7%
Specialty retail
Galls, LLC(3)(4)(9)(22)	First lien senior secured loan	S+	6.00%		3/2030	155,851	153,829	155,851
Ideal Image Development, LLC(3)(4)(9)(22)(28)(29)	First lien senior secured loan	S+		6.50%	2/2029	3,552	3,256	—
Ideal Image Development, LLC(3)(4)(9)(22)(28)(29)	First lien senior secured revolving loan	S+	6.00%		2/2029	715	678	420
Milan Laser Holdings LLC(3)(4)(9)	First lien senior secured loan	S+	5.00%		4/2027	19,802	19,751	19,307
The Shade Store, LLC(3)(4)(9)	First lien senior secured loan	S+		6.00%	10/2029	23,437	18,313	18,281
							195,827	193,859	1.0%
Telecommunications
CCI BUYER, INC. (dba Consumer Cellular)(3)(4)(9)	First lien senior secured loan	S+	5.00%		5/2032	495,780	491,158	495,780
EOS Finco S.A.R.L(3)(9)(28)(29)(31)	First lien senior secured loan	S+		6.00%	10/2029	88,071	68,077	21,771
Level 3 Financing, Inc.(3)(8)(31)	First lien senior secured loan	S+	3.25%		3/2032	79,167	79,167	79,349
							638,402	596,900	3.0%
Transportation
Lightbeam Bidco, Inc. (dba Lazer Spot)(3)(4)(9)(22)	First lien senior secured loan	S+	4.75%		5/2030	148,687	148,604	148,687
Motus Group, LLC(3)(9)	First lien senior secured loan	S+	3.75%		12/2028	32,118	32,108	31,932
							180,712	180,619	0.9%
Total non-controlled/non-affiliated debt investments							$33,684,592	$33,511,862	169.6%
Total non-controlled/non-affiliated misc. debt commitments(22)(23)(Note 8)							$(16,124)	$(11,163)	(0.1)%
Total non-controlled/non-affiliated portfolio company debt investments							$33,668,468	$33,500,699	169.5%
Equity Investments
Asset based lending and fund finance
Amergin Asset Management, LLC(3)(4)(29)(30)	Specialty finance equity investment	N/A			N/A	50,000,000	$1	$2,137
							1	2,137	—%
Automotive services
Percheron Horsepower-A LP (dba Big Brand Tire & Service)(3)(5)(22)(29)(30)(31)	Limited Partner Interest	N/A			N/A	71,485	71,485	85,013

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets

CD&R Value Building Partners I, L.P. (dba Belron)(3)(5)(29)(30)(31)	LP Interest	N/A			N/A	36,993	35,998	49,239
Metis HoldCo, Inc. (dba Mavis Tire Express Services)(3)(4)(6)(30)	Series A Convertible Preferred Stock	N/A		7.00%	N/A	10,769	14,701	14,884
							122,184	149,136	0.8%
Buildings and real estate
Dodge Construction Network Holdings, L.P.(3)(4)(29)(30)	Class A-2 Common Units	N/A			N/A	—	123	17
Dodge Construction Network Holdings, L.P.(3)(4)(6)(30)	Series A Preferred Units	N/A		8.25%	N/A	143,963	3	2
							126	19	—%
Business services
25CXBFS SCSP (dba Xplor)(4)(29)(30)(31)	Limited Partner Interest	N/A			N/A	10,000	10,000	10,000
Hercules Buyer, LLC (dba The Vincit Group)(3)(4)(29)(30)(32)	Common Units	N/A			N/A	10,000	12	14
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)(3)(4)(10)(30)	Perpetual Preferred Stock	S+		10.75%	N/A	29,412	46,682	46,412
							56,694	56,426	0.3%
Consumer products
ASP Conair Holdings LP(3)(4)(29)(30)	Class A Units	N/A			N/A	9,286	929	151
							929	151	—%
Containers and packaging
TCB Holdings I LLC (dba TricorBraun)(3)(4)(6)(30)	Class A Preferred Units	N/A		14.00%	N/A	87,500	96,507	92,646
							96,507	92,646	0.5%
Financial services
Snowbird Manager LP(3)(5)(29)(30)(31)	Limited Partner Interest	N/A			N/A	786,491	4,225	4,225
Vestwell Holdings Inc.(3)(4)(29)(30)	Series D Preferred Stock	N/A			N/A	50,726	1,007	1,134
							5,232	5,359	—%
Food and beverage
Hissho Sushi Holdings, LLC(3)(4)(29)(30)	Class A Units	N/A			N/A	941,780	4,254	11,866
							4,254	11,866	0.1%
Healthcare equipment and services
KPCI Co-Invest 2, L.P.(3)(4)(29)(30)(31)	Class A Units	N/A			N/A	2,146,109	21,461	21,461
Maia Aggregator, LP(3)(4)(29)(30)	Class A-2 Units	N/A			N/A	12,921,348	12,921	13,439
Patriot Holdings SCSp (dba Corza Health, Inc.)(3)(4)(29)(30)(31)	Class B Units	N/A			N/A	17,221	180	125
Patriot Holdings SCSp (dba Corza Health, Inc.)(3)(4)(6)(30)(31)	Class A Units	N/A		8.00%	N/A	1,251	1,674	1,666
Rhea Acquisition Holdings, LP(3)(4)(29)(30)	Series A-2 Units	N/A			N/A	11,964,286	11,964	12,303
							48,200	48,994	0.2%
Healthcare providers and services
Baypine Commander Co-Invest, LP(3)(4)(29)(30)(31)	LP Interest	N/A			N/A	6,753	6,793	7,395
KOBHG Holdings, L.P. (dba OB Hospitalist)(3)(4)(29)(30)	Class A Interests	N/A			N/A	3,520	3,520	4,160
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)(3)(4)(29)(30)	Class A Interest	N/A			N/A	1,205	12,048	16,723
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)(3)(4)(29)(30)	Common Equity	N/A			N/A	1,329	3,563	3,654
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)(3)(4)(6)(30)	Series A Preferred Stock	N/A		15.00%	N/A	27,355	36,346	30,468

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets

XOMA Corporation(3)(4)(29)(30)	Warrants	N/A			N/A	54,000	369	518
							62,639	62,918	0.3%
Healthcare technology
BEHP Co-Investor II, L.P.(3)(4)(29)(30)(31)	LP Interest	N/A			N/A	1,269,969	822	1,834
Minerva Holdco, Inc.(3)(4)(6)(30)	Senior A Preferred Stock	N/A		10.75%	N/A	100,000	150,543	150,641
ModMed Software Midco Holdings, Inc. (dba ModMed)(3)(4)(6)(30)	Series A Preferred Units	N/A		13.00%	N/A	25,474	27,097	27,317
Orange Blossom Parent, Inc.(3)(4)(29)(30)	Common Units	N/A			N/A	16,667	1,667	1,720
WP Irving Co-Invest, L.P.(3)(4)(29)(30)(31)	Partnership Units	N/A			N/A	1,250,000	730	1,805
							180,859	183,317	0.9%
Household products
Rome Topco Holdings, LLC (dba SimpliSafe)(3)(4)(29)(30)	Class A Units	N/A			N/A	10,876	10,876	10,876
Rome Topco Holdings, LLC (dba SimpliSafe)(3)(4)(29)(30)	Class B Units	N/A			N/A	10,876,453	—	—
Walker Edison Holdco LLC(3)(4)(29)(30)	Common Units	N/A			N/A	29,167	2,821	—
							13,697	10,876	0.1%
Human resource support services
Sunshine Software Holdings, Inc. (dba Cornerstone OnDemand, Inc.)(3)(4)(6)(30)	Series A Preferred Stock	N/A		10.50%	N/A	12,750	19,446	16,636
							19,446	16,636	0.1%
Insurance
Accelerate Topco Holdings, LLC(3)(4)(29)(30)	Common Units	N/A			N/A	91,806	2,535	4,055
Evolution Parent, LP (dba SIAA)(3)(4)(29)(30)	LP Interest	N/A			N/A	2,703	270	349
GrowthCurve Capital Sunrise Co-Invest LP (dba Brightway)(3)(4)(29)(30)	LP Interest	N/A			N/A	49,976	508	525
Hockey Parent Holdings, L.P.(3)(4)(29)(30)	Class A Common Units	N/A			N/A	25,000	25,000	31,492
KWOR Intermediate I, Inc. (dba Alacrity Solutions)(3)(4)(29)(30)	Class A-1 Common Stock	N/A			N/A	3,605	1,726	1,500
KWOR Intermediate I, Inc. (dba Alacrity Solutions)(3)(4)(9)(30)	Preferred Stock	S+		8.00%	N/A	3,856	4,227	4,178
PCF Holdco, LLC (dba Trucordia)(3)(4)(29)(30)	Warrants	N/A			N/A	1,503,286	5,129	3,952
PCF Holdco, LLC (dba Trucordia)(3)(4)(6)(30)	Preferred equity	N/A		14.00%	N/A	19,423	21,787	28,751
							61,182	74,802	0.4%
Infrastructure and environmental services
Valor Compute Infrastructure L.P.(3)(4)(22)(29)(30)(31)	LP Interest	N/A			N/A	3,751	3,751	3,750
VCI Intermediate TopCo 1 LLC(3)(4)(29)(30)(31)	Class B Units	N/A			N/A	10,716	10,719	10,715
							14,470	14,465	0.1%
Internet software and services
AlphaSense, LLC(3)(4)(29)(30)	Series E Preferred Shares	N/A			N/A	84,645	765	1,055
Brooklyn Lender Co-Invest 2, L.P. (dba Boomi)(3)(4)(29)(30)	Common Units	N/A			N/A	1,729,439	1,729	2,902
Chrome Investors LP(3)(4)(22)(29)(30)(31)	LP Interest	N/A			N/A	7,339	7,341	7,339
Elliott Alto Co-Investor Aggregator L.P.(3)(4)(29)(30)(31)	LP Interest	N/A			N/A	6,530	6,572	14,986
Insight CP (Blocker) Holdings, L.P. (dba CivicPlus, LLC)(3)(4)(29)(30)(31)	LP Interest	N/A			N/A	992	992	1,309

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets

Bird Holding B.V. (fka MessageBird Holding B.V.)(3)(4)(29)(30)(31)	Extended Series C Warrants	N/A			N/A	7,980	49	9
Nscale Global Holdings Limited(3)(4)(29)(30)(31)	Preferred equity	N/A			N/A	13,037	13,037	13,037
Nscale Global Holdings Limited(3)(4)(29)(30)(31)	Series B Preferred Shares	N/A			N/A	22,879	8,691	8,691
Project Alpine Co-Invest Fund, LP(3)(4)(29)(30)(31)	LP Interest	N/A			N/A	17,000	17,012	22,325
Project Hotel California Co-Invest Fund, L.P.(3)(29)(30)(31)	LP Interest	N/A			N/A	3,522	3,508	5,734
Thunder Topco L.P. (dba Vector Solutions)(3)(4)(29)(30)	Common Units	N/A			N/A	712,884	713	848
WMC Bidco, Inc. (dba West Monroe)(3)(4)(6)(30)	Senior Preferred Stock	N/A		11.25%	N/A	33,385	52,412	52,327
Zoro TopCo, Inc.(3)(4)(9)(30)	Series A Preferred Equity	S+		9.50%	N/A	5,472	7,917	8,133
Zoro TopCo, L.P.(3)(4)(29)(30)	Class A Common Units	N/A			N/A	1,380,129	13,801	15,491
							134,539	154,186	0.8%
Manufacturing
Gloves Holdings, LP (dba Protective Industrial Products)(3)(4)(29)(30)	LP Interest	N/A			N/A	1,218	134	189
							134	189	—%
Specialty retail
Ideal Topco, L.P.(3)(4)(29)(30)	Class A-2 Common Units	N/A			N/A	3,109,756	—	—
Ideal Topco, L.P.(3)(4)(29)(30)	Class A-1 Preferred Units	N/A			N/A	7,774,390	7,774	—
							7,774	—	—%
Total non-controlled/non-affiliated portfolio company equity investments							$828,867	$884,123	4.5%
Total non-controlled/non-affiliated portfolio company investments							$34,497,335	$34,384,822	174.0%

Non-controlled/affiliated portfolio company investments
Debt Investments(7)
Education
Pluralsight, LLC(3)(4)(9)(24)(28)(29)	First lien senior secured loan	S+		7.50%	8/2029	1,386	$1,345	$1,133
Pluralsight, LLC(3)(4)(9)(24)	First lien senior secured loan	S+	3.00%	1.50%	8/2029	1,208	1,208	1,184
							2,553	2,317	—%
Total non-controlled/affiliated debt investments							$2,553	$2,317	—%
Total non-controlled/affiliated misc. debt commitments(22)(23)(Note 8)							$—	$(14)	—%
Total non-controlled/affiliated portfolio company debt investments							$2,553	$2,303	—%

Equity Investments
Asset based lending and fund finance
Wingspire Capital Holdings LLC(3)(4)(22)(24)(30)	Specialty finance equity investment	N/A			N/A	8,377,236	$9,000	$10,156
							9,000	10,156	0.1%
Education
Paradigmatic Holdco LLC (dba Pluralsight)(3)(4)(24)(29)(30)	Common stock	N/A			N/A	396,827	1,053	—
							1,053	—	—%
Pharmaceuticals
LSI Financing 1 DAC(3)(4)(24)(30)(31)	Specialty finance equity investment	N/A			N/A	4,161	4,211	4,105
							4,211	4,105	—%
Total non-controlled/affiliated portfolio company equity investments							$14,264	$14,261	0.1%
Total non-controlled/affiliated portfolio company investments							$16,817	$16,564	0.1%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

		Interest
Company(1)(25)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(2)(27)	Fair Value	% of Net Assets

Controlled/affiliated portfolio company investments
Debt Investments(7)
Asset based lending and fund finance
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(3)(4)(6)(24)(31)	Specialty finance debt investment	N/A		12.00%	7/2030	58,702	$58,702	$58,702
AAM Series 2.1 Aviation Feeder, LLC(3)(4)(6)(24)(31)	Specialty finance debt investment	N/A		12.00%	11/2030	76,098	76,098	76,098
							134,800	134,800	0.7%
Specialty Retail
Notorious Holdings LLC (dba Beauty Industry Group)(3)(4)(9)(24)	First lien senior secured loan	S+		9.00%	12/2031	24,376	24,134	24,132
Notorious Topco, LLC (dba Beauty Industry Group)(3)(4)(9)(24)	First lien senior secured loan	S+		7.25%	12/2030	50,783	50,561	50,529
							74,695	74,661	0.4%
Total controlled/affiliated portfolio company debt investments							$209,495	$209,461	1.1%
Total controlled/affiliated misc. debt commitments(22)(23)(Note 8)							$—	$(51)	—%
Total controlled/affiliated portfolio company debt investments							$209,495	$209,410	1.1%

Equity Investments
Asset based lending and fund finance
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(3)(4)(22)(24)(29)(30)(31)	Specialty finance equity investment	N/A			N/A	26,517	$26,557	$34,762
AAM Series 2.1 Aviation Feeder, LLC(3)(4)(24)(29)(30)(31)	Specialty finance equity investment	N/A			N/A	29,407	29,448	46,607
Blue Owl Cross-Strategy Opportunities 2025-1 LLC (fka Blue Owl Cross-Strategy Opportunities LLC)(3)(5)(24)(30)(31)(34)	Specialty finance equity investment	N/A			N/A	137,069	137,069	136,815
							193,074	218,184	1.1%
Insurance
Fifth Season Investments LLC(3)(4)(24)(30)	Specialty finance equity investment	N/A			N/A	31	310,978	344,960
							310,978	344,960	1.7%
Joint ventures
OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)(5)(24)(30)(31)	LLC Interest	N/A			N/A	314,800	314,808	280,331
Blue Owl Credit SLF LLC(3)(5)(24)(30)(31)	LLC Interest	N/A			N/A	76,960	76,967	76,791
Blue Owl Leasing LLC(3)(5)(24)(29)(30)(31)	LLC Interest	N/A			N/A	17,237	17,237	17,229
							409,012	374,351	1.9%
Pharmaceuticals
LSI Financing LLC(3)(5)(22)(24)(29)(30)(31)	Specialty finance equity investment	N/A			N/A	296,883	296,883	321,093
							296,883	321,093	1.6%
Specialty retail
Notorious Purchaser II, Inc. (dba Beauty Industry Group)(3)(4)(24)(29)(30)	Class B Common Stock	N/A			N/A	4,063	49,564	49,564
							49,564	49,564	0.3%
Total controlled/affiliated portfolio company equity investments							$1,259,511	$1,308,152	6.6%
Total controlled/affiliated portfolio company investments							$1,469,006	$1,517,562	7.7%
Total Investments							$35,983,158	$35,918,948	181.8%

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

	Interest Rate and Cross-currency Swaps as of December 31, 2025
	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Value	Upfront Payments/Receipts	Change in Unrealized Appreciation / (Depreciation)	Hedged Instrument	Footnote Reference
Interest rate swap(a)(b)(c)	7.75%	S + 4.33%	9/16/2027	$600,000	$(768)	$—	$(768)	September 2027 Notes	Notes 5 and 7
Cross-currency swap(a)(b)(c)(g)	6.50%	S + 2.67%	10/23/2027	253,778	(1,902)	—	18,733	AUD 2027 Notes	Notes 5 and 7
Interest rate swap(b)(c)(f)	6.50%	B + 2.72%	10/23/2027	46,993	(231)	—	(184)	AUD 2027 Notes	Notes 5 and 7
Interest rate swap(a)(b)(d)	5.90%	S + 2.18%	5/23/2028	500,000	3,936	—	3,936	May 2028 Notes	Notes 5 and 7
Interest rate swap(a)(b)(e)	7.95%	S + 4.49%	6/13/2028	650,000	70	—	70	June 2028 Notes	Notes 5 and 7
Interest rate swap(a)(b)(c)	7.75%	S + 3.65%	1/15/2029	550,000	10,005	—	10,404	January 2029 Notes	Notes 5 and 7
Interest rate swap(a)(b)(c)	6.60%	S + 2.39%	8/15/2029	900,000	23,947	—	20,202	September 2029 Notes	Notes 5 and 7
Interest rate swap(a)(b)(c)	5.80%	S + 2.62%	2/15/2030	1,000,000	(11,766)	—	32,753	March 2030 Notes	Notes 5 and 7
Interest rate swap(b)(d)(h)	4.25%	E + 1.93%	1/31/2031	587,218	(6,328)	—	(6,328)	EUR 2031 Notes	Notes 5 and 7
Interest rate swap(a)(b)(d)	6.65%	S + 2.90%	1/15/2031	750,000	7,717	—	7,717	March 2031 Notes	Notes 5 and 7
Total				$5,837,989	$24,680	$—	$86,535
_______________
(a)Contains a variable rate structure. Bears interest at a rate determined by SOFR.
(b)Instrument is used in a hedge accounting relationship. The associated change in fair value is recorded along with the change in net carrying value of the hedging item within interest expense.
(c)The Company has an ISDA agreement with Goldman Sachs Bank USA.
(d)The Company has an ISDA agreement with Deutsche Bank AG.
(e)The Company has an ISDA agreement with US Bank National Association.
(f) Contains a variable rate structure. Bears interest at a rate determined by BBSY.
(g)The associated change in foreign exchange rate of derivative is recorded along with the change in foreign exchange rate of the note within translation of assets and liabilities in foreign currencies.
(h)Contains a variable rate structure. Bears interest at a rate determined by EURIBOR.

	Forward Contracts as of December 31, 2025
	Notional Amount to be Purchased	Notional Amount to be Sold	Counterparty	Settlement Date	Change in Unrealized Appreciation / (Depreciation)	Footnote Reference
Foreign currency forward contract	$60,102	£45,425	SMBC Capital Markets, Inc.	1/20/2026	$(1,103)	Note 7
Foreign currency forward contract	€58,000	$67,274	US Bank National Association	1/20/2026	945	Note 7
Total					$(158)
_______________
(1)Certain portfolio company investments are subject to contractual restrictions on sales. Refer to footnote 30 for additional information on our restricted securities.
(2)The amortized cost represents the original cost adjusted for the amortization and accretion of premiums and discounts, as applicable, on debt investments using the effective interest method.
(3)Represents a co-investment made with the Company’s affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission. See “Note 3 — Agreements and Related Party Transactions.”
(4)Investments were valued using unobservable inputs and are considered Level 3 investments.
(5)Investment measured at NAV
(6)Investment contains a fixed-rate structure.
(7)Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the SOFR (which can include one-, three-, six- or twelve-month SOFR), EURIBOR (which can include one-, three- or six-month EURIBOR), CORRA (which can include one- or three-month CORRA), BBSY (which can include one-, three-, or six-month BBSY), SONIA or an alternate base rate (which can include the Prime, at the borrower’s option, and which reset periodically based on the terms of the loan agreement.
(8)The interest rate on these investments is subject to 1 month SOFR, which as of December 31, 2025 was 3.69%.
(9)The interest rate on these investments is subject to 3 month SOFR, which as of December 31, 2025 was 3.65%.
(10)The interest rate on these investments is subject to 6 month SOFR, which as of December 31, 2025 was 3.57%
(11)Reserved.

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)
(12)The interest rate on these investments is subject to Prime, which as of December 31, 2025 was 6.75%.
(13)The interest rate on these investments is subject to 1 month EURIBOR, which as of December 31, 2025 was 1.94%.
(14)The interest rate on these investments is subject to 3 month EURIBOR, which as of December 31, 2025 was 2.03%.
(15)Reserved.
(16)The interest rate on these investments is subject to 1 month BBSY, which as of December 31, 2025 was 3.50%.
(17)Reserved.
(18)Reserved.
(19)The interest rate on these investments is subject to SONIA, which as of December 31, 2025 was 3.73%.
(20)Reserved.
(21)The interest rate on these investments is subject to 3 month CORRA, which as of December 31, 2025 was 2.26%.
(22)Position or portion thereof is a partially unfunded debt or equity commitment. See “Note 8 — Commitments and Contingencies”.

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Non-controlled/non-affiliated - debt commitments
Aerosmith Bidco 1 Limited (dba Audiotonix)	First lien senior secured delayed draw term loan	7/2027	$—	$108,341	$—
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured delayed draw term loan	9/2026	1,528	5,264	—
Allied Benefit Systems Intermediate LLC	First lien senior secured delayed draw term loan	12/2027	—	2,482	(6)
AlphaSense, Inc.	First lien senior secured delayed draw term loan	6/2029	—	716	(2)
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	2/2027	—	34,240	(86)
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	6/2026	30,785	1,409	—
Anesthesia Consulting & Management, LP	First lien senior secured delayed draw term loan	11/2027	—	7,715	(39)
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	6/2026	—	2,688	—
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured delayed draw term loan	2/2027	—	10,410	—
Arctic Holdco, LLC (dba Novvia Group)	First lien senior secured delayed draw term loan	1/2027	10,925	6,747	—
Arctic US Bidco, Inc. (dba ThermoSafe)	First lien senior secured delayed draw term loan	11/2027	—	49,208	(123)
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured delayed draw term loan	7/2027	—	3,793	—
Associations, Inc.	First lien senior secured delayed draw term loan	2/2027	45,399	36,254	—
Associations, Inc.	First lien senior secured delayed draw term loan	7/2028	13,526	24,896	—
Baker Tilly Advisory Group, LP	First lien senior secured delayed draw term loan	6/2027	—	57,843	—
Bamboo US BidCo LLC	First lien senior secured delayed draw term loan	11/2026	11,195	2,261	—
Birdie Bidco, Inc. (dba Concert Golf Partners)	First lien senior secured delayed draw term loan	11/2027	—	43,225	(108)
Bracket Intermediate Holding Corp.	First lien senior secured delayed draw term loan	10/2027	—	12,008	(60)
BusinessSolver.com, Inc.	First lien senior secured delayed draw term loan	12/2027	—	2,462	(6)
Brightway Holdings, LLC	First lien senior secured delayed draw term loan	1/2027	7,167	2,274	—
Cambrex Corporation	First lien senior secured delayed draw term loan	3/2027	—	33,294	—
Cambrex Corporation	First lien senior secured delayed draw term loan	9/2026	—	62,427	—
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)	First lien senior secured delayed draw term loan	1/2027	112	8,843	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
CHA Vision Holdings, Inc. (fka FR Vision Holdings, Inc.)	First lien senior secured delayed draw term loan	9/2027	606	10,472	—
CivicPlus, LLC	First lien senior secured delayed draw term loan	5/2027	5,415	3,763	—
CivicPlus, LLC	First lien senior secured delayed draw term loan	12/2027	—	25,316	—
Cohnreznick Advisory LLC	First lien senior secured delayed draw term loan	3/2027	—	6,774	—
Commander Buyer, Inc. (dba CenExel)	First lien senior secured delayed draw term loan	6/2027	—	33,764	—
CMG HoldCo, LLC (dba Crete United)	First lien senior secured delayed draw term loan	7/2027	17,606	34,920	(25)
Computer Services, Inc. (dba CSI)	First lien senior secured delayed draw term loan	11/2027	—	28,288	—
CoreTrust Purchasing Group LLC	First lien senior secured delayed draw term loan	5/2026	—	5,995	—
Coupa Holdings, LLC	First lien senior secured delayed draw term loan	6/2027	—	2,174	—
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)	First lien senior secured delayed draw term loan	6/2026	2,010	2,463	—
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured delayed draw term loan	7/2027	36,604	38,299	—
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured delayed draw term loan	8/2027	—	6,726	(34)
Databricks, Inc.	First lien senior secured delayed draw term loan	7/2026	—	16,531	—
Databricks, Inc.	First lien senior secured delayed draw term loan	7/2026	—	33,967	—
DCCM, LLC	First lien senior secured delayed draw term loan	6/2027	—	26,232	(131)
DCG ACQUISITION CORP. (dba DuBois Chemical)	First lien senior secured delayed draw term loan	6/2026	11,284	4,615	—
DuraServ LLC	First lien senior secured delayed draw term loan	11/2027	—	53,135	(266)
DuraServ LLC	First lien senior secured delayed draw term loan	3/2027	42,498	29,793	—
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured delayed draw term loan	1/2027	6,818	1,705	—
Engineered Machinery Holdings, Inc. (dba Duravant)	First lien senior secured delayed draw term loan	5/2026	35	88	—
EresearchTechnology, Inc. (dba Clario)	First lien senior secured delayed draw term loan	1/2027	4,666	28,660	—
Essential Services Holding Corporation (dba Turnpoint)	First lien senior secured delayed draw term loan	6/2026	—	6,970	(87)
Eternal Buyer, LLC (dba Wedgewood Weddings)	First lien senior secured delayed draw term loan	6/2027	—	15,411	—
First Eagle Holdings, Inc.	First lien senior secured delayed draw term loan	6/2027	—	4,375	(9)
FR Flow Control CB LLC (dba Trillium Flow Technologies)	First lien senior secured delayed draw term loan	6/2026	—	28,307	—
Galls, LLC	First lien senior secured delayed draw term loan	3/2026	32,683	6,438	—
Galway Borrower LLC	First lien senior secured delayed draw term loan	7/2026	10,145	39,539	—
GS Acquisitionco, Inc. (dba insightsoftware)	First lien senior secured delayed draw term loan	3/2026	121	204	—
GS Acquisitionco, Inc. (dba insightsoftware)	First lien senior secured delayed draw term loan	5/2027	—	888	(7)

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Gusto, Inc.	First lien senior secured delayed draw term loan	11/2027	—	12,896	—
Hercules Borrower, LLC (dba The Vincit Group)	First lien senior secured delayed draw term loan	12/2028	—	8,132	—
HIG Operations Holdings, Inc. (dba Higginbotham)	First lien senior secured delayed draw term loan A	9/2026	—	5,375	—
HIG Operations Holdings, Inc. (dba Higginbotham)	First lien senior secured delayed draw term loan B	12/2027	—	5,000	(13)
Himalaya Topco LLC (dba HealthEdge)	First lien senior secured delayed draw term loan	6/2027	—	7,290	(36)
Himalaya Topco LLC (dba HealthEdge)	First lien senior secured delayed draw term loan	12/2027	—	7,290	(36)
Home Service TopCo IV, Inc.	First lien senior secured delayed draw term loan	2/2026	—	2,519	—
Horizon Avionics Buyer, LLC (dba Acron Aviation)	First lien senior secured delayed draw term loan	11/2027	—	49,936	(125)
Indigo Buyer, Inc. (dba Inovar Packaging Group)	First lien senior secured delayed draw term loan	7/2026	4,710	8,687	—
Integrity Marketing Acquisition, LLC	First lien senior secured delayed draw term loan	8/2026	—	24,080	—
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured delayed draw term loan	6/2026	—	5,079	(25)
Iris Specialty Acquisition LLC (dba Integrated Specialty Coverages)	First lien senior secured delayed draw term loan	11/2028	—	7,032	(18)
Jellyfish Bidco Limited (dba JTC)	First lien senior secured GBP delayed draw term loan	11/2028	—	8,770	—
Jellyfish Bidco Limited (dba JTC)	First lien senior secured EUR term loan	11/2032	—	7,019	—
Jellyfish Bidco Limited (dba JTC)	First lien senior secured GBP term loan	11/2032	—	8,039	—
Jellyfish US Finco, Inc. (dba JTC)	First lien senior secured loan	11/2032	—	48,141	—
Klick Inc.	First lien senior secured delayed draw term loan	11/2027	—	18,088	(45)
KRIV Acquisition Inc. (dba Riveron)	First lien senior secured delayed draw term loan	9/2027	—	16,623	—
KWOR Acquisition, Inc. (dba Alacrity Solutions)	First lien senior secured delayed draw term loan	2/2027	—	3,857	—
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)	First lien senior secured delayed draw term loan	8/2027	98,647	114,006	—
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)	First lien senior secured delayed draw term loan	9/2026	10,652	40,893	—
Lightbeam Bidco, Inc. (dba Lazer Spot)	First lien senior secured delayed draw term loan	12/2027	10,837	15,172	—
Litera Bidco LLC	First lien senior secured delayed draw term loan	11/2026	8,697	767	—
Litera Bidco LLC	First lien senior secured delayed draw term loan	5/2027	—	3,981	—
MAJCO LLC (dba Big Brand Tire & Service)	First lien senior secured delayed draw term loan	9/2027	40,435	166,071	—
ManTech International Corporation	First lien senior secured delayed draw term loan	2/2026	—	403	—
Maple Acquisition, LLC (dba Medicus)	First lien senior secured delayed draw term loan	5/2026	—	20,448	—
ML Holdco, Inc. (dba Meridian Link)	First lien senior secured delayed draw term loan	10/2027	—	8,012	(20)
Monotype Imaging Holdings Inc.	First lien senior secured delayed draw term loan	2/2026	3,589	10,394	—
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.	First lien senior secured EUR delayed draw term loan	3/2027	—	25,351	(190)

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Nelipak Holding Company	First lien senior secured delayed draw term loan	3/2027	7,301	4,486	—
OneOncology, LLC	First lien senior secured delayed draw term loan	10/2027	31,686	86,925	—
One, Inc. Software Corporation	First lien senior secured delayed draw term loan	12/2027	—	19,375	(48)
Packaging Coordinators Midco, Inc.	First lien senior secured delayed draw term loan	4/2026	—	77,828	—
Packaging Coordinators Midco, Inc.	First lien senior secured delayed draw term loan	4/2026	2,825	8,393	—
Paris US Holdco, Inc. (dba Precinmac)	First lien senior secured delayed draw term loan	12/2026	—	18,063	—
Peachtree Buyer, Inc. (dba Pond & Company)	First lien senior secured delayed draw term loan	12/2027	—	31,126	(156)
PerkinElmer U.S. LLC	First lien senior secured delayed draw term loan	10/2027	—	35,613	—
PG Buyer, LLC	First lien senior secured delayed draw term loan	9/2027	—	7,074	—
Pike Corp.	First lien senior secured delayed draw term loan	12/2028	—	53,430	(134)
Premise Health Holding Corp.	First lien senior secured delayed draw term loan	11/2027	—	13,358	(67)
Raven Acquisition Holdings, LLC (dba R1 RCM)	First lien senior secured delayed draw term loan	10/2026	—	1,783	—
RL Datix Holdings (USA), Inc.	First lien senior secured delayed draw term loan	4/2027	—	14,908	—
Saber Parent Holdings Corp. (dba Service Logic)	First lien senior secured delayed draw term loan	12/2028	—	24,780	(62)
Savor Acquisition, Inc. (dba Sauer Brands)	First lien senior secured delayed draw term loan	3/2027	—	1,962	—
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured delayed draw term loan	8/2026	—	5,742	—
Sentinel Buyer Corp. (dba SimpliSafe)	First lien senior secured delayed draw term loan	11/2027	—	18,684	(93)
Severin Acquisition, LLC (dba PowerSchool)	First lien senior secured delayed draw term loan	10/2027	5,732	21,481	—
SimonMed, Inc.	First lien senior secured delayed draw term loan	2/2027	32,034	13,861	—
Simplicity Financial Marketing Group Holdings, Inc.	First lien senior secured delayed draw term loan	12/2026	19,154	20,994	—
Smarsh Inc.	First lien senior secured delayed draw term loan	1/2027	—	20,347	(25)
Soleo Holdings, Inc.	First lien senior secured delayed draw term loan	2/2027	—	15,932	—
Sonny's Enterprises, LLC	First lien senior secured delayed draw term loan	6/2027	8,713	9,957	—
Southern Air & Heat Holdings, LLC	First lien senior secured delayed draw term loan	12/2027	10,420	20,889	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured delayed draw term loan	10/2027	—	17,957	—
Spotless Brands, LLC	First lien senior secured delayed draw term loan	3/2027	11,844	70,156	—
STS PARENT, LLC (dba STS Aviation Group)	First lien senior secured delayed draw term loan	10/2026	—	37,550	(188)
Tamarack Intermediate, L.L.C. (dba Verisk 3E)	First lien senior secured delayed draw term loan	7/2027	2,965	7,115	—
TBRS, Inc. (dba TEAM Technologies)	First lien senior secured delayed draw term loan	11/2026	—	18,303	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Themis Solutions Inc. (dba Clio)	First lien senior secured delayed draw term loan	10/2027	—	8,310	(83)
THG Acquisition, LLC (dba Hilb)	First lien senior secured delayed draw term loan	10/2026	6,009	14,682	—
Thunder Purchaser, Inc. (dba Vector Solutions)	First lien senior secured delayed draw term loan	10/2026	20,369	6,858	—
Troon Golf, L.L.C.	First lien senior secured delayed draw term loan	9/2026	27,175	27,449	—
Tricentis Operations Holdings, Inc.	First lien senior secured delayed draw term loan	2/2027	—	10,055	(50)
Unified Women's Healthcare, LP	First lien senior secured delayed draw term loan	9/2027	—	14,872	—
Unit4 Group Holding B.V.	First lien senior secured EUR delayed draw term loan	1/2030	—	12,196	—
Unit4 Group Holding B.V.	First lien senior secured EUR term loan	1/2033	—	130,093	—
U.S. Urology Partners LLC	First lien senior secured delayed draw term loan	10/2027	—	25,000	(156)
USIC Holdings, Inc.	First lien senior secured delayed draw term loan	9/2026	1,274	954	—
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)	First lien senior secured delayed draw term loan	8/2026	6,164	7,774	—
Vensure Employer Services, Inc.	First lien senior secured delayed draw term loan	9/2026	—	3,125	(16)
Vessco Midco Holdings, LLC	First lien senior secured delayed draw term loan	7/2026	19,745	4,140	—
Vessco Midco Holdings, LLC	First lien senior secured delayed draw term loan	5/2028	—	23,778	—
Victors Purchaser, LLC (dba Service Express)	First lien senior secured delayed draw term loan	12/2027	—	8,737	(22)
Walker Edison Furniture Company LLC	First lien senior secured delayed draw term loan	2/2026	141	201	(6)
Walker Edison Furniture Company LLC	First lien senior secured delayed draw term loan	3/2027	305	131	—
W.A. Kendall and Company, LLC	First lien senior secured delayed draw term loan	12/2026	11,413	47,840	—
Wipfli Advisory LLC	First lien senior secured delayed draw term loan	4/2028	—	23,102	(33)
Wrench Group LLC	First lien senior secured delayed draw term loan	9/2027	—	32,404	—
WU Holdco, Inc. (dba PurposeBuilt Brands)	First lien senior secured delayed draw term loan	4/2027	—	46,130	—
Zendesk, Inc.	First lien senior secured delayed draw term loan	5/2026	—	14,609	—
ACR Group Borrower, LLC*	First lien senior secured revolving loan	3/2026	—	—	—
Accommodations Plus Technologies LLC	First lien senior secured revolving loan	5/2032	—	1,250	(11)
Activate Holdings (US) Corp. (dba Absolute Software)	First lien senior secured revolving loan	7/2029	—	352	—
Aerosmith Bidco 1 Limited (dba Audiotonix)	First lien senior secured revolving loan	7/2030	—	44,919	—
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured revolving loan	8/2031	—	4,245	(42)
Alera Group, Inc.	First lien senior secured revolving loan	5/2030	—	12,500	—
AmeriLife Holdings LLC	First lien senior secured revolving loan	8/2028	5,565	27,827	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Anaplan, Inc.	First lien senior secured revolving loan	6/2028	—	16,528	—
Anesthesia Consulting & Management, LP	First lien senior secured revolving loan	12/2030	—	9,022	(90)
Appfire Technologies, LLC	First lien senior secured revolving loan	3/2028	350	1,283	—
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured revolving loan	1/2031	2,428	6,069	—
Arctic Holdco, LLC (dba Novvia Group)	First lien senior secured revolving loan	1/2031	2,130	9,706	—
Atlas Borrower, LLC (dba Anovo)	First lien senior secured revolving loan	9/2032	—	15,983	(160)
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured revolving loan	7/2030	—	2,710	—
Arctic US Bidco, Inc. (dba ThermoSafe)	First lien senior secured multi-currency revolving loan	11/2032	—	16,403	(82)
Ascend Buyer, LLC (dba PPC Flexible Packaging)	First lien senior secured revolving loan	9/2028	1,146	7,041	—
Associations, Inc.	First lien senior secured revolving loan	7/2028	—	25,389	—
Atlas US Finco, Inc. (dba Nearmap)	First lien senior secured revolving loan	12/2028	—	7,697	(38)
AWP Group Holdings, Inc.	First lien senior secured revolving loan	12/2030	2,757	3,048	—
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)	First lien senior secured revolving loan	3/2031	—	1,995	—
Baker Tilly Advisory Group, LP	First lien senior secured revolving loan	6/2030	—	43,084	—
Bamboo US BidCo LLC	First lien senior secured revolving loan	10/2029	—	20,128	—
Bayshore Intermediate #2, L.P. (dba Boomi)	First lien senior secured revolving loan	10/2027	4,547	13,789	—
BCPE Pequod Buyer, Inc. (dba Envestnet)	First lien senior secured revolving loan	11/2029	—	16,634	—
BCPE Osprey Buyer, Inc. (dba PartsSource)	First lien senior secured revolving loan	8/2026	3,879	776	—
BCTO BSI Buyer, Inc. (dba Buildertrend)	First lien senior secured revolving loan	12/2028	—	161	—
Belmont Buyer, Inc. (dba Valenz)	First lien senior secured revolving loan	6/2029	—	6,650	—
Birdie Bidco, Inc. (dba Concert Golf Partners)	First lien senior secured revolving loan	11/2032	2,690	21,324	—
Blast Bidco Inc. (dba Bazooka Candy Brands)	First lien senior secured revolving loan	10/2029	—	4,179	—
Bristol Hospice L.L.C.	First lien senior secured revolving loan	8/2032	—	19,229	—
Bracket Intermediate Holding Corp.	First lien senior secured revolving loan	10/2031	—	5,003	(50)
Brightway Holdings, LLC	First lien senior secured revolving loan	12/2027	696	1,410	—
BTRS Holdings Inc. (dba Billtrust)	First lien senior secured revolving loan	12/2028	2,893	2,170	—
BusinessSolver.com, Inc.	First lien senior secured revolving loan	12/2032	—	1,097	(5)
By Light Professional IT Services LLC	First lien senior secured revolving loan	7/2031	—	7,025	(105)
Cadence, Inc.	First lien senior secured revolving loan	5/2028	810	2,084	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Cambrex Corporation	First lien senior secured revolving loan	3/2032	1,665	27,468	—
Canadian Hospital Specialties Limited	First lien senior secured revolving loan	4/2027	235	198	—
Catalis Intermediate, Inc. (fka GovBrands Intermediate, Inc.)	First lien senior secured revolving loan	8/2027	108	773	—
CCI BUYER, INC. (dba Consumer Cellular)	First lien senior secured revolving loan	5/2032	—	29,023	—
CMG HoldCo, LLC (dba Crete United)	First lien senior secured revolving loan	11/2030	—	11,550	(29)
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)	First lien senior secured revolving loan	6/2029	—	2,239	—
Certinia Inc.	First lien senior secured revolving loan	8/2031	—	15,425	(39)
CHA Vision Holdings, Inc. (fka FR Vision Holdings, Inc.)	First lien senior secured revolving loan	1/2030	—	3,692	—
CivicPlus, LLC	First lien senior secured revolving loan	8/2030	—	6,058	—
Commander Buyer, Inc. (dba CenExel)	First lien senior secured revolving loan	6/2032	—	22,509	—
CoreTrust Purchasing Group LLC	First lien senior secured revolving loan	10/2029	—	14,183	—
Coupa Holdings, LLC	First lien senior secured revolving loan	2/2029	—	1,664	—
CPM Holdings, Inc.	First lien senior secured revolving loan	6/2028	861	4,139	—
Creek Parent, Inc. (dba Catalent)	First lien senior secured revolving loan	12/2031	—	42,297	(211)
Crewline Buyer, Inc. (dba New Relic)	First lien senior secured revolving loan	11/2030	—	17,226	(129)
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured revolving loan	8/2031	—	50,193	—
D4C Dental Brands, Inc.	First lien senior secured revolving loan	11/2029	4,913	8,188	—
DCG ACQUISITION CORP. (dba DuBois Chemical)	First lien senior secured revolving loan	6/2031	—	15,899	(159)
DCCM, LLC	First lien senior secured revolving loan	6/2032	—	10,493	(105)
Denali BuyerCo, LLC (dba Summit Companies)*	First lien senior secured revolving loan	9/2027	—	—	—
Denali Intermediate Holdings, Inc. (dba Dun & Bradstreet)	First lien senior secured revolving loan	8/2032	—	25,284	(379)
Deerfield Dakota Holdings	First lien senior secured revolving loan	9/2032	—	47,046	(235)
Diamond Mezzanine 24 LLC (dba United Risk)	First lien senior secured revolving loan	10/2030	1,976	4,199	—
Dresser Utility Solutions, LLC	First lien senior secured revolving loan	3/2029	—	10,552	—
DuraServ LLC	First lien senior secured revolving loan	6/2030	3,234	21,022	—
Eagle Family Foods Group LLC	First lien senior secured revolving loan	8/2030	—	20,344	—
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured revolving loan	11/2027	—	3,387	—
Einstein Parent, Inc. (dba Smartsheet)	First lien senior secured revolving loan	1/2031	—	7,949	(60)
Essential Services Holding Corporation (dba Turnpoint)	First lien senior secured revolving loan	6/2030	1,743	2,614	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
EresearchTechnology, Inc. (dba Clario)	First lien senior secured revolving loan	10/2031	—	16,663	—
Eternal Buyer, LLC (dba Wedgewood Weddings)	First lien senior secured revolving loan	6/2032	—	15,411	(77)
Evolution BuyerCo, Inc. (dba SIAA)	First lien senior secured revolving loan	4/2030	—	12,968	—
Fiesta Purchaser, Inc. (dba Shearer's Foods)	First lien senior secured revolving loan	2/2029	1,938	14,677	—
Flexera Software LLC	First lien senior secured revolving loan	8/2032	—	8,085	(20)
Forescout Technologies, Inc.	First lien senior secured revolving loan	5/2031	—	12,702	(64)
Formerra, LLC	First lien senior secured revolving loan	11/2028	—	526	—
Fortis Solutions Group, LLC	First lien senior secured revolving loan	10/2027	1,968	4,779	—
Foundation Consumer Brands, LLC	First lien senior secured revolving loan	2/2029	—	3,411	(17)
FR Flow Control CB LLC (dba Trillium Flow Technologies)	First lien senior secured revolving loan	12/2029	—	23,160	—
Galls, LLC	First lien senior secured revolving loan	3/2030	5,102	10,596	—
Galway Borrower LLC	First lien senior secured revolving loan	9/2028	1,096	5,170	—
Gaylord Chemical Company, L.L.C.	First lien senior secured revolving loan	12/2027	2,463	1,509	—
Gerson Lehrman Group, Inc.	First lien senior secured revolving loan	12/2028	—	8,404	—
GI Apple Midco LLC (dba Atlas Technical Consultants)	First lien senior secured revolving loan	4/2029	4,987	6,095	—
GI Ranger Intermediate, LLC (dba Rectangle Health)	First lien senior secured revolving loan	10/2027	223	1,450	—
Granicus, Inc.	First lien senior secured revolving loan	1/2031	—	4,633	—
GS Acquisitionco, Inc. (dba insightsoftware)	First lien senior secured revolving loan	5/2028	92	156	—
Hercules Borrower, LLC (dba The Vincit Group)	First lien senior secured revolving loan	12/2028	—	12,595	—
Himalaya Topco LLC (dba HealthEdge)	First lien senior secured revolving loan	6/2032	—	8,202	(82)
Hissho Parent, LLC	First lien senior secured revolving loan	5/2029	—	11,009	—
Home Service TopCo IV, Inc.	First lien senior secured revolving loan	12/2027	—	3,359	—
Horizon Avionics Buyer, LLC (dba Acron Aviation)	First lien senior secured revolving loan	3/2032	4,394	20,574	—
Hyland Software, Inc.	First lien senior secured revolving loan	9/2029	—	6,978	—
Icefall Parent, Inc. (dba EngageSmart)	First lien senior secured revolving loan	1/2030	—	2,749	—
Ideal Image Development, LLC	First lien senior secured revolving loan	2/2029	1,587	566	—
IG Investments Holdings, LLC (dba Insight Global)	First lien senior secured revolving loan	9/2028	—	4,866	—
Indigo Buyer, Inc. (dba Inovar Packaging Group)	First lien senior secured revolving loan	5/2028	—	12,700	—
Indikami Bidco, LLC (dba IntegriChain)	First lien senior secured revolving loan	6/2030	3,566	1,126	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Integrated Specialty Coverages, LLC*	First lien senior secured revolving loan	7/2029	—	—	—
Integrity Marketing Acquisition, LLC	First lien senior secured revolving loan	8/2028	—	17,886	—
Intelerad Medical Systems Incorporated (fka 11849573 Canada Inc.)*	First lien senior secured revolving loan	8/2026	2,049	—	—
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured revolving loan	3/2028	1,204	4,814	—
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))	First lien senior secured revolving loan	12/2028	—	23,738	—
Iris Specialty Acquisition LLC (dba Integrated Specialty Coverages)	First lien senior secured revolving loan	11/2032	—	6,188	(31)
Jellyfish Bidco Limited (dba JTC)	First lien senior secured multi-currency revolving loan	11/2032	—	14,616	—
Jeppesen Holdings, LLC	First lien senior secured multi-currency revolving loan	10/2032	—	863	(6)
JS Parent, Inc. (dba Jama Software)	First lien senior secured revolving loan	4/2031	—	88	—
KABAFUSION Parent, LLC	First lien senior secured revolving loan	11/2031	—	8,903	—
KENE Acquisition, Inc. (dba Entrust Solutions Group)	First lien senior secured revolving loan	2/2031	396	1,846	—
Klick Inc.	First lien senior secured revolving loan	11/2031	—	18,088	(90)
KRIV Acquisition Inc. (dba Riveron)	First lien senior secured revolving loan	7/2031	1,142	13,393	—
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)	First lien senior secured revolving loan	12/2029	—	45,413	(114)
KWOR Acquisition, Inc. (dba Alacrity Solutions)	First lien senior secured revolving loan	2/2030	—	2,877	—
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)	First lien senior secured revolving loan	9/2029	—	8,600	—
Lightbeam Bidco, Inc. (dba Lazer Spot)	First lien senior secured revolving loan	5/2029	—	11,685	—
Lignetics Investment Corp.	First lien senior secured revolving loan	10/2026	—	11,471	(29)
Litera Bidco LLC	First lien senior secured revolving loan	5/2028	—	2,266	—
MAJCO LLC (dba Big Brand Tire & Service)	First lien senior secured revolving loan	9/2032	—	59,002	(148)
Magnet Forensics, LLC (f/k/a Grayshift, LLC)	First lien senior secured revolving loan	7/2028	—	2,419	—
ManTech International Corporation	First lien senior secured revolving loan	9/2028	—	1,806	—
Maple Acquisition, LLC (dba Medicus)	First lien senior secured revolving loan	5/2030	—	15,336	—
Mario Purchaser, LLC (dba Len the Plumber)	First lien senior secured revolving loan	4/2028	7,341	697	—
McQueen Bidco PTY LTD. (dba Infomedia)	First lien senior secured revolving loan	12/2032	—	4,927	(12)
MHE Intermediate Holdings, LLC (dba OnPoint Group)	First lien senior secured revolving loan	7/2027	1,429	2,143	—
Milan Laser Holdings LLC	First lien senior secured revolving loan	4/2027	—	2,553	(64)
Ministry Brands Holdings, LLC	First lien senior secured revolving loan	12/2027	395	4,350	—
Minotaur Acquisition, Inc. (dba Inspira Financial)	First lien senior secured revolving loan	6/2030	—	25,814	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Mitnick Corporate Purchaser, Inc.	First lien senior secured revolving loan	5/2027	1,438	7,938	—
Modernizing Medicine, Inc. (dba ModMed)	First lien senior secured revolving loan	4/2032	—	10,683	(53)
Monotype Imaging Holdings Inc.	First lien senior secured revolving loan	2/2030	—	21,041	—
Natural Partners, LLC	First lien senior secured revolving loan	11/2030	—	11,814	—
NELIPAK EUROPEAN HOLDINGS COÖPERATIEF U.A.	First lien senior secured EUR revolving loan	3/2031	413	4,316	—
Nelipak Holding Company	First lien senior secured revolving loan	3/2031	1,319	7,477	—
Neptune Holdings, Inc. (dba NexTech)	First lien senior secured revolving loan	8/2029	—	4,118	(10)
NMI Acquisitionco, Inc. (dba Network Merchants)	First lien senior secured revolving loan	9/2028	—	558	—
OAC Holdings I Corp. (dba Omega Holdings)	First lien senior secured revolving loan	3/2028	—	2,572	(39)
OB Hospitalist Group, Inc.	First lien senior secured revolving loan	9/2027	—	7,993	—
Offen, Inc.	First lien senior secured revolving loan	7/2029	—	2,268	(23)
Ole Smoky Distillery, LLC	First lien senior secured revolving loan	3/2028	—	3,302	(173)
One, Inc. Software Corporation	First lien senior secured revolving loan	12/2032	—	7,750	(39)
OneOncology, LLC	First lien senior secured revolving loan	6/2029	—	41,243	—
Packaging Coordinators Midco, Inc.	First lien senior secured revolving loan	10/2032	—	51,253	(256)
Paris US Holdco, Inc. (dba Precinmac)	First lien senior secured revolving loan	12/2031	677	8,354	—
Park Place Technologies, LLC*	First lien senior secured revolving loan	3/2030	—	—	—
Patriot Acquisition TopCo S.À R.L. (dba Corza Health, Inc.)	First lien senior secured revolving loan	1/2028	554	7,206	—
PDI TA Holdings, Inc.	First lien senior secured revolving loan	2/2031	3,683	1,339	—
Peachtree Buyer, Inc. (dba Pond & Company)	First lien senior secured revolving loan	12/2032	3,113	17,120	—
PG Buyer, LLC	First lien senior secured revolving loan	9/2031	—	4,042	(20)
PetVet Care Centers, LLC	First lien senior secured revolving loan	11/2029	3,326	29,932	—
Valeris, Inc. (fka Phantom Purchaser, Inc.)	First lien senior secured revolving loan	9/2031	—	33,898	(85)
Pike Corp.	First lien senior secured revolving loan	12/2032	—	35,620	(178)
Ping Identity Holding Corp.*	First lien senior secured revolving loan	10/2028	—	—	—
Plasma Buyer LLC (dba PathGroup)*	First lien senior secured revolving loan	5/2028	12,799	—	—
PPV Intermediate Holdings, LLC	First lien senior secured revolving loan	8/2029	1,482	10,372	—
Premise Health Holding Corp.	First lien senior secured revolving loan	11/2031	—	11,308	(113)
Pye-Barker Fire & Safety, LLC*	First lien senior secured revolving loan	5/2030	—	—	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Puma Buyer, LLC (dba PANTHERx)	First lien senior secured revolving loan	3/2032	—	31,523	—
QAD, Inc.	First lien senior secured revolving loan	11/2027	—	6,000	—
Quva Pharma, Inc.	First lien senior secured revolving loan	4/2026	336	118	—
Relativity ODA LLC	First lien senior secured revolving loan	5/2029	—	2,797	—
Rhea Parent, Inc.	First lien senior secured revolving loan	12/2030	—	21,596	(216)
RL Datix Holdings (USA), Inc.	First lien senior secured revolving loan	10/2030	—	13,053	—
Saber Parent Holdings Corp. (dba Service Logic)	First lien senior secured revolving loan	12/2032	—	12,390	(62)
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured revolving loan	5/2031	479	5,264	—
SCHP Purchaser, Inc. (dba St. Croix Hospice)	First lien senior secured revolving loan	10/2032	—	19,885	(199)
Soleo Holdings, Inc.	First lien senior secured revolving loan	2/2032	—	15,932	—
Securonix, Inc.	First lien senior secured revolving loan	4/2028	—	5,339	(521)
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured revolving loan	5/2028	6,854	13,708	—
Severin Acquisition, LLC (dba PowerSchool)	First lien senior secured revolving loan	10/2031	—	16,326	(204)
SimonMed, Inc.	First lien senior secured revolving loan	2/2031	13,810	16,879	—
Simplicity Financial Marketing Group Holdings, Inc.	First lien senior secured revolving loan	12/2031	—	20,119	—
Smarsh Inc.	First lien senior secured revolving loan	2/2029	4,175	6,622	—
Soliant Lower Intermediate, LLC (dba Soliant)	First lien senior secured revolving loan	6/2031	—	15,556	(3,072)
Sonny's Enterprises, LLC	First lien senior secured revolving loan	8/2027	10,394	15,507	—
Southern Air & Heat Holdings, LLC	First lien senior secured revolving loan	1/2029	30	252	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured revolving loan	10/2031	—	14,965	—
Spotless Brands, LLC	First lien senior secured revolving loan	7/2028	449	1,795	—
STS PARENT, LLC (dba STS Aviation Group)	First lien senior secured revolving loan	10/2030	10,702	4,318	—
SWK BUYER, Inc. (dba Stonewall Kitchen)	First lien senior secured revolving loan	3/2029	—	5,579	(167)
Tamarack Intermediate, L.L.C. (dba Verisk 3E)	First lien senior secured revolving loan	3/2029	—	5,336	—
TBRS, Inc. (dba TEAM Technologies)	First lien senior secured revolving loan	11/2030	—	20,918	(105)
The Better Being Co., LLC (fka Nutraceutical International Corporation)	First lien senior secured revolving loan	12/2029	—	13,257	(133)
Themis Solutions Inc. (dba Clio)	First lien senior secured revolving loan	10/2032	—	6,925	(69)
THG Acquisition, LLC (dba Hilb)	First lien senior secured revolving loan	10/2031	1,361	8,997	—
Thunder Purchaser, Inc. (dba Vector Solutions)	First lien senior secured revolving loan	6/2027	—	1,021	—

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
Tricentis Operations Holdings, Inc.	First lien senior secured revolving loan	2/2032	—	6,284	(63)
Troon Golf, L.L.C.	First lien senior secured revolving loan	8/2028	—	27,449	—
Truist Insurance Holdings, LLC	First lien senior secured revolving loan	5/2029	—	7,019	—
Unified Women's Healthcare, LP	First lien senior secured revolving loan	6/2029	—	8,120	—
Unit4 Group Holding B.V.	First lien senior secured EUR revolving loan	1/2033	—	16,262	—
USIC Holdings, Inc.	First lien senior secured revolving loan	9/2031	2,262	2,566	—
USRP Holdings, Inc. (dba U.S. Retirement and Benefits Partners)	First lien senior secured revolving loan	12/2029	—	4,975	—
Velocity HoldCo III Inc. (dba VelocityEHS)	First lien senior secured revolving loan	5/2029	—	399	—
Vessco Midco Holdings, LLC	First lien senior secured revolving loan	7/2031	—	7,962	—
Victors Purchaser, LLC (dba Service Express)	First lien senior secured revolving loan	12/2032	1,419	15,199	—
Vital Bidco AB (dba Vitamin Well)	First lien senior secured revolving loan	10/2030	—	52,912	—
Walker Edison Furniture Company LLC*	First lien senior secured revolving loan	3/2027	1,333	—	—
W.A. Kendall and Company, LLC	First lien senior secured revolving loan	4/2030	4,553	3,587	—
Wipfli Advisory LLC	First lien senior secured revolving loan	10/2032	—	15,401	(44)
Wrench Group LLC	First lien senior secured revolving loan	9/2031	6,049	26,355	—
WU Holdco, Inc. (dba PurposeBuilt Brands)	First lien senior secured revolving loan	4/2032	1,230	13,121	—
Zendesk, Inc.	First lien senior secured revolving loan	11/2028	—	17,609	—
Total non-controlled/non-affiliated - debt commitments			$874,202	$5,076,414	$(11,163)
Non-controlled/non-affiliated - equity commitments
Chrome Investors LP	LP Interest	N/A	7,339	1,835	—
Percheron Horsepower-A LP (dba Big Brand Tire & Service)	Limited Partner Interest	N/A	71,485	11,748	—
Valor Compute Infrastructure L.P.	LP Interest	N/A	3,751	6,965	—
Total non-controlled/non-affiliated - equity commitments			$82,575	$20,548	$—
Non-controlled/affiliated - debt commitments
Pluralsight, LLC	First lien senior secured delayed draw term loan	8/2029	$—	$496	$(10)
Pluralsight, LLC	First lien senior secured revolving loan	8/2029	—	198	(4)
Total non-controlled/affiliated - debt commitments			$—	$694	$(14)
Non-controlled/affiliated - equity commitments
Wingspire Capital Holdings LLC	Specialty finance equity investment	N/A	$9,000	$36,000	$—
Total non-controlled/affiliated - equity commitments			$9,000	$36,000	$—
Controlled/affiliated - debt commitments
Notorious Topco, LLC (dba Beauty Industry Group)	First lien senior secured revolving loan	12/2030	$—	$10,157	$(51)
Total controlled/affiliated - debt commitments			$—	$10,157	$(51)
Controlled/affiliated - equity commitments

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

				Unfunded
Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Commitment	Fair Value(23)
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC	Specialty finance equity investment	N/A	$26,517	$38,809	$—
LSI Financing LLC	Specialty finance equity investment	N/A	296,883	119,025	—
Total controlled/affiliated - equity commitments			$323,400	$157,834	$—
Total Portfolio Company Commitments			$1,289,177	$5,301,647	$(11,228)
*Fully funded
(23)The negative cost and fair value results from unamortized fees, which are capitalized to the investment cost of unfunded commitments.
(24)As defined in the Investment Company Act of 1940, as amended (the “1940 Act”), the Company is deemed to “control” a portfolio company if the Company owns more than 25% of the portfolio company’s voting securities or has the power to exercise control over management or policies, including through a management agreement. As defined in the 1940 Act, the Company is an “affiliated person” of this portfolio company if the Company owns more than 5% or more of the portfolio company’s outstanding voting securities. Transactions related to the Company’s investments in non-controlled affiliates and controlled affiliates for the year ended December 31, 2025, were as follows:

Company	Fair value as of December 31, 2024	Gross Additions (a)	Gross Reductions(b)	Net Change in Unrealized Gain/(Loss)	Realized Gain/(Loss)	Fair value as of December 31, 2025	Dividend Income	Interest and PIK Income	Other Income
Controlled Affiliates
AAM Series 2.1 Aviation Feeder, LLC(c)	$77,680	$36,408	$(2,132)	$10,749	$—	$122,705	$—	$7,500	$—
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(c)	75,112	13,778	(86)	4,660	$—	93,464	—	6,328	—
Blue Owl Credit SLF LLC(d)	4,294	72,696	—	(199)	$—	76,791	3,355	—	—
Blue Owl Cross-Strategy Opportunities 2025-1 LLC (fka Blue Owl Cross-Strategy Opportunities LLC)	—	137,069	—	(254)	$—	136,815	896	—	—
Blue Owl Leasing LLC(d)	—	17,237	—	(8)	$—	17,229	—	—	—
Fifth Season Investments LLC	223,274	108,603	—	13,083	$—	344,960	30,144	—	—
LSI Financing LLC	293,775	221,952	(213,772)	19,138	$—	321,093	20,259	—	—
Notorious Topco, LLC (dba Beauty Industry Group)	—	124,258	—	(84)	$—	124,174	—	316	2
OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)(d)	311,609	—	—	(31,278)	$—	280,331	38,644	—	—
Total	$985,744	$732,001	$(215,990)	$15,807	$—	$1,517,562	$93,298	$14,144	$2

Non-Controlled Affiliates
LSI Financing 1 DAC	$4,771	$—	$(617)	$(49)	$—	$4,105	$342	$—	$—
Pluralsight, LLC	3,477	129	—	(1,303)	$—	2,303	—	207	3
Wingspire Capital Holdings LLC	—	9,000	—	1,156	$—	10,156	128	—	—
Total	$8,248	$9,129	$(617)	$(196)	$—	$16,564	$470	$207	$3
(a)     Gross additions may include increases in the cost basis of investments resulting from new investments, amounts related to PIK interest capitalized and added to the principal balance of the respective loans, the accretion of discounts, the exchange of one or more existing investments for one or more new investments from a different category.
(b)     Gross reductions may include decreases in the cost basis of investments resulting from principal collections related to investment repayments and sales, return of capital, the amortization of premiums and the exchange of one or more existing securities for one or more new securities.

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)
(c)     In connection with its investment in AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC and AAM Series 2.1 Aviation Feeder, LLC (collectively, “Amergin AssetCo”) the Company made a minority investment in Amergin Asset Management, LLC which has entered into a Servicing Agreement with Amergin AssetCo.
(d)     For further description of the Company’s investment in OCIC SLF LLC (f/k/a Blue Owl Credit Income Senior Loan Fund LLC) (“OCIC SLF”), Blue Owl Credit SLF LLC (“Credit SLF”), and Blue Owl Leasing LLC (“Blue Owl Leasing”) see “Note 4 — Investments.”

(25)Unless otherwise indicated, the Company’s portfolio companies are pledged as collateral supporting the amounts outstanding under the Revolving Credit Facility, SPV Asset Facilities and CLOs. See “Note 5 — Debt”.
(26)Investment is not pledged as collateral under the Company’s Amended and Restated Senior Secured Revolving Credit Agreement (the “Revolving Credit Facility”, credit facilities to which certain of our subsidiaries are parties (the “SPV Asset Facilities”) and collateral loan obligation transactions (“CLOs”).
(27)As of December 31, 2025, the net estimated unrealized loss on investments for U.S. federal income tax purposes was $9.4 million based on a tax cost basis of $35.9 billion. As of December 31, 2025, the estimated aggregate gross unrealized loss for U.S. federal income tax purposes was $358.1 million As of December 31, 2025, the estimated aggregate gross unrealized gain for U.S. federal income tax purposes was $348.7 million.
(28)Investment was on non-accrual status as of December 31, 2025.
(29)Investment is non-income producing.
(30)Security acquired in transaction exempt from registration under the Securities Act of 1933, and may be deemed to be “restricted security” under the Securities Act. As of December 31, 2025, the aggregate fair value of these securities is $2.21 billion, or 11.2% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Portfolio Company	Investment	Acquisition Date
25CXBFS SCSP (dba Xplor)	Limited Partner Interest	November 21, 2025
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC**	Specialty finance equity investment	July 1, 2022
AAM Series 2.1 Aviation Feeder, LLC**	Specialty finance equity investment	July 1, 2022
Accelerate Topco Holdings, LLC	Common Units	September 1, 2022
AlphaSense, LLC	Series E Preferred Shares	June 27, 2024
Amergin Asset Management, LLC	Specialty finance equity investment	July 1, 2022
ASP Conair Holdings LP	Class A Units	May 17, 2021
Baypine Commander Co-Invest, LP	LP Interest	June 6, 2025
BEHP Co-Investor II, L.P.	LP Interest	May 6, 2022
Bird Holding B.V. (fka MessageBird Holding B.V.)	Extended Series C Warrants	May 5, 2021
Blue Owl Credit SLF LLC*	LLC Interest	August 1, 2024
Blue Owl Cross-Strategy Opportunities 2025-1 LLC (fka Blue Owl Cross-Strategy Opportunities LLC)**	Specialty finance equity investment	September 19, 2025
Blue Owl Leasing LLC**	Joint Venture	October 14, 2025
Brooklyn Lender Co-Invest 2, L.P. (dba Boomi)	Common Units	October 1, 2021
CD&R Value Building Partners I, L.P. (dba Belron)	LP Interest	December 2, 2021
Chrome Investors LP	LP Interest	January 25, 2025
Dodge Construction Network Holdings, L.P.	Class A-2 Common Units	March 16, 2022
Dodge Construction Network Holdings, L.P.	Series A Preferred Units	March 16, 2022
Elliott Alto Co-Investor Aggregator L.P.	LP Interest	September 28, 2022
Evolution Parent, LP (dba SIAA)	LP Interest	April 30, 2021
Fifth Season Investments LLC**	Specialty finance equity investment	October 17, 2022
Gloves Holdings, LP (dba Protective Industrial Products)	LP Interest	December 28, 2020
GrowthCurve Capital Sunrise Co-Invest LP (dba Brightway)	LP Interest	December 16, 2021
Hercules Buyer, LLC (dba The Vincit Group)	Common Units	December 15, 2020
Hissho Sushi Holdings, LLC	Class A Units	May 17, 2022
Hockey Parent Holdings, L.P.	Class A Common Units	September 14, 2023
Ideal Topco, L.P.	Class A-1 Preferred Units	February 20, 2024
Ideal Topco, L.P.	Class A-2 Common Units	February 20, 2024
Insight CP (Blocker) Holdings, L.P. (dba CivicPlus, LLC)	LP Interest	June 8, 2022
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)	Perpetual Preferred Stock	June 22, 2022
KOBHG Holdings, L.P. (dba OB Hospitalist)	Class A Interests	September 27, 2021
KPCI Co-Invest 2, L.P.	Class A Units	October 15, 2025
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)	Class A Interest	December 12, 2023
KWOR Intermediate I, Inc. (dba Alacrity Solutions)	Preferred Stock	February 28, 2025
KWOR Intermediate I, Inc. (dba Alacrity Solutions)	Class A-1 Common Stock	February 28, 2025
Lakefield Acquisition Corp. (dba Lakefield Veterinary Group)	Common Equity	January 8, 2025
LSI Financing 1 DAC**	Specialty finance equity investment	December 14, 2022

Blue Owl Credit Income Corp.
Consolidated Schedules of Investments - Continued
As of December 31, 2025
(Amounts in thousands, except share amounts)

Portfolio Company	Investment	Acquisition Date
LSI Financing LLC**	Specialty finance equity investment	November 25, 2024
Maia Aggregator, LP	Class A-2 Units	February 1, 2022
Metis HoldCo, Inc. (dba Mavis Tire Express Services)	Series A Convertible Preferred Stock	May 3, 2021
Minerva Holdco, Inc.	Senior A Preferred Stock	February 14, 2022
ModMed Software Midco Holdings, Inc. (dba ModMed)	Series A Preferred Units	April 30, 2025
Notorious Purchaser II, Inc. (dba Beauty Industry Group)**	Class B Common Stock	December 19, 2025
Nscale Global Holdings Limited	Series B Preferred Shares	September 29, 2025
Nscale Global Holdings Limited	Preferred equity	September 29, 2025
OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)*	LLC Interest	November 2, 2022
Orange Blossom Parent, Inc.	Common Units	July 29, 2022
Paradigmatic Holdco LLC (dba Pluralsight)	Common stock	August 22, 2024
Patriot Holdings SCSp (dba Corza Health, Inc.)	Class A Units	January 29, 2021
Patriot Holdings SCSp (dba Corza Health, Inc.)	Class B Units	January 29, 2021
PCF Holdco, LLC (dba Trucordia)	Preferred equity	February 16, 2023
PCF Holdco, LLC (dba Trucordia)	Warrants	February 16, 2023
Percheron Horsepower-A LP (dba Big Brand Tire & Service)	Limited Partner Interest	September 23, 2025
Project Alpine Co-Invest Fund, LP	LP Interest	June 13, 2022
Project Hotel California Co-Invest Fund, L.P.	LP Interest	August 9, 2022
Rhea Acquisition Holdings, LP	Series A-2 Units	February 18, 2022
Rome Topco Holdings, LLC (dba SimpliSafe)	Class A Units	November 6, 2025
Rome Topco Holdings, LLC (dba SimpliSafe)	Class B Units	November 6, 2025
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)	Series A Preferred Stock	November 15, 2023
Snowbird Manager LP	Limited Partner Interest	December 17, 2025
Sunshine Software Holdings, Inc. (dba Cornerstone OnDemand, Inc.)	Series A Preferred Stock	October 14, 2021
TCB Holdings I LLC (dba TricorBraun)	Class A Preferred Units	January 31, 2025
Thunder Topco L.P. (dba Vector Solutions)	Common Units	June 30, 2021
Valor Compute Infrastructure L.P.	LP Interest	October 3, 2025
VCI Intermediate TopCo 1 LLC	Class B Units	November 17, 2025
Vestwell Holdings Inc.	Series D Preferred Stock	December 20, 2023
Walker Edison Holdco LLC	Common Units	March 1, 2023
Wingspire Capital Holdings LLC**	Specialty finance equity investment	November 7, 2025
WMC Bidco, Inc. (dba West Monroe)	Senior Preferred Stock	November 9, 2021
WP Irving Co-Invest, L.P.	Partnership Units	May 18, 2022
XOMA Corporation	Warrants	December 15, 2023
Zoro TopCo, Inc.	Series A Preferred Equity	November 22, 2022
Zoro TopCo, L.P.	Class A Common Units	November 22, 2022
*Refer to “Note 4 — Investments - OCIC SLF LLC, Credit SLF and Blue Owl Leasing”, for further information.
** Refer to “Note 3 — Agreements and Related Party Transactions - Controlled/Affiliated Portfolio Companies.”

(31)This portfolio company is not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of total assets. As of December 31, 2025, non-qualifying assets represented 13.3% of total assets as calculated in accordance with the regulatory requirements.
(32)We invest in this portfolio company through underlying blocker entities Hercules Blocker 1 LLC, Hercules Blocker 2 LLC, Hercules Blocker 3 LLC, Hercules Blocker 4 LLC, and Hercules Blocker 5 LLC.
(33)Reserved.
(34)BOCSO was formed to hold alternative credit assets, including asset-based finance (“ABF”). ABF is a subsector of private credit focused on generating income from pools of financial, physical or other assets. As of December 31, 2025, the portfolio consists of three investments totaling $500.0 million at cost and fair value, respectively, ranging in cost from $24.8 million to $304.4 million and with a fair value ranging from $24.8 million to $303.9 million. The largest investment is 62.0% of the total cost of BOCSO’s portfolio. As of December 31, 2025 the portfolio asset class composition was 62.0% ABF - Specialty finance, 33.0% ABF - Leasing, and 5.0% ABF - Commercial Real Estate.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements
(Unaudited)
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Note 1. Organization and Principal Business
Blue Owl Credit Income Corp. (the “Company”) is a Maryland corporation formed on April 22, 2020. The Company’s investment objective is to generate current income and, to a lesser extent, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns. The Company was formed primarily to originate and make loans to, and make debt and equity investments in, U.S. middle market companies. Within this space, the Company predominantly focuses on investing in institutionally-backed, upper middle market businesses, which the Company categorizes as those that generate greater than $50 million of EBITDA annually. The Company invests in senior secured or unsecured loans, subordinated loans or mezzanine loans and, to a lesser extent, equity and equity-related securities which include common and preferred stock, securities convertible into common stock, and warrants. The Company may make investments with shorter or longer maturities from time to time. The Company intends, under normal circumstances, to invest directly, or indirectly through its investments in OCIC SLF LLC (f/k/a Blue Owl Credit Income Senior Loan Fund LLC) (“OCIC SLF”) and Blue Owl Credit SLF LLC (“Credit SLF”) or any similarly situated companies, at least 80% of the value of its total assets in credit investments. The Company defines “credit” to mean debt investments made in exchange for regular interest payments. The target credit investments will typically have maturities between three and ten years and generally range in size between $20 million and $500 million, although the investment size will vary with the size of the Company’s capital base. The Company may on occasion invest in smaller or larger companies if an attractive opportunity presents itself, especially when there are dislocations in the capital markets, including the high yield and large syndicated loan markets, which are often referred to as “junk” investments.
The Company is an externally managed closed-end management investment company that has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company is treated as a regulated investment company (a “RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). Because the Company has elected to be regulated as a BDC and as a RIC under the Code, the Company’s portfolio is subject to diversification and other requirements.
In November 2020, the Company commenced operations and made its first portfolio company investment. On October 23, 2020, the Company formed a wholly-owned subsidiary, OR Lending IC LLC, a Delaware limited liability company, which holds a California finance lenders license. OR Lending IC LLC makes loans to borrowers headquartered in California. From time to time the Company may form wholly-owned subsidiaries to facilitate the normal course of business.
Blue Owl Credit Advisors LLC (the “Adviser”) serves as the Company’s investment adviser. The Adviser is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform. The Adviser is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). Blue Owl consists of three investment platforms: (1) Credit, which includes several strategies, including direct lending, alternative credit, investment grade credit, liquid credit and other adjacent investment strategies, (2) Real Assets, which focuses on three primary investment strategies: net lease, real estate credit and digital infrastructure, and (3) GP Strategic Capital, which primarily focuses on acquiring equity stakes in, or providing debt financing to, large, multi-product private equity and private credit firms. Subject to the overall supervision of the Company’s board of directors (the “Board”), the Adviser manages the day-to-day operations of, and provides investment advisory and management services to, the Company.
The Company received an exemptive order that permits it to offer multiple classes of shares of common stock and to impose varying sales loads, asset-based servicing and/or distribution fees and early withdrawal fees. On November 12, 2020, the Company commenced its initial public offering pursuant to which it offered, on a continuous basis, up to $2,500,000,000 in any combination of shares of Class S, Class D and Class I common stock. On February 14, 2022, the Company commenced its follow-on offering, pursuant to which it offered on a continuous basis, up to $13,500,000,000 in any combination of shares of Class S, Class D and Class I common stock. On December 6, 2024, the Company commenced its current offering, pursuant to which it is offering on a continuous basis, up to $14,000,000,000 in any combination of shares of Class S, Class D and Class I common stock. The share classes have different upfront selling commissions and ongoing servicing fees. Each class of common stock will be offered through Blue Owl Securities LLC (d/b/a Blue Owl Securities) (the “Dealer Manager” or “Blue Owl Securities”). The Dealer Manager is entitled to receive upfront selling commissions of up to 3.50% of the offering price of each Class S share sold in the offering and 1.50% of the offering price of each Class D share sold. Class I shares are not subject to upfront selling commissions. Any upfront selling commissions for the Class S shares and Class D shares sold in the offering will be deducted from the purchase price. Class S, Class D and Class I shares were offered at initial purchase prices per shares of $10.35, $10.15 and $10.00, respectively. Currently, the purchase price per share for each class of common stock varies, but will not be sold at a price below the Company’s net asset value per share of such class, as determined in accordance with the Company’s share pricing policy, plus applicable upfront selling commissions. The Company also engages in private placement offerings of its common stock.
Since meeting the minimum offering requirement and commencing its continuous public offering through March 31, 2026, the Company has issued 729,127,533 shares of Class S common stock, 106,367,824 shares of Class D common stock and 1,525,057,074 shares of Class I common stock, exclusive of any tender offers and shares issued pursuant to the Company’s distribution reinvestment

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

plan, for gross proceeds of $6.90 billion, $0.99 billion and $14.34 billion, respectively, including one thousand U.S. dollars of seed capital contributed by its Adviser in September of 2020, $25.0 million in gross proceeds raised from an entity affiliated with the Adviser and 170,725,747 shares of Class I common stock issued in a private placement to feeder vehicles primarily created to hold the Company’s Class I shares for gross proceeds of approximately $1.61 billion.
Note 2. Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is an investment company and, therefore, applies the specialized accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. In the opinion of management, all adjustments considered necessary for the fair presentation of the consolidated financial statements have been included.
Reclassifications
As a result of changes in presentations, certain prior year amounts have been reclassified to conform to the current presentation. These reclassifications had no effect on the reported results of operations.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual amounts could differ from those estimates and such differences could be material.
Cash and Restricted Cash
Cash consists of deposits held at a custodian bank and restricted cash pledged as collateral. Cash is carried at cost, which approximates fair value. The Company deposits its cash with highly-rated banking corporations and, at times, may exceed the insured limits under applicable law. Restricted cash primarily relates to cash held as collateral for interest rate swaps.
Consolidation
As provided under Regulation S-X and ASC Topic 946—Financial Services—Investment Companies, the Company will generally not consolidate its investment in a company other than a wholly-owned investment company or controlled operating company whose business consists of providing services to the Company.
The Company does not consolidate its equity interests in AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC and AAM Series 2.1 Aviation Feeder, LLC (collectively, “Amergin AssetCo”), LSI Financing LLC (“LSI Financing LLC”), Fifth Season Investments LLC (“Fifth Season”), BOCSO, Blue Owl Credit SLF LLC (“Credit SLF”), Wingspire Capital Holdings LLC (“Wingspire”), Blue Owl Leasing LLC (“Blue Owl Leasing”), and since November 2, 2022 has not consolidated its equity position in OCIC SLF. OCIC SLF was formed as a wholly-owned subsidiary of the Company and commenced operations on February 14, 2022. On November 2, 2022, the Company and State Teachers Retirement System of Ohio (“OSTRS” and together with the Company, the “Members” and each, a “Member”) entered into an Amended and Restated Limited Liability Company Agreement to co-manage OCIC SLF as a joint venture. See “Note 3 — Agreements and Related Party Transactions - Controlled/Affiliated Portfolio Companies”.
Investments at Fair Value
Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period. Rule 2a-5 under the 1940 Act establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Pursuant to Rule 2a-5, the Board designated the Adviser as the Company’s valuation designee to perform fair value determinations relating to the value of assets held by the Company for which market quotations are not readily available.
Investments for which market quotations are readily available are typically valued at the average bid price of those market quotations. To validate market quotations, the Company utilizes a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available are valued at fair value as determined in good faith by the Adviser, as the valuation designee, based on, among other things, the input of the independent third-party valuation firm(s) engaged at the direction of the Adviser.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

As part of the valuation process, the Adviser, as the valuation designee, takes into account relevant factors in determining the fair value of the Company’s investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase or sale transaction, public offering or subsequent equity sale occurs, the Adviser, as the valuation designee, considers whether the pricing indicated by the external event corroborates its valuation.
The Adviser, as the valuation designee, undertakes a multi-step valuation process, which includes, among other procedures, the following:
•With respect to investments for which market quotations are readily available, those investments will typically be valued at the average bid price of those market quotations;
•With respect to investments for which market quotations are not readily available, the valuation process begins with the independent valuation firm(s) providing a preliminary valuation of each investment to the Adviser’s valuation committee;
•Preliminary valuation conclusions are documented and discussed with the Adviser’s valuation committee;
•The Adviser, as the valuation designee, reviews the recommended valuations and determines the fair value of each investment;
•Each quarter, the Adviser, as the valuation designee, will provide the Audit Committee a summary or description of material fair value matters that occurred in the prior quarter and on an annual basis, the Adviser, as the valuation designee, will provide the Audit Committee with a written assessment of the adequacy and effectiveness of its fair value process; and
•The Audit Committee oversees the valuation designee and will report to the Board on any valuation matters requiring the Board’s attention.
The Company conducts this valuation process on a quarterly basis.
The Company applies Financial Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements (“ASC 820”), as amended, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the Company considers its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:
•Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.
•Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
Transfers between levels, if any, are recognized at the beginning of the period in which the transfer occurs. In addition to using the above inputs in investment valuations, the Company applies the valuation policy approved by its Board that is consistent with ASC 820. Consistent with the valuation policy, the Adviser, as the valuation designee, evaluates the source of the inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (such as broker quotes), the Adviser, as the valuation designee, subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, the Adviser, as the valuation designee, or the independent valuation firm(s), reviews pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.
The Company applies the practical expedient provided by the ASC Topic 820 relating to investments in certain entities that calculate net asset value per share (or its equivalent). ASC Topic 820 permits an entity holding investments in certain entities that either are investment companies, or have attributes similar to an investment company, and calculate NAV per share or its equivalent for which the fair value is not readily determinable, to measure the fair value of such investments on the basis of that NAV per share, or its equivalent, without adjustment. Investments which are valued using NAV per share as a practical expedient are not categorized within the fair value hierarchy as per ASC Topic 820.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If the Company were required to liquidate a portfolio investment in a forced or liquidation sale, it could realize amounts that are different from the amounts presented and such differences could be material.
In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.
Financial and Derivative Instruments
The Company follows the guidance in ASC 815 Derivatives and Hedging, when accounting for all derivative instruments. The Company designated certain interest rate swaps as hedging instruments, and as a result, the entire change in the fair value of the hedging instrument shall be recorded in the same line item of the Consolidated Statements of Operations as the hedged item. The Company’s interest rate swaps are used to hedge the Company’s fixed rate debt, and therefore both the periodic payment and the change in fair value for the effective hedge, if applicable, will be recognized as components of interest expense in the Consolidated Statements of Operations. Fair value is estimated by discounting remaining payments using applicable current market rates, or market quotes, if available. For all other derivatives, the Company does not utilize hedge accounting and values such derivatives at fair value with the unrealized gains or losses recorded in “net change in unrealized gains (losses) from foreign currency and other transactions” in the Company’s Consolidated Statements of Operations. The Company nets its derivatives by counterparty across all derivative instruments, not taking into account collateral posted, which is recorded separately, if applicable.
Foreign Currency Forward Contracts
The Company uses foreign currency forward contracts to reduce the Company’s exposure to fluctuations in the value of foreign currencies. In a foreign currency forward contract, the Company agrees to receive or deliver a fixed quantity of one currency for another at a pre-determined price at a future date. Foreign currency forward contracts are marked-to-market at the applicable forward rate. Unrealized gains (losses) on foreign currency forward contracts are recorded within other assets or other liabilities on the Consolidated Statements of Assets and Liabilities by counterparty on a net basis. The Company does not utilize hedge accounting and values forward contracts at fair value with the unrealized gains or losses recorded in net change in unrealized gains (losses) from foreign currency and other transactions in the Company’s Consolidated Statements of Operations.
Foreign Currency
Foreign currency amounts are translated into U.S. dollars on the following basis:
•cash, fair value of investments, outstanding debt, other assets and liabilities: at the spot exchange rate on the last business day of the period; and
•purchases and sales of investments, borrowings and repayments of such borrowings, income and expenses: at the rates of exchange prevailing on the respective dates of such transactions.
The Company includes net changes in fair values on investments held resulting from foreign exchange rate fluctuations with the change in unrealized gains (losses) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations. Fluctuations arising from the translation of foreign currency borrowings are included with the net change in unrealized gains (losses) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations.
Investments denominated in foreign currencies and foreign currency transactions may involve certain considerations and risks not typically associated with those of domestic origin, including unanticipated movements in the value of the foreign currency relative to the U.S. dollar.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Interest and Dividend Income Recognition
Interest income is recorded on the accrual basis and includes accretion and amortization of discounts or premiums. Certain investments may have contractual PIK interest or dividends, the majority of which is structured at initial underwriting. PIK interest and dividends represent accrued interest or dividends that are added to the principal amount or liquidation amount of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or at the occurrence of a liquidation event.
PIK interest and PIK dividend income consisted of the following for the periods:

	Three Months Ended March 31,
	2026	2025
PIK Interest Income	$35,317	$28,762
PIK Interest Income as a % of Investment Income	4.2%	4.1%
PIK Dividend Income	$15,439	$13,344
PIK Dividend Income as a % of Investment Income	1.9%	1.9%
Total PIK Income	$50,756	$42,106
Total PIK Income as a % of Investment Income	6.1%	6.0%
Discounts and premiums to par value on securities purchased are amortized into interest income over the contractual life of the respective security using the effective yield method. The amortized cost of investments represents the original cost adjusted for the amortization and accretion of discounts or premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.
Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. If at any point the Company believes PIK interest is not expected to be realized, the investment generating PIK interest will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest income. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.
Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.
Other Income
From time to time, the Company may receive fees for services provided to portfolio companies. These fees are generally only available to the Company as a result of closing investments, are generally paid at the closing of the investments, are generally non-recurring and are recognized as revenue when earned upon closing of the investment. The services that the Adviser provides vary by investment, but can include closing, work, diligence or other similar fees and fees for providing managerial assistance to the Company’s portfolio companies.
Offering Expenses
Costs associated with the offering of common shares of the Company are capitalized as deferred offering expenses and are included in prepaid expenses and other assets in the Consolidated Statements of Assets and Liabilities and are amortized over a twelve-month period from incurrence. Expenses for any additional offerings are deferred and amortized as incurred. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s share offerings, the preparation of the Company’s registration statement, and registration fees.
Debt Issuance Costs
The Company records origination and other expenses related to its debt obligations as debt issuance costs. These expenses are deferred and amortized utilizing the effective yield method, over the estimated life of the related debt instrument. Debt issuance costs are presented on the Consolidated Statements of Assets and Liabilities as a direct deduction from the debt liability. In circumstances in which there is not an associated debt liability amount recorded in the consolidated financial statements when the debt issuance costs are incurred, such debt issuance costs will be reported on the Consolidated Statements of Assets and Liabilities as an asset until the debt liability is recorded.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Reimbursement of Transaction-Related Expenses
The Company may receive reimbursement for certain transaction-related expenses in pursuing investments. Transaction-related expenses, which are generally expected to be reimbursed by the Company’s portfolio companies, are typically deferred until the transaction is consummated and are recorded in prepaid expenses and other assets on the date incurred. The costs of successfully completed investments not otherwise reimbursed are borne by the Company and are included as a component of the investment’s cost basis.
Cash advances received in respect of transaction-related expenses are recorded as cash with an offset to accrued expenses and other liabilities. Accrued expenses and other liabilities are relieved as reimbursable expenses are incurred.
Income Taxes
The Company has elected to be treated as a RIC under the Code beginning with the taxable year ended December 31, 2020 and intends to qualify as a RIC annually. So long as the Company obtains and maintains its tax treatment as a RIC, it generally will not pay U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company represents obligations of the Company’s investors and will not be reflected in the consolidated financial statements of the Company. However, the Company will be subject to U.S. federal income tax imposed at corporate rates on any income, including capital gains not distributed (or not deemed distributed) to its stockholders.
To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must generally distribute to its shareholders on a timely basis, at least the sum of (i) 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income. In order for the Company not to be subject to U.S. federal excise taxes, it must distribute annually an amount at least equal to the sum of (i) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) certain undistributed amounts from previous years on which the Company paid no U.S. federal income tax. The Company, at its discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. federal excise tax on this income.
Certain of the Company’s consolidated subsidiaries are subject to U.S. federal and state income taxes imposed at corporate rates.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. There were no material uncertain income tax positions through December 31, 2025. As applicable, the Company’s prior three tax years remain subject to examination by U.S. federal, state and local tax authorities.
Income and Expense Allocations
Income and realized and unrealized capital gains and losses are allocated to each class of shares of the Company on the basis of the aggregate net asset value of that class in relation to the aggregate net asset value of the Company.
Expenses that are common to all share classes are borne by each class of shares based on the net assets of the Company attributable to each class. Expenses that are specific to a class of shares are allocated to such class either directly or through the servicing fees paid pursuant to the Company’s distribution plan. See “Note 3 — Agreements and Related Party Transactions – Shareholder Servicing Plan.”
Distributions to Common Shareholders
Distributions to common shareholders are recorded on the record date. The amount to be distributed is determined by the Board and is generally based upon the earnings estimated by the Adviser. In addition, the Board may consider the level of undistributed taxable income carried forward from the prior year for distribution in the current year. Net realized long-term capital gains, if any, would be generally distributed at least annually although the Company may decide to retain such capital gains for investment.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Subject to the Company’s board of directors’ discretion and applicable legal restrictions, the Company intends to authorize and declare cash distributions to the Company’s shareholders on a monthly or quarterly basis and pay such distributions on a monthly basis. The per share amount of distributions for Class S, Class D, and Class I shares will differ because of different allocations of class-specific expenses. Specifically, because the ongoing servicing fees are calculated based on the Company’s net asset value for the Company’s Class S and Class D shares, the ongoing service fees will reduce the net asset value or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under the Company’s distribution reinvestment plan. As a result, the distributions on Class S shares and Class D shares may be lower than the distributions on Class I shares.
The Company has adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for reinvestment of any cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distribution automatically reinvested in additional shares of the Company’s common stock, rather than receiving the cash distribution. The Company expects to use newly issued shares to implement the distribution reinvestment plan.
Segment Reporting
In accordance with ASC Topic 280 – “Segment Reporting (ASC 280),” the Company has determined that it has a single operating and reporting segment. As a result, the Company’s segment accounting policies are the same as described herein and the Company does not have any intra-segment sales and transfers of assets.
The Company operates through a single operating and reporting segment with an investment objective to generate both current income, and to a lesser extent, capital appreciation through debt and equity investments. The chief operating decision maker (“CODM”) is comprised of the Company’s chief executive officer, president, and chief financial officer and chief operating officer and assesses the performance and makes operating decisions of the Company on a consolidated basis primarily based on the Company’s net increase in shareholder’s equity resulting from operations (“net income”). In addition to numerous other factors and metrics, the CODM utilizes net income as a key metric in determining the amount of dividends to be distributed to the Company’s stockholders. As the Company’s operations comprise of a single reporting segment, the segment assets are reflected on the accompanying consolidated balance sheet as “total assets” and the significant segment expenses are listed on the accompanying Consolidated Statements of Operations.
New Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.
Note 3. Agreements and Related Party Transactions
As of March 31, 2026, the Company had payables to affiliates of $86.9 million, comprised of $60.8 million of accrued performance based incentive fees, $20.6 million of management fees, and approximately $5.4 million of costs and expenses reimbursable to the Adviser pursuant to the Administration Agreement. As of December 31, 2025, the Company had payables to affiliates of $92.6 million, comprised of $62.6 million of accrued performance based incentive fees, $20.7 million of management fees, and $9.3 million of costs and expenses reimbursable to the Adviser pursuant to the Administration Agreement.
Administration Agreement
The Company has entered into an amended and restated Administration Agreement (the “Administration Agreement”) with the Adviser. The Administration Agreement became effective on May 18, 2021. Under the terms of the Administration Agreement, the Adviser performs, or oversees the performance of, required administrative services, which include providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, and managing the payment of expenses, and the performance of administrative and professional services rendered by others.
The Administration Agreement also provides that the Company reimburses the Adviser for certain organization costs incurred prior to the commencement of the Company’s operations, and for certain offering costs.
The Company reimburses the Adviser for services performed for it pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Adviser for any services performed for it by such affiliate or third party.
Unless earlier terminated as described below, the Administration Agreement will remain in effect for two years from the date it first became effective, and will remain in effect and from year to year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent directors. On May 4, 2026, the Board approved the continuation of the Administration Agreement.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

The Administration Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company (as defined in the 1940 Act), or by the vote of a majority of the Board or by the Adviser.
No person who is an officer, director, or employee of the Adviser or its affiliates and who serves as a director of the Company receives any compensation from the Company for his or her services as a director. However, the Company reimburses the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser or its affiliates to the Company’s Chief Compliance Officer, Chief Financial Officer and their respective staffs (based on the percentage of time those individuals devote, on an estimated basis, to the business and affairs of the Company). Directors who are not affiliated with the Adviser receive compensation for their services and reimbursement of expenses incurred to attend meetings.
For the three months ended March 31, 2026 and 2025, the Company incurred expenses of approximately $2.6 million and $2.0 million, respectively, for costs and expenses reimbursable to the Adviser under the terms of the Administration Agreement.
Investment Advisory Agreement
The Company has entered into an amended and restated Investment Advisory Agreement (the “Investment Advisory Agreement”) with the Adviser. The Investment Advisory Agreement became effective on May 18, 2021. Under the terms of the Investment Advisory Agreement, the Adviser is responsible for managing the Company’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring its investments, and monitoring its portfolio companies on an ongoing basis through a team of investment professionals.
The Adviser’s services under the Investment Advisory Agreement are not exclusive, and accordingly, the Adviser may provide similar services to others.
Under the terms of the Investment Advisory Agreement, the Company pays the Adviser a base management fee and may also pay a performance based incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the Company’s shareholders.
Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect for two years from the date it first became effective, and will remain in effect and from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, by a majority of independent directors. On May 4, 2026, the Board approved the continuation of the Investment Advisory Agreement.
The Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of penalty, the Company may terminate the Investment Advisory Agreement with the Adviser upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board of Directors or the shareholders holding a majority (as defined under the 1940 Act) of the outstanding shares of the Company’s common stock or the Adviser. In addition, without payment of any penalty, the Adviser may generally terminate the Investment Advisory Agreement upon 120 days’ written notice.
From time to time, the Adviser may pay amounts owed by the Company to third-party providers of goods or services, including the Board, and the Company will subsequently reimburse the Adviser for such amounts paid on its behalf. Amounts payable to the Adviser are settled in the normal course of business without formal payment terms.
The base management fee is payable monthly in arrears. The base management fee is calculated at an annual rate of 1.25% based on the average value of the Company’s net assets at the end of the two most recently completed calendar months. All or part of the base management fee not taken as to any month will be deferred without interest and may be taken in any such month prior to the occurrence of a liquidity event. Base management fees for any partial month are prorated based on the number of days in the month. On September 30, 2020 and February 23, 2021, the Adviser agreed to waive 100% of the base management fee for the quarters ended December 31, 2020 and March 31, 2021, respectively. Any portion of management fees waived shall not be subject to recoupment.
For the three months ended March 31, 2026 and 2025, management fees were $62.2 million and $46.4 million, net of $229 thousand and $75 thousand in management fee waivers, respectively.
Pursuant to the Investment Advisory Agreement, the Adviser is entitled to an incentive fee. The incentive fee consists of two parts: (i) an incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.
The incentive fee on income is calculated and payable quarterly in arrears and is based upon the Company’s pre- incentive fee net investment income for the immediately preceding calendar quarter. In the case of a liquidation of the Company or if the Investment Advisory Agreement is terminated, the fee will also become payable as of the effective date of the event.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

The incentive fee on income for each calendar quarter is calculated as follows:
•No incentive fee on income will be payable in any calendar quarter in which the pre-incentive fee net investment income does not exceed a quarterly return to investors of 1.25% of the Company’s net asset value for that immediately preceding calendar quarter. The Company refers to this as the quarterly preferred return.
•All of the Company’s pre-incentive fee net investment income, if any, that exceeds the quarterly preferred return, but is less than or equal to 1.43%, which the Company refers to as the upper level breakpoint, of the Company’s net asset value for that immediately preceding calendar quarter, will be payable to the Company’s Adviser. The Company refers to this portion of the incentive fee on income as the “catch-up.” It is intended to provide an incentive fee of 12.50% on all of the Company’s pre-incentive fee net investment income when the pre-incentive fee net investment income reaches 1.43% of the Company’s net asset value for that calendar quarter, measured as of the end of the immediately preceding calendar quarter. The quarterly preferred return of 1.25% and upper level breakpoint of 1.43% are also adjusted for the actual number of days each calendar quarter.
•For any quarter in which the Company’s pre-incentive fee net investment income exceeds the upper level break point of 1.43% of the Company’s net asset value for that immediately preceding calendar quarter, the incentive fee on income will equal 12.50% of the amount of the Company’s pre-incentive fee net investment income, because the quarterly preferred return and catch up will have been achieved.
•Pre-incentive fee net investment income is defined as investment income and any other income, accrued during the calendar quarter, minus operating expenses for the quarter, including the base management fee, expenses payable under the Investment Advisory Agreement and the Administration Agreement, any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee. Pre-incentive fee net investment income does not include any expense support payments or any reimbursement by the Company of expense support payments, or any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
The second component of the incentive fee, the “Capital Gains Incentive Fee”, will be determined and payable in arrears as of the end of each calendar year during which the Investment Advisory Agreement is in effect. In the case of a liquidation, or if the Investment Advisory Agreement is terminated, the fee will also become payable as of the effective date of such event. The annual fee will equal (i) 12.50% of the Company’s realized capital gains on a cumulative basis from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less (ii) the aggregate amount of any previously paid incentive fees on capital gains as calculated in accordance with U.S. GAAP. The Company will accrue but will not pay a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to the Adviser if the Company was to sell the relevant investment and realize a capital gain. In no event will the incentive fee on capital gains payable pursuant hereto be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.
For the three months ended March 31, 2026 and 2025, the Company incurred performance based incentive fees on net investment income of $60.8 million and $52.7 million, respectively.
For the three months ended March 31, 2026 and 2025, the Company did not incur performance based incentive fees based on capital gains.
Under the terms of the Investment Advisory Agreement, the Adviser is entitled to receive up to 1.5% of gross offering proceeds raised in the continuous public offering until all organization and offering costs paid by the Adviser or its affiliates have been recovered. The Adviser is responsible for the payment of the Company’s organization and offering expenses to the extent that these expenses exceed 1.5% of the aggregate gross offering proceeds, without recourse against or reimbursement by the Company. The Company bears all other expenses of its operations and transactions including, without limitation, those relating to: expenses deemed to be “organization and offering expenses” for purposes of Financial Industry Regulatory Authority (“FINRA”) Conduct Rule 2310(a)(12) (exclusive of commissions, the dealer manager fee, any discounts and other similar expenses paid by investors at the time of sale of the Company’s stock); the cost of corporate and organizational expenses relating to offerings of shares of common stock, subject to limitations included in the Investment Advisory Agreement; the cost of calculating the Company’s net asset value, including the cost of any third-party valuation services; the cost of effecting any sales and repurchases of the common stock and other securities; fees and expenses payable under any dealer manager agreements, if any; debt service and other costs of borrowings or other financing arrangements; costs of hedging; expenses, including travel expense, incurred by the Adviser, or members of the Investment Team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing the Company’s rights; escrow agent, transfer agent and custodial fees and expenses; fees and expenses associated with marketing efforts; federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies; federal, state and local taxes; independent directors’ fees and expenses, including certain travel expenses; costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration fees, listing fees and licenses, and the compensation of professionals responsible for the preparation of the foregoing; the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs); the costs of any shareholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

matters; commissions and other compensation payable to brokers or dealers; research and market data; fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone and staff; fees and expenses associated with independent audits, outside legal and consulting costs; costs of winding up; costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes; extraordinary expenses (such as litigation or indemnification); and costs associated with reporting and compliance obligations under the Advisers Act and applicable federal and state securities laws. Notwithstanding anything to the contrary contained herein, the Company shall reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to the business affairs of the Company). Any such reimbursements will not exceed actual expenses incurred by the Adviser and its affiliates.
For the three months ended March 31, 2026 and 2025, subject to the 1.5% organization and offering cost cap, the Company accrued approximately $43 thousand and $100 thousand, respectively, of offering expenses that are reimbursable to the Adviser.
From time to time, the Adviser may pay amounts owed by the Company to third-party providers of goods or services, including the Board, and the Company will subsequently reimburse the Adviser for such amounts paid on its behalf. Amounts payable to the Adviser are settled in the normal course of business without formal payment terms.
Affiliated Transactions
The Company may be prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the directors who are not interested persons, and in some cases, the prior approval of the SEC. The Company, the Adviser and certain of their affiliates were granted an order for exemptive relief that permitted co-investing with affiliates of the Company subject to various approvals of the Board and other conditions. On May 6, 2025, the Company, the Adviser and certain of their affiliates were granted a new order for exemptive relief that superseded the prior order for exemptive relief (the “Order”) by the SEC for the Company to co-invest with other funds managed by the Adviser or certain affiliates, in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to such Order, the Company generally is permitted to co-invest with certain of its affiliates if such co-investments are done on the same terms and at the same time, as further detailed in the Order. The Order requires that a “required majority” (as defined in Section 57(o) of the 1940 Act) of directors who are not “interested persons” of the Company, the Adviser, or any of their respective affiliates, as defined in the 1940 Act (“Independent Directors”) make certain conclusions in connection with certain co-investment transactions, including (1) in most instances when the Company co-invests with an affiliated entity (as defined in the co-investment application) in an issuer where an affiliated entity has an existing investment in the issuer unless the transaction is completed on a pro rata basis, and (2) if the Company disposes of an asset acquired in a co-investment transaction under the Order unless the disposition is done on a pro rata basis or the disposition is of a tradable security. Pursuant to the Order, the Board will oversee the Company’s participation in the co-investment program. As required by the Order, the Company has adopted, and the Board, including a required majority of the Independent Directors, has approved, policies and procedures reasonably designed to ensure compliance with the conditions of the Order. The Board, including a required majority of the Independent Directors, also reviewed the Co-Investment Policies of the Adviser to ensure that they are reasonably designed to prevent the Company from being disadvantaged by participation in the co-investment program. The Adviser and the Company’s Chief Compliance Officer will also provide reporting to the Board.
The Adviser is affiliated with Blue Owl Technology Credit Advisors LLC (“OTCA”), Blue Owl Technology Credit Advisors II LLC (“OTCA II”), Blue Owl Credit Private Fund Advisors LLC (“OPFA”) and Blue Owl Diversified Credit Advisors LLC (“ODCA” together with OTCA, OTCA II, OPFA and the Adviser, the “Blue Owl Credit Advisers”), which are also registered investment advisers. The Blue Owl Credit Advisers are indirect affiliates of Blue Owl and comprise part of Blue Owl’s Credit platform, which includes several strategies, including direct lending, alternative credit, investment grade credit, liquid credit and other adjacent investment strategies. The Blue Owl Credit Advisers’ allocation policies seek to ensure equitable allocation of investment opportunities over time between the Company and other funds managed by the Adviser or its affiliates and address the co-investment restrictions set forth under the 1940 Act. As a result of the Order, there could be significant overlap in the Company’s investment portfolio and the investment portfolio of the BDCs, interval fund, private funds and separately managed accounts managed by the Blue Owl Credit Advisers (collectively the “Blue Owl Credit Clients”) and/or other funds managed by the Adviser or its affiliates that could avail themselves of the Order. In addition, the Adviser and its affiliates are permitted to allocate an investment to a number of products across platforms that it views as appropriate for the particular investment objectives, strategies and characteristics of such products.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Dealer Manager Agreement
The Company has entered into a dealer manager agreement (the “Dealer Manager Agreement”) with Blue Owl Securities, an affiliate of the Adviser, and participating broker-dealer agreements with certain broker-dealers. Under the terms of the Dealer Manager Agreement and the participating broker-dealer agreements, Blue Owl Securities serves as the dealer manager, and certain participating broker-dealers solicit capital, for the Company’s public offering of shares of Class S, Class D, and Class I common stock. Blue Owl Securities will be entitled to receive upfront selling commissions of up to 3.50% of the offering price of each Class S share sold in this offering. Blue Owl Securities will be entitled to receive upfront selling commissions of up to 1.50% of the offering price of each Class D share sold in this offering. Blue Owl Securities anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers. Blue Owl Securities will not receive upfront selling commissions with respect to any class of shares issued pursuant to the Company’s distribution reinvestment plan or with respect to purchases of Class I shares.
Upfront selling commissions for sales of Class S and Class D shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers.
Blue Owl Securities, an affiliate of Blue Owl, is registered as a broker-dealer with the SEC and is a member of the Financial Industry Regulatory Authority.
Shareholder Servicing Plan
Subject to FINRA limitations on underwriting compensation and pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company will pay Blue Owl Securities servicing fees for ongoing services as follows:
•with respect to the Company’s outstanding Class S shares equal to 0.85% per annum of the aggregate net asset value of the Company’s outstanding Class S shares; and
•with respect to the Company’s outstanding Class D shares equal to 0.25% per annum of the aggregate net asset value of the Company’s outstanding Class D shares.
The Company will not pay an ongoing servicing fee with respect to the Company’s outstanding Class I shares.
For the three months ended March 31, 2026, the Company accrued servicing fees with respect to Class D shares of $0.3 million. For the three months ended March 31, 2026, the Company accrued servicing fees with respect to Class S shares of $13.3 million.
For the three months ended March 31, 2025, the Company accrued servicing fees with respect to Class D shares of $0.3 million. For the three months ended March 31, 2025, the Company accrued servicing fees with respect to Class S shares of $11.1 million.
The servicing fees are paid monthly in arrears. Blue Owl Securities will reallow (pay) all or a portion of the ongoing servicing fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will waive ongoing servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the ongoing servicing fees are calculated based on the Company’s net asset values for the Company’s Class S and Class D shares, they will reduce the net asset values or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under its distribution reinvestment plan. The Company will cease paying ongoing servicing fees at the date at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from its offering (excluding proceeds from issuances pursuant to its distribution reinvestment plan). This limitation is intended to ensure that the Company satisfies the requirements of FINRA Rule 2310, which provides that the maximum aggregate underwriting compensation from any source, including compensation paid from offering proceeds and in the form of “trail commissions,” payable to underwriters, broker-dealers, or affiliates thereof participating in an offering may not exceed 10% of gross offering proceeds, excluding proceeds received in connection with the issuance of shares through a distribution reinvestment plan.
Expense Support and Conditional Reimbursement Agreement
On September 30, 2020, the Company entered into the Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser, the purpose of which was to ensure that no portion of the Company’s distributions to shareholders represented a return of capital for U.S. federal income tax purposes. The Expense Support Agreement became effective as of the date that the Company met the minimum offering requirement and was terminated by the Adviser on March 7, 2023.
Pursuant to the Expense Support Agreement, prior to its termination on March 7, 2023, on a quarterly basis, the Adviser reimbursed the Company for “Operating Expenses” (as defined below) in an amount equal to the excess of the Company’s cumulative distributions paid to the Company’s shareholders in each quarter over “Available Operating Funds” (as defined below) received by the Company on account of its investment portfolio during such quarter. Any payments that the Adviser was required to make pursuant to the preceding sentence are referred to herein as an “Expense Payment”.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Under the Expense Support Agreement, “Operating Expenses” was defined as all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies. “Available Operating Funds” was defined as the sum of (i) the Company’s estimated investment company taxable income (including realized net short-term capital gains reduced by realized net long-term capital losses), (ii) the Company’s realized net capital gains (including the excess of realized net long-term capital gains over realized net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of preferred and common equity investments in portfolio companies, if any (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).
The Adviser’s obligation to make Expense Payments under the Expense Support Agreement automatically became a liability of the Adviser and the right to such Expense Payment was an asset of the Company’s on the last business day of the applicable quarter. The Expense Payment for any quarter was paid by the Adviser to the Company in any combination of cash or other immediately available funds, and/or offset against amounts due from the Company to the Adviser no later than the earlier of (i) the date on which the Company closes its books for such quarter, or (ii) forty-five days after the end of such quarter.
Following any quarter in which Available Operating Funds exceed the cumulative distributions paid by the Company in respect of such quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company is required to pay such Excess Operating Funds, or a portion thereof, in accordance with the stipulations below, as applicable, to the Adviser, until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such quarter have been reimbursed. Any payments required to be made by the Company are referred to as a “Reimbursement Payment”.
The amount of the Reimbursement Payment for any quarter shall equal the lesser of (i) the Excess Operating Funds in respect of such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such quarter that have not been previously reimbursed by the Company to the Adviser. The payment will be reduced to the extent that such Reimbursement Payments, together with all other Reimbursement Payments paid during the fiscal year, would cause Other Operating Expenses defined as the Company’s total Operating Expenses, excluding base management fees, incentive fees, organization and offering expenses, distribution and shareholder servicing fees, financing fees and costs, interest expense, brokerage commissions and extraordinary expenses on an annualized basis and net of any Expense Payments received by the Company during the fiscal year to exceed the lesser of: (i) 1.75% of the Company’s average net assets attributable to the shares of the Company’s common stock for the fiscal year-to-date period after taking such Expense Payments into account; and (ii) the percentage of the Company’s average net assets attributable to shares of the Company’s common stock represented by Other Operating Expenses during the fiscal year in which such Expense Payment was made (provided, however, that this clause (ii) shall not apply to any Reimbursement Payment which relates to an Expense Payment made during the same fiscal year).
No Reimbursement Payment for any quarter will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Company’s “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by the Company’s net assets.
The specific amount of expenses reimbursed by the Adviser, if any, will be determined at the end of each quarter. The Company’s obligation to make Reimbursement Payments, subject to the conditions above, survives the termination of the Expense Support Agreement. There are no Reimbursement Payments conditionally due from the Company to the Adviser.
Prior to termination of the Expense Support Agreement, Expense Support Payments provided by the Adviser since inception was $9.4 million. All Expense Support Payments were repaid prior to termination.
License Agreement
On July 6, 2023, the Company entered into a license agreement (the “License Agreement”), with an affiliate of Blue Owl, pursuant to which the Company was granted a non-exclusive license to use the name “Blue Owl.” Under the License Agreement, the Company has a right to use the Blue Owl name for so long as the Adviser or one of its affiliates remains the Company’s investment adviser. Other than with respect to this limited license, the Company will have no legal right to the “Blue Owl” name or logo.
Controlled, Affiliated/Non-Controlled, Affiliated Portfolio Companies
Under the 1940 Act, the Company is required to separately identify non-controlled investments where it owns 5% or more of a portfolio company’s outstanding voting securities as investments in “affiliated” companies. In addition, under the 1940 Act, the Company is required to separately identify investments where it owns more than 25% of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

“controlled” companies. Under the 1940 Act, “non-affiliated investments” are defined as investments that are neither controlled investments nor affiliated investments. Detailed information with respect to the Company’s non-controlled, non-affiliated; non-controlled, affiliated; and controlled affiliated investments is contained in the accompanying consolidated financial statements, including the consolidated schedule of investments.
The Company has made investments in controlled, affiliated companies, including Amergin AssetCo, Fifth Season, BOCSO, LSI Financing LLC, OCIC SLF, Credit SLF, Blue Owl Leasing and Owl HP Finance. For further description of OCIC SLF, Credit SLF, and Blue Owl Leasing, see “Note 4— Investments”.
The Company has also made investments in non-controlled, affiliated companies, including LSI Financing 1 DAC (“LSI Financing DAC”) and Wingspire Capital Holdings LLC (“Wingspire”).
Amergin was created to invest in a leasing platform focused on railcar and aviation assets. Amergin consists of Amergin AssetCo and Amergin Asset Management, LLC, which has entered into a Servicing Agreement with Amergin AssetCo. The Company made an initial equity commitment to Amergin AssetCo on July 1, 2022. As of March 31, 2026, the Company’s commitment to Amergin AssetCo is $231.6 million, of which $94.8 million is equity and $136.8 million is debt. As of March 31, 2026, the fair value of the Company’s investment in Amergin AssetCo was $216.2 million. The Company does not consolidate its equity interest in Amergin AssetCo.
Fifth Season is a portfolio company created to invest in life settlement assets. On July 18, 2022, the Company made an initial equity commitment to Fifth Season. As of March 31, 2026, the fair value of the Company’s investment in Fifth Season is $345.8 million. The Company does not consolidate its equity interest in Fifth Season.
BOCSO is a portfolio company formed to hold alternative credit assets, including ABF. ABF is a subsector of private credit focused on generating income from pools of financial, physical or other assets. On September 18, 2025, the Company made an initial equity contribution to BOCSO. As of March 31, 2026, the Company’s investment at fair value in BOCSO was $246.7 million and the Company’s total commitment was $248.0 million. The Company does not consolidate its equity interest in BOCSO.
LSI Financing LLC is a separately managed portfolio company formed to indirectly own royalty purchase agreements and loans in the life sciences space. The Adviser provides consulting services to a subsidiary of LSI Financing LLC in exchange for a fee. The Adviser has agreed to waive a portion of the management fee payable by the Company pursuant to the Investment Advisory Agreement equal to the Company’s pro rata amount of such consulting fee. On November 25, 2024, the Company made an initial equity commitment to LSI Financing LLC. As of March 31, 2026, the fair value of the Company’s investment in LSI Financing LLC is $561.4 million and the Company’s total commitment is $724.7 million. The Company does not consolidate its equity interest in LSI Financing LLC.
LSI Financing DAC is a portfolio company formed to acquire contractual rights to revenue pursuant to earnout agreements generally in the life sciences space. On December 14, 2022, the Company made an initial equity commitment to LSI Financing DAC. As of March 31, 2026, the fair value of the Company’s investment in LSI Financing DAC is $4.2 million and total commitment is $4.2 million. The Company does not consolidate its equity interest in LSI Financing DAC.
Wingspire is an independent diversified direct lender focused on providing asset-based commercial finance loans and related senior secured loans to U.S.-based middle-market borrowers. Wingspire offers a wide variety of asset-based financing solutions to businesses in an array of industries, including revolving credit facilities, machinery and equipment term loans, real estate term loans, first-in/last-out tranches, cash flow term loans, and opportunistic/bridge financings. Wingspire conducts its business through an indirectly owned subsidiary, Wingspire Capital LLC. On November 7, 2025, the Company made its initial commitment to Wingspire. As of March 31, 2026, the fair value of the Company’s investment in Wingspire is $10.1 million and the Company’s total commitment is $45.0 million. The Company does not consolidate its equity interest in Wingspire.
Owl-HP Finance is an investment partnership with Hearthstone Residential Holdings (“Hearthstone”), a majority-owned subsidiary of Five Point Holdings, LLC (“Five Point”) (NYSE:FPH). Owl-HP Finance was created to invest in residential land banking (or lot option) programs that provide capital to public home builders. As of March 31, 2026, the Company’s investment at fair value in Owl-HP Finance was $44.1 million and the Company’s total commitment was $215.5 million. The Company does not consolidate its equity interest in Owl-HP Finance.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Note 4. Investments
Investments at fair value and amortized cost consisted of the below as of the following periods:

	March 31, 2026		December 31, 2025
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First-lien senior secured debt investments	$31,431,207	$30,985,887	$31,727,075	$31,597,264
Second-lien senior secured debt investments	1,482,929	1,342,673	1,554,896	1,500,498
Unsecured debt investments	433,479	439,084	463,745	479,850
Specialty finance debt investments	136,796	136,796	134,800	134,800
Preferred equity investments	517,490	506,595	508,942	496,312
Common equity investments	399,883	457,746	370,541	435,238
Specialty finance equity investments	1,209,838	1,293,753	814,147	900,635
Joint ventures	412,634	337,916	409,012	374,351
Total Investments	$36,024,256	$35,500,450	$35,983,158	$35,918,948

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

The industry composition of investments based on fair value consisted of the below as of the following periods:

	March 31, 2026	December 31, 2025
Advertising and media	1.4%	1.3%
Aerospace and defense	0.8	0.9
Asset based lending and fund finance(1)	1.7	1.5
Automotive services	2.2	2.1
Automotive aftermarket(5)	0.0	0.0
Buildings and real estate(6)	3.1	2.9
Business services	4.1	3.9
Chemicals	2.2	2.1
Consumer products	1.4	1.6
Containers and packaging	2.5	2.7
Distribution	2.2	2.5
Education	0.5	0.6
Energy equipment and services	0.2	0.2
Financial services	6.4	6.5
Food and beverage	4.6	4.7
Healthcare equipment and services	6.9	7.0
Healthcare providers and services	13.2	13.9
Healthcare technology	5.8	5.6
Household products	1.6	1.5
Human resource support services	0.7	0.7
Infrastructure and environmental services	2.3	2.3
Insurance(2)	8.7	8.8
Internet software and services	12.5	11.6
Joint ventures(3)	1.0	1.0
Leisure and entertainment	2.7	2.8
Manufacturing	1.4	2.0
Pharmaceuticals(4)	2.3	1.4
Professional services	4.7	4.8
Specialty retail	0.9	0.9
Telecommunications	1.5	1.7
Transportation	0.5	0.5
Total	100.0%	100.0%

(1)Includes investments in Amergin AssetCo, BOCSO and Wingspire.
(2)Includes equity investment in Fifth Season.
(3)Includes equity investments in OCIC SLF, Credit SLF and Blue Owl Leasing. See below, within Note 4, for more information regarding OCIC SLF, Credit SLF and Blue Owl Leasing.
(4)Includes equity investments in LSI Financing DAC and LSI Financing LLC.
(5)Rounds to less than 0.1%.
(6)Includes investments in Owl-HP Finance.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

The geographic composition of investments based on fair value consisted of the below as of the following periods:

	March 31, 2026	December 31, 2025
United States:
Midwest	17.9%	17.5%
Northeast	22.1	21.9
South	32.0	32.8
West	19.2	19.2
International	8.8	8.6
Total	100.0%	100.0%

OCIC SLF LLC
OCIC SLF LLC (f/k/a Blue Owl Credit Income Senior Loan Fund LLC) (“OCIC SLF”), a Delaware limited liability company, was formed as a wholly-owned subsidiary of the Company and commenced operations on February 14, 2022. On November 2, 2022 (“OCIC SLF Effective Date”), the Company and State Teachers Retirement System of Ohio (“OSTRS” and together with the Company, the “Members” and each, a “Member”) entered into an Amended and Restated Limited Liability Company Agreement to co-manage OCIC SLF as a joint-venture. OCIC SLF’s principal purpose is to make investments, primarily in senior secured loans that are made to middle-market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. The Company and OSTRS have agreed to contribute $437.5 million and $62.5 million, respectively, to OCIC SLF. The Company and OSTRS have a 87.5% and 12.5% economic ownership, respectively, in OCIC SLF. Except under certain circumstances, contributions to OCIC SLF cannot be redeemed. OCIC SLF is managed by a board consisting of an equal number of representatives appointed by each Member and which acts unanimously. Investment decisions must be approved unanimously by an investment committee consisting of an equal number of representative appointed by each Member.
Prior to the OCIC SLF Effective Date, OCIC SLF’s wholly owned subsidiaries, ORCIC JV WH LLC and ORCIC JV WH II entered into revolving loan facilities (the “OCIC SLF Debt Facilities”) and in connection therewith entered into master sale and participation agreements pursuant to which we contributed certain collateral assets to the Subsidiaries and such collateral assets became collateral under the OCIC SLF Debt Facilities (the “OCIC SLF Debt Facility Assets”).
On the OCIC SLF Effective Date, the Company was deemed to have made a capital contribution of approximately $108.9 million and OSTRS acquired a 12.5% interest in OCIC SLF from the Company for approximately $15.6 million. The amount of the Company’s deemed contribution, and OSTRS’ purchase from the Company, were based on the fair value of the OCIC SLF SPV Debt Facility Assets less certain amounts that had been distributed to the Company and subject to certain adjustments. In connection therewith, the Company and OSTRS agreed and acknowledged that OCIC SLF SPV Debt Facility Assets were assets of OCIC SLF as if they had been acquired pursuant to the terms of the LLC Agreement.
The Company has determined that OCIC SLF is an investment company under Accounting Standards Codification 946, however, in accordance with such guidance, the Company will generally not consolidate its investment in a company other than a wholly owned investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. Accordingly, the Company does not consolidate its non-controlling interest in OCIC SLF.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

The table below sets forth OCIC SLF’s consolidated financial data as of and for the following periods:

	As of March 31, 2026	As of December 31, 2025
Consolidated Balance Sheet Data
Cash	$104,543	$58,827
Investments at fair value	1,586,262	1,626,107
Total Assets	1,715,337	1,704,149
Total Debt (net of unamortized debt issuance costs)	1,312,638	1,312,107
Total Liabilities	1,423,425	1,383,769
Total OCIC SLF Members' Equity	291,912	320,380

	For the Three Months Ended March 31,
	2026	2025
Consolidated Statement of Operations Data
Income
Investment income	$28,150	$34,149
Expenses
Net operating expenses	20,898	21,958
Net investment income (loss)	$7,252	$12,191
Total net realized and unrealized gain (loss)	(38,467)	(23,351)
Net Increase (Decrease) in OCIC SLF Members' Equity Resulting from Operations	$(31,215)	$(11,160)
The Company’s proportional share of OCIC SLF’s distributions for the following period:

	For the Three Months Ended March 31,
	2026	2025
Dividend income	$6,346	$9,590
Blue Owl Credit SLF LLC
Credit SLF, a Delaware limited liability company, is a joint venture among the Company, Blue Owl Capital Corporation, Blue Owl Capital Corporation II, Blue Owl Technology Finance Corp., Blue Owl Technology Income Corp., and State Teachers Retirement System of Ohio (each, a “Credit SLF Member” and collectively, the “Credit SLF Members”). Credit SLF’s principal purpose is to make investments primarily in senior secured loans to middle market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. Credit SLF is managed by a board of directors comprised of an equal number of directors appointed by each Credit SLF Member and which acts unanimously. Investment decisions must be approved by Credit SLF’s board. The Credit SLF Members coinvest through Credit SLF, or its wholly owned subsidiaries. Credit SLF’s date of inception was May 6, 2024 and Credit SLF made its first portfolio company investment on July 23, 2024.
Credit SLF’s investments at fair value are determined in accordance with FASB ASC 820, as amended; however, determination of such fair value is not included in the Company’s valuation process.
Other than for purposes of the 1940 Act, the Company does not believe it has control over this portfolio company. Accordingly, the Company does not consolidate its non-controlling interest in Credit SLF.
On May 15, 2025 the Credit SLF Members modified their capital commitments to Credit SLF and the Company’s capital commitment was increased to $46.3 million. On September 4, 2025, certain Credit SLF Members increased their capital commitments to Credit SLF and the Company’s capital commitment was increased to $87.2 million. In the first quarter of 2026, certain Credit SLF Members further increased their capital commitments to Credit SLF and the Company’s capital commitment was increased to $136.4 million of which $49.3 million was unfunded as of March 31, 2026.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

As of March 31, 2026, the capital commitment and economic ownership of each Credit SLF Member is as follows:

Members	Capital Commitment	Net Contributed Capital	Economic Ownership Interest(1)
Blue Owl Capital Corporation	$446,460	$427,085	66.1%
Blue Owl Capital Corporation II(2)	244	244	0.0%
Blue Owl Credit Income Corp.	136,419	87,169	13.5%
Blue Owl Technology Finance Corp.	53,812	34,937	5.4%
Blue Owl Technology Income Corp.	16,161	16,161	2.5%
State Teachers Retirement System of Ohio	93,299	80,799	12.5%
Total	$746,395	$646,395	100.0%
_______________
(1)     This represents each equity holder’s ownership percentage at March 31, 2026 based on net contributed capital.
(2) Economic ownership interest for Blue Owl Capital Corporation II is 0.04%.
The table below sets forth Credit SLF’s consolidated financial data as of and for the following periods:

	As of March 31, 2026	As of December 31, 2025
Consolidated Balance Sheet Data
Cash	$167,235	$124,718
Investments at fair value	2,417,836	2,343,367
Total Assets	2,616,236	2,477,523
Total Debt (net of unamortized debt issuance costs)	1,831,178	1,728,363
Total Liabilities	2,026,448	1,863,454
Total Credit SLF Members’ Equity	$589,788	$614,069

	Three Months Ended March 31,
	2026	2025
Consolidated Statement of Operations Data
Investment income	$41,005	$23,696
Net operating expenses	25,030	13,659
Net investment income (loss)	$15,975	$10,037
Total net realized and unrealized gain (loss)	(51,991)	(16,103)
Net Increase (Decrease) in Credit SLF Members’ Equity Resulting from Operations	$(36,016)	$(6,066)
The Company’s proportional share of Credit SLF’s distributions for the following periods:

	Three Months Ended March 31,
	2026	2025
Dividend income	$1,728	$123

Blue Owl Leasing LLC
Blue Owl Leasing, a Delaware limited liability company, is a joint venture among the Company, Blue Owl Capital Corporation, Blue Owl Capital Corporation II, Blue Owl Technology Finance Corp., Blue Owl Technology Income Corp., Blue Owl Alternative Credit Fund and California State Teachers Retirement System (each, a “Blue Owl Leasing Member” and collectively, the “Blue Owl Leasing Members”). Blue Owl Leasing’s principal purpose is to make investments, either directly or indirectly through financing subsidiaries or other persons, primarily in leases and loans. Investment decisions must be approved by Blue Owl Leasing. The Blue Owl Leasing Members coinvest through Blue Owl Leasing, or its wholly owned subsidiaries. Blue Owl Leasing’s date of inception was June 30, 2025 and Blue Owl Leasing made its first portfolio company investment on October 23, 2025.
Blue Owl Leasing’s investments at fair value are determined in accordance with FASB ASC 820, as amended; however, such fair value is not included in the Company’s valuation process.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Other than for purposes of the 1940 Act, the Company does not believe it has control over this portfolio company. Accordingly, the Company does not consolidate its non-controlling interest in Blue Owl Leasing.
As of March 31, 2026, the capital commitment, called capital and economic ownership of each Blue Owl Leasing Member is as follows:

Members	Capital Commitment	Net Contributed Capital	Economic Ownership Interest(1)
Blue Owl Capital Corporation	$860	$860	2.2%
Blue Owl Capital Corporation II	90	90	0.2%
Blue Owl Credit Income Corp.	30,952	1,900	4.7%
Blue Owl Technology Finance Corp.	8,955	800	2.0%
Blue Owl Technology Income Corp.	3,918	350	0.9%
Blue Owl Alternative Credit Fund	31,000	31,000	77.5%
California State Teachers Retirement System	10,825	5,000	12.5%
Total	$86,600	$40,000	100.0%
_______________
(1)     This represents each equity holder’s ownership percentage at March 31, 2026, based on net contributed capital.
The table below sets forth Blue Owl Leasing’s consolidated financial data as of and for the following period:

	As of March 31, 2026	As of December 31, 2025(1)
Consolidated Balance Sheet Data
Cash	$9,981	$34,555
Investments at fair value	39,363	39,628
Total Assets	49,650	74,531
Total Debt (net of unamortized debt issuance costs)	9,374	9,754
Total Liabilities	9,861	10,076
Total Blue Owl Leasing Members’ Equity	$39,789	$64,455
_______________
(1)     The Company’s date of inception was June 30, 2025.

For the Three Months Ended March 31,
2026
Consolidated Statement of Operations Data
Income
Investment income	$1,043
Expenses
Net operating expenses	871
Net investment income (loss)	$172
Total net realized and unrealized gain (loss)	(239)
Net Increase (Decrease) in Blue Owl Leasing Members’ Equity Resulting From Operations	$(67)
Blue Owl Leasing did not distribute any dividends to the Company for the period ended March 31, 2026.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Note 5. Debt
In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. The Company’s asset coverage was 215% and 223% as of March 31, 2026 and December 31, 2025, respectively.
Debt obligations consisted of the following as of the following periods:

	March 31, 2026
	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility(2)(4)	$3,900,000	$568,310	$3,240,717	$(19,252)	$549,058
SPV Asset Facility I	650,000	238,600	12,852	(7,175)	231,425
SPV Asset Facility II	2,000,000	932,000	90,328	(17,026)	914,974
SPV Asset Facility III	2,000,000	1,233,500	182,404	(15,690)	1,217,810
SPV Asset Facility IV	500,000	240,000	96,398	(5,171)	234,829
SPV Asset Facility V	750,000	606,250	46,002	(4,996)	601,254
SPV Asset Facility VI	1,350,000	746,000	80,572	(10,988)	735,012
SPV Asset Facility VII(2)	500,000	463,319	6,657	(2,457)	460,862
SPV Asset Facility VIII	1,000,000	587,500	80,629	(5,162)	582,338
SPV Asset Facility IX	300,000	230,000	59,095	(2,535)	227,465
SPV Asset Facility X	750,000	250,000	80,144	(4,779)	245,221
SPV Asset Facility XI	500,000	218,000	31,727	(2,820)	215,180
CLO VIII	375,000	375,000	—	(2,165)	372,835
CLO XI	260,000	260,000	—	(1,464)	258,536
CLO XV	312,000	312,000	—	(2,443)	309,557
CLO XVI	420,000	420,000	—	(2,374)	417,626
CLO XVII	325,000	325,000	—	(2,515)	322,485
CLO XVIII	260,000	260,000	—	(1,659)	258,341
CLO XIX	260,000	260,000	—	(1,807)	258,193
CLO XXII	737,500	737,500	—	(3,028)	734,472
CLO XXIV	600,000	600,000	—	(1,813)	598,187
September 2026 Notes	350,000	350,000	—	(805)	349,195
February 2027 Notes	500,000	500,000	—	(1,391)	498,609
September 2027 Notes(3)	600,000	600,000	—	2,808	599,155
AUD 2027 Notes(2)(3)(5)	301,816	301,816	—	(1,560)	305,128
May 2028 Notes(3)	500,000	500,000	—	(5,911)	494,580
June 2028 Notes(3)	650,000	650,000	—	4,747	650,802
January 2029 Notes(3)	550,000	550,000	—	117	547,486
September 2029 Notes(3)	900,000	900,000	—	(6,456)	909,618
March 2030 Notes(3)	1,000,000	1,000,000	—	(16,896)	965,528
EUR 2031 Notes(2)(3)	576,212	576,212	—	(8,690)	553,870
March 2031 Notes(3)	750,000	750,000	—	(14,964)	738,375
Total Debt	$24,427,528	$16,541,007	$4,007,525	$(166,320)	$16,358,006

(1)The amount available reflects any limitations related to each credit facility’s borrowing base.
(2)Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies.
(3)Net carrying value is inclusive of change in fair market value of effective hedge.
(4)The amount available is reduced by $91.0 million of outstanding letters of credit.
(5)AUD 2027 Notes are net of a cross-currency swap.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

	December 31, 2025
	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance (Costs) Premium	Net Carrying Value
Revolving Credit Facility(2)(4)	$3,850,000	$995,268	$2,774,463	$(20,441)	$974,827
SPV Asset Facility I	650,000	238,600	32,307	(7,346)	231,254
SPV Asset Facility II	2,000,000	932,000	173,356	(18,062)	913,938
SPV Asset Facility III	2,000,000	1,233,500	142,656	(16,599)	1,216,901
SPV Asset Facility IV	500,000	175,000	135,793	(5,314)	169,686
SPV Asset Facility V	750,000	606,250	43,905	(5,344)	600,906
SPV Asset Facility VI	1,350,000	646,000	48,201	(12,323)	633,677
SPV Asset Facility VII(2)	500,000	463,585	35,092	(2,650)	460,935
SPV Asset Facility VIII	1,000,000	587,500	100,696	(5,293)	582,207
SPV Asset Facility IX	300,000	230,000	27,908	(2,693)	227,307
SPV Asset Facility X	750,000	—	—	(5,206)	(5,206)
CLO VIII	375,000	375,000	—	(2,213)	372,787
CLO XI	260,000	260,000	—	(1,466)	258,534
CLO XV	312,000	312,000	—	(2,504)	309,496
CLO XVI	420,000	420,000	—	(2,432)	417,568
CLO XVII	325,000	325,000	—	(2,575)	322,425
CLO XVIII	260,000	260,000	—	(1,699)	258,301
CLO XIX	260,000	260,000	—	(1,776)	258,224
CLO XXII	737,500	737,500	—	(3,238)	734,262
September 2026 Notes	350,000	350,000	—	(1,219)	348,781
February 2027 Notes	500,000	500,000	—	(1,783)	498,217
September 2027 Notes(3)	600,000	600,000	—	3,252	602,558
AUD 2027 Notes(2)(3)(5)	300,771	300,771	—	(1,801)	297,500
May 2028 Notes(3)	500,000	500,000	—	(6,572)	497,070
June 2028 Notes(3)	650,000	650,000	—	5,232	655,313
January 2029 Notes(3)	550,000	550,000	—	(8,860)	551,308
September 2029 Notes(3)	900,000	900,000	—	(6,878)	916,757
March 2030 Notes(3)	1,000,000	1,000,000	—	(17,838)	970,380
EUR 2031 Notes(2)(3)	587,218	587,218	—	(9,107)	571,783
March 2031 Notes(3)	750,000	750,000	—	(15,595)	742,633
Total Debt	$23,287,489	$15,745,192	$3,514,377	$(180,343)	$15,590,329

(1)The amount available reflects any limitations related to each credit facility’s borrowing base.
(2)Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies.
(3)Net carrying value is inclusive of change in fair market value of effective hedge.
(4)The amount available is reduced by $80.3 million of outstanding letters of credit.
(5)AUD 2027 Notes are net of a cross-currency swap.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

The below table represents the components of interest expense for the following periods:

	For the Three Months Ended March 31,
	2026	2025
Interest expense	$246,682	$213,576
Amortization of debt issuance costs	11,022	11,038
Net change in unrealized (gain) loss on effective interest rate swaps and hedged items included in interest expense(1)	(497)	(8,054)
Total Interest Expense	$257,207	$216,560
Average interest rate	6.1%	6.8%
Average daily borrowings	$16,279,343	$12,499,494

(1)Refer to the September 2027, AUD 2027, May 2028, June 2028, January 2029, September 2029, March 2030, EUR 2031, and March 2031 Notes for details on the facilities’ interest rate swaps.
Credit Facilities
Revolving Credit Facility
On August 11, 2022, the Company entered into an Amended and Restated Senior Secured Revolving Credit Agreement (as amended from time to time, the “Revolving Credit Facility”). The parties to the Revolving Credit Facility include the Company, as Borrower, the lenders from time to time parties thereto (each a “Revolving Credit Lender” and collectively, the “Revolving Credit Lenders”) and Sumitomo Mitsui Banking Corporation, as Administrative Agent. On October 18, 2024 (the “Revolving Credit Facility Third Amendment Date”), the Revolving Credit Facility was amended to extend the availability period and maturity date, increase the total facility amount and make various other changes. The following describes the terms of the Revolving Credit Facility as modified through January 23, 2026.
The Revolving Credit Facility is guaranteed by certain subsidiaries of ours in existence as of the Revolving Credit Facility Third Amendment Date, and will be guaranteed by certain subsidiaries of ours that are formed or acquired by us thereafter (each a “Guarantor” and collectively, the “Guarantors”). Proceeds of the Revolving Credit Facility may be used for general corporate purposes, including the funding of portfolio investments.
The Revolving Credit Facility provides for, on an aggregated basis, a total of outstanding term loans and revolving credit facility commitments in the principal amount of $3.90 billion, which is comprised of (a) a term loan in a principal amount of $150.0 million and (b) subject to availability under the borrowing base, which is based on the Company’s portfolio investments and other outstanding indebtedness, a revolving credit facility in a principal amount of up to $3.75 billion (increased from $3.70 billion to $3.75 billion on January 23, 2026). The amount available for borrowing under the Revolving Credit Facility is reduced by any standby letters of credit issued through the Revolving Credit Facility. Maximum capacity under the Revolving Credit Facility may be increased to $4.60 billion through the Company’s exercise of an uncommitted accordion feature through which existing and new lenders may, at their option, agree to provide additional financing. The Revolving Credit Facility includes a $200.0 million limit for swingline loans and is secured by a perfected first-priority interest in substantially all of the portfolio investments held by the Company and each Guarantor, subject to certain exceptions.
The availability period under the Revolving Credit Facility will terminate on October 18, 2028 (the “Revolving Credit Facility Commitment Termination Date”). The Revolving Credit Facility will mature on October 18, 2029 (the “Revolving Credit Facility Maturity Date”). During the period from the Revolving Credit Facility Commitment Termination Date to the Revolving Credit Facility Maturity Date, the Company will be obligated to make mandatory prepayments under the Revolving Credit Facility out of the proceeds of certain asset sales and other recovery events and equity and debt issuances.
The Company may borrow amounts in U.S. dollars or certain other permitted currencies. Amounts drawn under the Revolving Credit Facility in U.S. dollars bear interest at term SOFR plus any applicable credit adjustment spread plus margin of 1.875% per annum, or the alternative base rate plus margin of 0.875% per annum. With respect to loans denominated in U.S. dollars, the Company may elect either term SOFR or the alternative base rate at the time of drawdown, and such loans may be converted from one rate to another at any time at the Company’s option, subject to certain conditions. Amounts drawn under the Revolving Credit Facility in other permitted currencies bear interest at the relevant rate specified therein (including any applicable credit adjustment spread) plus margin of 1.875% per annum. Beginning on and after the Revolving Credit Facility Third Amendment Date, the Company also pays a fee of 0.350% on undrawn amounts under the Revolving Credit Facility.
The Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by the Company of additional indebtedness and on the Company’s ability to make distributions to the Company’s shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events and certain financial covenants related to asset coverage and other

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

maintenance covenants, as well as customary events of default. The Revolving Credit Facility requires a minimum asset coverage ratio with respect to the consolidated assets of the Company and its subsidiaries to senior securities that constitute indebtedness of no less than 1.50 to 1.00 at any time.
SPV Asset Facilities
Certain of the Company’s wholly owned subsidiaries are parties to credit facilities (the “SPV Asset Facilities”). Pursuant to the SPV Asset Facilities, from time to time the Company sells and contributes certain investments to these wholly owned subsidiaries pursuant to sale and contribution agreements by and between the Company and the wholly owned subsidiaries. No gain or loss is recognized as a result of these contributions. Proceeds from the SPV Asset Facilities are used to finance the origination and acquisition of eligible assets by the wholly owned subsidiary, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired to the wholly owned subsidiary through the Company’s ownership of the wholly owned subsidiary. The SPV Asset Facilities are secured by a perfected first priority security interest in the assets of these wholly owned subsidiaries and on any payments received by such wholly owned subsidiaries in respect of those assets. Assets pledged to lenders under the SPV Asset Facilities will not be available to pay the Company’s debts. The SPV Asset Facilities contain customary covenants, including certain limitations on the incurrence by the Company of additional indebtedness and on the Company’s ability to make distributions to its shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events, and customary events of default (with customary cure and notice provisions). Borrowings of the wholly owned subsidiaries under the SPV Asset Facilities are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.
SPV Asset Facility I
On September 16, 2021 (the “SPV Asset Facility I Closing Date”), Core Income Funding I LLC (“Core Income Funding I”), a Delaware limited liability company, entered into a Credit Agreement (the “SPV Asset Facility I”), with Core Income Funding I, as borrower, the lenders from time to time parties thereto (the “SPV Asset Facility I Lenders”), Natixis, New York Branch, as Administrative Agent, State Street Bank and Trust Company as Collateral Agent, Collateral Administrator, Custodian and Document Custodian. The parties to the SPV Asset Facility I have entered into various amendments, including to increase or decrease the amount available under the facility, replace the Collateral Custodian, extend the termination date and extend the maturity date, and make various other changes. The following describes the terms of the SPV Asset Facility I as amended through July 24, 2025 (the “SPV Asset Facility I Fifth Amendment Date”).
The maximum principal amount of SPV Asset Facility I is $650.0 million (increased from $450.0 million to $550.0 million on July 10, 2025 and further increased from $550.0 million to $650.0 million on the SPV Asset Facility I Fifth Amendment Date); the availability of this amount is subject to an overcollateralization ratio test, which is based on the value of Core Income Funding I’s assets from time to time, and satisfaction of certain conditions, including an interest coverage ratio test, certain concentration limits and collateral quality tests.
The SPV Asset Facility I provides for the ability to (1) draw term loans and (2) draw and redraw revolving loans under the SPV Asset Facility I through May 15, 2028 unless the revolving commitments are terminated or converted to term loans sooner as provided in the SPV Asset Facility I (the “ SPV Asset Facility I Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility I will mature on May 15, 2036 (the “SPV Asset Facility I Stated Maturity”). Prior to the SPV Asset Facility I Stated Maturity, proceeds received by Core Income Funding I from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset I Facility Stated Maturity, Core Income Funding I must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.
Amounts drawn bear interest at Term SOFR (or, in the case of certain lenders that are commercial paper conduits, the lower of their cost of funds and Term SOFR plus 0.10%) plus an applicable margin that ranges from 1.50% to 2.00% depending on a ratio of broadly syndicated loans to middle-market loans in the collateral. From the SPV Asset I Facility Closing Date to the SPV Asset I Facility Commitment Termination Date, there is a commitment fee that steps up during the six months after the SPV Asset I Facility Closing Date from 0.00% to 0.625% per annum, which rate remains in effect to but excluding May 15, 2025, and then equals 0.50% per annum thereafter on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility I.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

SPV Asset Facility II
On October 5, 2021 (the “SPV Asset Facility II Closing Date”), Core Income Funding II LLC (“Core Income Funding II”), a Delaware limited liability company, entered into a loan and financing and servicing agreement (as amended through the date hereof, the “SPV Asset Facility II”), with Core Income Funding II, as borrower, us, as equityholder and service provider, the lenders from time to time parties thereto (the “SPV Asset Facility II Lenders”), Deutsche Bank AG, New York Branch, as Facility Agent, State Street Bank and Trust Company, as collateral agent and collateral custodian. The parties to the SPV Asset Facility II have entered into various amendments, including to increase the amount available under the facility, extend the revolving period and termination date, change the interest rate and make various other changes. The following describes the terms of the SPV Asset Facility II as amended through April 18, 2025 (the “SPV Asset Facility II Ninth Amendment Date”).
The maximum principal amount of the SPV Asset Facility II is $2.00 billion (increased from $1.50 billion to $2.00 billion on the SPV Asset Facility II Ninth Amendment Date); the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Core Income Funding II’s assets from time to time, and satisfaction of certain conditions, including interest spread and weighted average coupon tests, certain concentration limits and collateral quality tests.
The SPV Asset Facility II provides for the ability to borrow, reborrow, repay and prepay advances under the SPV Asset Facility II until April 18, 2028 unless such period is extended or accelerated under the terms of the SPV Asset Facility II (the “SPV Asset Facility II Revolving Period”). Unless otherwise extended, accelerated or terminated under the terms of the SPV Asset Facility II, the SPV Asset Facility II will mature on the date that is two years after the last day of the SPV Asset Facility II Revolving Period, on April 18, 2030 (the “SPV Asset Facility II Termination Date”). Prior to the Facility Termination Date, proceeds received by Core Income Funding II from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding advances, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility II Termination Date, Core Income Funding II must pay in full all outstanding fees and expenses and all principal and interest on outstanding advances, and the excess may be returned to the Company.
Amounts drawn under the SPV Asset Facility II bear interest at Term SOFR (or, in the case of certain SPV Asset Facility II Lenders that are commercial paper conduits, the lower of (a) their cost of funds and (b) Term SOFR, such Term SOFR not to be lower than zero) plus a spread equal to 1.70% per annum, which spread will increase (a) on and after the end of the SPV Asset Facility II Revolving Period by 0.15% per annum if no event of default has occurred and (b) by 2.00% per annum upon the occurrence of an event of default (such spread, the “SPV Asset Facility II Applicable Margin”). Term SOFR may be replaced as a base rate under certain circumstances. During the SPV Asset Facility II Revolving Period, Core Income Funding II will pay an undrawn fee ranging from 0.00% to 0.25% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility II. During the SPV Asset Facility II Revolving Period, if the undrawn commitments are in excess of a certain portion (initially 30.0% and increasing in stages to 35%, 40%, 45% and 50%) of the total commitments under the SPV Asset Facility II, Core Income Funding II will also pay a make-whole fee equal to the SPV Asset Facility II Applicable Margin multiplied by such excess undrawn commitment amount, reduced by the undrawn fee payable on such excess. Core Income Funding II will also pay Deutsche Bank AG, New York Branch, certain fees (and reimburse certain expenses) in connection with its role as facility agent.
SPV Asset Facility III
On March 24, 2022 (the “SPV Asset Facility III Closing Date”), Core Income Funding III LLC (“Core Income Funding III”), a Delaware limited liability company, entered into a Credit Agreement (the “SPV Asset Facility III”), with Core Income Funding III, as borrower, the Adviser, as servicer, the lenders from time to time parties thereto (the “SPV Asset Facility III Lenders”), Bank of America, N.A., as administrative agent, State Street Bank and Trust Company, as collateral agent, Alter Domus (US) LLC as collateral custodian and Bank of America, N.A., as sole lead arranger and sole book manager. The parties to the SPV Asset Facility III have entered into various amendments, including to increase the maximum principal amount available under the facility, extend the availability period and maturity date, change the interest rate, replace the collateral custodian and make various other changes. The following describes the terms of SPV Asset Facility III amended through May 22, 2025 (the “SPV Asset Facility III Third Amendment Date”).
The maximum principal amount of the SPV Asset Facility III is $2.00 billion (increased from $1.80 billion to $2.00 billion on the six-month anniversary of the SPV Asset Facility III Third Amendment Date), which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Core Income Funding III’s assets from time to time, and satisfaction of certain conditions, including certain portfolio criteria.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

The SPV Asset Facility III provides for the ability to draw and redraw revolving loans under the SPV Asset Facility III for a period of up to three years after the SPV Asset Facility III Third Amendment Date unless the commitments are terminated sooner as provided in the SPV Asset Facility III (the “SPV Asset Facility III Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility III will mature on May 22, 2030 (the “SPV Asset Facility III Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first year following the SPV Asset Facility III Third Amendment Date, Core Income Funding III may owe a prepayment penalty. Prior to the SPV Asset Facility III Stated Maturity, proceeds received by Core Income Funding III from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility III Stated Maturity, Core Income Funding III must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.
Amounts drawn in U.S. dollars are benchmarked to Daily SOFR, amounts drawn in British pounds are benchmarked to SONIA plus an adjustment of 0.12%, amounts drawn in Canadian dollars are benchmarked to CORRA plus an adjustment of 0.30%, and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the Applicable Margin. As of the SPV Asset Facility III Third Amendment Date, the “SPV Asset Facility III Applicable Margin” ranges from 1.525% to 1.95% depending on the composition of the collateral. The SPV Asset Facility III also allows for amounts drawn in U.S. dollars to bear interest at an alternate base rate without a spread.
From the SPV Asset Facility III Closing Date to the SPV Asset Facility III Commitment Termination Date, there is a commitment fee, calculated on a daily basis, on the undrawn amount under the SPV Asset Facility III.
SPV Asset Facility IV
On March 16, 2022 (the “SPV Asset Facility IV Closing Date”), Core Income Funding IV LLC (“Core Income Funding IV”), a Delaware limited liability company, entered into a Credit Agreement (the “SPV Asset Facility IV”), with Core Income Funding IV, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility IV Lenders”), Sumitomo Mitsui Banking Corporation, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Alter Domus (US) LLC as Document Custodian. On February 28, 2025, the parties to the SPV Asset Facility IV entered into Amendment No. 1 in order to replace Alter Domus (US) as collateral custodian with State Street Bank and Trust Company and make various other changes. The following describes the terms of SPV Asset Facility IV amended through February 28, 2025 (the “SPV Asset Facility IV First Amendment Date”).
The maximum principal amount of the SPV Asset Facility IV is $500.0 million; the availability of this amount is subject to an overcollateralization ratio test, which is based on the value of Core Income Funding IV’s assets from time to time, and satisfaction of certain conditions, including an interest coverage ratio test, certain concentration limits and collateral quality tests.
The SPV Asset Facility IV provides for the ability to (1) draw term loans and (2) draw and redraw revolving loans under the SPV Asset Facility IV until March 16, 2027, unless the revolving commitments are terminated or converted to term loans sooner as provided in the SPV Asset Facility IV (the “SPV Asset Facility IV Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility IV will mature on March 16, 2035 (the “SPV Asset Facility IV Stated Maturity”). Prior to the SPV Asset Facility IV Stated Maturity, proceeds received by Core Income Funding IV from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility IV Stated Maturity, Core Income Funding IV must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.
Amounts drawn bear interest at Term SOFR (or, in the case of certain SPV Asset Facility IV Lenders that are commercial paper conduits, the lower of their cost of funds and Term SOFR plus 0.15%) plus an applicable margin that ranges from 1.40% to 2.05% depending on a ratio of broadly syndicated loans to middle-market loans in the collateral. From the SPV Asset Facility IV Closing Date to the SPV Asset Facility IV Commitment Termination Date, there is a commitment fee payable at a rate of 0.50% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility IV during the commitment period.
SPV Asset Facility V
On March 9, 2023 (the “SPV Asset Facility V Closing Date”), Core Income Funding V LLC (“Core Income Funding V”), a Delaware limited liability company, entered into a loan and security agreement (the “SPV Asset Facility V”), with Core Income Funding V, as Borrower, the Company, as Servicer and Equityholder, the lenders from time to time parties thereto (the “SPV Asset Facility V Lenders”), Wells Fargo Bank, National Association, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, and Alter Domus (US) LLC as Collateral Custodian. The parties to the SPV Asset Facility V have entered into various amendments, including to increase the amount available under the facility, replace the Collateral Custodian and make various other changes. On April 29, 2025, the parties to the SPV Asset Facility V entered into the Third Amendment to Loan and Security Agreement. The following describes the terms of SPV Asset Facility V as amended through April 29 2025 (the “SPV Asset Facility V Third Amendment Date”).

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

The maximum principal amount of the SPV Asset Facility V is $750.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Core Income Funding V’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits and other portfolio tests.
The SPV Asset Facility V provides for the ability to borrow, reborrow, repay and prepay advances under the SPV Asset Facility V until October 15, 2027 unless such period is extended or accelerated under the terms of the SPV Asset Facility V (the “SPV Asset Facility V Reinvestment Period”). Unless otherwise extended, accelerated or terminated under the terms of the SPV Asset Facility V, the SPV Asset Facility V will mature on October 16, 2029 (the “SPV Asset Facility V Maturity Date”). Prior to the SPV Asset Facility V Maturity Date, proceeds received by Core Income Funding V from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding advances, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility V Maturity Date, Core Income Funding V must pay in full all outstanding fees and expenses and all principal and interest on outstanding advances, and the excess may be returned to the Company.
Amounts drawn bear interest at Daily Simple SOFR plus a weighted average spread equal to 1.60% per annum for the portion of the assets constituting broadly syndicated loans and 2.05% for the portion of the assets not constituting broadly syndicated loans, which spread will increase by 2.00% per annum upon the occurrence and during the existence of an event of default or following the SPV Asset Facility V Termination Date (such spread, the “SPV Asset Facility V Applicable Spread”). Daily Simple SOFR may be replaced as a base rate under certain circumstances. During the SPV Asset Facility V Reinvestment Period, Core Income Funding V will pay an undrawn fee of 0.50% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility V that are not subject to the separate, higher fee described below. On and after the SPV Asset Facility V Third Amendment Date and during the SPV Asset Facility V Reinvestment Period, if the undrawn commitments are in excess of a certain portion (initially 40% and decreasing to 32.5%) of the total commitments under the SPV Asset Facility V, such portion will not be subject to the undrawn fee described above, but Core Income Funding V will pay a separate fee on this portion of the undrawn commitments equal to 1.25% multiplied by such excess undrawn commitment amount over 40% or 32.5% of the total commitments, as applicable.
SPV Asset Facility VI
On August 29, 2023 (the “SPV Asset Facility VI Closing Date”), Core Income Funding VI LLC (“Core Income Funding VI”), a Delaware limited liability company, entered into a Credit Agreement (the “SPV Asset Facility VI”), with Core Income Funding VI LLC, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility VI Lenders”), The Bank of Nova Scotia, as Administrative Agent, State Street Bank and Trust Company as Collateral Agent, Collateral Custodian and Document Custodian. The parties to the SPV Asset Facility VI have entered into various amendments, including to assign the term commitment under the SPV Asset Facility VI and all of the outstanding term loans, replace the collateral custodian and make various other changes. On October 10, 2025, the parties to SPV Asset Facility VI entered into Amendment No. 3 to SPV Asset Facility VI. The following describes the terms of SPV Asset Facility VI as amended through October 10, 2025 (the “SPV Asset Facility VI Fourth Amendment Date”).
The maximum principal amount of the SPV Asset Facility VI is $1.35 billion; the availability of this amount is subject to an overcollateralization ratio test, which is based on the value of Core Income Funding VI’s assets from time to time, and satisfaction of certain conditions, including an interest coverage ratio test, certain concentration limits and collateral quality tests.
The SPV Asset Facility VI provides for the ability to draw and redraw revolving loans under the SPV Asset Facility VI for a period after the SPV Asset Facility VI Fourth Amendment Date until April 10, 2028 unless the revolving commitments are terminated sooner as provided in the SPV Asset Facility VI (the “SPV Asset Facility VI Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility VI will mature on April 10, 2035 (the “SPV Asset Facility VI Stated Maturity”). Prior to the SPV Asset Facility VI Stated Maturity, proceeds received by Core Income Funding VI from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility VI Stated Maturity, Core Income Funding VI must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.
Amounts drawn bear interest at Term SOFR plus an applicable margin that ranges from 1.50% to 1.90% depending on a ratio of broadly syndicated loans to middle-market loans in the collateral during the SPV Asset Facility VI Reinvestment Period. From the SPV Asset Facility VI Closing Date to the SPV Asset Facility VI Commitment Termination Date, there is a commitment fee that steps up during the year after the SPV Asset Facility VI Closing Date from 0.00% to 0.55% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility VI.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

SPV Asset Facility VII
On May 21, 2024 (the “SPV Asset Facility VII Closing Date”), Core Income Funding VII LLC (“Core Income Funding VII”), a Delaware limited liability company, entered into a Credit Agreement (the “SPV Asset Facility VII”), with Core Income Funding VII LLC, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility VII Lenders”), Citibank, N.A., as Administrative Agent, State Street Bank and Trust Company as Custodian, Collateral Agent and Collateral Administrator. The following describes the terms of SPV Asset Facility VII as amended through October 18, 2024 (the “SPV Asset Facility VII First Amendment Date”).
The maximum principal amount of the SPV Asset Facility VII is $500.0 million (increased from $300.0 million to $500.0 million on the SPV Asset Facility VII First Amendment Date”), which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to a borrowing base test (which is based on the value of Core Income Funding VII’s assets from time to time, an advance rate and concentration limitations) and satisfaction of certain conditions, including collateral quality tests.
The SPV Asset Facility VII provides for the ability to draw and redraw revolving loans under the SPV Asset Facility VII for a period of until May 21, 2027 (the “SPV Asset Facility VII Reinvestment Period”) unless the SPV Asset Facility VII Reinvestment Period is terminated sooner as provided in the SPV Asset Facility VII. Unless otherwise terminated, the SPV Asset Facility VII will mature two years after the last day of the SPV Asset Facility VII Reinvestment Period on May 21, 2029 (the “SPV Asset Facility VII Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first two years following the SPV Asset Facility VII Closing Date, Core Income Funding VII may owe a prepayment penalty. Prior to the SPV Asset Facility VII Stated Maturity, proceeds received by Core Income Funding VII from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility VII Stated Maturity, Core Income Funding VII must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.
Amounts drawn in U.S. dollars are benchmarked to Term SOFR, amounts drawn in British pounds are benchmarked to SONIA, amounts drawn amounts drawn in Canadian dollars are benchmarked to Daily Compounded CORRA, and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the Applicable Margin. The “Applicable Margin” ranges from 1.60% to 2.10%, depending on the type of asset being funded by such draw and the utilization level of the SPV Asset Facility VII. Core Income Funding VII also paid Citibank an upfront fee and will reimburse certain expenses in connection with Citibank’s role as Administrative Agent. From the SPV Asset Facility VII Closing Date until the end of SPV Asset Facility VII Reinvestment Period, there is a commitment fee that steps up from the date that is nine months after the SPV Asset Facility VII Closing Date from 0.25% to up to 1.50% per annum, depending on the undrawn amount, if any, of the commitments in the SPV Asset Facility VII.
SPV Asset Facility VIII
On December 17, 2024 (the “SPV Asset Facility VIII Closing Date”), Core Income Funding VIII LLC (“Core Income Funding VIII”), a Delaware limited liability company, entered into a Credit Agreement (the “SPV Asset Facility VIII”), with Core Income Funding VIII LLC, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility VIII Lenders”), Natixis, New York Branch, as Facility Agent, and State Street Bank and Trust Company as Collateral Agent, Collateral Administrator, Custodian and Document Custodian. On May 15, 2025, the parties to the SPV Asset Facility VIII entered into an amendment in order to, among other things, increase the size of the facility and add additional classes of loans. The following describes the terms of SPV Asset Facility VIII as most recently amended on May 15, 2025.
The maximum principal amount of the SPV Asset Facility VIII is $1.00 billion; the availability of this amount is subject to an overcollateralization ratio test, which is based on the value of Core Income Funding VIII’s assets from time to time, and satisfaction of certain conditions, including an interest coverage ratio test, certain concentration limits and collateral quality tests.
The SPV Asset Facility VIII provides for the ability to (1) draw term loans and (2) draw and redraw revolving loans under the SPV Asset Facility VIII for a period of up to three years after the SPV Asset Facility VIII Closing Date unless the revolving commitments are terminated or converted to term loans sooner as provided in the SPV Asset Facility VIII (the “SPV Asset Facility VIII Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility VIII will mature on December 17, 2035 (the “SPV Asset Facility VIII Stated Maturity”). Prior to the SPV Asset Facility VIII Stated Maturity, proceeds received by Core Income Funding VIII from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility VIII Stated Maturity, Core Income Funding VIII must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.
Amounts drawn bear interest at Term SOFR (or, in the case of certain lenders that are commercial paper conduits, their cost of funds) plus an applicable margin of (i) with respect to the Class A-R Loans and the Class A-T Loans, 1.75%, (ii) with respect to the Class A-D1 Loans, 1.65%, (iii) with respect to the Class A-D2 Loans, 1.93%, (iv) with respect to the Class A-D3 Loans, 1.78% and (v) with respect to the Class A-D4 Loans, 2.06%. From the SPV Asset Facility VIII Closing Date to the SPV Asset Facility VIII

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Commitment Termination Date, there is a commitment fee that steps up on the date that is three months after the SPV Asset Facility VIII Closing Date from 0.25% to 0.50% per annum on the undrawn amount, if any, of the revolving commitments in the SPV Asset Facility VIII.
SPV Asset Facility IX
On August 12, 2025 (the “SPV Asset Facility IX Closing Date”), Core Income Funding IX LLC (“Core Income Funding IX”), a Delaware limited liability company, entered into a Revolving Credit and Security Agreement (the “SPV Asset Facility IX”), with Core Income Funding IX, as borrower, BNP Paribas, as administrative agent, State Street Bank and Trust Company, as collateral agent, and the lenders party thereto.
The maximum principal amount of SPV Asset Facility IX is $300.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Core Income Funding IX’s assets from time to time, and satisfaction of certain conditions, including an overcollateralization test, coverage tests, collateral quality tests, and certain concentration limits.
The SPV Asset Facility IX provides for the ability to draw and redraw revolving loans under the SPV Asset Facility IX for a period of up to 3 years after the SPV Asset Facility IX Closing Date. Unless otherwise terminated, the SPV Asset Facility IX will mature on August 12, 2030 (the “SPV Asset Facility IX Stated Maturity”). Prior to the SPV Asset Facility IX Stated Maturity, proceeds received by Core Income Funding IX from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company or reinvested to purchase new assets, subject to certain conditions. On the SPV Asset Facility IX Stated Maturity, Core Income Funding IX must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.
Amounts drawn bear interest at a reference rate (initially SOFR) plus an applicable margin equal to 1.95% per annum. The undrawn amount of the aggregate revolving commitment not subject to such spread payment is subject to an undrawn fee of, after the first three months after the SPV Asset Facility IX Closing Date, a range of 0.50% per annum to 1.50% per annum based on the undrawn amount. SPV Asset Facility IX is subject to a prepayment fee for the first two years after the SPV Asset Facility IX Closing Date.
SPV Asset Facility X
On December 31, 2025 (the “SPV Asset Facility X Closing Date”), Core Income Funding X LLC (“Core Income Funding X”), a Delaware limited liability company, entered into a Revolving Credit and Security Agreement (the “SPV Asset Facility X”), with Core Income Funding X, as borrower, Société Générale, as administrative agent and swingline lender, State Street Bank and Trust Company, as collateral agent, collateral administrator, custodian and document custodian, and the lenders party thereto.
The maximum principal amount of SPV Asset Facility X is $750.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Core Income Funding X’s assets from time to time, and satisfaction of certain conditions, including an overcollateralization test, coverage tests, collateral quality tests, and certain concentration limits.
The SPV Asset Facility X provides for the ability to draw term loans and to draw and redraw revolving loans under the SPV Asset Facility X for a period of up to 3 years after the SPV Asset Facility X Closing Date. Unless otherwise terminated, the SPV Asset Facility X will mature on December 31, 2035 (the “SPV Asset Facility X Stated Maturity”). Prior to the SPV Asset Facility X Stated Maturity, proceeds received by Core Income Funding X from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company or reinvested to purchase new assets, subject to certain conditions. On the SPV Asset Facility X Stated Maturity, Core Income Funding X must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.
Amounts drawn bear interest at a reference rate (initially SOFR) plus an applicable margin equal to 1.75% per annum. The undrawn amount of the aggregate term commitment and revolving commitment not subject to such spread payment is subject to an undrawn fee of, after the SPV Asset Facility X Closing Date, 0.50% per annum; provided that after the nine-month anniversary of the SPV Asset Facility X Closing Date, if the drawn amount is less than 50.0% of the aggregate term commitment and revolving commitment, then the portion of the undrawn amount constituting the positive difference between the drawn amount and 50.0% of the aggregate term commitment and revolving commitment is subject to an undrawn fee of 1.00% per annum.
SPV Asset Facility XI
On March 5, 2026 (the “SPV Asset Facility XI Closing Date”), Core Income Funding XI LLC (“Core Income Funding XI”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Credit Agreement (the “SPV Asset Facility XI”), with Core Income Funding XI, as borrower, the Adviser, as servicer, the lenders from time to time parties thereto, Bank

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

of America, N.A., as administrative agent, The Bank of New York Mellon Trust Company, National Association, as collateral agent and as collateral custodian and Bank of America, N.A., as sole lead arranger and sole book manager.
The maximum principal amount of SPV Asset Facility XI is $500.0 million; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Core Income Funding XI’s assets from time to time, and satisfaction of certain conditions, including certain portfolio criteria.
The SPV Asset Facility XI provides for the ability to draw and redraw revolving loans under the SPV Asset Facility XI for a period of up to two years after the SPV Asset Facility XI Closing Date unless the commitments are terminated sooner as provided in the SPV Asset Facility XI (the “SPV Asset Facility XI Commitment Termination Date”). Unless otherwise terminated, the SPV Asset Facility XI will mature on March 5, 2029 (the “SPV Asset Facility XI Stated Maturity”). Prior to the SPV Asset Facility XI Stated Maturity, proceeds received by Core Income Funding XI from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility XI Stated Maturity, Core Income Funding XI must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.
Amounts drawn in U.S. dollars are benchmarked to Term SOFR or Daily SOFR (depending on the timing of the borrowing), plus a spread equal to 1.35%. The SPV Asset Facility XI also allows for amounts drawn in U.S. dollars to bear interest at an alternate base rate without a spread. From the SPV Asset Facility XI Closing Date to the SPV Asset Facility XI Commitment Termination Date, there is a commitment fee, calculated on a daily basis, ranging from 0.45% to 1.10% on the undrawn amount under the SPV Asset Facility XI.
Debt Securitization Transactions
The Company incurs secured financing through debt securitization transactions (also known as collateralized loan obligation transactions) (the “CLO Transactions”) issued by the Company’s consolidated subsidiaries (the “CLO Issuers”), which are backed by a portfolio of collateral obligations consisting of middle-market loans and participation interests in middle-market loans as well as by other assets of the CLO Issuers. The CLO Issuers issue preferred shares which are not secured by the collateral securing the CLO Transactions which the Company purchases. The Company acts as retention holder in connection with the CLO Transactions for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of a CLO Issuer’s preferred shares. Notes issued by CLO Issuers have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration. The Adviser serves as collateral manager for the CLO Issuers under a collateral management agreement. The Adviser is entitled to receive fees for providing these services. The Adviser routinely waives its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to Adviser pursuant to the Investment Advisory Agreement will be offset by the amount of the collateral management fee attributable to a CLO Issuer’s equity or notes owned by the Company. Assets pledged to debt holders of the CLO Transactions and the other secured parties under each CLO Transaction’s documentation will not be available to pay the debts of the Company. The Company consolidates the financial statements of the CLO Issuers in its consolidated financing statements.
CLO VIII
On October 21, 2022 (the “CLO VIII Closing Date”), the Company completed a $391.7 million term debt securitization transaction (the “CLO VIII Transaction”). The secured notes and preferred shares issued in the CLO VIII Transaction and the secured loan borrowed in the CLO VIII Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO VIII, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO VIII Issuer”).
The CLO VIII Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO VIII Closing Date (the “CLO VIII Indenture”), by and among the CLO VIII Issuer and State Street Bank and Trust Company: (i) $152.0 million of AAA(sf) Class A-T Notes, which bear interest at three-month term SOFR plus 2.50%, (ii) $46.0 million of AAA(sf) Class A-F Notes, which bear interest at 6.02%, (iii) $32.0 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 3.50% and (iv) $30.0 million of A(sf) Class C Notes, which bear interest at 4.90% (together, the “CLO VIII Secured Notes”) and (B) the borrowing by the CLO VIII Issuer of $30.0 million under floating rate Class A-L loans (the “Class A-L Loans” and together with the CLO VIII Secured Notes, the “CLO VIII Debt”). The Class A-L Loans bear interest at three-month term SOFR plus 2.50%. The Class A-L Loans were borrowed under a loan agreement (the “A-L Loan Agreement”), dated as of the CLO VIII Closing Date, by and among the CLO VIII Issuer, as borrower, various financial institutions, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO VIII Debt is secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO VIII Issuer. The CLO VIII Debt is scheduled to mature on the Payment Date (as defined in the CLO VIII Indenture) in November, 2034. The CLO VIII Secured Notes were privately placed by Natixis Securities Americas LLC as placement agent.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Concurrently with the issuance of the CLO VIII Secured Notes and the borrowing under the Class A-L Loans, the CLO VIII Issuer issued approximately $101.7 million of subordinated securities in the form of 101,675 preferred shares at an issue price of one thousand U.S. dollars per share (the “CLO VIII Preferred Shares”).
As part of the CLO VIII Transaction, the Company entered into a loan sale agreement with the CLO VIII Issuer dated as of the CLO VIII Closing Date, which provided for the sale and contribution of approximately $143.1 million funded par amount of middle-market loans from the Company to the CLO VIII Issuer on the CLO VIII Closing Date and for future sales from the Company to the CLO VIII Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO VIII Debt. The remainder of the initial portfolio assets securing the CLO VIII Debt consisted of approximately $113.0 million funded par amount of middle-market loans purchased by the CLO VIII Issuer from Core Income Funding I LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the CLO VIII Closing Date between the CLO VIII Issuer and Core Income Funding I LLC. No gain or loss was recognized as a result of these sales and contributions. The Company and Core Income Funding I LLC each made customary representations, warranties, and covenants to the CLO VIII Issuer under the applicable loan sale agreement.
Through November 20, 2026, a portion of the proceeds received by the CLO VIII Issuer from the loans securing the CLO VIII Debt may be used by the CLO VIII Issuer to purchase additional middle-market loans under the direction of the Adviser in its capacity as collateral manager for the CLO VIII Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The CLO VIII Debt is the secured obligation of the CLO VIII Issuer, and the CLO VIII Indenture, the A-L Loan Agreement each include customary covenants and events of default.
CLO VIII Refinancing
On April 24, 2025 (the “CLO VIII Refinancing Date”), the Company completed a $500.7 million term debt securitization refinancing (the “CLO VIII Refinancing”). The secured notes and preferred shares issued in the CLO VIII Refinancing were issued by the CLO VIII Issuer, as issuer (the “CLO VIII Refinancing Issuer”).
The CLO VIII Refinancing was executed by (A) the issuance of the following classes of notes pursuant to an indenture and security agreement dated as of October 21, 2022 (the “Original CLO VIII Closing Date”), by and between the CLO VIII Refinancing Issuer and State Street Bank and Trust Company, as amended and supplemented by the first supplemental indenture dated as of the CLO VIII Refinancing Date (the “CLO VIII Refinancing Indenture”), by and between the CLO VIII Refinancing Issuer and State Street Bank and Trust Company: (i) $275.0 million of AAA(sf) Class A-1R Notes, which bear interest at the Benchmark plus 1.49%, (ii) $30.0 million of AAA(sf) Class A-2R Notes, which bear interest at the Benchmark plus 1.80%, (iii) $35.0 million of AA(sf) Class B-R Notes, which bear interest at the Benchmark plus 1.90% and (iv) $35.0 million of A(sf) Class C-R Notes, which bear interest at the Benchmark plus 2.40% (together, the “CLO VIII Refinancing Secured Notes”). The CLO VIII Refinancing Secured Notes are secured by middle market loans, participation interests in middle market loans and other assets of the CLO VIII Refinancing Issuer. The CLO VIII Refinancing Secured Notes are scheduled to mature on the Payment Date in April 2037. The CLO VIII Refinancing Secured Notes were privately placed by Natixis Securities Americas LLC, as Placement Agent. The proceeds from the CLO VIII Refinancing were used to redeem in full the classes of notes issued on the Original CLO VIII Closing Date, to repay the loans incurred on the Original CLO VIII Closing Date, to pay expenses incurred in connection with the CLO VIII Refinancing and to purchase additional assets from the Company.
Concurrently with the issuance of the CLO VIII Refinancing Secured Notes, the CLO VIII Refinancing Issuer issued $24.0 million of additional subordinated securities in the form of 24,000 of its preferred shares (the “CLO VIII Refinancing Additional Preferred Shares”). The CLO VIII Refinancing Additional Preferred Shares were issued by the CLO VIII Refinancing Issuer as part of its issued share capital and are not secured by the collateral securing the CLO VIII Refinancing Secured Notes. The Company purchased all of the CLO VIII Refinancing Additional Preferred Shares issued on the CLO VIII Refinancing Date. On the Original CLO VIII Closing Date, the CLO VIII Refinancing Issuer issued $101.7 million of subordinated interests in the form of 101,675 of its preferred shares which the Company purchased and continues to hold. The total amount of outstanding preferred shares as of the Refinancing Date is 125,675.
On the Original CLO VIII Closing Date, the CLO VIII Refinancing Issuer entered into a loan sale agreement with the Company, which provided for the sale and contribution of approximately $143.0 million par amount of middle market loans from the Company to the CLO VIII Refinancing Issuer on the Original CLO VIII Closing Date and for future sales from the Company to the CLO VIII Refinancing Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO VIII Secured Notes. As part of the CLO VIII Refinancing, the CLO VIII Refinancing Issuer and the Company entered into an amended and restated loan sale agreement dated as of the CLO VIII Refinancing Date (the “BOCIC CLO VIII Loan Sale Agreement”), which provides for the sale and contribution of approximately $192.3 million par amount of middle market loans from the Company to the CLO VIII Refinancing Issuer on the CLO VIII Refinancing Date and for future sales from the Company to the CLO VIII Refinancing Issuer on an ongoing basis. Such loans constituted part of the portfolio of assets securing the CLO VIII Refinancing Secured Notes. The

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Company made customary representations, warranties, and covenants to the CLO VIII Refinancing Issuer under the applicable loan sale agreement.
Through April 24, 2029, a portion of the proceeds received by the CLO VIII Refinancing Issuer from the loans securing the CLO VIII Refinancing Secured Notes may be used by the CLO VIII Refinancing Issuer to purchase additional middle market loans under the direction of the Adviser, in its capacity as collateral manager for the CLO VIII Refinancing Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.
The CLO VIII Refinancing Secured Notes are the secured obligation of the CLO VIII Refinancing Issuer, and the CLO VIII Refinancing Indenture includes customary covenants and events of default.
CLO XI
On May 24, 2023 (the “CLO XI Closing Date”), the Company completed a $395.8 million term debt securitization transaction (the “CLO XI Transaction”). The secured notes and preferred shares issued in the CLO XI Transaction and the secured loan borrowed in the CLO XI Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XI, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XI Issuer”).
The CLO XI Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO XI Closing Date (the “CLO XI Indenture”), by and among the CLO XI Issuer and State Street Bank and Trust Company: (i) $152.5 million of AAA(sf) Class A-1T Notes, which bear interest at three-month term SOFR plus 2.50%, (ii) $25.5 million of AAA(sf) Class A-1F Notes, which bear interest at 6.10% and (iii) $32.0 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 3.60% (together, the “CLO XI Secured Notes”) and (B) the borrowing by the Issuer of $50.0 million under floating rate Class A-1L loans (the “CLO XI Class A-1L Loans” and together with the CLO XI Secured Notes, the “CLO XI Debt”). The CLO XI Class A-1L Loans bear interest at three-month term SOFR plus 2.50%. The CLO XI Class A-1L Loans were borrowed under a loan agreement (the “CLO XI A-1L Loan Agreement”), dated as of the CLO XI Closing Date, by and among the CLO XI Issuer, as borrower, various financial institutions, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XI Debt is secured by middle-market loans, participation interests in middle-market loans and other assets of the Issuer. The CLO XI Debt is scheduled to mature on the Payment Date (as defined in the CLO XI Indenture) in May, 2035. The CLO XI Secured Notes were privately placed by SMBC Nikko Securities America, Inc. as Initial Purchaser.
Concurrently with the issuance of the CLO XI Secured Notes and the borrowing under the CLO XI Class A-1L Loans, the CLO XI Issuer issued approximately $135.8 million of subordinated securities in the form of 135,820 preferred shares at an issue price of one thousand U.S. dollars per share (the “CLO XI Preferred Shares”).
As part of the CLO XI Transaction, the Company entered into a loan sale agreement with the CLO XI Issuer dated as of the CLO XI Closing Date, which provided for the contribution of approximately $96.4 million funded par amount of middle-market loans from the Company to the CLO XI Issuer on the CLO XI Closing Date and for future sales from the Company to the CLO XI Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XI Debt. The remainder of the initial portfolio assets securing the CLO XI Debt consisted of approximately $260.6 million funded par amount of middle-market loans purchased by the CLO XI Issuer from Core Income Funding IV LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the CLO XI Closing Date between the CLO XI Issuer and Core Income Funding IV LLC (the “Core Income Funding IV Loan Sale Agreement”). No gain or loss was recognized as a result of these sales and contributions. The Company and Core Income Funding IV LLC each made customary representations, warranties, and covenants to the CLO XI Issuer under the applicable loan sale agreement.
Through May 15, 2027, a portion of the proceeds received by the CLO XI Issuer from the loans securing the CLO XI Debt may be used by the CLO XI Issuer to purchase additional middle-market loans under the direction of Blue Owl Credit Advisors LLC (“OCA”), the Company’s investment advisor, in its capacity as collateral manager for the CLO XI Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The CLO XI Debt is the secured obligation of the CLO XI Issuer, and the CLO XI Indenture and CLO XI A-1L Loan Agreement each include customary covenants and events of default.
CLO XII
On July 18, 2023 (the “CLO XII Closing Date”), the Company completed a $396.5 million term debt securitization transaction (the “CLO XII Transaction”). The secured notes and preferred shares issued in the CLO XII Transaction and the secured loan borrowed in the CLO XII Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XII, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XII Issuer”).
The CLO XII Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO XII Closing Date (the “CLO XII Indenture”), by and among the CLO XII Issuer

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

and State Street Bank and Trust Company: (i) $90.0 million of AAA(sf) Class A-1A Notes, which bore interest at three-month term SOFR plus 2.55%, (ii) $22.0 million of AAA(sf) Class A-1B Notes, which bore interest at 6.37%, (iii) $8.0 million of AAA(sf) Class A-2 Notes, which bore interest at three-month term SOFR plus 3.10% and (iv) $24.0 million of AA(sf) Class B Notes, which bore interest at three-month term SOFR plus 3.55% (together, the “CLO XII Secured Notes”) and (B) the borrowing by the CLO XII Issuer of $116.0 million under floating rate Class A-1L loans (the “CLO XII Class A-1L Loans” and together with the CLO XII Secured Notes, the “CLO XII Debt”). The CLO XII Class A-1L Loans bore interest at three-month term SOFR plus 2.55%. The CLO XII Class A-1L Loans were borrowed under a credit agreement (the “CLO XII Class A-1L Credit Agreement”), dated as of the CLO XII Closing Date, by and among the CLO XII Issuer, as borrower, various financial institutions, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XII Debt was secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO XII Issuer. The CLO XII Secured Notes were privately placed by BofA Securities, Inc. as Initial Purchaser.
On August 8, 2025, the CLO XII Issuer redeemed and paid in full the CLO XII Debt, plus accrued and unpaid interest thereon though, August 8, 2025.
Concurrently with the issuance of the CLO XII Secured Notes and the borrowing under the CLO XII Class A-1L Loans, the CLO XII Issuer issued approximately $136.5 million of subordinated securities in the form of 136,500 preferred shares at an issue price of one thousand U.S. dollars per share (the “CLO XII Preferred Shares”).
As part of the CLO XII Transaction, the Company entered into a loan sale agreement with the CLO XII Issuer dated as of the CLO XII Closing Date (the “CLO XII OCIC Loan Sale Agreement”), which provided for the contribution of approximately $78.0 million funded par amount of middle-market loans from the Company to the CLO XII Issuer on the CLO XII Closing Date and for future sales from the Company to the CLO XII Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XII Debt. The remainder of the initial portfolio assets securing the CLO XII Debt consisted of approximately $295.7 million funded par amount of middle-market loans purchased by the CLO XII Issuer from Core Income Funding III LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the CLO XII Closing Date between the CLO XII Issuer and Core Income Funding III LLC (the “CLO XII Core Income Funding III Loan Sale Agreement”). No gain or loss was recognized as a result of these sales and contributions. The Company and Core Income Funding III LLC each made customary representations, warranties, and covenants to the CLO XII Issuer under the applicable loan sale agreement.
Through July 20, 2026, a portion of the proceeds received by the CLO XII Issuer from the loans securing the CLO XII Debt could be used by the CLO XII Issuer to purchase additional middle-market loans under the direction of the Adviser in its capacity as collateral manager for the CLO XII Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The CLO XII Debt was the secured obligation of the CLO XII Issuer, and the CLO XII Indenture and CLO XII Class A-1L Credit Agreement each include customary covenants and events of default.
CLO XV
On January 30, 2024 (the “CLO XV Closing Date”), the Company completed a $478.0 million term debt securitization transaction (the “CLO XV Transaction”). The secured notes and preferred shares issued in the CLO XV Transaction and the secured loan borrowed in the CLO XV Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XV, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XV Issuer”).
The CLO XV Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO XV Closing Date (the “CLO XV Indenture”), by and among the CLO XV Issuer and State Street Bank and Trust Company: (i) $273.6 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 2.30%, (ii) $38.4 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 3.20% (together, the “CLO XV Secured Notes”). The CLO XV Secured Notes are secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO XV Issuer. The CLO XV Secured Notes are scheduled to mature on the Payment Date (as defined in the CLO XV Indenture) in January, 2036. The CLO XV Secured Notes were privately placed by Natixis Securities Americas LLC as placement agent.
Concurrently with the issuance of the CLO XV Secured Notes, the CLO XV Issuer issued approximately $166.0 million of subordinated securities in the form of 165,980 preferred shares at an issue price of one thousand U.S. dollars per share (the “CLO XV Preferred Shares”).
As part of the CLO XV Transaction, the Company entered into a loan sale agreement with the CLO XV Issuer dated as of the CLO XV Closing Date (the “CLO XV OCIC Loan Sale Agreement”), which provided for the contribution of approximately $115.4 million funded par amount of middle-market loans from the Company to the CLO XV Issuer on the CLO XV Closing Date and for future sales from the Company to the CLO XV Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XV Secured Notes. The remainder of the initial portfolio assets securing the CLO XV Secured Notes

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

consisted of approximately $329.7 million funded par amount of middle-market loans purchased by the CLO XV Issuer from Core Income Funding I LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the CLO XV Closing Date between the CLO XV Issuer and Core Income Funding I LLC (the “CLO XV Core Income Funding I Loan Sale Agreement”). No gain or loss was recognized as a result of these sales and contributions. The Company and Core Income Funding I LLC each made customary representations, warranties, and covenants to the CLO XV Issuer under the applicable loan sale agreement.
Through January 20, 2028, a portion of the proceeds received by the CLO XV Issuer from the loans securing the CLO XV Secured Notes may be used by the CLO XV Issuer to purchase additional middle-market loans under the direction of the Adviser in its capacity as collateral manager for the CLO XV Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The CLO XV Secured Notes are the secured obligation of the CLO XV Issuer, and the CLO XV Indenture each include customary covenants and events of default.
CLO XVI
On March 7, 2024 (the “CLO XVI Closing Date”), the Company completed a $597.0 million term debt securitization transaction (the “CLO XVI Transaction”). The secured notes and preferred shares issued in the CLO XVI Transaction and the secured loan borrowed in the CLO XVI Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XVI, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XVI Issuer”).
The CLO XVI Transaction was executed by the issuance of the following classes of notes and preferred shares pursuant to an indenture dated as of the CLO XVI Closing Date (the “CLO XVI Indenture”), by and among the CLO XVI Issuer and State Street Bank and Trust Company: (i) $342.0 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 2.00%, (ii) $48.0 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 2.50% and (iii) $30.0 million of A(sf) Class C Notes, which bear interest at three-month term SOFR plus 3.30% (together, the “CLO XVI Secured Notes”). The CLO XVI Secured Notes are secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO XVI Issuer. The CLO XVI Secured Notes are scheduled to mature on the Payment Date (as defined in the CLO XVI Indenture) in April, 2036. The CLO XVI Secured Notes were privately placed by Deutsche Bank Securities Inc. as Initial Purchaser.
Concurrently with the issuance of the CLO XVI Secured Notes, the CLO XVI Issuer issued approximately $177.0 million of subordinated securities in the form of 177,000 preferred shares at an issue price of one thousand U.S. dollars per share (the “CLO XVI Preferred Shares”).
As part of the CLO XVI Transaction, the Company entered into a loan sale agreement with the CLO XVI Issuer dated as of the CLO XVI Closing Date (the “OCIC CLO XVI Loan Sale Agreement”), which provided for the contribution of approximately $206.6 million funded par amount of middle-market loans from the Company to the CLO XVI Issuer on the CLO XVI Closing Date and for future sales from the Company to the CLO XVI Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XVI Secured Notes. The remainder of the initial portfolio assets securing the CLO XVI Secured Notes consisted of approximately $356.5 million funded par amount of middle-market loans purchased by the CLO XVI Issuer from Core Income Funding II LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the CLO XVI Closing Date between the CLO XVI Issuer and Core Income Funding II LLC (the “CLO XVI Core Income Funding II Loan Sale Agreement”). The Company and Core Income Funding II LLC each made customary representations, warranties, and covenants to the CLO XVI Issuer under the applicable loan sale agreement. No gain or loss was recognized as a result of these sales and contributions.
Through April 20, 2028, a portion of the proceeds received by the CLO XVI Issuer from the loans securing the CLO XVI Secured Notes may be used by the CLO XVI Issuer to purchase additional middle-market loans under the direction of the Adviser, in its capacity as collateral manager for the CLO XVI Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The CLO XVI Secured Notes are the secured obligation of the CLO XVI Issuer, and the CLO XVI Indenture includes customary covenants and events of default.
CLO XVII
On July 18, 2024 (the “CLO XVII Closing Date”), the Company completed a $500.6 million term debt securitization transaction (the “CLO XVII Transaction”). The secured notes and preferred shares issued in the CLO XVII Transaction and the secured loan borrowed in the CLO XVII Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XVII, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XVII Issuer”).
The CLO XVII Transaction was executed by the issuance of the following classes of notes and preferred shares pursuant to an indenture dated as of the CLO XVII Closing Date (the “CLO XVII Indenture”), by and among the CLO XVII Issuer and State Street Bank and Trust Company: (i) $275.0 million of AAA(sf) Class A-1 Notes, which bear interest at three-month term SOFR plus 1.68%, (ii) $25.0 million of AAA(sf) Class A-2 Notes, which bear interest at three-month term SOFR plus 1.85% and (iii) $25.0 million of

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 1.95% (together, the “CLO XVII Secured Notes”). The CLO XVII Secured Notes are secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO XVII Issuer. The CLO XVII Secured Notes are scheduled to mature on the Payment Date (as defined in the CLO XVII Indenture) in July 2036. The CLO XVII Secured Notes were privately placed by Natixis Securities Americas LLC, as Placement Agent.
Concurrently with the issuance of the CLO XVII Secured Notes, the CLO XVII Issuer issued approximately $175.6 million of subordinated securities in the form of 177,590 preferred shares at an issue price of one thousand U.S. dollars per share (the “CLO XVII Preferred Shares”).
As part of the CLO XVII Transaction, the Company entered into a loan sale agreement with the CLO XVII Issuer dated as of the CLO XVII Closing Date (the “CLO XVII OCIC Loan Sale Agreement”), which provided for the contribution of approximately $463.2 million funded par amount of middle-market loans from the Company to the CLO XVII Issuer on the CLO XVII Closing Date and for future sales from the Company to the CLO XVII Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XVII Secured Notes. The remainder of the initial portfolio assets securing the CLO XVII Secured Notes consisted of approximately $12.0 million funded par amount of middle-market loans purchased by the CLO XVII Issuer from Core Income Funding I LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the CLO XVII Closing Date between the CLO XVII Issuer and Core Income Funding I LLC (the “CLO XVII Core Income Funding I Loan Sale Agreement”). The Company and Core Income Funding I LLC each made customary representations, warranties, and covenants to the CLO XVII Issuer under the applicable loan sale agreement. No gain or loss was recognized as a result of these sales and contributions.
Through the Payment Date in July 2028, a portion of the proceeds received by the CLO XVII Issuer from the loans securing the CLO XVII Secured Notes may be used by the CLO XVII Issuer to purchase additional middle-market loans under the direction of the Adviser, in its capacity as collateral manager for the CLO XVII Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The CLO XVII Secured Notes are the secured obligation of the CLO XVII Issuer, and the CLO XVII Indenture includes customary covenants and events of default.
CLO XVIII
On July 12, 2024 (the “CLO XVIII Closing Date”), the Company completed a $399.8 million term debt securitization transaction (the “CLO XVIII Transaction”). The secured notes and preferred shares issued in the CLO XVIII Transaction and the secured loan borrowed in the CLO XVIII Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XVIII, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XVIII Issuer”).
The CLO XVIII Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture dated as of the CLO XVIII Closing Date (the “CLO XVIII Indenture”), by and among the CLO XVIII Issuer and State Street Bank and Trust Company: (i) $178.0 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 1.70%, (ii) $32.0 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 1.95% (together, the “CLO XVIII Secured Notes”) and (B) the borrowing by the CLO XVIII Issuer of $50.0 million under floating rate Class A-1L Loans (the “CLO XVIII Class A-1L Loans” and together with the CLO XVIII Secured Notes, the “CLO XVIII Debt”). The CLO XVIII Class A-1L Loans bear interest at three-month term SOFR plus 1.70%. The CLO XVIII Class A-1L Loans were borrowed under a loan agreement (the “CLO XVIII A-1L Loan Agreement”), dated as of the CLO XVIII Closing Date, by and among the CLO XVIII Issuer, as borrower, various financial institutions, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XVIII Debt is secured by middle-market loans, participation interests in middle-market loans and other assets of the CLO XVIII Issuer. The CLO XVIII Debt is scheduled to mature on the Payment Date (as defined in the CLO XVIII Indenture) in July 2036. The CLO XVIII Secured Notes were privately placed by Deutsche Bank Securities Inc. as Initial Purchaser.
Concurrently with the issuance of the CLO XVIII Secured Notes, the CLO XVIII Issuer issued approximately $139.8 million of subordinated securities in the form of 139,800 preferred shares at an issue price of one thousand U.S. dollars per share (the “CLO XVIII Preferred Shares”).
As part of the CLO XVIII Transaction, the Company entered into a loan sale agreement with the CLO XVIII Issuer dated as of the CLO XVIII Closing Date (the “CLO XVIII OCIC Loan Sale Agreement”), which provided for the contribution of approximately $246.2 million funded par amount of middle-market loans from the Company to the CLO XVIII Issuer on the CLO XVIII Closing Date and for future sales from the Company to the CLO XVIII Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XVIII Secured Notes. The remainder of the initial portfolio assets securing the CLO XVIII Secured Notes consisted of approximately $146.4 million funded par amount of middle-market loans purchased by the CLO XVIII Issuer from Core Income Funding IV LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the CLO XVIII Closing Date between the CLO XVIII Issuer and Core Income Funding IV LLC (the “CLO XVIII Core

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Income Funding IV Loan Sale Agreement”). The Company and Core Income Funding IV LLC each made customary representations, warranties, and covenants to the CLO XVIII Issuer under the applicable loan sale agreement. No gain or loss was recognized as a result of these sales and contributions.
Through the Payment Date in July 2029, a portion of the proceeds received by the CLO XVIII Issuer from the loans securing the CLO XVIII Debt may be used by the CLO XVIII Issuer to purchase additional middle-market loans under the direction of the Adviser, in its capacity as collateral manager for the CLO XVIII Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The CLO XVIII Debt is the secured obligation of the CLO XVIII Issuer, and the CLO XVIII Indenture and CLO XVIII A-1L Loan Agreement each include customary covenants and events of default.
CLO XIX
On October 29, 2024 (the “CLO XIX Closing Date”), the Company completed a $401.3 million term debt securitization transaction (the “CLO XIX Transaction”). The secured notes and preferred shares issued in the CLO XIX Transaction and the secured loan borrowed in the CLO XIX Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XIX, LLC, a limited liability company organized under the laws of the State of Delaware (the “CLO XIX Issuer”).
The CLO XIX Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the Closing Date (the “CLO XIX Indenture”), by and among the CLO XIX Issuer and State Street Bank and Trust Company: (i) $153 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 1.65% and (ii) $32 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 1.90% (together, the “Secured Notes”) and (B) the borrowing by the CLO XIX Issuer of (i) $50 million under floating rate Class A-1L-1 loans (the “CLO XIX Class A-1L-1 Loans”) and (ii) $25 million under floating rate Class A-1L-2 loans (the “CLO XIX Class A-1L-2 Loans” and together with the CLO XIX Class A-1L-1 Loans and the Secured Notes, the “CLO XIX Debt”). The CLO XIX Class A-1L-1 Loans bear interest at three-month term SOFR plus 1.65%. The CLO XIX Class A-1L-2 Loans bear interest at three-month term SOFR plus 1.65%. The CLO XIX Class A-1L-1 Loans were borrowed under a loan agreement (the “CLO XIX A-1L-1 Loan Agreement”), dated as of the CLO XIX Closing Date, by and among the CLO XIX Issuer, as borrower, the lenders party thereto, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XIX Class A-1L-2 Loans were borrowed under a loan agreement (the “CLO XIX A-1L-2 Loan Agreement”), dated as of the CLO XIX Closing Date, by and among the CLO XIX Issuer, as borrower, the lenders party thereto, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XIX Debt is secured by middle market loans, participation interests in middle market loans and other assets of the CLO XIX Issuer. The CLO XIX Debt is scheduled to mature on the Payment Date (as defined in the Indenture) in October 2037. The CLO XIX Secured Notes were privately placed by BofA Securities, Inc., as Initial Purchaser.
Concurrently with the issuance of the CLO XIX Secured Notes, the CLO XIX Issuer issued approximately $141.3 million of subordinated securities in the form of 141,300 preferred shares at an issue price of one thousand U.S. dollars per share (the “CLO XIX Preferred Shares”).
As part of the CLO XIX Transaction, the Company entered into a loan sale agreement with the CLO XIX Issuer dated as of the CLO XIX Closing Date (the “CLO XIX OCIC Loan Sale Agreement”), which provided for the contribution and sale of approximately $301.2 million funded par amount of middle market loans from the Company to the CLO XIX Issuer on the CLO XIX Closing Date and for future sales from the CLO XIX Company to the CLO XIX Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XIX Debt. The remainder of the initial portfolio assets securing the CLO XIX Debt consisted of approximately $56.2 million funded par amount of middle market loans purchased by the CLO XIX Issuer from Core Income Funding III LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the Closing Date between the CLO XIX Issuer and Core Income Funding III LLC (the “CLO XIX Core Income Funding III Loan Sale Agreement”). The Company and Core Income Funding III LLC each made customary representations, warranties, and covenants to the CLO XIX Issuer under the applicable loan sale agreement. No gain or loss was recognized as a result of these sales or contributions.
Through October 2029, a portion of the proceeds received by the CLO XIX Issuer from the loans securing the Debt may be used by the CLO XIX Issuer to purchase additional middle market loans under the direction of the Adviser, in its capacity as collateral manager for the CLO XIX Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.
The CLO XIX Debt is the secured obligation of the CLO XIX Issuer, and the CLO XIX Indenture, the CLO XIX A-1L-1 Loan Agreement and the CLO XIX A-1L-2 Loan Agreement each include customary covenants and events of default.
CLO XXII
On September 24, 2025 (the “CLO XXII Closing Date”), the Company completed a $1.00 billion term debt securitization transaction (the “CLO XXII Transaction”). The secured notes and preferred shares issued in the CLO XXII Transaction and the

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

secured loan borrowed in the CLO XXII Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XXII, LLC, a limited liability organized under the laws of the State of Delaware (the “CLO XXII Issuer”).
The CLO XXII Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO XXII Closing Date (the “CLO XXII Indenture”), by and among the CLO XXII Issuer and State Street Bank and Trust Company: (i) $415 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 1.47%, (ii) $90 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 1.80% and (iii) $57.5 million of A(sf) Class C Notes, which bear interest at three-month term SOFR plus 2.20% (together, the “CLO XXII Secured Notes”) and (B) the borrowing by the CLO XXII Issuer of (i) $150 million under floating rate Class A-1L loans (the “CLO XXII Class A-1L Loans”), (ii) $15 million under floating rate Class A-2L loans (the “CLO XXII Class A-2L Loans”) and (iii) $10 million under floating rate Class B-L Loans (the “CLO XXII Class B-L Loans” and together with the CLO XXII Class A-1L Loans, the CLO XXII Class A-2L Loans and the CLO XXII Secured Notes, the “CLO XXII Debt”). The CLO XXII Class A-1L Loans bear interest at three-month term SOFR plus 1.47%. The CLO XXII Class A-2L Loans bear interest at three-month term SOFR plus 1.47%. The CLO XXII Class B-L Loans bear interest at three-month term SOFR plus 1.80%. The CLO XXII Class A-1L Loans were borrowed under a loan agreement (the “CLO XXII A-1L Loan Agreement”), dated as of the CLO XXII Closing Date, by and among the CLO XXII Issuer, as borrower, the lenders party thereto, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XXII Class A-2L Loans and the Class B-L Loans were borrowed under a loan agreement (the “CLO XXII A-2L Loan and B-L Loan Agreement”), dated as of the CLO XXII Closing Date, by and among the CLO XXII Issuer, as borrower, the lenders party thereto, and State Street Bank and Trust Company, as collateral trustee and loan agent. The CLO XXII Debt is secured by middle market loans, participation interests in middle market loans and other assets of the Issuer. The CLO XXII Debt is scheduled to mature on the Payment Date (as defined in the CLO XXII Indenture) in October 2037. The CLO XXII Secured Notes were privately placed by SMBC Nikko Securities America, Inc., as Placement Agent and NatWest Markets Securities Inc., as Co-Placement Agent.
Concurrently with the issuance of the CLO XXII Secured Notes, the CLO XXII Issuer issued approximately $262.7 million of subordinated securities in the form of 262,700 preferred shares at an issue price of one thousand U.S. dollars per share (the “CLO XXII Preferred Shares”).
As part of the CLO XXII Transaction, the Company entered into a loan sale agreement with the CLO XXII Issuer dated as of the CLO XXII Closing Date (the “CLO XXII OCIC Loan Sale Agreement”), which provided for the contribution and sale of approximately $496.7 million funded par amount of middle market loans from the Company to the CLO XXII Issuer on the CLO XXII Closing Date and for future sales from the Company to the CLO XXII Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the CLO XXII Debt. The remainder of the initial portfolio assets securing the CLO XXII Debt consisted of approximately $457.6 million funded par amount of middle market loans purchased by the Issuer from Core Income Funding IV LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the CLO XXII Closing Date between the CLO XXII Issuer and Core Income Funding IV LLC (the “CLO XXII Core Income Funding IV Loan Sale Agreement”). The Company and Core Income Funding IV LLC each made customary representations, warranties, and covenants to the Issuer under the applicable loan sale agreement. No gain or loss was recognized as a result of these sales or contributions.
Through the Payment Date in October 2029, a portion of the proceeds received by the CLO XXII Issuer from the loans securing the CLO XXII Debt may be used by the CLO XXII Issuer to purchase additional middle market loans under the direction of the Adviser, in its capacity as collateral manager for the CLO XXII Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.
The CLO XXII Debt is the secured obligation of the CLO XXII Issuer, and the CLO XXII Indenture, the CLO XXII A-1L Loan Agreement and the CLO XXII A-2L Loan Agreement and CLO XXII B-L Loan Agreement each include customary covenants and events of default.
CLO XXIV
On March 5, 2026 (the “CLO XXIV Closing Date”), the Company completed a $800.0 million term debt securitization transaction (the “CLO XXIV Transaction”). The secured notes and preferred shares issued in the CLO XXIV Transaction and the secured loan borrowed in the CLO XXIV Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XXIV, LLC, a limited liability organized under the laws of the State of Delaware (the “CLO XXIV Issuer”).

The CLO XXIV Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the CLO XXIV Closing Date (the “CLO XXIV Indenture”), by and among the CLO XXIV Issuer and The Bank of New York Mellon Trust Company, National Association: (i) $383 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 1.39%, (ii) $108 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 1.70% and (iii) $56 million of A(sf) Class C Notes, which bear interest at three-month term SOFR plus 1.90% (together, the “CLO XXIV Secured Notes”) and (B) the borrowing by the Issuer of (i) $53 million under floating rate Class A-L loans (the “CLO XXIV Class A-L Loans” and together with the Secured Notes, the “CLO XXIV Debt”). The Class A-L Loans bear interest

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

at three-month term SOFR plus 1.39%. The Class A-L Loans were borrowed under a credit agreement (the “CLO XXIV A-L Credit Agreement”), dated as of the CLO XXIV Closing Date, by and among the CLO XXIV Issuer, as borrower, the lenders party thereto, and The Bank of New York Mellon Trust Company, National Association, as collateral trustee and loan agent. The CLO XXIV Debt is secured by middle market loans, participation interests in middle market loans and other assets of the CLO XXIV Issuer. The CLO XXIV Debt is scheduled to mature on the Payment Date (as defined in the CLO XXIV Indenture) in January 2038. The CLO XXIV Secured Notes were privately placed by J.P. Morgan Securities LLC, as Placement Agent.

Concurrently with the issuance of the CLO XXIV Secured Notes, the CLO XXIV Issuer issued approximately $200.95 million of subordinated securities in the form of 200,950 preferred shares at an issue price of one thousand U.S. dollars per share (the “CLO XXIV Preferred Shares”).

As part of the CLO XXIV Transaction, the Company entered into a loan sale agreement with the CLO XXIV Issuer dated as of the CLO XXIV Closing Date (the “CLO XXIV BOCIC Loan Sale Agreement”), which provided for the contribution and sale of approximately $766.018 million funded par amount of middle market loans from the Company to the CLO XXIV Issuer on the CLO XXIV Closing Date and for future sales from the Company to the CLO XXIV Issuer on an ongoing basis. Such loans constituted the initial portfolio of assets securing the CLO XXIV Debt. The Company made customary representations, warranties, and covenants to the Issuer under the loan sale agreement. No gain or loss was recognized as a result of these sales or contributions.
Through January 2030, a portion of the proceeds received by the CLO XXIV Issuer from the loans securing the CLO XXIV Debt may be used by the CLO XXIV Issuer to purchase additional middle market loans under the direction of the Adviser, in its capacity as collateral manager for the CLO XXIV Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.

The CLO XXIV Debt is the secured obligation of the CLO XXIV Issuer, and the CLO XXIV Indenture and the CLO XXIV A-L Credit Agreement each include customary covenants and events of default.
Unsecured Notes
On November 30, 2022, the Company entered into an agreement of removal, appointment and acceptance (the “Tripartite Agreement”), with Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association (the “Retiring Trustee”) and Truist Bank (the “Successor Trustee”), with respect to the Indenture, dated September 23, 2021 between the Company and the Retiring Trustee (the “Base Indenture”), the first supplemental indenture, dated September 23, 2021 (the “First Supplemental Indenture”) between the Company and the Retiring Trustee, the second supplemental indenture, dated February 8, 2022 (the “Second Supplemental Indenture”) between the Company and the Retiring Trustee, the third supplemental indenture, dated March 29, 2022 (the “Third Supplemental Indenture”) between the Company and the Retiring Trustee, and the Fourth Supplemental Indenture, dated September 16, 2022 (the “Fourth Supplemental Indenture” and together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”) between the Company and the Retiring Trustee.
The Tripartite Agreement provided that, effective as of the date thereof, (1) the Retiring Trustee assigns, transfers, delivers and confirms to the Successor Trustee all of its rights, title and interest under the Indenture and all of the rights, power, trusts and duties as trustee, security registrar, paying agent, authenticating agent and depositary custodian under the Indenture; and (2) the Successor Trustee accepts its appointment successor trustee, security registrar, paying agent, authenticating agent and depositary custodian under the Indenture, and accepts the rights, indemnities, protections, powers, trust and duties of or afforded to Retiring Trustee as trustee, security registrar, paying agent, authenticating agent and depositary custodian under the Indenture. The Successor Trustee’s appointment in its capacities as paying agent and security registrar became effective on December 14, 2022.
March 2025 Notes
On March 29, 2022, the Company issued $500.0 million aggregate principal amount of 5.500% notes due 2025 (the notes initially issued on March 29, 2022, together with the registered notes issued in the exchange offer described below, the “March 2025 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale by the Initial Purchasers to persons they reasonably believe to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. When initially issued, the March 2025 Notes were not registered under the Securities Act and could not be offered or sold in the United States absent registration or an applicable exemption from registration. On March 21, 2025, the maturity date for the March 2025 Notes, the Company repaid in full all $500.0 million in aggregate principal amount of the March 2025 Notes, plus the accrued and unpaid interest thereon through, but excluding, March 21, 2025.
The March 2025 Notes were issued pursuant to the Base Indenture and the Third Supplemental Indenture (together, the “March 2025 Indenture”). The March 2025 Notes bore interest at a rate of 5.500% per year payable semi-annually on March 21 and September 21 of each year, commencing on September 21, 2022. Concurrent with the issuance of the March 2025 Notes, in connection with the offering, the Company entered into a Registration Rights Agreement, dated as of March 29, 2022 (the “March 2025 Registration

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Rights Agreement”), for the benefit of the purchasers of the March 2025 Notes. Pursuant to the terms of the March 2025 Registration Rights Agreement, the Company filed a registration statement with the SEC and, on July 25, 2022, commenced an offer to exchange the notes initially issued on March 29, 2022 for newly issued registered notes with substantially similar terms, which expired on August 23, 2022 and was completed promptly thereafter.
The March 2025 Notes were the Company’s direct, general unsecured obligations and ranked senior in right of payment to all of the Company’s future indebtedness or other obligations that were expressly subordinated, or junior, in right of payment to the March 2025 Notes. The March 2025 Notes ranked pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that was not so subordinated, or junior to the March 2025 Notes. The March 2025 Notes ranked effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The March 2025 Notes ranked structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
September 2026 Notes
On September 23, 2021, the Company issued $350.0 million aggregate principal amount of 3.125% notes due 2026 (the notes initially issued on September 23, 2021, together with the registered notes issued in the exchange offer described below, the “September 2026 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. When initially issued, the September 2026 Notes were not registered under the Securities Act and could not be offered or sold in the United States absent registration or an applicable exemption from registration.
The September 2026 Notes were issued pursuant to the Base Indenture and the First Supplemental Indenture (together, the “September 2026 Indenture”). The September 2026 Notes will mature on September 23, 2026 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption prices set forth in the September 2026 Indenture. The September 2026 Notes initially bear interest at a rate of 3.125% per year payable semi-annually on March 23 and September 23 of each year, commencing on March 23, 2022. Concurrent with the issuance of the September 2026 Notes, the Company entered into a Registration Rights Agreement (the “September 2026 Registration Rights Agreement”) for the benefit of the purchasers of the September 2026 Notes. Pursuant to the terms of the September 2026 Registration Rights Agreement, the Company filed a registration statement with the SEC and, on July 25, 2022, commenced an offer to exchange the notes initially issued on September 23, 2021 for newly issued registered notes with substantially similar terms, which expired on August 23, 2022 and was completed promptly thereafter.
The September 2026 Notes are the direct, general unsecured obligations and will rank senior in right of payment to all of the future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the September 2026 Notes. The September 2026 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior. The September 2026 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The September 2026 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The September 2026 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with the asset coverage requirements of the 1940 Act, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the September 2026 Notes and the Successor Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the September 2026 Indenture.
In addition, if a change of control repurchase event, as defined in the September 2026 Indenture, occurs prior to maturity, holders of the September 2026 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the September 2026 Notes at a repurchase price equal to 100% of the aggregate principal amount of the September 2026 Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
February 2027 Notes
On February 8, 2022, the Company issued $500.0 million aggregate principal amount of 4.70% notes due 2027 (the notes initially issued on February 8, 2022, together with the registered notes issued in the exchange offer described below, the “February 2027 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. When initially issued, the February 2027 Notes were not registered under the Securities Act and could not be offered or sold in the United States absent registration or an applicable exemption from registration.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

The February 2027 Notes were issued pursuant to the Base Indenture and the Second Supplemental Indenture (together, the “February 2027 Indenture”). The February 2027 Notes will mature on February 8, 2027 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the February 2027 Indenture. The February 2027 Notes initially bear interest at a rate of 4.70% per year payable semi-annually on February 8 and August 8 of each year, commencing on August 8, 2022. Concurrent with the issuance of the February 2027 Notes the Company entered into a Registration Rights Agreement (the “February 2027 Registration Rights Agreement”) for the benefit of the purchasers of the February 2027 Notes. Pursuant to the terms of the February 2027 Registration Rights Agreement the Company filed a registration statement with the SEC and, on July 25, 2022, commenced an offer to exchange the notes initially issued on February 8, 2022 for newly issued registered notes with substantially similar terms, which expired on August 23, 2022 and was completed promptly thereafter.
The February 2027 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of its future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the February 2027 Notes. The February 2027 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior to the February 2027 Notes. The February 2027 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The February 2027 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The February 2027 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with asset coverage requirements of the 1940 Act, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the February 2027 Notes and the Successor Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the Indenture. In addition, if a change of control repurchase event, as defined in the February 2027 Indenture, occurs prior to maturity, holders of the February 2027 Notes have the right, at their option, to require us to repurchase for cash some or all of the February 2027 Notes at a repurchase price equal to 100% of the aggregate principal amount of the February 2027 Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
September 2027 Notes
On September 16, 2022, the Company issued $600.0 million aggregate principal amount of 7.750% notes due 2027 (the notes initially issued on September 16, 2022, together with the registered notes issued in the exchange offer described below, the “September 2027 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. When initially issued, the September 2027 Notes were not registered under the Securities Act and could not be offered or sold in the United States absent registration or an applicable exemption from registration.
The September 2027 Notes were issued pursuant to the Base Indenture and the Fourth Supplemental Indenture (together, the “September 2027 Indenture”). The September 2027 Notes will mature on September 16, 2027 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the September 2027 Indenture. The September 2027 Notes bear interest at a rate of 7.750% per year payable semi-annually on March 16 and September 16 of each year, commencing on March 16, 2023. Concurrent with the issuance of the September 2027 Notes, the Company entered into a Registration Rights Agreement (the “September 2027 Registration Rights Agreement”) for the benefit of the purchasers of the September 2027 Notes. Pursuant to the terms of the September 2027 Registration Rights Agreement, the Company filed a registration statement with the SEC and, on July 21, 2023, commenced an offer to exchange the notes initially issued on September 16, 2022 for newly issued registered notes with substantially similar terms, which expired on August 23, 2023 and was completed promptly thereafter.
The September 2027 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the September 2027 Notes. The September 2027 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior to the September 2027 Notes. The September 2027 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The September 2027 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The September 2027 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the 1940 Act whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the September 2027 Notes and the Successor Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the September 2027 Indenture.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

In addition, if a change of control repurchase event, as defined in the Indenture, occurs prior to maturity, holders of the September 2027 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the September 2027 Notes at a repurchase price equal to 100% of the aggregate principal amount of the September 2027 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the issuance of the September 2027 Notes, on October 18, 2022, the Company entered into centrally cleared interest rate swaps. The notional amount of the centrally cleared interest rate swap was $600.0 million. The Company received fixed rate interest at 7.750% and paid variable rate interest based on SOFR plus 3.840%. The centrally cleared interest rate swaps had a termination date of September 16, 2027. On September 16, 2025, the Company terminated the centrally cleared interest rate swaps and received proceeds equal to the fair value of the centrally cleared interest rate swaps as of the termination date totaling $6.3 million. Contemporaneously, the Company entered into a bilateral interest rate swap with the same notional, fixed rate and termination date as the swaps terminated, and a variable rate interest based on SOFR plus 4.325%. The adjustment to the net carrying value of the September 2027 Notes offsetting the fair value of the centrally cleared swaps was capitalized to the September 2027 Notes as of the swap termination date and will amortize to the September 2027 Notes maturity date as a component of interest expense on the Consolidated Statements of Operations. The interest expense related to the September 2027 Notes is equally offset by the proceeds received from the fixed rate leg of the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of March 31, 2026, the interest rate swap had a fair value of $(3.8) million ($(0.1) million net of the present value of the cash flows of the September 2027 Notes). As of December 31, 2025, the interest rate swap had a fair value of $(0.8) million ($(0.1) million net of the present value of the cash flows of the September 2027 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swaps, is offset by the change in net carrying value of the September 2027 Notes, with the remaining difference included as a component of interest expense on the Consolidated Statements of Operations. For the three months ended March 31, 2026, the Company made periodic payments of $1.7 million.
AUD 2027 Notes
On October 23, 2024, the Company issued A$450.0 million 6.500% Fixed Rate Notes due October 23, 2027 (the “AUD 2027 Notes”) under its A$2,500,000,000 Australian debt issuance program (the “Australian Debt Issuance Program”). The Australian Debt Issuance Program provides for the Company to issue debt securities from time to time. Debt securities issued pursuant to the Australian Debt Issuance Program (i) are issued pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), (ii) are not registered under the Securities Act, (iii) may not be offered or sold in the United States or to a U.S. person without registration under, or an applicable exemption from the registration requirements of the Securities Act, and (iv) are to be issued in amount not exceeding an aggregate of A$2.5 billion.
The terms of the AUD 2027 Notes are set out in a Pricing Supplement, dated October 21, 2024 (the “AUD 2027 Notes Pricing Supplement”) and the Note Deed Poll, dated October 6, 2024 (the “AUD 2027 Notes Note Deed Poll”) and the AUD 2027 Notes were issued pursuant to the Dealer Common Terms Deed Poll, dated October 6, 2024 (the “AUD 2027 Notes Dealer Common Terms Deed Poll”) and a Subscription Agreement (the “ AUD 2027 Notes Subscription Agreement”), dated October 21, 2024, by and among the Company and Deutsche Bank AG, Sydney Branch and Mizuho Securities Asia Limited, named as the joint lead managers and dealers therein (the “AUD 2027 Notes Dealers”).
The net proceeds from the sale of the AUD 2027 Notes offering were approximately A$446.643 million, after deducting the fees paid to the AUD 2027 Notes Dealers.
The AUD 2027 Notes will mature on October 23, 2027, and may be redeemed in whole at the Company’s option as set forth in the AUD 2027 Notes Pricing Supplement. The AUD 2027 Notes bear interest at 6.500% per year payable semi-annually on April 23 and October 23 of each year, commencing on April 23, 2025. The AUD 2027 Notes will be the Company’s direct, general unsecured obligations and will rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the AUD 2027 Notes. The AUD 2027 Notes will rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior to the AUD 2027 Notes. The AUD 2027 Notes will rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The AUD 2027 Notes will rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
In addition, if a change of control repurchase event, as defined in the AUD 2027 Notes Pricing Supplement, occurs prior to maturity, holders of the AUD 2027 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the AUD 2027 Notes at a repurchase price equal to 100% of the aggregate principal amount of the AUD 2027 Notes being repurchased, plus accrued and unpaid interest to, but not including, the redemption date.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

In connection with the issuance of the AUD 2027 Notes, the Company entered into both a bilateral cross-currency swap and interest rate swap, for notional amounts of A$379.0 million and A$71.0 million, respectively. The Company will receive fixed rate interest of 6.500% and will pay variable rate interest based on, one-month SOFR plus 2.67% and three-month BBSY plus 2.72%, for the bilateral cross-currency swap and interest rate swap, respectively. The swaps mature on October 23, 2027. For the three months ended March 31, 2026, the Company did not make periodic payments for the cross-currency swap or interest rate swap. For the three months ended March 31, 2025, the Company did not make periodic payments for the cross-currency swap and interest rate swap. The interest expense related to the AUD 2027 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of March 31, 2026, the swaps had an aggregate fair value of $3.9 million ($(0.3) million net of the present value of the cash flows of the AUD 2027 Notes). As of December 31, 2025, the interest rate swap had a fair value of $(2.1) million ($(0.7) million net of the present value of the cash flows of the AUD 2027 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in net carrying value of the AUD 2027 Notes, with the remaining difference included as a component of interest expense on the Company’s Consolidated Statements of Operations. The change in foreign exchange rate of the cross-currency swap is offset by the change in foreign exchange rate of the AUD 2027 Notes, with the remaining difference included as a component of translation of assets and liabilities in foreign currencies on the Company’s Consolidated Statements of Operations.
May 2028 Notes
On May 23, 2025, the Company issued $500.0 million aggregate principal amount of its 5.900% notes due 2028 (the “May 2028 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act and non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The May 2028 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The May 2028 Notes were issued pursuant to the Base Indenture and a Tenth Supplemental Indenture, dated as of May 23, 2025 (the “Tenth Supplemental Indenture” and together with the Base Indenture, the “May 2028 Indenture”), between the Company and the Trustee. The May 2028 Notes will mature on May 23, 2028 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the May 2028 Indenture. The May 2028 Notes bear interest at a rate of 5.900% per year payable semi-annually on May 23 and November 23 of each year, commencing on November 23, 2025. Concurrent with the issuance of the May 2028 Notes, the Company entered into a Registration Rights Agreement (the “May 2028 Registration Rights Agreement”) for the benefit of the purchasers of the May 2028 Notes. Pursuant to the May 2028 Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC with respect to an offer to exchange the May 2028 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the May 2028 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the May 2028 Notes. If the Company fails to satisfy its registration obligations under the May 2028 Registration Rights Agreement, it will be required to pay additional interest to the holders of the May 2028 Notes.
The May 2028 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the May 2028 Notes. The May 2028 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior, to the May 2028 Notes. The May 2028 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The May 2028 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The May 2028 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the May 2028 Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the May 2028 Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the May 2028 Indenture.
In addition, if a change of control repurchase event, as defined in the May 2028 Indenture, occurs prior to maturity, holders of the May 2028 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the May 2028 Notes at a repurchase price equal to 100% of the aggregate principal amount of the May 2028 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

In connection with the issuance of the May 2028 Notes, on May 23, 2025 the Company entered into a bilateral interest rate swap. The notional amount of the interest rate swaps is $500.0 million. The Company will receive fixed rate interest at 5.900% and pay variable rate interest based on SOFR plus 2.1761%. The interest rate swaps mature on May 23, 2028. For the three months ended March 31, 2026, the Company did not make periodic payments. The interest expense related to the May 2028 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of March 31, 2026, the interest rate swap had a fair value of $0.5 million, ($(0.3) net of the present value of the cash flows of the May 2028 Notes). As of December 31, 2025, the interest rate swap had a fair value of $3.9 million ($0.3 million net of the present value of the cash flows of the May 2028 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in net carrying value of the May 2028 Notes, with the remaining difference included as a component of interest expense on the Company’s Consolidated Statements of Operations.
June 2028 Notes
On June 13, 2023, the Company issued $500.0 million aggregate principal amount of its 7.950% notes due 2028 and on July 14, 2023, the Company issued an additional $150.0 million aggregate principal amount of its 7.950% notes due 2028 (together, the “June 2028 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The June 2028 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The June 2028 Notes were issued pursuant to the Base Indenture and the Fifth Supplemental Indenture (together with the Base Indenture, the “June 2028 Indenture”), between the Company and the Trustee. The June 2028 Notes will mature on June 13, 2028 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the June 2028 Indenture. The June 2028 Notes bear interest at a rate of 7.950% per year payable semi-annually on June 13 and December 13 of each year, commencing on December 13, 2023. Concurrent with the issuance of the June 2028 Notes, the Company entered into a Registration Rights Agreement (the “June 2028 Registration Rights Agreement”) for the benefit of the purchasers of the June 2028 Notes. Pursuant to the June 2028 Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC with respect to an offer to exchange the June 2028 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the June 2028 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the June 2028 Notes. If the Company fails to satisfy its registration obligations under the June 2028 Registration Rights Agreement, it will be required to pay additional interest to the holders of the June 2028 Notes.
The June 2028 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the June 2028 Notes. The June 2028 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior to the June 2028 Notes. The June 2028 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The June 2028 Notes will rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The June 2028 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the 1940 Act whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the June 2028 Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the June 2028 Indenture.
In addition, if a change of control repurchase event, as defined in the Indenture, occurs prior to maturity, holders of the June 2028 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the June 2028 Notes at a repurchase price equal to 100% of the aggregate principal amount of the June 2028 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the issuance of the June 2028 Notes, on February 16, 2024, the Company entered into centrally cleared interest rate swaps. The notional amount of the interest rate swaps is $650.0 million. The Company will receive fixed rate interest at 7.950% and pay variable rate interest based on SOFR plus 3.790%. The centrally cleared interest rate swaps had a termination date of May 13, 2028. On December 15, 2025, the Company terminated the centrally cleared interest rate swaps and received proceeds equal to the fair value of the centrally cleared interest rate swaps as of the termination date totaling $11.4 million. Contemporaneously, the Company entered into a bilateral interest rate swap with the same notional, fixed rate and termination date as the terminated swaps, and a

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

variable rate interest based on SOFR plus 4.486%. The basis adjustment to the net carrying value of the June 2028 Notes offsetting the fair value of the centrally cleared interest rate swaps was capitalized to the June 2028 Notes as of the swap termination date and will amortize to the June 2028 Notes maturity date as a component of interest expense on the Consolidated Statements of Operations. The interest expense related to the June 2028 Notes is equally offset by the proceeds received from the fixed rate leg of the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of March 31, 2026, the interest rate swap had a fair value of $(4.0) million ($(0.1) million net of the present value of the cash flows of the June 2028 Notes). As of December 31, 2025, the interest rate swap had a fair value of 0.1 million ($0.0 million net of the present value of the cash flows of the June 2028 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swaps including the interest rate swap through their termination date, is offset by the change in net carrying value of the June 2028 Notes, with the remaining difference included as a component of interest expense on the Company’s Consolidated Statements of Operations. For the three months ended March 31, 2026, the Company did not make any periodic payments.
January 2029 Notes
On December 4, 2023, the Company issued $550.0 million aggregate principal amount of its 7.750% notes due 2029 (the “January 2029 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The January 2029 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The January 2029 Notes were issued pursuant to the Base Indenture and a Sixth Supplemental Indenture, dated as of December 4, 2023 (the “Sixth Supplemental Indenture” and together with the Base Indenture, the “January 2029 Indenture”), between the Company and the Trustee. The January 2029 Notes will mature on January 15, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the January 2029 Indenture. The January 2029 Notes bear interest at a rate of 7.750% per year payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2024. Concurrent with the issuance of the January 2029 Notes, the Company entered into a Registration Rights Agreement (the “January 2029 Registration Rights Agreement”) for the benefit of the purchasers of the January 2029 Notes. Pursuant to the January 2029 Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC with respect to an offer to exchange the January 2029 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the January 2029 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the January 2029 Notes. If the Company fails to satisfy its registration obligations under the January 2029 Registration Rights Agreement, it will be required to pay additional interest to the holders of the January 2029 Notes.
The January 2029 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the January 2029 Notes. The January 2029 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior, to the January 2029 Notes. The January 2029 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The January 2029 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The January 2029 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the January 2029 Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the January 2029 Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the January 2029 Indenture.
In addition, if a change of control repurchase event, as defined in the January 2029 Indenture, occurs prior to maturity, holders of the January 2029 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the January 2029 Notes at a repurchase price equal to 100% of the aggregate principal amount of the January 2029 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the issuance of the January 2029 Notes, on November 28, 2023 the Company entered into centrally cleared interest rate swaps. The notional amount of the interest rate swaps is $550.0 million. The Company will receive fixed rate interest at 7.750% and pay variable rate interest based on SOFR plus 3.647%. For the three months ended March 31, 2026 and 2025, the Company made periodic payments of $0.6 million and $2.9 million, respectively. The centrally cleared interest rate swaps had a

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

termination date of January 15, 2029. On January 15, 2026, the Company terminated the centrally cleared interest rate swap and received proceeds equal to the fair value of the centrally cleared interest rate swap as of the termination date, adjusted for accrued swap interest then owed, totaling $10.1 million. Contemporaneously, the Company entered into a bilateral interest rate swap with the same notional, fixed rate and termination date as the swaps terminated, and a variable rate interest based on SOFR plus 4.2310%. The adjustment to the net carrying value of the 2029 Notes offsetting the fair value of the centrally cleared swaps was capitalized to the 2029 Notes as of the swap termination date and will amortize to the maturity date as a component of interest expense on the Consolidated Statements of Operations.
The interest expense related to the January 2029 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of March 31, 2026, the interest rate swap had a fair value of $(2.6) million ($1.3 million net of the present value of the cash flows of the January 2029 Notes). As of December 31, 2025, the interest rate swap had a fair value of $10.0 million ($(0.2) million net of the present value of the cash flows of the January 2029 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in net carrying value of the January 2029 Notes, with the remaining difference included as a component of interest expense on the Company’s Consolidated Statements of Operations.
September 2029 Notes
On May 14, 2024, the Company issued $500.0 million aggregate principal amount of its 6.600% notes due 2029 and on January 22, 2025, the Company issued an additional $400.0 million aggregate principal amount of our 6.600% notes due 2029 (together, the “September 2029 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act and non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The September 2029 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The September 2029 Notes were issued pursuant to the Base Indenture and an Eighth Supplemental Indenture, dated as of May 14, 2024 (the “Eighth Supplemental Indenture” and together with the Base Indenture, the “September 2029 Indenture”), between the Company and the Trustee. The September 2029 Notes will mature on September 15, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the September 2029 Indenture. The September 2029 Notes bear interest at a rate of 6.600% per year payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 2024. Concurrent with the issuance of the September 2029 Notes, the Company entered into a Registration Rights Agreement (the “September 2029 Registration Rights Agreement”) for the benefit of the purchasers of the September 2029 Notes. Pursuant to the September 2029 Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC with respect to an offer to exchange the September 2029 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the September 2029 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the September 2029 Notes. If the Company fails to satisfy its registration obligations under the September 2029 Registration Rights Agreement, it will be required to pay additional interest to the holders of the September 2029 Notes.
The September 2029 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the September 2029 Notes. The September 2029 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior, to the September 2029 Notes. The September 2029 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The September 2029 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The September 2029 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the September 2029 Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the September 2029 Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the September 2029 Indenture.
In addition, if a change of control repurchase event, as defined in the September 2029 Indenture, occurs prior to maturity, holders of the September 2029 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

September 2029 Notes at a repurchase price equal to 100% of the aggregate principal amount of the September 2029 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the May 14, 2024 issuance of the September 2029 Notes, on May 14, 2024, the Company entered into a bilateral interest rate swap. The notional amount of the interest rate swap is $500.0 million. The Company will receive fixed rate interest at 6.600% and pay variable rate interest based on SOFR plus 2.337%. In connection with the January 22, 2025 issuance of the September 2029 Notes, on January 22, 2025, the Company entered into a bilateral interest rate swap. The notional amount of the interest rate swap is $400.0 million. The Company will receive fixed rate interest at 6.600% and pay variable rate interest based on SOFR plus 2.457%.The interest rate swaps mature on August 15, 2029. For the three months ended March 31, 2026 and 2025, the Company received periodic payments of $1.0 million and $1.3 million, respectively. The interest expense related to the September 2029 Notes is equally offset by the proceeds received from the interest rate swaps. The swap’s adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of March 31, 2026, the interest rate swaps had a fair value of $16.4 million ($0.1 million net of the present value of the cash flows of the September 2029 Notes). As of December 31, 2025, the interest rate swaps had a fair value of $23.9 million ($0.3 million net of the present value of the cash flows of the September 2029 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swaps is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swaps is offset by the change in net carrying value of the September 2029 Notes, with the remaining difference included as a component of interest expense on the Company’s Consolidated Statements of Operations.
March 2030 Notes
On September 13, 2024, the Company issued $1.00 billion aggregate principal amount of its 5.800% notes due 2030 (the “March 2030 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant Rule 144A under the Securities Act and non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The March 2030 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The March 2030 Notes were issued pursuant to the Base Indenture and a Ninth Supplemental Indenture, dated as of September 13, 2024 (the “Ninth Supplemental Indenture” and together with the Base Indenture, the “March 2030 Indenture”), between the Company and the Trustee. The March 2030 Notes will mature on March 15, 2030 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the March 2030 Indenture. The March 2030 Notes bear interest at a rate of 5.800% per year payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2025. Concurrent with the issuance of the March 2030 Notes, the Company entered into a Registration Rights Agreement (the “March 2030 Registration Rights Agreement”) for the benefit of the purchasers of the March 2030 Notes. Pursuant to the March 2030 Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC with respect to an offer to exchange the March 2030 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the March 2030 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the March 2030 Notes. If the Company fails to satisfy its registration obligations under the March 2030 Registration Rights Agreement, it will be required to pay additional interest to the holders of the March 2030 Notes.
The March 2030 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the March 2030 Notes. The March 2030 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior, to the March 2030 Notes. The March 2030 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The March 2030 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The March 2030 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the March 2030 Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the March 2030 Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the March 2030 Indenture.
In addition, if a change of control repurchase event, as defined in the March 2030 Indenture, occurs prior to maturity, holders of the March 2030 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the March 2030

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Notes at a repurchase price equal to 100% of the aggregate principal amount of the March 2030 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the issuance of the March 2030 Notes, on September 10, 2024 the Company entered into a bilateral interest rate swap. The notional amount of the interest rate swaps is $1.00 billion. The Company will receive fixed rate interest at 5.800% and pay variable rate interest based on SOFR plus 2.619%. The interest rate swaps mature on February 15, 2030. For the three months ended March 31, 2026 and 2025, the Company made periodic payments of $4.1 million and $8.1 million, respectively. The interest expense related to the March 2030 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of March 31, 2026, the interest rate swap had a fair value of $(17.6) million ($(0.1) million net of the present value of the cash flows of the March 2030 Notes). As of December 31, 2025, the interest rate swap had a fair value of $(11.8) million ($0.0 million net of the present value of the cash flows of the March 2030 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in net carrying value of the March 2030 Notes, with the remaining difference included as a component of interest expense on the Company’s Consolidated Statements of Operations.
March 2031 Notes
On February 1, 2024, the Company issued $750.0 million aggregate principal amount of its 6.650% notes due 2031 (the “March 2031 Notes”) in a private placement in reliance on Section 4(a)(2) of the Securities Act, and for initial resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The March 2031 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The March 2031 Notes were issued pursuant to the Base Indenture and a Seventh Supplemental Indenture, dated as of February 1, 2024 (the “Seventh Supplemental Indenture” and together with the Base Indenture, the “March 2031 Indenture”), between the Company and the Trustee. The March 2031 Notes will mature on March 15, 2031 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the March 2031 Indenture. The March 2031 Notes bear interest at a rate of 6.650% per year payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 2024. Concurrent with the issuance of the March 2031 Notes, the Company entered into a Registration Rights Agreement (the “March 2031 Registration Rights Agreement”) for the benefit of the purchasers of the March 2031 Notes. Pursuant to the March 2031 Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC with respect to an offer to exchange the March 2031 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the March 2031 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the March 2031 Notes. If the Company fails to satisfy its registration obligations under the March 2031 Registration Rights Agreement, it will be required to pay additional interest to the holders of the March 2031 Notes.
The March 2031 Notes are the Company’s direct, general unsecured obligations and rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the March 2031 Notes. The March 2031 Notes rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior, to the March 2031 Notes. The March 2031 Notes rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The March 2031 Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The March 2031 Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the 1940 Act, as modified by Section 61(a) of the 1940 Act, for the period of time during which the March 2031 Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the March 2031 Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in the March 2031 Indenture.
In addition, if a change of control repurchase event, as defined in the March 2031 Indenture, occurs prior to maturity, holders of the March 2031 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the March 2031 Notes at a repurchase price equal to 100% of the aggregate principal amount of the March 2031 Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
In connection with the issuance of the March 2031 Notes, on January 29, 2024, the Company entered into centrally cleared interest rate swaps. The notional amount of the centrally cleared interest rate swaps was $750.0 million. The Company received fixed

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

rate interest at 6.650% and paid variable rate interest based on SOFR plus 2.902%. The centrally cleared interest rate swaps had a termination date of January 15, 2031. On July 15, 2025, the Company terminated the centrally cleared interest rate swaps and entered into a bilateral interest rate swap with the same notional, fixed rate and termination date as the swaps terminated, and a variable rate interest based on SOFR plus 2.895%. The adjustment to the net carrying value of the March 2031 Notes, offsetting the fair value of the centrally cleared interest rate swaps was capitalized to the March 2031 Notes as of the swap termination date and will amortize to the March 2031 Notes maturity date as a component of interest expense on the Consolidated Statements of Operations. The interest expense related to the March 2031 Notes is equally offset by the proceeds received from the fixed rate leg of the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of March 31, 2026, the interest rate swap had a fair value of $2.3 million ($(0.5) million net of the present value of the cash flows of the March 2031 Notes). As of December 31, 2025, the interest rate swap had a fair value of $7.7 million ($(0.5) million net of the present value of the cash flows of the March 2031 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swaps, including the interest rate swaps through their termination date, is offset by the change in net carrying value of the March 2031 Notes, with the remaining difference included as a component of interest expense on the Company’s Consolidated Statements of Operations. For the three months ended March 31, 2026, the Company made periodic payments of $0.9 million.
Global Medium Term Notes Program
On April 4, 2025, the Company established a €5.00 billion (or its equivalent in any other currency) global medium term note program (the “GMTN Program”). Under the GMTN Program, the Company may issue unsecured notes (“GMTN Notes”) to one or more managers from time to time with such terms, including currency, interest rate and maturity, as agreed by the Company and such manager(s).
GMTN Notes issued under the GMTN Program are subject to and with the benefit of the Agency Agreement, dated April 4, 2025, by and among the Company, Deutsche Bank AG, London Branch as issuing and principal paying agent, a transfer agent and as exchange agent and Deutsche Bank Trust Company Americas as registrar, a paying agent and a transfer agent (the “GMTN Agency Agreement”). Holders of GMTN Notes issued under the GMTN Program shall have the benefit of a deed of covenant, dated April 4, 2025 and made by the Company (the “GMTN Deed of Covenant”) and, where applicable, a deed poll, dated April 4, 2025 and made by the Company (the “GMTN Deed Poll”).
GMTN Notes issued under the GMTN Program will be in registered form and (i) may be issued to non-“U.S. Persons” (as defined in Regulation S under the Securities Act outside the United States in compliance with Regulation S under the Securities Act, or to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, (ii) are not and will not be registered under the Securities Act, (iii) may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons without registration under, or pursuant to an applicable exemption from, the registration requirements of the Securities Act, and (iv) are to be issued in amount not exceeding an aggregate of €5.00 billion (or its equivalent in other currencies) outstanding at any time.
EUR 2031 Notes
On September 11, 2025, the Company issued €500.0 million 4.250% Notes due 2031 (the “EUR 2031 Notes”) under the GMTN Program.
The terms of the EUR 2031 Notes are set out in a Pricing Supplement, dated September 9, 2025 (the “EUR 2031 Notes Pricing Supplement”) and the EUR 2031 Notes were issued pursuant to a Subscription Agreement (the “EUR 2031 Notes Subscription Agreement”), dated September 9, 2025, by and among the Company, the Adviser and Deutsche Bank AG, London Branch, Goldman Sachs International, HSBC Bank plc, ING Bank N.V., J.P. Morgan Securities plc and Natixis, as active bookrunners, and Banco Santander, S.A., Crédit Agricole Corporate and Investment Bank, NatWest Markets Plc, SMBC Bank International plc and Société Genéralé, as passive bookrunners, and BNP PARIBAS, as co-manager (together the “EUR 2031 Notes Managers”).
The EUR 2031 Notes were issued subject to and with the benefit of the GMTN Agency Agreement. Holders of the EUR 2031 Notes have the benefit of the GMTN Deed of Covenant and, where applicable, the GMTN Deed Poll.
The EUR 2031 Notes will mature on January 31, 2031, and may be redeemed at the Company’s option as set forth in the EUR 2031 Notes Pricing Supplement. The EUR 2031 Notes bear interest at 4.250% per year, which shall be payable annually in arrears on January 31 in each year, commencing on January 31, 2026, up to and including the maturity date. The EUR 2031 Notes will be the Company’s direct, unconditional and unsecured obligations and will rank pari passu, or equal, in right of payment among themselves and equally with all other unsecured obligations of the Company from time to time outstanding.
The EUR 2031 Notes have been admitted to the Official List of the International Stock Exchange.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

In connection with the issuance of the EUR 2031 Notes, on September 11, 2025, the Company entered into a bilateral interest rate swap. The notional amount of the interest rate swaps is €500.0 million. The Company will receive fixed rate interest at 4.250% and pay variable rate interest based on EURIBOR plus 1.93%. The interest rate swaps mature on January 31, 2031. For the three months ended March 31, 2026, the Company made periodic payments of €0.2 million. The interest expense related to the EUR 2031 Notes is equally offset by the proceeds received from the interest rate swaps. The swap adjusted interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Operations. As of March 31, 2026, the interest rate swap had a fair value of $(13.7) million ($0.0 million net of the present value of the cash flows of the EUR 2031 Notes). As of December 31, 2025, the interest rate swap had a fair value of $(6.3) million ($0.0 million net of the present value of the cash flows of the EUR 2031 Notes). Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a component of accrued expenses and other liabilities or prepaid expenses and other assets on the Company’s Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by the change in net carrying value of the EUR 2031 Notes, with the remaining difference included as a component of interest expense on the Company’s Consolidated Statements of Operations.
Maturity of Debt Obligations
The table below presents a summary of the Company’s contractual payment obligations under credit facilities and notes as of March 31, 2026:

	Total	Less than 1 year	1-3 Years	3-5 Years	After 5 years
Revolving Credit Facility	$568,310	$—	$—	$568,310	$—
SPV Asset Facility I	238,600	—	—	—	238,600
SPV Asset Facility II	932,000	—	—	932,000	—
SPV Asset Facility III	1,233,500	—	—	1,233,500	—
SPV Asset Facility IV	240,000	—	—	—	240,000
SPV Asset Facility V	606,250	—	—	606,250	—
SPV Asset Facility VI	746,000	—	—	—	746,000
SPV Asset Facility VII	463,319	—	—	463,319	—
SPV Asset Facility VIII	587,500	—	—	—	587,500
SPV Asset Facility IX	230,000	—	—	230,000	—
SPV Asset Facility X	250,000	—	—	—	250,000
SPV Asset Facility XI	218,000	—	218,000	—	—
CLO VIII	375,000	—	—	—	375,000
CLO XI	260,000	—	—	—	260,000
CLO XV	312,000	—	—	—	312,000
CLO XVI	420,000	—	—	—	420,000
CLO XVII	325,000	—	—	—	325,000
CLO XVIII	260,000	—	—	—	260,000
CLO XIX	260,000	—	—	—	260,000
CLO XXII	737,500	—	—	—	737,500
CLO XXIV	600,000	—	—	—	600,000
September 2026 Notes	350,000	350,000	—	—	—
February 2027 Notes	500,000	500,000	—	—	—
September 2027 Notes	600,000	—	600,000	—	—
AUD 2027 Notes	301,816	—	301,816	—	—
May 2028 Notes	500,000	—	500,000	—	—
June 2028 Notes	650,000	—	650,000	—	—
January 2029 Notes	550,000	—	550,000	—	—
September 2029 Notes	900,000	—	—	900,000	—
March 2030 Notes	1,000,000	—	—	1,000,000	—
EUR 2031 Notes	576,212	—	—	576,212	—
March 2031 Notes	750,000	—	—	750,000	—
Total Contractual Obligations	$16,541,007	$850,000	$2,819,816	$7,259,591	$5,611,600

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Note 6. Fair Value of Financial Instruments
Investments
The following tables present the fair value hierarchy of cash, investments, and derivatives as of the following periods:

	Fair Value Hierarchy as of March 31, 2026
	Level 1	Level 2	Level 3	Total
Cash (including restricted and foreign cash)	$739,910	$—	$—	$739,910
Investments:
First-lien senior secured debt investments	—	3,248,710	27,737,177	30,985,887
Second-lien senior secured debt investments	—	321,954	1,020,719	1,342,673
Unsecured debt investments	—	—	439,084	439,084
Specialty finance debt investments	—	—	136,796	136,796
Preferred equity investments	—	—	506,595	506,595
Specialty finance equity investments	—	—	441,545	441,545
Common equity investments	—	3,417	305,124	308,541
Subtotal	$—	$3,574,081	$30,587,040	$34,161,121
Investments measured at NAV(1)	—	—	—	1,339,329
Total investments at fair value	$—	$3,574,081	$30,587,040	$35,500,450
Derivatives:
Derivative assets	$—	$733	$—	$733
Derivative liabilities	$—	$17,125	$—	$17,125

(1)Includes but not limited to equity investments in OCIC SLF, Credit SLF, BOCSO, LSI Financing LLC, and Blue Owl Leasing, which are measured at fair value using the net asset value per share (or its equivalent) practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Assets and Liabilities.

	Fair Value Hierarchy as of December 31, 2025
	Level 1	Level 2	Level 3	Total
Cash (including restricted and foreign cash)	$736,554	$—	$—	$736,554
Investments:
First-lien senior secured debt investments	$—	$4,068,098	$27,529,166	$31,597,264
Second-lien senior secured debt investments	—	394,837	1,105,661	1,500,498
Unsecured debt investments	—	—	479,850	479,850
Specialty finance debt investments	—	—	134,800	134,800
Preferred equity investments	—	—	496,312	496,312
Common equity investments	—	5,734	291,027	296,761
Specialty finance equity investments	—	—	442,727	442,727
Subtotal	$—	$4,468,669	$30,479,543	$34,948,212
Investments measured at NAV(1)	—	—	—	970,736
Total investments at fair value	$—	$4,468,669	$30,479,543	$35,918,948
Derivatives:
Derivative assets	$—	$26,582	$—	$26,582
Derivative liabilities	$—	$2,060	$—	$2,060

(1)Includes equity investments in OCIC SLF, Credit SLF, BOCSO, LSI Financing LLC and Blue Owl Leasing, which are measured at fair value using the net asset value per share (or its equivalent) practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Assets and Liabilities.
The following tables present changes in the fair value of investments for which Level 3 inputs were used to determine the fair value as of and for the following periods:

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

	As of and for the Three Months Ended March 31, 2026
	Debt Investments				Equity Investments
	First-lien senior secured	Second-lien senior secured	Unsecured	Specialty finance	Preferred	Common	Specialty finance	Total
Fair value, beginning of period	$27,529,166	$1,105,661	$479,850	$134,800	$496,312	$291,027	$442,727	$30,479,543
Purchases of investments, net	1,713,080	—	—	—	9,879	32,890	2,339	1,758,188
Payment-in-kind	20,487	3,864	8,213	2,241	8,703	33	—	43,541
Proceeds from investments, net	(1,224,478)	—	(42,371)	(245)	(2,232)	(1,142)	—	(1,270,468)
Net change in unrealized gain (loss)	(223,599)	(21,475)	(10,502)	—	1,736	(15,210)	(3,521)	(272,571)
Net realized gains (losses)	(7,714)	—	3,692	—	(8,067)	(2,824)	—	(14,913)
Net amortization/accretion of discount/premium on investments	21,065	275	202	—	264	—	—	21,806
Transfers into (out of) Level 3(1)	(90,830)	(67,606)	—	—	—	350	—	(158,086)
Fair Value, End of Period	$27,737,177	$1,020,719	$439,084	$136,796	$506,595	$305,124	$441,545	$30,587,040

(1)Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the three months ended March 31, 2026, transfers into (out of) Level 3 were as a result of changes in the observability of significant inputs for certain portfolio companies.

	As of and for the Three Months Ended March 31, 2025
	Debt Investments				Equity Investments
	First-lien senior secured	Second-lien senior secured	Unsecured	Specialty finance	Preferred	Common	Specialty finance	Total
Fair value, beginning of period	$19,332,178	$451,426	$366,496	$90,736	$359,901	$206,420	$291,656	$21,098,813
Purchases of investments, net	2,885,586	19,901	—	13,526	85,419	10,841	21,210	3,036,483
Payment-in-kind	13,840	2,268	10,725	305	8,079	31	—	35,248
Proceeds from investments, net	(487,004)	(7,600)	(369)	—	(27,777)	(13)	(1,327)	(524,090)
Net change in unrealized gain (loss)	44,804	2,159	12,045	(305)	1,062	(156)	10,223	69,832
Net realized gains (losses)	(42,129)	(11,345)	(5,866)	—	275	—	—	(59,065)
Net amortization of discount on investments	18,707	198	557	—	628	—	—	20,090
Transfers between investment types	(5,543)	—	—	—	3,817	1,726	—	—
Transfers into (out of) Level 3(1)	(131,882)	59,547	—	—	—	(4,056)	—	(76,391)
Fair Value, End of Period	$21,628,557	$516,554	$383,588	$104,262	$431,404	$214,793	$321,762	$23,600,920

(1)Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the three months ended March 31, 2025, transfers into (out of) Level 3 were as a result of changes in the observability of significant inputs for certain portfolio companies.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

The below tables present information with respect to the net change in unrealized gains (losses) on investments for which Level 3 inputs were used in determining the fair value that are still held by the Company for the following periods:

	Net Change in Unrealized Gain (Loss) for the Three Months Ended March 31, 2026 on Investments Held at March 31, 2026	Net Change in Unrealized Gain (Loss) for the Three Months Ended March 31, 2025 on Investments Held at March 31, 2025
First-lien senior secured debt investments	$(222,699)	$1,547
Second-lien senior secured debt investments	(21,475)	(6,333)
Unsecured debt investments	(10,502)	12,045
Specialty finance debt investments	—	(305)
Preferred equity investments	(8,837)	1,062
Common equity investments	(15,270)	(157)
Specialty finance equity investments	(3,521)	10,222
Total Investments	$(282,304)	$18,081
The following tables present quantitative information about the significant unobservable inputs of the Company’s Level 3 investments as of March 31, 2026 and December 31, 2025. The weighted average range of unobservable inputs is based on fair value of investments. The tables are not intended to be all-inclusive, but instead capture the significant unobservable inputs relevant to the Company’s determination of fair value.

	As of March 31, 2026
	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)	Impact to Valuation from an Increase in Input
First-lien senior secured debt investments	$26,852,470	Yield Analysis	Market Yield	7.0% - 37.3% (9.4%)	Decrease
	807,207	Recent Transaction	Transaction Price	89.8% - 99.8% (99.5%)	Increase
	77,500	Collateral Analysis	Recovery Rate	3.0% - 100.0% (57.6%)	Increase
Second-lien senior secured debt investments	$1,020,719	Yield Analysis	Market Yield	9.9% - 45.0% (13.5%)	Decrease
Unsecured debt investments	$366,443	Yield Analysis	Market Yield	5.5% - 18.7% (13.2%)	Decrease
	36	Market Approach	EBITDA Multiple	12.0x	Increase
Specialty finance debt investments	$136,796	Yield Analysis	Market Yield	12.2%	Decrease
Preferred equity investments	$455,310	Yield Analysis	Market Yield	12.8% - 43.6% (17.0%)	Decrease
	39,679	Recent Transaction	Transaction Price	111.1% - 289.9% (224.6%)	Increase
	11,606	Market Approach	Revenue Multiple	13.2x - 21.0x (20.1x)	Increase
Common equity investments	$29,757	Recent Transaction	Transaction Price	100.0%	Increase
	155,677	Market Approach	EBITDA Multiple	7.0x - 21.5x (14.2x)	Increase
	653	Option Pricing Model	Volatility	70.0%	Increase
	51,766	Market Approach	Revenue Multiple	3.9x - 21.0x (7.5x)	Increase
	1,703	Yield Analysis	Market Yield	8.4%	Decrease
	16,504	Market Approach	Market Adjustment Factor	(3.2)%	Increase
	49,058	Market Approach	Recovery Rate	0.0% - 99.0% (99.0%)	Increase
	6	Market Approach	Gross Profit Multiple	7.0x	Increase
Specialty finance equity investments	$355,988	Market Approach	AUM Multiple	1.0x - 1.3x (1.0x)	Increase
	79,421	Market Approach	N/A(1)	N/A	Increase
	4,167	Yield Analysis	Market Yield	11.8%	Decrease
	1,969	Discounted Cash Flow Analysis	Discount Rate	20.0%	Decrease

(1)Fair value based on a weighting of the appraised value of the portfolio company’s underlying assets and their cost.
(2)Excludes $72.6 million of unsecured level 3 investments valued based on indicative quotes.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

	As of December 31, 2025
	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)	Impact to Valuation from an Increase in Input
First-lien senior secured debt investments	$23,991,494	Yield Analysis	Market Yield	6.0% - 86.4% (9.2%)	Decrease
	3,434,307	Recent Transaction	Transaction Price	95.0% - 100.0% (99.4%)	Increase
	103,365	Collateral Analysis	Recovery Rate	0.0% - 107.2% (77.7%)	Increase
Second-lien senior secured debt investments	$1,105,661	Yield Analysis	Market Yield	8.4% - 62.4% (13.5%)	Decrease
Unsecured debt investments(2)	$404,796	Yield Analysis	Market Yield	5.5% - 17.6% (12.2%)	Decrease
	35	Market Approach	EBITDA Multiple	12.0x	Increase
Specialty finance debt investments	$134,800	Yield Analysis	Market Yield	11.6%	Decrease
Preferred equity investments	$472,395	Yield Analysis	Market Yield	11.6% - 35.3% (14.8%)	Decrease
	21,728	Market Approach	EBITDA Multiple	128.9x	Increase
	2,189	Market Approach	Revenue Multiple	11.3x - 14.8x (13.1x)	Increase
Common equity investments	$70,440	Recent Transaction	Transaction Price	100.0%	Increase
	154,563	Market Approach	EBITDA Multiple	8.8x - 25.5x (14.6x)	Increase
	49,366	Market Approach	Revenue Multiple	6.3x - 13.0x (10.3x)	Increase
	518	Option Pricing Model	Volatility	70.0%	Increase
	1,666	Yield Analysis	Market Yield	8.5%	Decrease
	14,465	Market Approach	Market Adjustment Factor	(0.0)%	Increase
	9	Market Approach	Gross Profit Multiple	9.0x	Increase
Specialty finance equity investments	$355,116	Market Approach	AUM Multiple	1.1x - 1.3x (1.1x)	Increase
	81,369	Market Approach	N/A(1)	N/A	Increase
	4,105	Yield Analysis	Market Yield	11.5%	Decrease
	2,137	Discounted Cash Flow Analysis	Discount Rate	20.0%	Decrease
______________
(1)    Fair value based on a weighting of the appraised value of the portfolio company’s underlying assets and their cost.
(2)    Excludes $75.0 million of unsecured level 3 investments valued based on indicative quotes.

The Adviser, as valuation designee, typically determines the fair value of the Company’s performing Level 3 debt investments utilizing a yield analysis. In a yield analysis, a price is ascribed for each investment based upon an assessment of current and expected market yields for similar investments and risk profiles. Additional consideration is given to the expected life, portfolio company performance since close, and other terms and risks associated with an investment. Among other factors, a determinant of risk is the amount of leverage used by the portfolio company relative to its total enterprise value, and the rights and remedies of the Company’s investment within the portfolio company’s capital structure.
When the debtor is not performing or when there is insufficient value to cover the investment, the Company may utilize a net recovery approach to determine the fair value of debt investments in subject companies. A net recovery analysis typically consists of two steps. First, the total enterprise value for the subject company is estimated using standard valuation approaches, most commonly the market approach. Second, the fair value for each investment in the subject company is then estimated by allocating the subject company’s total enterprise value to the outstanding securities in the capital structure based upon various factors, including seniority, preferences, and other features if deemed relevant to each security in the capital structure.
Significant unobservable quantitative inputs typically used in the fair value measurement of the Company’s Level 3 debt investments primarily include current market yields, including relevant market indices, but may also include quotes from brokers, dealers, and pricing services as indicated by comparable investments. For the Company’s Level 3 equity investments, a market approach, based on comparable financial performance multiples such as publicly-traded company and comparable market transaction multiples of revenues, earnings before income taxes, depreciation and amortization (“EBITDA”), or some combination thereof and comparable market transactions typically would be used.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Debt Not Carried at Fair Value
Fair value is estimated by discounting remaining payments using applicable current market rates, which take into account changes in the Company’s marketplace credit ratings, or market quotes, if available. The following table presents the carrying and fair values of the Company’s debt obligations as of the following periods:

	March 31, 2026			December 31, 2025
	Net Carrying Value(1)	Unamortized Debt Issuance (Costs) Premium	Fair Value	Net Carrying Value(1)	Unamortized Debt Issuance (Costs) Premium	Fair Value
Revolving Credit Facility(2)	$549,058	$(19,252)	$549,058	$974,827	$(20,441)	$974,827
SPV Asset Facility I	231,425	(7,175)	231,425	231,254	(7,346)	231,254
SPV Asset Facility II	914,974	(17,026)	914,974	913,938	(18,062)	913,938
SPV Asset Facility III	1,217,810	(15,690)	1,217,810	1,216,901	(16,599)	1,216,901
SPV Asset Facility IV	234,829	(5,171)	234,829	169,686	(5,314)	169,686
SPV Asset Facility V	601,254	(4,996)	601,254	600,906	(5,344)	600,906
SPV Asset Facility VI	735,012	(10,988)	735,012	633,677	(12,323)	633,677
SPV Asset Facility VII(2)	460,862	(2,457)	460,862	460,935	(2,650)	460,935
SPV Asset Facility VIII	582,338	(5,162)	582,338	582,207	(5,293)	582,207
SPV Asset Facility IX	227,465	(2,535)	227,465	227,307	(2,693)	227,307
SPV Asset Facility X	245,221	(4,779)	245,221	(5,206)	(5,206)	(5,206)
SPV Asset Facility XI	215,180	(2,820)	215,180	—	—	—
CLO VIII	372,835	(2,165)	372,835	372,787	(2,213)	372,787
CLO XI	258,536	(1,464)	258,536	258,534	(1,466)	258,534
CLO XV	309,557	(2,443)	309,557	309,496	(2,504)	309,496
CLO XVI	417,626	(2,374)	417,626	417,568	(2,432)	417,568
CLO XVII	322,485	(2,515)	322,485	322,425	(2,575)	322,425
CLO XVIII	258,341	(1,659)	258,341	258,301	(1,699)	258,301
CLO XIX	258,193	(1,807)	258,193	258,224	(1,776)	258,224
CLO XXII	734,472	(3,028)	734,472	734,262	(3,238)	734,262
CLO XXIV	598,187	(1,813)	598,187	—	—	—
September 2026 Notes	349,195	(805)	345,625	348,781	(1,219)	345,625
February 2027 Notes	498,609	(1,391)	495,000	498,217	(1,783)	498,750
September 2027 Notes	599,155	2,808	609,000	602,558	3,252	624,000
AUD 2027 Notes(2)	305,128	(1,560)	297,289	297,500	(1,801)	300,771
May 2028 Notes	494,580	(5,911)	492,500	497,070	(6,572)	507,500
June 2028 Notes	650,802	4,747	666,250	655,313	5,232	687,375
January 2029 Notes	547,486	117	562,375	551,308	(8,860)	581,625
September 2029 Notes	909,618	(6,456)	895,500	916,757	(6,878)	924,750
March 2030 Notes	965,528	(16,896)	965,000	970,380	(17,838)	997,500
EUR 2031 Notes(2)	553,870	(8,690)	535,877	571,783	(9,107)	568,133
March 2031 Notes	738,375	(14,964)	740,625	742,633	(15,595)	772,500
Total Debt	$16,358,006	$(166,320)	$16,350,701	$15,590,329	$(180,343)	$15,746,558

(1)Inclusive of change in fair market value of effective hedge.
(2)Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

The below table presents fair value measurements of the Company’s debt obligations as of the following periods if debt was measured at fair value:

	March 31, 2026	December 31, 2025
Level 1	$—	$—
Level 2	6,605,041	6,808,529
Level 3	9,745,660	8,938,029
Total Debt	$16,350,701	$15,746,558

Financial Instruments Not Carried at Fair Value
As of March 31, 2026 and December 31, 2025, the carrying amounts of the Company’s other assets and liabilities approximate fair value due to their short maturities. These financial instruments would be categorized as Level 3 within the hierarchy.
Note 7. Derivative Instruments
The Company enters into derivative instruments from time to time to help mitigate its foreign currency and interest rate risk exposures. See “Note 6 — Fair Value of Investments” for additional disclosures related to the fair value hierarchy for derivative instruments.
The table below presents the fair value and notional value of the derivative assets and liabilities for the following periods:

		As of March 31, 2026				As of December 31, 2025
	Counterparty	Notional Amount		Assets	Liabilities	Notional Amount		Assets	Liabilities
Derivatives designated as hedges:
Interest Rate Swap September 2027 Notes	Goldman Sachs Bank USA		$600,000	$—	$(3,791)		$600,000	$—	$(768)
Interest Rate Swap AUD 2027 Notes	Goldman Sachs Bank USA	A$	450,000	4,613	(688)	A$	450,000	—	(2,133)
Interest Rate Swap May 2028 Notes	Deutsche Bank AG	500,000		514	—		500,000	3,936	—
Interest Rate Swap June 2028 Notes	US Bank National Association	650,000		—	(4,021)		650,000	70	—
Interest Rate Swap January 2029 Notes	Goldman Sachs Bank USA	550,000		—	(2,639)		550,000	10,005	—
Interest Rate Swap March 2030 Notes	Goldman Sachs Bank USA	1,000,000		—	(17,648)		1,000,000	—	(11,766)
Interest Rate Swap March 2031 Notes	Deutsche Bank AG	750,000		2,340	—		750,000	7,717	—
Interest Rate Swap September 2029 Notes	Goldman Sachs Bank USA	900,000		16,446	—		900,000	23,947	—
Interest Rate Swap EUR 2031 Notes	Deutsche Bank AG		€500,000	—	(13,652)		€500,000	—	(6,328)
Total derivatives designated as hedges(1)(2)				$23,913	$(42,439)			$45,675	$(20,995)

Derivatives not designated as hedges:
Foreign currency forward contract GBP	Royal Bank of Canada		£45,425	$60,819	$(60,086)		£45,425	$60,102	$(61,205)
Foreign currency forward contract CAD	US Bank National Association	C$	286,242	208,508	(207,346)		—	—	—
Foreign currency forward contract EUR	US Bank National Association		€58,000	66,951	(66,714)		€58,000	68,219	(67,274)
Total derivatives not designated as hedges				$336,278	$(334,146)			$128,321	$(128,479)

(1)The net fair value of the derivatives designated as hedges is recorded as an asset or liability in the Consolidated Statements of Assets and Liabilities.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

(2)The Company’s unsecured notes, that are designated in a qualifying hedging relationship, had carrying value of $5.8 billion and $5.8 billion, net of the related cumulative hedging adjustments that represented an increase (decrease) to the carrying value of the notes of $(16.7) million and $25.5 million as of March 31, 2026 and December 31, 2025, respectively.
The tables below present net unrealized gains and losses on effective interest rate swaps and hedged items included in interest expense for the following periods:

	Three Months Ended March 31, 2026
	Change in Unrealized Gain (Loss) on:
	Interest Rate Swaps	Hedged Items	Net
Investment related gains/(losses)
Derivatives designated as hedges:
Interest Rate Swap September 2027 Notes	$(3,023)	$2,959	$(64)
Interest Rate Swap AUD 2027 Notes	6,058	(6,342)	(284)
Interest Rate Swap May 2028 Notes	(3,422)	3,151	(271)
Interest Rate Swap June 2028 Notes	(4,091)	4,026	(65)
Interest Rate Swap January 2029 Notes	(2,571)	3,917	1,346
Interest Rate Swap March 2030 Notes	(5,882)	5,794	(88)
Interest Rate Swap March 2031 Notes	(5,377)	4,889	(488)
Interest Rate Swap September 2029 Notes	(7,501)	7,561	60
Interest Rate Swap EUR 2031 Notes	(7,324)	7,324	—
Net Change in Unrealized Gain (Loss) on Interest Rate Swaps and Hedged Items(1)			$146

(1)Recorded and recognized as components of interest expense in the Consolidated Statements of Operations with the exception of the net change in unrealized gain (loss) of $(348) thousand related to the impact of foreign exchange on the AUD 2027 Notes hedge, which is recorded and recognized as a component of net change in unrealized gain (loss) on the translation of assets and liabilities in foreign currencies in the Consolidated Statements of Operations.

	Three Months Ended March 31, 2025
	Change in Unrealized (Gain) Loss on:
	Interest Rate Swaps	Hedged Items	Net
Investment related (gains)/losses
Derivatives designated as hedges:
Interest Rate Swap September 2027 Notes	$5,442	$(5,000)	$442
Interest Rate Swap AUD 2027 Notes	3,550	(3,683)	(133)
Interest Rate Swap June 2028 Notes	7,390	(7,477)	(87)
Interest Rate Swap January 2029 Notes	6,980	(7,101)	(121)
Interest Rate Swap March 2030 Notes	20,204	(14,169)	6,035
Interest Rate Swap March 2031 Notes	14,887	(13,020)	1,867
Interest Rate Swap September 2029 Notes	14,886	(15,048)	(162)
Net Change in Unrealized Gain (Loss) on Interest Rate Swaps and Hedged Items(1)			$7,841

(1)Recorded and recognized as components of interest expense in the Consolidated Statements of Operations with the exception of the net change in unrealized gain (loss) of $(213) thousand related to the impact of foreign exchange on the AUD 2027 Notes hedge, which is recorded and recognized as a component of net change in unrealized gain (loss) on the translation of assets and liabilities in foreign currencies in the Consolidated Statements of Operations.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

The table below presents net unrealized gains and losses on derivative instruments not designated as a qualifying hedge accounting relationship recognized by the Company for the following periods:

For the Three Months Ended March 31, 2026
Derivatives not designated as hedges:
Foreign currency forward contract GBP	$1,839
Foreign currency forward contract EUR	(708)
Foreign currency forward contract CAD	1,162
Total Net Unrealized Gain (Loss)(1)	$2,293

(1)Recorded and recognized as components of translation of assets and liabilities in foreign currencies and other transactions in the Consolidated Statements of Operations.
For the three months ended March 31, 2026, the Company recognized a realized loss of $1.4 million, primarily related to the foreign currency forward contracts held with US Bank National Association. The Company did not hold any foreign currency forward contracts for the three months ended March 31, 2025.
Note 8. Commitments and Contingencies
Portfolio Company Commitments
From time to time, the Company may enter into commitments to fund investments in the form of revolving credit, delayed draw, or equity commitments, which require the Company to provide funding when requested by portfolio companies in accordance with underlying loan agreements. The Company had the following outstanding unfunded commitments as of the following periods:

	As of March 31, 2026	As of December 31, 2025
Revolving loan commitments	$2,251,823	$2,252,294
Delayed draw loan commitments	2,726,734	2,834,971
Debt commitments	$4,978,557	$5,087,265

Specialty finance equity commitments	$433,434	$193,834
Common equity commitments	19,930	20,548
Equity commitments	$453,364	$214,382

Total Unfunded Commitments	$5,431,921	$5,301,647
As of March 31, 2026, the Company believed it had adequate financial resources to satisfy the unfunded portfolio company commitments.
Organizational and Offering Costs
The Adviser has incurred organization and offering costs on behalf of the Company in the amount of $3.8 million for the period from April 22, 2020 (Inception) to March 31, 2026, of which $3.8 million has been charged to the Company pursuant to the Investment Advisory Agreement. Under the Investment Advisory Agreement and Administration Agreement, the Adviser is entitled to receive up to 1.5% of gross offering proceeds raised in the Company’s continuous public offering until all organization and offering costs paid by the Adviser have been recovered. The Adviser is responsible for the payment of the Company’s organization and offering expenses to the extent that these expenses exceed 1.5% of the aggregate gross offering proceeds, without recourse against or reimbursement by the Company.
Other Commitments and Contingencies
From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. As of March 31, 2026, the Company was not aware of any material pending or threatened litigation that would require accounting recognition or financial statement disclosure.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Note 9. Net Assets
Authorized Capital and Share Class Description
In connection with its formation, the Company has the authority to issue the following shares:

Classification	Number of Shares (in thousands)	Par Value
Class S Shares	1,500,000	$0.01
Class D Shares	1,000,000	$0.01
Class I Shares	2,000,000	$0.01
Total	4,500,000
The Company’s Class S shares are subject to upfront selling commissions of up to 3.50% of the offering price. Pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company’s Class S shares are subject to annual ongoing services fees of 0.85% of the current net asset value of such shares, as determined in accordance with FINRA rules.
The Company’s Class D shares are subject to upfront selling commissions of up to 1.50% of the offering price. Pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company’s Class D shares are subject to annual ongoing services fees of 0.25% of the current net asset value of such shares, as determined in accordance with FINRA rules.
The Company’s Class I shares are not subject to upfront selling commissions. The Company’s Class I shares are not subject to annual ongoing servicing fees.
Share Issuances
On September 30, 2020, the Company issued 100 Class I common shares for $1.0 thousand to the Adviser.
On November 12, 2020, the Company issued 700,000 Class I common shares for $7.0 million to an entity affiliated with the Adviser, and met the minimum offering requirement for the Company’s continuous public offering of $2.5 million.
On June 25, 2024, the Company filed Articles of Amendment with the State Department of Assessments and Taxation of Maryland for the purpose of amending the Company’s Second Articles of Amendment and Restatement to increase the number of authorized shares of the Company’s common stock, $0.01 par value per share, and preferred stock, $0.01 par value per share, to 4,500,000,000 Shares, consisting of 1,500,000,000 Class S Shares, 1,000,000,000 Class D Shares, 2,000,000,000 Class I Shares, and no shares of preferred stock. The Articles of Amendment became immediately effective upon filing.
The following table summarizes transactions with respect to shares of the Company’s common stock during the following periods:

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

	For the Three Months Ended March 31, 2026
	S		D		I		Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	17,186,533	$160,803	484,852	$4,495	46,158,273	$506,932	63,829,658	$672,230
Shares/gross proceeds from the private placements	—	—	—	—	8,484,254	—	8,484,254	—
Share transfer between classes	(3,017,228)	(28,011)	(6,355)	(58)	3,016,296	28,069	(7,287)	—
Reinvestment of distributions	7,226,845	66,700	438,807	4,055	13,817,236	127,870	21,482,888	198,625
Repurchased shares	(21,371,701)	(194,086)	(4,893,111)	(44,477)	(79,537,341)	(724,544)	(105,802,153)	(963,107)
Total shares/gross proceeds	24,449	5,406	(3,975,807)	(35,985)	(8,061,282)	(61,673)	(12,012,640)	(92,252)
Sales load	—	(1,827)	—	—	—	—	—	(1,827)
Total Shares/Net Proceeds	24,449	$3,579	(3,975,807)	$(35,985)	(8,061,282)	$(61,673)	(12,012,640)	$(94,079)

(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

	For the Three Months Ended March 31, 2025
	S		D		I		Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	56,793,287	$545,712	5,939,949	$57,107	104,898,800	$1,002,790	167,632,036	$1,605,609
Shares/gross proceeds from the private placements	—	—	—	—	34,115,615	325,637	34,115,615	325,637
Share transfer between classes(1)	(2,370,300)	(22,590)	2,733	24	2,360,148	22,566	(7,419)	—
Reinvestment of distributions	5,831,531	55,580	426,487	4,069	11,063,342	105,776	17,321,360	165,425
Repurchased shares	(5,655,204)	(53,498)	(201,862)	(1,912)	(15,652,202)	(148,539)	(21,509,268)	(203,949)
Total shares/gross proceeds	54,599,314	525,204	6,167,307	59,288	136,785,703	1,308,230	197,552,324	1,892,722
Sales load	—	(4,574)	—	(430)	—	—	—	(5,004)
Total Shares/Net Proceeds	54,599,314	$520,630	6,167,307	$58,858	136,785,703	$1,308,230	197,552,324	$1,887,718

(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.
In accordance with the Company’s share pricing policy, the Company will modify its public offering prices to the extent necessary to comply with the requirements of the 1940 Act, including the requirement that it not sell shares at a net offering price below the net asset value per share unless the Company obtains the requisite approval from its shareholders.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

The changes to the Company’s offering price per share for the three months ended March 31, 2026 and 2025 were as follows:

S
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 1, 2025	$9.54	$0.33	$9.87
February 1, 2025	9.54	0.33	9.87
March 1, 2025	9.51	0.33	9.84
January 1, 2026	9.32	0.33	9.65
February 1, 2026	9.25	0.32	9.57
March 1, 2026	9.11	0.32	9.43

D
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 1, 2025	$9.55	$0.14	$9.69
February 1, 2025	9.55	0.14	9.69
March 1, 2025	9.52	0.14	9.66
January 1, 2026	9.33	0.14	9.47
February 1, 2026	9.26	0.14	9.40
March 1, 2026	9.12	0.14	9.26

I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 1, 2025	$9.57	$—	$9.57
February 1, 2025	9.57	—	9.57
March 1, 2025	9.54	—	9.54
January 1, 2026	9.34	—	9.34
February 1, 2026	9.28	—	9.28
March 1, 2026	9.13	—	9.13
Distributions
The Board authorizes and declares monthly distribution amounts per share of common stock, payable monthly in arrears. The following table presents cash distributions per share that were recorded during the following periods:

	For the Three Months Ended March 31, 2026
Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount(2)
				S	D	I
November 4, 2025	January 30, 2026	February 25, 2026	$0.07010	$43,232	$4,123	$99,296
February 18, 2026	February 27, 2026	March 30, 2026	0.07010	44,082	4,158	100,913
February 18, 2026	March 31, 2026	April 28, 2026	0.07010	42,572	3,817	96,488
		Total	$0.21030	$129,886	$12,098	$296,697

(1)Distributions per share are gross of shareholder servicing fees.
(2)Distribution amounts are net of shareholder servicing fees.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

	For the Three Months Ended March 31, 2025
Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount(2)
				S	D	I
November 5, 2024	January 31, 2025	February 25, 2025	$0.07010	$33,890	$3,499	$69,929
February 18, 2025	February 28, 2025	March 25, 2025	0.07010	35,308	3,794	72,626
February 18, 2025	March 31, 2025	April 24, 2025	0.10280	54,669	5,767	111,979
		Total	$0.24300	$123,867	$13,060	$254,534

(1)Distributions per share are gross of shareholder servicing fees.
(2)Distribution amounts are net of shareholder servicing fees.
The Company has adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for the reinvestment of cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution. The Company expects to use newly issued shares to implement the distribution reinvestment plan. The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. In no event, however, will funds be advanced or borrowed for the purpose of distributions, if the amount of such distributions would exceed the Company’s accrued and received revenues for the previous four quarters, less paid and accrued operating expenses with respect to such revenues and costs. The following tables reflect the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock during the following periods:

	For the Three Months Ended March 31, 2026
	S		D		I		Total
Source of Distribution	Per Share(1)	Amount	Per Share(1)	Amount	Per Share(1)	Amount	Per Share(1)	Amount
Net investment income	$0.20295	$125,851	$0.19944	$11,745	$0.20144	$288,512	$0.20186	$426,108
Net realized gain on investments	—	—	—	—	—	—	—	—
Distributions in excess of net investment income	0.00735	4,035	0.01086	353	0.00886	8,185	0.00844	12,573
Total	$0.21030	$129,886	$0.21030	$12,098	$0.21030	$296,697	$0.21030	$438,681

(1)Distributions per share are gross of shareholder servicing fees. Net investment income per share includes shareholder servicing fees.

	For the Three Months Ended March 31, 2025
Source of Distribution(2)	Per Share(1)	Amount	Percentage
Net investment income	$0.22900	$368,726	94.2%
Distributions in excess of net investment income(3)	0.01400	22,735	5.8
Total	$0.24300	$391,461	100.0%

(1)Distributions per share are gross of shareholder servicing fees.
(2)Data in this table is presented on a consolidated basis. Refer to “Note 12 — Financial Highlights” for amounts by share class.
(3)Represents the distributions in excess of net investment income for the current period. The Company has accumulated undistributed earnings as of March 31, 2025.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Share Repurchases
The Board has complete discretion to determine whether the Company will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of the Board, the Company may use cash on hand, cash available from borrowings, and cash from the sale of its investments as of the end of the applicable period to repurchase shares. The Company has commenced a share repurchase program pursuant to which the Company intends to conduct quarterly repurchase offers to allow its shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase. All shares purchased by the Company pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares. The Company intends to limit the number of shares to be repurchased in each quarter to no more than 5.00% of its outstanding shares of common stock. Any periodic repurchase offers are subject in part to the Company’s available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While the Company intends to continue to conduct quarterly tender offers as described above, the Company is not required to do so and may suspend or terminate the share repurchase program at any time.

Offer Date	Class	Tender Offer Expiration	Tender Offer (in thousands)	Purchase Price per Share	Shares Repurchased
February 26, 2025	S	March 31, 2025	$53,498	$9.46	5,655,204
February 26, 2025	D	March 31, 2025	1,912	9.47	201,862
February 26, 2025	I	March 31, 2025	148,539	9.49	15,652,202
February 27, 2026	S	March 31, 2026	194,086	9.08	21,371,701
February 27, 2026	D	March 31, 2026	44,477	9.09	4,893,111
February 27, 2026	I	March 31, 2026	724,544	9.11	79,537,341
Note 10. Earnings Per Share
The following tables set forth the computation of basic and diluted earnings per common share for the following periods:

	For the Three Months Ended March 31,
	2026			2025
	S	D	I	S	D	I
Increase (decrease) in net assets resulting from operations	$(33,524)	$(2,364)	$(44,478)	$77,401	$8,336	$165,996
Weighted average shares of common stock outstanding—basic and diluted	685,644,136	60,624,074	1,432,254,151	553,435,797	54,656,440	1,043,162,192
Earnings (loss) per common share—basic and diluted	$(0.05)	$(0.04)	$(0.03)	$0.14	$0.15	$0.16
Note 11. Income Taxes
The Company has elected to be treated as a RIC under Subchapter M of the Code, and intends to operate in a manner so as to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC thereafter, the Company must, among other things, distribute to its shareholders in each taxable year generally at least 90% of the Company’s investment company taxable income, as defined by the Code, and net tax-exempt income for that taxable year. To maintain tax treatment as a RIC, the Company, among other things, intends to make the requisite distributions to its shareholders, which generally relieves the Company from corporate-level U.S. federal income taxes.
Depending on the level of taxable income earned in a tax year, the Company can be expected to carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, the Company will accrue excise tax on estimated excess taxable income.
For the three months ended March 31, 2026 the Company did not record an expense for U.S. federal excise tax. For the three months ended March 31, 2025 the Company recorded an expense for U.S. federal excise tax of $0.2 million.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

Taxable Subsidiaries
Certain of the Company’s consolidated subsidiaries are subject to U.S. federal and state corporate-level income taxes. For three months ended March 31, 2026, the Company recorded a net tax expense/(benefit) of approximately $(25) thousand for taxable subsidiaries. For the three months ended March 31, 2025 the company recorded a net tax expense/(benefit) of approximately $4 thousand for taxable subsidiaries.
The Company recorded a net deferred tax liability of $1.3 million and $1.6 million as of March 31, 2026 and December 31, 2025, respectively, for taxable subsidiaries, which are primarily related to GAAP to tax outside basis differences in the taxable subsidiaries’ investment in certain partnership interests.
Note 12. Financial Highlights
The following are the financial highlights for a common share outstanding during the periods shown. The following table of financial highlights is intended to help a prospective investor understand the Company’s financial performance for the periods shown. The financial data set forth in the following table has been derived from the consolidated financial statements, which have been audited by KPMG LLP, an independent registered public accounting firm. Such financial highlights should be read in conjunction with the Company’s respective consolidated financial statements and the notes thereto.

	For the Three Months Ended March 31,
	2026			2025
	S	D	I	S	D	I
Per share data:
Net asset value, at beginning of period	$9.32	$9.33	$9.34	$9.54	$9.55	$9.57
Results of operations:
Net investment income(1)	0.18	0.19	0.20	0.21	0.22	0.23
Net realized and unrealized gain (loss)(2)	(0.23)	(0.23)	(0.23)	(0.07)	(0.06)	(0.07)
Net increase (decrease) in net assets resulting from operations	$(0.05)	$(0.04)	$(0.03)	$0.14	$0.16	$0.16
Distributions:
Distributions from net investment income(3)	(0.18)	(0.20)	(0.20)	(0.21)	(0.22)	(0.23)
Distributions from excess of net investment income(3)	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)	(0.01)
Net increase (decrease) in net assets from shareholders' distributions(3)	$(0.19)	$(0.21)	$(0.21)	$(0.22)	$(0.24)	$(0.24)
Total increase (decrease) in net assets	(0.24)	(0.25)	(0.24)	(0.08)	(0.08)	(0.08)
Net Asset Value, at End of Period(4)(7)	$9.08	$9.09	$9.11	$9.46	$9.47	$9.49

Total Return(5)	(0.5)%	(0.4)%	(0.2)%	1.5%	1.7%	1.7%
Ratios:
Ratio of net expenses to average net assets(6)(7)	9.0%	8.5%	8.2%	9.4%	8.7%	8.6%
Ratio of net investment income to average net assets(6)(7)	8.2%	9.0%	9.2%	9.2%	9.7%	10.1%
Portfolio turnover rate	7.4%	7.4%	7.4%	9.2%	9.2%	9.2%

Supplemental Data:
Weighted-average shares outstanding	685,644,136	60,624,074	1,432,254,151	553,435,797	54,656,440	1,043,162,192
Shares outstanding, end of period	672,389,216	56,167,136	1,376,428,997	570,264,051	57,227,131	1,089,239,943
Net Assets, End of Period	$6,104,216	$510,466	$12,532,465	$5,394,691	$541,939	$10,332,962

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

(1)The per share data was derived using the weighted average shares outstanding during the period.
(2)The amount shown at this caption is the balancing amount derived from the other figures in the schedule. The amount shown at this caption for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses in portfolio securities for the period because of the timing of sales of the Company’s shares in relation to fluctuating market values for the portfolio.
(3)The per share data was derived using actual shares outstanding at the date of the relevant transaction.
(4)Total return is not annualized. An investment in the Company is subject to maximum upfront sales load of 3.5% and 1.5% for Class S and Class D common stock, respectively, of the offering price, which will reduce the amount of capital available for investment. Class I common stock is not subject to upfront sales load. Total return displayed is net of all fees, including all operating expenses such as management fees, incentive fees, general and administrative expenses, organization and amortized offering expenses, and interest expenses. Total return is calculated as the change in NAV per share (assuming dividends and distributions, if any, are reinvested in accordance with the Company’s dividend reinvestment plan), if any, divided by the beginning NAV per share (which for the purposes of this calculation is equal to the net offering price in effect at that time).
(5)Operating expenses may vary in the future based on the amount of capital raised, the Adviser’s election to continue expense support, and other unpredictable variables. For the three months ended March 31, 2026, the total operating expenses to average net assets were 9.0%, 8.5% and 8.2%, for Class S, Class D, and Class I common stock, respectively, prior to management fee waivers, expense support provided by the Adviser, and expense recoupment paid to the Adviser, if any. For the three months ended March 31, 2025, the total operating expenses to average net assets were 9.4%, 8.8% and 8.6%, for Class S, Class D, and Class I common stock, respectively, prior to management fee waivers, expense support provided by the Adviser, and expense recoupment paid to the Adviser, if any. Past performance is not a guarantee of future results.
(6)The ratio reflects an annualized amount, except in the case of non-recurring expenses and offering expenses.
(7)Totals presented may not sum due to rounding.

Note 13. Subsequent Events
In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date of issuance. There are no subsequent events to disclose except for the following:
Equity Raise
As of May 4, 2026, the Company issued 730,766,120 shares of Class S common stock, 106,408,747 shares of Class D common stock, and 1,529,623,918 shares of Class I common stock and have raised total gross proceeds of $6.91 billion, $0.99 billion, and $14.38 billion, respectively, including seed capital of one thousand US dollars contributed by our Adviser in September 2020 and approximately $25.0 million in gross proceeds raised from an entity affiliated with the Adviser. In addition, the Company expects to receive $26.4 million in subscription payments which the Company accepted on May 1, 2026 and, which is pending the Company’s determination of the net asset value per share applicable to such purchase.
Dividend
On May 5, 2026, the Company’s Board approved a distribution of (i) $0.070100 per share, payable on or before June 30, 2026 to shareholders of record as of May 29, 2026, (ii) $0.070100 per share, payable on or before July 31, 2026 to shareholders of record as of June 30, 2026, and (iii) $0.070100 per share, payable on or before August 31, 2026 to shareholders of record as of July 31, 2026.
CLO XI Reset
On April 27, 2026, the Company completed a $395.8 million term debt securitization refinancing. As part of the refinancing, the CLO XI Issuer (A) issued the following classes of notes: (i) $82.0 million of AAA(sf) Class A-R Notes, which initially bear interest at the Benchmark plus 1.45% and (ii) $40.0 million of Class B-R Notes, which initially bear interest at the Benchmark plus 2.00% and (B) borrowed (i) $50.0 million under floating rate Class A-1-RL loans, which initially bear interest at the Benchmark plus 1.45% and (ii) $100.0 million under floating rate Class A-2-RL loans, which initially bear interest at the Benchmark plus 1.45%. Concurrently with the issuance and the borrowing, CLO XI redeemed $12.0 million of subordinated securities in the form of 12,000 of its preferred shares. 123,820 preferred shares remain outstanding. The debt is scheduled to mature in April 2039.
Share Repurchases
Pursuant to an offer to purchase dated February 27, 2026, the Company offered to purchase shares of its issued and outstanding Class S common stock, Class D common stock and Class I common stock representing up to 5.00% of the aggregate number of its shares of common stock outstanding as of December 31, 2025 at a purchase price per share equal to the net offering price per share, as of March 31, 2026.
The offer expired at 7:00 P.M., Eastern Time, on March 31, 2026, and approximately 93,650,433 shares of Class S common stock, 21,440,559 shares of Class D common stock and 348,729,633 shares of Class I common stock were validly tendered and not withdrawn pursuant to the offer to purchase as of such date, which represents 21.9% of the aggregate number of the Company’s shares outstanding as of December 31, 2025.

Blue Owl Credit Income Corp.
Notes to Consolidated Financial Statements (Unaudited) — Continued
(Amounts in thousands, except share and per share amounts and as otherwise noted)

On April 23, 2026, the Company determined that, as of March 31, 2026, the net offering prices per share of its shares of Class S common stock, Class D common stock and Class I common stock were $9.08 per share, $9.09 per share and $9.11 per share, respectively. The Company accepted for purchase 21,372,674 shares of Class S common stock, 4,893,111 shares of Class D common stock and 79,586,211 shares of Class I common stock on a pro rata basis based on the number of tendered shares for approximately $194.1 million, $44.5 million and $725.0 million, respectively, representing 22.82% of the shares of our common stock that were validly tendered and not withdrawn prior to the expiration of the offer. The aggregate purchase price for all shares repurchased pursuant to the offer was approximately $963.6 million.
Core Income Funding VI Amendment
On May 5, 2026, Core Income Funding VI entered into Amendment No. 5 to SPV Asset Facility VI in order to, among other changes, (i) add the ability to draw in CAD, Euro and GBP and (ii) reallocate commitments of the Lenders under the SPV Asset Facility VI to a Total Class A-R-1 Commitment of $1.22 billion and a Total Class A-R-2 Commitment of $135.0 million.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
The information contained in this section should be read in conjunction with “ITEM 1. FINANCIAL STATEMENTS”. This discussion contains forward-looking statements, which relate to future events or the future performance or financial condition of Blue Owl Credit Income Corp. and involves numerous risks and uncertainties, including, but not limited to, those described in our Form 10-K for the year ended December 31, 2025, in “Item 1A. Risk Factors.” This discussion also should be read in conjunction with the “Cautionary Statement Regarding Forward Looking Statements” set forth on page 3 of this quarterly report on Form 10-Q (“Quarterly Report”). Actual results could differ materially from those implied or expressed in any forward-looking statements.
Overview
Blue Owl Credit Income Corp. (the “Company”, “we”, “us”, or “our”) is an externally managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the 1940 Act. Formed as a Maryland corporation on April 22, 2020, we are externally managed by Blue Owl Credit Advisors LLC (the “Adviser”) which is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. We have elected to be treated as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and we intend to operate in a manner so as to qualify for the tax treatment applicable to RICs. On October 23, 2020, we formed a wholly-owned subsidiary, OR Lending IC LLC, a Delaware limited liability company, which holds a California finance lenders license. OR Lending IC LLC makes loans to borrowers headquartered in California. From time to time we may form wholly-owned subsidiaries to facilitate the normal course of business.
We are managed by our Adviser. Our Adviser is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform. Our Adviser is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the overall supervision of our Board, our Adviser manages our day-to-day operations, and provides investment advisory and management services, to us. The Adviser or its affiliates may engage in certain origination activities and receive attendant arrangement, structuring or similar fees. Our Adviser is responsible for managing our business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring our investments, and monitoring our portfolio companies on an ongoing basis through a team of investment professionals.
We have received an exemptive order that permits us to offer multiple classes of shares of common stock and to impose varying sales loads, asset-based servicing and/or distribution fees and early withdrawal fees. On November 12, 2020, we commenced our initial public offering pursuant to which we offered, on a continuous basis, $2,500,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock, and we sold 700,000 shares pursuant to the subscription agreement with an entity affiliated with the Adviser and met the minimum offering requirement for our continuous public offering. The purchase price of these shares sold in the private placement was $10.00 per share. On February 14, 2022, we commenced our follow-on offering, on a continuous basis, pursuant to which we offered of up to $13,500,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock. On December 6, 2024, we commenced our current offering pursuant to which we are offering up to $14,000,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock. The share classes have different upfront selling commissions and ongoing servicing fees. Each class of common stock will be offered through Blue Owl Securities LLC (d/b/a Blue Owl Securities) (the “Dealer Manager”). The Dealer Manager is entitled to receive upfront selling commissions of up to 3.50% of the offering price of each Class S share sold in the offering and 1.50% of the offering price of each Class D share sold. Class I shares are not subject to upfront selling commissions. Any upfront selling commissions for the Class S shares and Class D shares sold in the offering will be deducted from the purchase price. Class S, Class D and Class I shares were offered at initial purchase prices per shares of $10.35, $10.15 and $10.00, respectively. Currently, the purchase price per share for each class of common stock varies, but will not be sold at a price below our net asset value per share of such class, as determined in accordance with our share pricing policy, plus applicable upfront selling commissions. We also engage in private placements of our common stock.
Since meeting the minimum offering requirement and commencing our continuous public offering through March 31, 2026, we have issued 729,127,533 shares of Class S common stock, 106,367,824 shares of Class D common stock, and 1,525,057,074 shares of Class I common stock for gross proceeds, exclusive of any tender offers and shares issued pursuant to our distribution reinvestment plan, of $6.90 billion, $0.99 billion, and $14.34 billion, respectively, including $1,000 of seed capital contributed by our Adviser in September 2020, approximately $25.0 million in gross proceeds raised from an entity affiliated with the Adviser, and 170,725,747 shares of our Class I common stock issued in a private placement issued to feeder vehicles primarily created to hold our Class I shares for gross proceeds of approximately $1.61 billion. The Adviser, the entity affiliated with the Adviser, and their permitted assignees may not engage in any transaction that would result in the effective economic disposition of the Class I shares.
The Adviser also serves as investment adviser to OBDC and OBDC II.
Blue Owl consists of three investment platforms: (1) Credit, which includes several strategies, including direct lending, alternative credit, investment grade credit, liquid credit and other adjacent investment strategies, (2) Real Assets, which focuses on three primary investment strategies: net lease, real estate credit and digital infrastructure, and (3) GP Strategic Capital, which primarily focuses on acquiring equity stakes in, or providing debt financing to, large, multi-product private equity and private credit firms. The Adviser is part of the direct lending strategy of Blue Owl’s Credit platform which focuses on lending to primarily upper-middle market companies, both private equity-sponsored and non-sponsored, and provides a range of customized financing solutions across debt and equity-related instruments. In addition to the Adviser, Blue Owl’s Credit platform’s direct lending strategy is comprised of Blue Owl Technology Credit Advisors LLC (“OTCA”), Blue Owl Technology Credit Advisors II LLC (“OTCA II”), Blue Owl Credit Private Fund Advisors LLC (“OPFA”) and Blue Owl Diversified Credit Advisors LLC (“ODCA” and together with the Adviser, OTCA, OTCA II, and OPFA, the “Blue Owl Credit Advisers”), which also are registered investment advisers. As of March 31, 2026, the Adviser and its affiliates had $159.24 billion of assets under management across Blue Owl’s Credit platform.
The management of our investment portfolio is the responsibility of the Adviser and the Diversified Lending Investment Committee. The Investment Team is led by Douglas I. Ostrover, Marc S. Lipschultz and Craig W. Packer and is supported by certain members of the Adviser’s senior executive team and Blue Owl’s Credit platform’s direct lending investment committees. Blue Owl’s four direct lending investment committees focus on a specific investment strategy (Diversified Lending, Technology Lending, First Lien Lending and Opportunistic Lending). Douglas I. Ostrover, Marc S. Lipschultz, Craig W. Packer and Alexis Maged sit on each of Blue Owl’s direct lending investment committees. In addition to Messrs. Ostrover, Lipschultz, Packer and Maged, the Diversified Lending Investment Committee is comprised of Matthias Ederer, Patrick Linnemann, Meenal Mehta and Logan Nicholson. We consider the individuals on the Diversified Lending Investment Committee to be our portfolio managers. The Investment Team, under the Diversified Lending Investment Committee’s supervision, sources investment opportunities, conducts research, performs due diligence on potential investments, structures our investments and will monitor our portfolio companies on an ongoing basis.
The Diversified Lending Investment Committee meets regularly to consider our investments, direct our strategic initiatives and supervise the actions taken by the Adviser on our behalf. In addition, the Diversified Lending Investment Committee reviews and determines whether to make prospective investments (including approving parameters or guidelines pursuant to which certain investments may be made or sold consistent with our investment objective), structures financings and monitors the performance of the investment portfolio. Each investment opportunity requires the approval of a majority of the Diversified Lending Investment Committee. Follow-on investments in existing portfolio companies may require the Diversified Lending Investment Committee's approval beyond that obtained when the initial investment in the portfolio company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less, may require approval by the Diversified Lending Investment Committee. The compensation packages of Diversified Lending Investment Committee members from the Adviser include various combinations of discretionary bonuses and variable incentive compensation based primarily on performance for services provided and may include shares of Blue Owl.
In addition, we and the Adviser have entered into a dealer manager agreement with Blue Owl Securities and certain participating broker dealers to solicit capital.
We may be prohibited under the Investment Company Act of 1940, as amended (the “1940 Act”) from participating in certain transactions with our affiliates without the prior approval of our directors who are not interested persons and, in some cases, the prior approval of the SEC. We rely on an order for exemptive relief (the “Order”) to co-invest with other funds managed by the Adviser or certain affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to the Order, we generally are permitted to co-invest with certain of our affiliates if such co-investments are done on the same terms and at the same time, as further detailed in the Order. The Order requires that a “required majority” (as defined in Section 57(o) of the 1940 Act) of directors who are not “interested persons” of us, the Adviser, or any of their respective affiliates, as defined in the 1940 Act (“Independent Directors”) make certain conclusions in connection with certain co-investment transactions, including (1) when we co-invest with an affiliated entity (as defined in the co-investment application) in an issuer where an affiliated entity has an existing investment in the issuer unless the transaction is completed on a pro rata basis, and (2) if we dispose of an asset acquired in a co-investment transaction unless the disposition is done on a pro rata basis or the disposition is of a tradable security. Pursuant to the Order, the Board oversees our participation in the co-investment program. As required by the Order, we have adopted, and the Board, including a required majority of the Independent Directors, has approved, policies and procedures reasonably designed to ensure compliance with the conditions of the Order. The Board, including a required majority of the Independent Directors, also reviewed the Co-Investment Policies of the Adviser to ensure that they are reasonably designed to prevent us from being disadvantaged by participation in the co-investment program. The Adviser and our Chief Compliance Officer will also provide reporting to the Board.
The Blue Owl Credit Advisers’ investment allocation policies seek to ensure equitable allocation of investment opportunities over time between us and other funds managed by our Adviser or its affiliates. As a result of the Order, there could be significant overlap in our investment portfolio and the investment portfolio of the business development companies (“BDCs”), interval fund, private funds and separately managed accounts managed by the Blue Owl Credit Advisers (collectively, the “Blue Owl Credit Clients”) and/or other funds managed by the Adviser or its affiliates that avail themselves of the Order. In addition, the Adviser and its affiliates are permitted to allocate an investment to a number of products across platforms that it views as appropriate for the particular investment objectives, strategies and characteristics of such products.
We have elected to be regulated as a BDC under the 1940 Act and intend to elect to be taxed as a regulated investment company (“RIC”) for U.S. federal income tax purposes. As a result, we are required to comply with various statutory and regulatory requirements, such as:

•the requirement to invest at least 70% of our assets in “qualifying assets”, as such term is defined in the 1940 Act;
•source of income limitations;
•asset diversification requirements; and
•the requirement to distribute (or be treated as distributing) in each taxable year at least the sum of (i) 90% of our investment company taxable income and (ii) 90% of our tax-exempt interest for that taxable year.
Our Investment Framework
Our investment objective is to generate current income, and to a lesser extent, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns. Our investment strategy focuses primarily on originating and making loans to, and making debt and equity investments in, U.S. middle market companies. Since our Adviser and its affiliates began investment activities in April 2016 through March 31, 2026, our Adviser and its affiliates have originated $193.98 billion aggregate principal amount of investments, of which $189.83 billion aggregate principal amount of investments prior to any subsequent exits or repayments, was retained by either us or a corporation or fund advised by our Adviser or its affiliates. We seek to participate in transactions sponsored by what we believe to be high-quality private equity and venture capital firms capable of providing both operational and financial resources. We seek to generate current income primarily in U.S. middle market companies, both sponsored and non-sponsored, through direct originations of senior secured loans or originations of unsecured loans, subordinated loans or mezzanine loans, broadly syndicated loans and, to a lesser extent, investments in equity and equity-related securities including warrants, preferred stock and similar forms of senior equity. We may hold our investments directly or through specialty financing portfolio companies and joint ventures. Except for our specialty financing company investments, our equity investments are typically not control-oriented investments and we may structure such equity investments to include provisions protecting our rights as a minority-interest holder. We intend, under normal circumstances, to invest directly, or indirectly through our investments in OCIC SLF LLC (f/k/a Blue Owl Credit Income Senior Loan Fund) (“OCIC SLF”) and Blue Owl Credit SLF LLC (“Credit SLF”) or any similarly situated companies, at least 80% of the value of our total assets in credit investments. We define “credit” to mean debt investments made in exchange for regular interest payments.
In general we define “middle market companies” to mean companies with earnings before interest expense, income tax expense, depreciation and amortization (“EBITDA”) between $25 million and $500 million annually and/or annual revenue of $125 million to $5 billion at the time of investment. Within this space, we predominantly focus on investing in upper middle market businesses, where we can structure larger transactions, which we believe to be more resilient and of greater strategic significance. We categorize “upper middle market” companies as those generating $50 million or more of EBITDA annually. We may on occasion invest in smaller or larger companies if an attractive opportunity presents itself, especially when there are dislocations in the capital markets, including the high yield and syndicated loan markets. We note that over time, the average EBITDA of companies in our portfolio has grown significantly as the scale of private market solutions has grown. Across our investments, we typically seek to be senior in the capital structure, targeting a loan-to-value ratio (the amount of outstanding debt as a percentage of the value of the company) of 50% or below on average, which may provide a level of downside protection and help preserve capital.
We expect that our portfolio composition will be comprised predominantly of directly originated debt and income producing securities, with a lesser allocation to equity or equity-linked opportunities, including publicly traded debt instruments, which we may hold directly or through specialty purpose vehicles and joint ventures. These investments may include high-yield bonds, which are often referred to as “junk bonds”, and broadly syndicated loans. In addition, we may invest a portion of our portfolio in opportunistic investments and publicly traded debt investments, we may evaluate and enter into strategic portfolio transactions which may result in additional portfolio companies which we are considered to control. These types of investments are intended to supplement our core strategy and further enhance returns to our shareholders. These investments may include high-yield bonds and broadly-syndicated loans, including “covenant lite” loans and other publicly traded debt instruments, which are typically originated and structured by banks on behalf of large corporate borrowers with employee counts, revenues, EBITDAs and enterprise values larger than those of middle market companies, and equity investments in portfolio companies that make senior secured loans or invest in broadly syndicated loans, structured products, asset-based solutions or other forms of specialty finance, which may include, but is not limited to, investments such as life settlements, royalty interests and equipment finance. Our portfolio composition may fluctuate from time to time based on market conditions and interest rates.
Covenants are contractual restrictions that lenders place on companies to limit the corporate actions a company may pursue. Generally, the loans in which we expect to invest will have financial maintenance covenants, which are used to proactively address materially adverse changes in a portfolio company’s financial performance. However, to a lesser extent, we may invest in “covenant- lite” loans. We use the term “covenant-lite” to refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent we invest in “covenant-lite” loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

We target portfolio companies where we can structure larger transactions that comprise 1-2% of our portfolio (with no individual portfolio company generally expected to comprise greater than 5% of our portfolio). As of March 31, 2026, our average investment size in each of our portfolio companies was approximately $98.3 million based on fair value. The investment size will vary with the size of our capital base and market conditions. As of March 31, 2026, excluding the investment in OCIC SLF, Credit SLF and certain investments that fall outside our typical borrower profile, our portfolio companies representing 91.9% of our total debt portfolio based on fair value, had weighted average annual revenue of $1.22 billion, weighted average annual EBITDA of $292.8 million, an average interest coverage of 2.1x and an average net loan-to-value of 42.9%.
The companies in which we invest use our capital primarily to support their growth, acquisitions, market or product expansion, refinancings and/or recapitalizations. The debt in which we invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “junk”.
Key Components of Our Results of Operations
Investments
We focus primarily on the direct origination of loans to institutionally-backed, upper middle market companies domiciled in the United States.
Our level of investment activity (both the number of investments and the size of each investment) can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to middle market companies, the level of merger and acquisition activity for such companies, the general economic environment and the competitive environment for the types of investments we make.
In addition, as part of our risk strategy on investments, we may reduce the levels of certain investments through partial sales or syndication to additional lenders.
Revenues
We generate revenues primarily in the form of interest income from the investments we hold. In addition, we may generate income from dividends on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. Our debt investments typically have a term of three to ten years. As of March 31, 2026, 98.1% of our debt investments based on fair value bear interest at a floating rate, subject to interest rate floors in certain cases. Interest on our debt investments is generally payable either monthly or quarterly.
Our investment portfolio consists primarily of floating rate loans, and our credit facilities bear interest at floating rates. Macro trends in base interest rates like SOFR and any other alternative reference rates may affect our net investment income over the long term. However, because we generally originate loans to a small number of portfolio companies each quarter, and those investments vary in size, our results in any given period, including the interest rate on investments that may be sold or repaid in a period compared to the interest rate of new investments made during that period, often are idiosyncratic, and reflect the characteristics of the particular portfolio companies that we invested in or exited during the period and not necessarily any trends in our business or macro trends. Generally, because our portfolio consists primarily of floating rate loans, we expect our earnings to benefit from a prolonged higher rate environment.
Loan origination fees, original issue discount and market discount or premium are capitalized, and we accrete or amortize such amounts under U.S. generally accepted accounting principles (“U.S. GAAP”) as interest income using the effective yield method for term instruments and the straight-line method for revolving or delayed draw instruments. Repayments of our debt investments can reduce interest income from period to period. The frequency or volume of these repayments may fluctuate significantly. We record prepayment premiums on loans as interest income. We may also generate revenue in the form of commitment, loan origination, structuring, or due diligence fees, fees for providing managerial assistance to our portfolio companies and possibly consulting fees.
Dividend income on equity investments is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded companies.
Our portfolio activity also reflects the proceeds from sales of investments. We recognize realized gains or losses on investments based on the difference between the net proceeds from the disposition and the amortized cost basis of the investment without regard to unrealized gains or losses previously recognized. We record current period changes in fair value of investments that are measured at fair value as a component of the net change in unrealized gains (losses) on investments in the Consolidated Statements of Operations.
Expenses
Our primary operating expenses include the payment of the management fee, performance based incentive fee, expenses reimbursable under the Administration Agreement and Investment Advisory Agreement, legal and professional fees, interest and other debt expenses and other operating expenses. The management fee and performance based incentive fee compensate our Adviser for work in identifying, evaluating, negotiating, closing, monitoring and realizing our investments.

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, are provided and paid for by the Adviser. We bear our allocable portion of the compensation paid by the Adviser (or its affiliates) to our Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to our business affairs). We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (i) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (ii) our allocable portion of overhead and other expenses incurred by the Adviser in performing its administrative obligations under the Administration Agreement; and (iii) all other expenses of our operations and transactions including, without limitation, those relating to:
•expenses deemed to be “organization and offering expenses” for purposes of FINRA Conduct Rule 2310(a)(12) (exclusive of commissions, the dealer manager fee, any discounts and other similar expenses paid by investors at the time of sale of our stock);
•the cost of corporate and organizational expenses relating to offerings of shares of our common stock;
•the cost of calculating our net asset value, including the cost of any third-party valuation services;
•the cost of effecting any sales and repurchases of our common stock and other securities;
•fees and expenses payable under any dealer manager agreements, if any;
•debt service and other costs of borrowings or other financing arrangements;
•costs of hedging;
•expenses, including travel expense, incurred by the Adviser, or members of the investment team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing our rights;
•escrow agent, transfer agent and custodial fees and expenses;
•fees and expenses associated with marketing efforts;
•federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies;
•U.S. federal, state and local taxes;
•independent directors’ fees and expenses, including certain travel expenses;
•costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration fees, listing fees and licenses, and the compensation of professionals responsible for the preparation of the foregoing;
•the costs of any reports, proxy statements or other notices to our shareholders (including printing and mailing costs);
•the costs of any shareholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters;
•commissions and other compensation payable to brokers or dealers;
•research and market data;
•fidelity bond, directors’ and officers’ errors and omissions liability insurance and other insurance premiums;
•direct costs and expenses of administration, including printing, mailing, long distance telephone and staff;
•fees and expenses associated with independent audits, outside legal and consulting costs;
•costs of winding up;
•costs incurred in connection with the formation or maintenance of entities or vehicles to hold our assets for tax or other purposes;
•extraordinary expenses (such as litigation or indemnification); and
•costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws.
The Adviser is responsible for the payment of our organization and offering expenses to the extent that these expenses exceed 1.5% of the aggregate gross offering proceeds, without recourse against or reimbursement by us. We expect, but cannot assure, that our general and administrative expenses will increase in dollar terms during periods of asset growth, but will decline as a percentage of total assets during such periods.
Reimbursement of Administrative Services
We will reimburse our Adviser for the administrative expenses necessary for its performance of services to us. However, such reimbursement will be made at an amount equal to the lower of our Adviser’s actual costs or the amount that we would be required to pay for comparable administrative services in the same geographic location. Also, such costs will be reasonably allocated to us on the basis of assets, revenues, time records or other reasonable methods. We will not reimburse our Adviser for any services for which it receives a separate fee, for example rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of our Adviser.
Leverage
The amount of leverage we use in any period depends on a variety of factors, including cash available for investing, the cost of financing and general economic and market conditions. On September 30, 2020, we received shareholder approval that allowed us to reduce our asset coverage ratio to 150% effective October 1, 2020. and in connection with their subscription agreements, our investors are required to acknowledge our ability to operate with an asset coverage ratio that may be as low as 150%. As a result, we generally will be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to the common stock if our asset coverage, as defined in the 1940 Act, would at least be equal to 150% immediately after each such issuance. This reduced asset coverage ratio permits us to double the amount of leverage we can incur. For example, under a 150% asset coverage ratio we may borrow $2 for investment purposes of every $1 of investor equity whereas under a 200% asset coverage ratio we may only borrow $1 for investment purposes for every $1 of investor equity.
In any period, our interest expense will depend largely on the extent of our borrowing and we expect interest expense will increase as we increase our leverage over time subject to the limits of the 1940 Act. In addition, we may dedicate assets to financing facilities.
Potential Market Trends
Broader geopolitical developments, including the conflict involving Iran, have contributed to elevated market volatility, even if they have not altered the fundamental operating environment for the U.S. companies in which we invest. We actively monitor these dynamics alongside other sources of risk. As part of our standard valuation and risk management processes, we conduct reviews of every investment in our portfolio on a quarterly basis. In response to heightened uncertainty over the last year, we took additional, proactive steps to reassess risk across our portfolio. We conducted thematic stress tests twice – first in response to tariff policies implemented in 2025, and more recently to evaluate the potential implications of rapid advancements in artificial intelligence. These additional reviews reinforced our confidence that our portfolio is well positioned, supported by borrowers with strong business fundamentals and defensive characteristics.
We believe the middle market lending environment provides opportunities for us to meet our goal of making investments that generate attractive risk-adjusted returns based on a combination of the following factors.
Limited Availability of Capital for Middle Market Companies — The middle market is a large addressable market. According to GE Capital’s National Center for the Middle Market Year-End 2025 Middle Market Indicator, there are approximately 200,000 U.S. middle market companies, which have approximately 48 million aggregate employees. Moreover, the U.S. middle market accounts for one-third of private sector gross domestic product (“GDP”). GE defines U.S. middle market companies as those between $10 million and $1.00 billion in annual revenue, which we believe has significant overlap with our definition of U.S. middle market companies. We believe U.S. middle market companies will continue to require access to debt capital to refinance existing debt, support growth and finance acquisitions. We believe that regulatory and structural factors, industry consolidation and general risk aversion, limit the amount of traditional financing available to U.S. middle market companies. We believe that many commercial and investment banks have, in recent years, de-emphasized their service and product offerings to middle market businesses in favor of lending to large corporate clients and managing capital markets transactions. In addition, these lenders may be constrained in their ability to underwrite and hold bank loans and high yield securities for middle market issuers as they seek to meet existing and future regulatory capital requirements. We also believe that there are a lack of market participants that are willing to hold meaningful amounts of certain middle market loans. As a result, we believe our ability to minimize syndication risk for a company seeking financing by being able to hold its loans without having to syndicate them, coupled with reduced capacity of traditional lenders to serve the middle market, present an attractive opportunity to invest in middle market companies.
Capital Markets Have Been Unable to Fill the Void in U.S. Middle Market Finance Left by Banks — Access to underwritten bond and syndicated loan markets is challenging for middle market companies due to loan size and liquidity. For example, high yield bonds are generally purchased by institutional investors, such as mutual funds and exchange traded funds (“ETFs”), who among other things, are focused on the liquidity characteristics of the bond being issued in order to fund investor redemptions and/or comply with regulatory requirements. Accordingly, the existence of an active secondary market for bonds is an important consideration in these entities’ initial investment decision.
Syndicated loans arranged through a bank are done either on a “best efforts” basis or are underwritten with terms plus provisions that permit the underwriters to change certain terms, including pricing, structure, yield and tenor, otherwise known as “flex”, to successfully syndicate the loan, in the event the terms initially marketed are insufficiently attractive to investors. Furthermore, banks are generally reluctant to underwrite middle market loans because the arrangement fees they may earn on the placement of the debt generally are not sufficient to meet the banks’ return hurdles. Loans provided by companies such as ours provide certainty to issuers in that we have a more stable capital base and have the ability to invest in illiquid assets, and we can commit to a given amount of debt on specific terms, at stated coupons and with agreed upon fees. As we are the ultimate holder of the loans, we do not require market

“flex” or other arrangements that banks may require when acting on an agency basis. In addition, our Adviser has teams focused on both liquid credit and private credit and these teams are able to collaborate with respect to syndicated loans.
Secular Trends Supporting Growth for Private Credit — We believe that periods of market volatility, such as the current period of market volatility caused, in part, by uncertainty regarding inflation and interest rates, and current geopolitical conditions, have accentuated the advantages of private credit. The availability of capital in the liquid credit market is highly sensitive to market conditions whereas we believe private lending has proven to be a stable and reliable source of capital through periods of volatility. We believe the opportunity set for private credit will continue to expand even as the public loan markets remain open. Financial sponsors and companies today are familiar with direct lending and have seen firsthand the strong value proposition that a private solution can offer. Scale, certainty of execution and flexibility all provide borrowers with a compelling alternative to the syndicated and high yield markets. Based on our experience, larger, higher quality credits that have traditionally been issuers in the syndicated loan and high yield markets are increasingly seeking private solutions independent of credit market conditions. In our view, this is supported by financial sponsors wanting to work with collaborative financing partners that have scale and breadth of capabilities. This has driven substantial growth in direct lending portfolio companies over time. Given the dynamics mentioned above, we believe this trend is poised to continue and that the large amount of uninvested capital held by funds of private equity firms broadly, estimated by Preqin Ltd., an alternative assets industry data and research company, to be $2.7 trillion as of December 31, 2025, will continue to serve as a tailwind to the space.
Attractive Investment Dynamics — An imbalance between the supply of, and demand for, middle market debt capital creates attractive pricing dynamics. We believe the directly negotiated nature of middle market financings also generally provides more favorable terms to the lender, including stronger covenant and reporting packages, better call protection, and lender-protective change of control provisions. Additionally, we believe BDC managers’ expertise in credit selection and ability to manage through credit cycles has generally resulted in BDCs experiencing lower loss rates than U.S. commercial banks through credit cycles. Further, we believe that historical middle market default rates have been lower, and recovery rates have been higher, as compared to the larger market capitalization, broadly distributed market, leading to lower cumulative losses.
Conservative Capital Structures — With more conservative capital structures, U.S. middle market companies have exhibited higher levels of cash flows available to service their debt. In addition, U.S. middle market companies often are characterized by simpler capital structures than larger borrowers, which facilitates a streamlined underwriting process and, when necessary, restructuring process.
Attractive Opportunities in Investments in Loans — We invest in senior secured or unsecured loans, subordinated loans or mezzanine loans, broadly syndicated loans and, to a lesser extent, equity and equity-related securities. We believe that opportunities in senior secured loans are significant because of the floating rate structure of most senior secured debt issuances and because of the strong defensive characteristics of these types of investments. We believe that debt issues with floating interest rates offer a superior return profile as compared with fixed-rate investments, since floating rate structures are generally less susceptible to declines in value experienced by fixed-rate securities in a rising interest rate environment. Senior secured debt also provides strong defensive characteristics. Senior secured debt has priority in payment among an issuer’s security holders whereby holders are due to receive payment before junior creditors and equity holders. Further, these investments are secured by the issuer’s assets, which may provide protection in the event of a default.
Portfolio and Investment Activity
Our business is impacted by conditions in the financial markets and economic conditions in the United States, and to a lesser extent, globally.
During the first quarter of 2026, global equity and debt markets experienced elevated volatility, with spread widening in fixed income markets as a result of intensifying geopolitical conflicts and heightened focus on the evolution of artificial intelligence (“AI”). The 10-year Treasury yield ended the first quarter of 2026 up nearly 15 basis points since the end of 2025 and the CBOE Volatility Index peaked above 30 during the first quarter of 2026, its highest level since April 2025. As a result of this volatility and higher inflation expectations, the Federal Reserve is now expected to maintain current interest rates in the near term. This volatility, coupled with the higher focus on private credit, has also resulted in more modest inflows and higher redemption requests at non-traded BDCs.
As a result, we approached this environment more conservatively resulting in a slower pace of origination activity in the quarter ended March 31, 2026; however, underlying credit performance remains strong and market spreads are beginning to widen. We have available capital to deploy into attractive risk-adjusted opportunities as the pipeline of compelling investments builds. We have also leveraged Blue Owl’s expanded capabilities in alternative and asset-based credit, as well as digital infrastructure, to access attractive risk-adjusted opportunities and accretive, non-correlated returns. We have continued to invest in our specialty finance vehicles and joint ventures where we continue to see opportunities for higher returns that are less correlated with our core direct lending strategy.

Specifically, we invest in OCIC SLF, Credit SLF, Blue Owl Leasing and in specialty financing portfolio companies, including Fifth Season, LSI Financing DAC, LSI Financing LLC, Wingspire, Blue Owl Cross-Strategy Opportunities 2025-1 LLC (fka Blue Owl Cross-Strategy Opportunities LLC) (“BOCSO”) and Amergin AssetCo. See “Specialty Financing Portfolio Companies” and “Joint Ventures.” These companies may use our capital to support acquisitions which could continue to lead to increased dividend income supported by well-diversified underlying portfolios. We view these companies as a complement to our lending strategy and expect them to help offset rate and spread volatility and support net asset value growth. These companies have strong underlying diversification and generate predictable income streams.
Consistent with our last several quarters, a substantial portion of our financings are with existing borrowers, with the majority coming from large, incumbent borrowers, reflecting the advantage of incumbency and scale and allowing us to support their continued growth and maintain the credit quality of our portfolio.
We continue to focus on investing in upper middle-market businesses in non-cyclical industries we view as recession resistant and that we are familiar with, including defensive service-oriented sectors that provide intangible mission-critical solutions and products such as healthcare, business services, technology and insurance brokerage. These companies have diversified revenue streams, strong recurring cash flow profiles and healthy liquidity.
Blue Owl serves as the lead, co-lead or administrative agent on many of our investments and the majority of our investments are supported by sophisticated financial sponsors who provide operational and financial resources. Our borrowers have a weighted average EBITDA of approximately $292.8 million (up from approximately $166.7 million in 2021) and average revenue of approximately $1.22 billion (up from approximately $756.2 million in 2021) and we believe this scale contributes to the durability of our borrowers and their ability to adapt to different economic environments. In addition, Blue Owl’s direct lending strategy continues to invest in, and is often the lead lender or administrative agent on, transactions in excess of $1.00 billion in size, which gives us the ability to structure the terms of such deals to maximize deal economics and credit protection and provide customized flexible solutions. The average hold size of Blue Owl’s direct lending strategy’s new investments is approximately $350.0 million (up from approximately $200.0 million in 2021) and average total new deal size is $1.50 billion (up from approximately $600.0 million in 2021).
We believe that the construction of our current portfolio coupled with our experienced investment team and strong underwriting standards leave us well-positioned for the current economic environment. Many of the companies in which we invest are continuing to see modest growth in both revenues and EBITDA. However, in the event of further geopolitical, economic and financial market instability in the U.S. and elsewhere, it is possible that the results of some of the middle-market companies similar to those in which we invest could be challenged.
The markdowns on our investments were primarily driven by credit spread widening and not a deterioration in the underlying quality of our assets. Across the portfolio we are not seeing a meaningful increase in amendment activity, requests for increased revolver borrowings, missed payments or other signs of an overall, broad deterioration in our results or those of our portfolio companies at this time, there can be no assurance that the performance of certain of our portfolio companies will not be negatively impacted by economic conditions, which could have a negative impact on our future results.
Our technology portfolio is managed by 40 dedicated investment professionals who assess the risks and opportunities of our prospective and existing investments, which has included those related to AI, for many years. As of March 31, 2026, year over year, our software borrowers, which make up 22% of the portfolio, continued to deliver revenue and EBITDA growth consistent with our broader investments. We also believe that our software borrowers are well positioned to evolve as a result of developments in AI and believe that a limited portion of these investments are subject to risk of significant disruption.
Within software, we remain focused on scaled companies that offer mission-critical solutions to established customer bases, with strong customer retention rates and high switching costs. We intend to continue to invest in companies that offer a depth of broad, integrated solutions and product offerings across a geographic diversity and we emphasize agile, adaptable technology that enables fast integration of AI and other emerging technologies to maintain a competitive edge. Specifically, within enterprise software we currently focus on investing in application software, which represents the operating layer for core business functions; systems and infrastructure software, which is the defense layer that protects enterprise data and networks and of which cybersecurity is a large component; and fintech and payments software, which provide critical means for the global movement of capital. We believe that these categories of enterprise software play specific, functional roles that will be difficult to bypass even as technology shifts because the need for auditability, control and data integrity will remain constant and these categories of software will provide a stable layer through which new technology is governed and executed. We also intend to identify ways to participate in growth of various industries as a result of AI. In the future, we may evaluate cross-platform opportunities to invest in data center assets and AI related equipment such as graphic processing units.
As of March 31, 2026, based on fair value, our portfolio consisted of 87.3% first lien senior secured debt investments (of which 43.1% we consider to be unitranche debt investments (including “last-out” portions of such loans)), 3.8% second-lien senior secured debt investments, 1.2% unsecured debt investments, 0.4% specialty finance debt investments, 1.4% preferred equity investments, 1.3% common equity investments, 3.6% specialty finance equity investments and 1.0% joint ventures.

As of March 31, 2026, our weighted average total yield of the portfolio at fair value and amortized cost was 8.9% and 8.8%, respectively, and our weighted average yield of accruing debt and income producing securities at fair value and amortized cost was 9.1% and 8.9%, respectively. Refer to our weighted average yields and interest rates table for more information on our calculation of weighted average yields. As of March 31, 2026, the weighted average spread of total debt investments was 5.0%.
As of March 31, 2026 we had investments in 361 portfolio companies with an aggregate fair value of $35.50 billion. As of March 31, 2026, we had net leverage of 0.83x debt-to-equity and we target net leverage of 0.90x-1.25x debt-to-equity.
Our investment activity for the following periods is presented below (information presented herein is at par value unless otherwise indicated):

	Three Months Ended March 31,
($ in thousands)	2026	2025
New investment commitments:
Gross originations	$3,228,891	$6,628,211
Less: Sell downs	(7,731)	—
Total new investment commitments	$3,221,160	$6,628,211
Principal amount of new investments funded:
First-lien senior secured debt investments	$1,886,654	$5,253,719
Second-lien senior secured debt investments	—	26,017
Unsecured debt investments	—	139,609
Specialty finance debt investments	—	13,526
Preferred equity investments	9,880	88,049
Common equity investments	30,163	7,493
Specialty finance equity investments	401,259	3,623
Joint venture investments	3,623	1,231
Total principal amount of new investments funded	$2,331,579	$5,533,267

Drawdowns (repayments) on revolvers and delayed draw term loans, net	$547,885	$270,662

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	$(2,695,168)	$(2,351,031)
Second-lien senior secured debt investments	(79,017)	(19,000)
Unsecured debt investments	(42,624)	(139,609)
Specialty finance debt investments	—	(1,363)
Preferred equity investments	(2,232)	(27,502)
Common equity investments	(3,204)	—
Specialty finance equity investments	(7,909)	(77,251)
Joint venture investments	—	—
Total principal amount of investments sold or repaid	$(2,830,154)	$(2,615,756)
Number of new investment commitments in new portfolio companies(2)	24	46
Average new investment commitment amount in new portfolio companies(2)	67,218	75,382
Weighted average term for new debt investment commitments (in years)	5.7	6.8
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—%	—%
Weighted average interest rate of new debt investment commitments(3)	8.2%	8.8%
Weighted Average Spread Over Applicable Base Rate of New Debt Investment Commitments at Floating Rates	4.6%	4.5%

(1)Includes scheduled paydowns.
(2)Number of new investment commitments represents commitments to a particular portfolio company.
(3)Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 3.68% and 4.29% as of March 31, 2026 and 2025, respectively.

Investments at fair value and amortized cost consisted of the below as of the following periods:

	March 31, 2026		December 31, 2025
($ in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First-lien senior secured debt investments(1)	$31,431,207	$30,985,887	$31,727,075	$31,597,264
Second-lien senior secured debt investments	1,482,929	1,342,673	1,554,896	1,500,498
Unsecured debt investments	433,479	439,084	463,745	479,850
Specialty finance debt investments	136,796	136,796	134,800	134,800
Preferred equity investments	517,490	506,595	508,942	496,312
Common equity investments	399,883	457,746	370,541	435,238
Specialty finance equity investments	1,209,838	1,293,753	814,147	900,635
Joint ventures	412,634	337,916	409,012	374,351
Total Investments	$36,024,256	$35,500,450	$35,983,158	$35,918,948

(1)We consider 43.1% and 40.5% of first-lien senior secured debt investments to be unitranche loans as of March 31, 2026 and December 31, 2025, respectively.
The table below describes investments by industry composition based on fair value as of the following periods:

	March 31, 2026	December 31, 2025
Advertising and media	1.4%	1.3%
Aerospace and defense	0.8	0.9
Asset based lending and fund finance(1)	1.7	1.5
Automotive services	2.2	2.1
Buildings and real estate(6)	3.1	2.9
Business services	4.1	3.9
Chemicals	2.2	2.1
Consumer products	1.4	1.6
Containers and packaging	2.5	2.7
Distribution	2.2	2.5
Education	0.5	0.6
Energy equipment and services	0.2	0.2
Financial services	6.4	6.5
Food and beverage	4.6	4.7
Healthcare equipment and services	6.9	7.0
Healthcare providers and services	13.2	13.9
Healthcare technology	5.8	5.6
Household products	1.6	1.5
Human resource support services	0.7	0.7
Infrastructure and environmental services	2.3	2.3
Insurance(2)	8.7	8.8
Internet software and services	12.5	11.6
Joint ventures(3)	1.0	1.0
Leisure and entertainment	2.7	2.8
Manufacturing	1.4	2.0
Pharmaceuticals(4)	2.3	1.4
Professional services	4.7	4.8
Specialty retail	0.9	0.9
Telecommunications	1.5	1.7
Transportation	0.5	0.5
Total	100.0%	100.0%

(1)Includes investments in Amergin AssetCo, BOCSO and Wingspire.
(2)Includes investment in Fifth Season.
(3)Includes investments in OCIC SLF, Credit SLF and Blue Owl Leasing. See below, within Note 4, for more information.
(4)Includes investments in LSI Financing DAC and LSI Financing LLC.
(5)Rounds to less than 0.1%.
(6)Includes investments in Owl-HP Finance.
The table below describes investments by geographic composition based on fair value as of the following periods:

	March 31, 2026	December 31, 2025
United States:
Midwest	17.9%	17.5%
Northeast	22.1	21.9
South	32.0	32.8
West	19.2	19.2
International	8.8	8.6
Total	100.0%	100.0%
The table below describes the weighted average yields and interest rates of our investments based on fair value as of the following periods:

	As of March 31, 2026	As of December 31, 2025
Weighted average total yield of portfolio(1)	8.9%	8.9%
Weighted average total yield of debt and income producing securities(1)	9.1%	9.1%
Weighted average interest rate of debt securities	8.7%	8.7%
Weighted average spread over base rate of all floating rate investments	5.0%	5.0%

(1)For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending fair value. In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend or interest income is annualized.
The weighted average yield of our debt and income producing securities is not the same as a return on investment for our shareholders but, rather, relates to a portion of our investment portfolio and is calculated before the payment of all of our and our subsidiaries’ fees and expenses. The weighted average yield was computed using the effective interest rates as of each respective date, including accretion of original issue discount and loan origination fees, but excluding investments on non-accrual status, if any. There can be no assurance that the weighted average yield will remain at its current level.
Our Adviser monitors our portfolio companies on an ongoing basis. It monitors the financial trends of each portfolio company to determine if they are meeting their respective business plans and to assess the appropriate course of action with respect to each portfolio company. Our Adviser has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:
•assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;
•periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;
•comparisons to other companies in the portfolio company’s industry; and
•review of monthly or quarterly financial statements and financial projections for portfolio companies.
An investment will be placed on the Adviser’s credit watch list when select events occur and will only be removed from the watch list with oversight of the Diversified Lending Investment Committee and/or other agents of Blue Owl’s Credit platform. Once an investment is on the credit watch list, the Adviser works with the borrower to resolve any financial stress through amendments, waivers or other alternatives. If a borrower defaults on its payment obligations, the Adviser’s focus shifts to capital recovery. If an investment needs to be restructured, the Adviser’s workout team partners with the investment team and all material amendments, waivers and restructurings require the approval of a majority of the Diversified Lending Investment Committee.
As part of the monitoring process, our Adviser employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, our Adviser rates the credit risk of all investments on a scale of 1 to 5. This system is intended primarily to reflect the underlying risk of a portfolio investment relative to our initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. The rating system is as follows:

Investment Rating	Description
1	Investments rated 1 involve the least amount of risk to our initial cost basis. The borrower is performing above expectations, and the trends and risk factors for this investment since origination or acquisition are generally favorable;
2	Investments rated 2 involve an acceptable level of risk that is similar to the risk at the time of origination or acquisition. The borrower is generally performing as expected and the risk factors are neutral to favorable. All investments or acquired investments in new portfolio companies are initially assessed a rating of 2;
3	Investments rated 3 involve a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination or acquisition;
4	Investments rated 4 involve a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination or acquisition. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 120 days past due); and
5	Investments rated 5 involve a borrower performing substantially below expectations and indicates that the loan’s risk has increased substantially since origination or acquisition. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 5 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.
Our Adviser rates the investments in our portfolio at least quarterly and it is possible that the rating of a portfolio investment may be reduced or increased over time. For investments rated 3, 4 or 5, our Adviser enhances its level of scrutiny over the monitoring of such portfolio company.
The Adviser has built out its portfolio management team to include workout experts who closely monitor our portfolio companies and who, on at least a quarterly basis, assess each portfolio company’s operational and liquidity exposure and outlook to understand and mitigate risks; and, on at least a monthly basis, evaluates existing and newly identified situations where operating results are deviating from expectations. As part of its monitoring process, the Adviser focuses on projected liquidity needs and where warranted, re-underwriting credits and evaluating downside and liquidation scenarios.
The Adviser focuses on downside protection by leveraging existing rights available under our credit documents; however, for investments that are significantly underperforming or which may need to be restructured, the Adviser’s workout team partners with the investment team and all material amendments, waivers and restructurings require the approval of a majority of the Diversified Lending Investment Committee. As of March 31, 2026, three of our portfolio companies are on non-accrual. Our average annual gain/(loss) ratio is (0.14)%.
The following table shows the composition of our portfolio on the 1 to 5 rating scale as of the following periods:

	As of March 31, 2026		As of December 31, 2025
Investment Rating	Investments at Fair Value	Percentage of Total Portfolio	Investments at Fair Value	Percentage of Total Portfolio
($ in thousands)
1	$2,293,760	6.5%	$3,024,891	8.4%
2	31,219,448	87.9	30,964,900	86.2
3	1,906,295	5.4	1,802,851	5.0
4	79,594	0.2	102,729	0.3
5	1,353	0.0	23,577	0.1
Total	$35,500,450	100.0%	$35,918,948	100.0%
The following table shows the amortized cost of our performing and non-accrual investments as of the following periods:

	As of March 31, 2026				As of December 31, 2025
($ in thousands)	Amortized Cost	Percentage	Fair Value	Percentage	Amortized Cost	Percentage	Fair Value	Percentage
Performing	$35,896,796	99.6%	$35,420,609	99.8%	$35,782,251	99.4%	$35,793,812	99.7%
Non-accrual	127,460	0.4%	79,841	0.2%	200,907	0.6%	125,136	0.3%
Total	$36,024,256	100.0%	$35,500,450	100.0%	$35,983,158	100.0%	$35,918,948	100.0%
Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.
Specialty Financing Portfolio Companies and Joint Ventures
We leverage the expanding role that private lenders are being asked to play in the broader credit markets to evaluate cross-platform opportunities including strategic equity and accretive joint venture investments that have cash flow and credit profiles that provide consistent income.
Specialty Finance Portfolio Companies
Amergin was created to invest in a leasing platform focused on railcar, aviation and other long-lived transportation assets. Amergin acquires existing on-lease portfolios of new and end-of-life railcars and related equipment and selectively purchases off-lease assets and is building a commercial aircraft portfolio through aircraft financing and engine acquisition on a sale and lease back basis. Amergin consists of Amergin AssetCo and Amergin Asset Management, LLC, which has entered into a Servicing Agreement with Amergin AssetCo. We made an initial equity commitment to Amergin AssetCo on July 1, 2022. As of March 31, 2026, our commitment to Amergin AssetCo is $231.6 million, of which $94.8 million is equity and $136.8 million is debt. As of March 31, 2026, the fair value of our investment in Amergin AssetCo was $216.2 million. As of March 31, 2026, the fair value of our investment in Amergin Asset Management, LLC was $2.0 million. We do not consolidate our equity interest in Amergin AssetCo or Amergin Asset Management, LLC.
BOCSO was formed to hold alternative credit assets, including ABF. ABF is a subsector of private credit focused on generating income from pools of financial, physical or other assets. As of March 31, 2026, the portfolio consists of five investments totaling $1.03 billion at cost and fair value, respectively, and ranging in cost from $24.9 million to $379.6 million and with fair value ranging from $24.7 million to $378.0 million. The largest investment is 36.9% of the total cost of BOCSO’s portfolio. As of March 31, 2026, the portfolio asset class composition was 65.6% ABF — Specialty finance, 32.0% ABF — Leasing, and 2.4% ABF — Commercial Real Estate. We do not consolidate our equity interest in BOCSO.
Fifth Season is a portfolio company created to invest in life insurance based assets, including secondary and tertiary life settlement and other life insurance exposures using detailed analytics, internal life expectancy review and sophisticated portfolio management techniques. On July 18, 2022, we made an initial equity commitment to Fifth Season. As of March 31, 2026, the fair value of our investment in Fifth Season was $345.8 million. We do not consolidate our equity interest in Fifth Season.
LSI Financing DAC is a portfolio company formed to acquire contractual rights to revenue pursuant to earnout agreements generally in the life sciences space. On December 14, 2022, we made an initial equity commitment to LSI Financing DAC. As of March 31, 2026, fair value of our investment in LSI Financing DAC is $4.2 million. We do not consolidate our equity interest in LSI Financing DAC.
LSI Financing LLC is a separately managed portfolio company formed to indirectly own royalty purchase agreements and loans in the life sciences space. The Adviser provides consulting services to a subsidiary of LSI Financing LLC in exchange for a fee. The Adviser has agreed to waive a portion of the management fee payable by us pursuant to the Investment Advisory Agreement equal to our pro rata amount of such consulting fee. On November 25, 2024, we made an initial equity commitment to LSI Financing LLC. As of March 31, 2026, the fair value of our investment in LSI Financing LLC is $561.4 million and our total commitment is $724.7 million. We do not consolidate our equity interest in LSI Financing LLC.
Wingspire is an independent diversified direct lender focused on providing asset-based commercial finance loans and related senior secured loans to U.S.-based middle-market borrowers. Wingspire offers a wide variety of asset-based financing solutions to businesses in an array of industries, including revolving credit facilities, machinery and equipment term loans, real estate term loans, first-in/last-out tranches, cash flow term loans, and opportunistic/bridge financings. Wingspire conducts its business through an indirectly owned subsidiary, Wingspire Capital LLC. On November 7, 2025, we made an initial equity commitment to Wingspire. As of March 31, 2026, the fair value of our investment in Wingspire is $10.1 million and our total commitment is $45.0 million. We do not consolidate our equity interest in Wingspire.
Owl-HP Finance is an investment partnership with Hearthstone Residential Holdings (“Hearthstone”), a majority-owned subsidiary of Five Point Holdings, LLC (“Five Point”) (NYSE:FPH). Owl-HP Finance was created to invest in residential land banking (or lot option) programs that provide capital to public home builders. As of March 31, 2026, the Company’s investment at fair value in Owl-HP Finance was $44.1 million and our total commitment was $215.5 million. We do not consolidate our equity interest in Owl-HP Finance.
Joint Ventures
OCIC SLF LLC (f/k/a Blue Owl Credit Income Senior Loan Fund LLC) (“OCIC SLF”), a Delaware limited liability company, was formed as a wholly-owned subsidiary of the Company and commenced operations on February 14, 2022. On November 2, 2022, the Company and State Teachers Retirement System of Ohio (“OSTRS” and together with the Company, the “Members” and each, a “Member”) entered into an Amended and Restated Limited Liability Company Agreement to co-manage OCIC SLF as a joint-venture. OCIC SLF’s principal purpose is to make investments, primarily in senior secured loans that are made to middle-market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. The Company and OSTRS have agreed to contribute $437.5 million and $62.5 million, respectively, to OCIC SLF. The Company and OSTRS have a 87.5% and 12.5% economic ownership, respectively, in OCIC SLF. Except under certain circumstances, contributions to OCIC SLF cannot be redeemed. OCIC SLF is managed by a board consisting of an equal number of representatives appointed by each Member and which acts unanimously. Investment decisions must be approved unanimously by an investment committee consisting of an equal number of representative appointed by each Member. We do not consolidate our non-controlling interest in OCIC SLF.
Refer to Exhibit 99.1 for the OCIC SLF’s Supplemental Financial Information.
On May 6, 2024, Credit SLF, a Delaware limited liability company, was formed as a joint venture between the Credit SLF Members. The Credit SLF Members co-manage Credit SLF. Credit SLF’s principal purpose is to make investments in senior secured loans to middle-market companies, broadly syndicated loans and senior and subordinated notes issued by collateralized loan obligations. Credit SLF is managed by a board consisting of an equal number of representatives appointed by each Credit SLF Member and which acts unanimously. Investment decisions must be approved by Credit SLF’s board. Our investment in Credit SLF is a co-investment made with our affiliates in accordance with the terms of the exemptive relief that we received from the SEC. We do not consolidate our non-controlling interest in Credit SLF.
Refer to Exhibit 99.2 for the Credit SLF’s Supplemental Financial Information.
On June 30, 2025, Blue Owl Leasing, a Delaware limited liability company, was formed as a joint venture between the Blue Owl Leasing Members. The Blue Owl Leasing Members co-manage Blue Owl Leasing. Blue Owl Leasing’s principal purpose is to make investments in leases and loans. Investment decisions must be approved by Blue Owl Leasing. Our investment in Blue Owl Leasing is a co-investment made with our affiliates in accordance with the terms of the exemptive relief that we received from the SEC. We do not consolidate our non-controlling interest in Blue Owl Leasing.
Refer to Exhibit 99.3 for the Blue Owl Leasing’s Supplemental Financial Information.
Results of Operations
The following table represents the operating results for the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2026	2025	$ Change
Total Investment Income	$833,503	$707,250	$126,253
Less: Operating Expenses	407,420	338,304	69,116
Net Investment Income (Loss) Before Taxes	426,083	368,946	57,137
Less: Income taxes, including excise taxes	(25)	220	(245)
Net Investment Income (Loss) After Taxes	426,108	368,726	57,382
Net change in unrealized gain (loss)	(443,451)	(53,113)	(390,338)
Net realized gain (loss)	(63,023)	(63,880)	857
Net Increase (Decrease) in Net Assets Resulting from Operations	$(80,366)	$251,733	$(332,099)
Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including the level of investment originations and exit activity, expenses, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. For the quarter ended March 31, 2026, our net asset value per share decreased, primarily driven by depreciation on the investment portfolio, and dividends paid in excess of earnings. For the quarter ended March 31, 2025, our net asset value per share decreased, primarily driven by a decrease in the fair value of our investments, net realized losses and dividends paid in excess of earnings.

Investment Income
The following table represents investment income for the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2026	2025	$ Change
Interest income	$741,668	$630,819	$110,849
PIK interest income	35,317	28,762	6,555
Dividend income	31,968	26,496	5,472
PIK dividend income	15,439	13,344	2,095
Other income	9,111	7,829	1,282
Total Investment Income	$833,503	$707,250	$126,253
Three Months Ended March 31, 2026 Compared to the Three Months Ended March 31, 2025
Investment income increased to $833.5 million for the three months ended March 31, 2026, from $707.3 million for the same period in the prior year, primarily due to an increase in interest income as a result of an increase in our debt investment portfolio which, at par, increased from $28.34 billion as of March 31, 2025 to $33.80 billion as of March 31, 2026, partially offset by a decrease in base interest rates. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns which are non-recurring in nature. Income generated from these fees increased to $16.4 million for the three months ended March 31, 2026, from $15.7 million for the three months ended March 31, 2025, due to an increase in repayment activity.
For the three months ended March 31, 2026, PIK interest and PIK dividend income earned was $35.3 million and $15.4 million, respectively. PIK interest and PIK dividend income represented approximately 4.2% and 1.9% of total investment income for the three months ended March 31, 2026, respectively. For the three months ended March 31, 2025, PIK interest and PIK dividend income earned were $28.8 million and $13.3 million, respectively. PIK interest and PIK dividend income represented approximately 4.1% and 1.9% of total investment income for the three months ended March 31, 2025, respectively. Other income increased period-over-period due to an increase in unfunded investment commitment fees and incremental fee income, which are fees that are generally available to us as a result of closing investments and generally paid at the time of closing or as a result of episodic amendments made to the terms of our existing debt investments. Included in investment income is dividend income which includes income earned primarily from our controlled, affiliated equity investments. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.
Expenses
The following table represents expenses for the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2026	2025	$ Change
Offering costs	$1,640	$1,962	$(322)
Interest expense	257,207	216,560	40,647
Management fees	62,230	46,397	15,833
Performance based incentive fees	60,840	52,675	8,165
Professional fees	6,751	5,596	1,155
Directors' fees	445	320	125
Shareholder servicing fees	13,646	11,408	2,238
Other general and administrative	4,661	3,386	1,275
Total Operating Expenses	$407,420	$338,304	$69,116

(1)Refer to “Note 3 — Agreements and Related Party Transactions” to our consolidated financial statements included in this Quarterly Report for additional details on management fee waiver.
Under the terms of the Administration Agreement, we reimburse the Adviser for services performed for us. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we reimburse the Adviser for any services performed for us by such affiliate or third party.
Three Months Ended March 31, 2026 Compared to the Three Months Ended March 31, 2025
Total operating expenses increased to $407.4 million for the three months ended March 31, 2026 from $338.3 million for the same period in the prior year, primarily due to an increase in interest expense, management fees and incentive fees. The increase in interest expense was driven by an increase in average daily borrowings to $16.28 billion from $12.50 billion period-over-period, partially offset by a decrease in the average interest rate to 6.1% from 6.8% period-over-period. The increase in management fees was driven by growth in the net asset value of the fund. The increase in incentive fees was due to higher pre-incentive fee net investment income earned during the three months ended March 31, 2026, compared to the three months ended March 31, 2025. As a percentage of total assets, offering costs, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period-over-period.
Income Taxes, Including Excise Taxes
We have elected to be treated as a RIC under subchapter M of the Code, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC, we must, among other things, distribute to our shareholders in each taxable year generally at least the sum of (i) 90% of our investment company taxable income, as defined by the Code, and (ii) 90% of our net tax-exempt income for that taxable year. To maintain our tax treatment as a RIC, we, among other things, intend to make the requisite distributions to our shareholders, which generally relieves us from U.S. federal income taxes as corporate tax rates.
Depending on the level of taxable income earned in a tax year, we can be expected to carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, we will accrue excise tax on estimated excess taxable income.
For the three months ended March 31, 2026, we did not record any U.S. federal excise tax, and for the three months ended March 31, 2025, we recorded $0.2 million.
Certain of our consolidated subsidiaries are subject to U.S. federal and state corporate-level income taxes. For the three months ended March 31, 2026 and 2025, we recorded a net tax expense/(benefit) of approximately $(25) thousand and $4 thousand, for taxable subsidiaries, respectively.
We recorded a net deferred tax liability of $1.3 million and net deferred tax liability of $1.6 million of as of March 31, 2026 and December 31, 2025, respectively, for taxable subsidiaries, which is primarily related to GAAP to tax outside basis differences in the taxable subsidiaries’ investment in certain partnership interests.
Net Unrealized Gains (Losses)
We fair value our portfolio investments quarterly and any changes in fair value are recorded as unrealized gains or losses. The below table represents the net unrealized gains (losses) on our investment portfolio for the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2026	2025	$ Change
Net change in unrealized gain (loss) on investments	$(437,260)	$(60,810)	$(376,450)
Net change in translation of assets and liabilities in foreign currencies	(6,473)	7,528	(14,001)
Excise Tax	282	169	113
Net Change in Unrealized Gain (Loss)	$(443,451)	$(53,113)	$(390,338)
Three Months Ended March 31, 2026 Compared to the Three Months Ended March 31, 2025
For the three months ended March 31, 2026, the net unrealized loss on investments was primarily driven by widening market spreads and decreases in the fair value of certain debt and equity investments, partially offset by increases in the fair value of certain equity investments and reversals of prior period unrealized losses that were realized during the period in connection with a restructuring and other exits. As of March 31, 2026, the fair value of our debt investments as a percentage of principal was 97.3%, as compared to 98.4% as of December 31, 2025.
For the three months ended March 31, 2025, the net unrealized loss was primarily driven by decreases in the fair value of certain debt investments, partially offset by reversals of prior period unrealized losses that were realized during the period in connection with restructurings. As of March 31, 2025, the fair value of our debt investments as a percentage of principal was 98.6%, as compared to 98.9% as of December 31, 2024.
The ten largest contributors to the change in net unrealized gain (loss) on investments during the three months ended March 31, 2026 and 2025, consisted of the following:

Portfolio Company ($ in millions)	For the Three Months Ended March 31, 2026	Portfolio Company ($ in millions)	For the Three Months Ended March 31, 2025
Barracuda Parent, LLC	$(45.8)	OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)(1)	$(19.4)
OCIC SLF LLC (fka Blue Owl Credit Income Senior Loan Fund LLC)(1)	(33.7)	EOS Finco S.A.R.L	(17.1)
Plasma Buyer LLC (dba PathGroup)	(24.8)	Notorious Topco, LLC (dba Beauty Industry Group)	(14.4)
Kaseya Inc.	(19.7)	Asurion, LLC	(5.7)
Cornerstone OnDemand, Inc.	(15.2)	Gloves Buyer, Inc. (dba Protective Industrial Products)	(5.2)
Cloud Software Group, Inc.	(13.9)	Creek Parent, Inc. (dba Catalent)	4.1
Project Alpha Intermediate Holding, Inc. (dba Qlik)	(13.0)	KWOR Acquisition, Inc. (dba Alacrity Solutions)	7.5
NSCALE SERVICES UK LTD	18.0	AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(1)	9.0
Physician Partners, LLC	26.5	Ivanti Software, Inc.	11.8
EOS Finco S.A.R.L	46.3	Physician Partners, LLC	39.5
Remaining Portfolio Companies	(362.0)	Remaining portfolio companies	(70.9)
Total	$(437.3)	Total	$(60.8)

(1)Portfolio company is a controlled, affiliated investment.
(2)Portfolio company is a non-controlled, affiliated investment.
Net Realized Gains (Losses)
The table below represents the realized gains and losses on fully exited and partially exited portfolio companies during the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2026	2025	$ Change
Net realized gain (loss) on investments	$(67,127)	$(57,865)	(9,262)
Net realized gain (loss) on foreign currency transactions	4,104	(6,015)	10,119
Net Realized Gain (Loss)	$(63,023)	$(63,880)	$857
For the three months ended March 31, 2026, we recognized net realized losses on investments of $67.1 million, primarily driven by the full or partial sales of investments and the restructuring of a certain debt investment. For the three months ended March 31, 2026, we recognized net realized gain on translation of assets and liabilities in foreign currencies of $4.1 million, as compared to a loss of $6.0 million for the prior year period, driven primarily as a result of fluctuations in the EUR vs. US Dollar.

The largest contributors to the change in net realized gain (loss) on investments during the three months ended March 31, 2026 and 2025, consisted of the following:

Portfolio Company ($ in millions)	For the Three Months Ended March 31, 2026	Portfolio Company ($ in millions)	For the Three Months Ended March 31, 2025
EOS Finco S.A.R.L	$(46.9)	Physician Partners, LLC	$(33.1)
Ideal Image Development, LLC	(12.1)	Ivanti Software, Inc.	(14.0)
Walker Edison Furniture Company LLC	(6.6)	KWOR Acquisition, Inc. (dba Alacrity Solutions)	(9.0)
Boxer Parent Company Inc. (f/k/a BMC)	(1.7)	BW Holding, Inc.	(3.0)
Asurion, LLC	0.7	Pegasus BidCo B.V.	0.1
Blackhawk Network Holdings, Inc	(0.4)	Project Ruby Ultimate Parent Corp. (dba Wellsky)	0.1
RealPage, Inc.	(0.4)	Engineered Machinery Holdings, Inc. (dba Duravant)	0.1
Ascensus Holdings, Inc.	(0.2)	OneDigital Borrower LLC	0.1
Clydesdale Acquisition Holdings, Inc. (dba Novolex)	(0.2)	Raven Acquisition Holdings, LLC (dba R1 RCM)	0.2
Cohnreznick Advisory LLC	0.2	Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)	0.3
Remaining Portfolio Companies	0.4	Remaining Portfolio Companies	0.4
Total	$(67.2)	Total	$(57.9)
Financial Condition, Liquidity and Capital Resources
Our liquidity and capital resources are generated primarily from the net proceeds of any offering of our common stock and from cash flows from interest, dividends and fees earned from our investments and principal repayments and proceeds from sales of our investments. The primary uses of our cash are for (i) investments in portfolio companies and other investments and to comply with certain portfolio diversification requirements, (ii) the cost of operations (including paying or reimbursing our Adviser), (iii) debt service, repayment and other financing costs of any borrowings and (iv) cash distributions to the holders of our shares.
We may from time to time enter into additional credit facilities, increase the size of our existing credit facilities or issue debt securities. Any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%. Our current target leverage ratio is 0.90x-1.25x.
In addition, from time to time, we may seek to retire, repurchase, or exchange debt securities in open market purchases or by other means, including privately negotiated transactions, in each case dependent on market conditions, liquidity, contractual obligations, and other matters. The amounts involved in any such transactions, individually or in the aggregate, may be material.
As of March 31, 2026 and December 31, 2025, our asset coverage ratios were 215% and 223%, respectively. We seek to carefully consider our unfunded commitments for the purpose of planning our ongoing financial leverage. Further, we maintain sufficient borrowing capacity within the 150% asset coverage limitation to cover any outstanding unfunded commitments we are required to fund.
Cash as of March 31, 2026, taken together with our available debt, is expected to be sufficient for our investing activities and to conduct our operations in the near term. As of March 31, 2026 we had $4.01 billion available under our credit facilities.
Our long-term cash needs will include principal payments on outstanding indebtedness and funding of additional portfolio investments. Funding for long-term cash needs will come from unused net proceeds from financing activities. We believe that our liquidity and sources of capital are adequate to satisfy our short and long-term cash requirements. We cannot, however, be certain that these sources of funds will be available at a time and upon terms acceptable to us in sufficient amounts in the future.
As of March 31, 2026, we had $0.74 billion in cash. During the three months ended March 31, 2026, we used $0.20 billion in cash for operating activities, primarily as a result of funding portfolio investments of $2.54 billion and other operating activities of $0.20 billion, partially offset by sales and repayments of portfolio investments of $2.50 billion. Lastly, cash provided by financing activities was $0.20 billion during the period, which was the result of proceeds from the issuance of shares of $0.67 billion and net borrowings on our credit facilities, partially offset by $0.26 billion of distributions paid and share repurchases of $1.01 billion.

Net Assets
Share Issuances
We have the authority to issue 4,500,000,000 common shares at $0.01 per share par value, 1,500,000,000 of which are classified as Class S common shares, 1,000,000,000 of which are classified as Class D common shares, and 2,000,000,000 of which are classified as Class I common shares. Pursuant to our initial public offering we offered $2,500,000,000 in any combination of shares of Class S, Class D, and Class I common stock. On February 14, 2022, we commenced our follow-on offering, pursuant to which we offered, on a continuous basis, up to $13,500,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock. Pursuant to our current offering we are offering $14,000,000,000 in any combination of shares of Class S, Class D and Class I common stock.
On June 25, 2024, we filed Articles of Amendment with the State Department of Assessments and Taxation of Maryland for the purpose of amending the Company’s Second Articles of Amendment and Restatement to increase the number of authorized shares of the Company’s common stock, $0.01 par value per share, and preferred stock, $0.01 par value per share, to 4,500,000,000 Shares, consisting of 1,500,000,000 Class S Shares, 1,000,000,000 Class D Shares, 2,000,000,000 Class I Shares, and no shares of preferred stock. The Articles of Amendment became immediately effective upon filing.
We also sell shares of our Class I common stock to feeder vehicles primarily created to hold our Class I shares. The offer and sale of these shares is exempt from the registration provisions of the Securities Act of 1933 pursuant to Section 4(a)(2) and/or Regulation S.
Shares of our common stock are not listed for trading on a stock exchange or other securities market and there is no established public trading market for our common stock. Currently, the purchase price per share for each class of common stock varies, but will not be sold at a price below our net asset value per share of such class, as determined in accordance with our share pricing policy, plus applicable upfront selling commissions.
The below tables summarize transactions with respect to shares of our common stock during the following periods:

	For the Three Months Ended March 31, 2026
	S		D		I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	17,186,533	$160,803	484,852	$4,495	46,158,273	$506,932	63,829,658	$672,230
Shares/gross proceeds from the private placements	—	—	—	—	8,484,254	—	8,484,254	—
Share transfer between classes	(3,017,228)	(28,011)	(6,355)	(58)	3,016,296	28,069	(7,287)	—
Reinvestment of distributions	7,226,845	66,700	438,807	4,055	13,817,236	127,870	21,482,888	198,625
Repurchased shares	(21,371,701)	(194,086)	(4,893,111)	(44,477)	(79,537,341)	(724,544)	(105,802,153)	(963,107)
Total shares/gross proceeds	24,449	5,406	(3,975,807)	(35,985)	(8,061,282)	(61,673)	(12,012,640)	(92,252)
Sales load	—	(1,827)	—	—	—	—	—	(1,827)
Total Shares/Net Proceeds	24,449	$3,579	(3,975,807)	$(35,985)	(8,061,282)	$(61,673)	(12,012,640)	$(94,079)

(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

	For the Three Months Ended March 31, 2025
	S		D		I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	56,793,287	$545,712	5,939,949	$57,107	104,898,800	$1,002,790	167,632,036	$1,605,609
Shares/gross proceeds from the private placements	—	—	—	—	34,115,615	325,637	34,115,615	325,637
Share transfer between classes(1)	(2,370,300)	(22,590)	2,733	24	2,360,148	22,566	(7,419)	—
Reinvestment of distributions	5,831,531	55,580	426,487	4,069	11,063,342	105,776	17,321,360	165,425
Repurchased shares	(5,655,204)	(53,498)	(201,862)	(1,912)	(15,652,202)	(148,539)	(21,509,268)	(203,949)
Total shares/gross proceeds	54,599,314	525,204	6,167,307	59,288	136,785,703	1,308,230	197,552,324	1,892,722
Sales load	—	(4,574)	—	(430)	—	—	—	(5,004)
Total Shares/Net Proceeds	54,599,314	$520,630	6,167,307	$58,858	136,785,703	$1,308,230	197,552,324	$1,887,718

(1)In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.
In accordance with our share pricing policy, we will modify our public offering prices to the extent necessary to comply with the requirements of the 1940 Act, including the requirement that we will not sell shares at a net offering price below the net asset value per share unless we obtain the requisite approval from our shareholders.
The changes to our offering price per share since the commencement of our initial continuous public offering and associated effective dates of such changes were as follows:

S
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 1, 2025	$9.54	$0.33	$9.87
February 1, 2025	9.54	0.33	9.87
March 1, 2025	9.51	0.33	9.84
January 1, 2026	9.32	0.33	9.65
February 1, 2026	9.25	0.32	9.57
March 1, 2026	9.11	0.32	9.43

D
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 1, 2025	$9.55	$0.14	$9.69
February 1, 2025	9.55	0.14	9.69
March 1, 2025	9.52	0.14	9.66
January 1, 2026	9.33	0.14	9.47
February 1, 2026	9.26	0.14	9.40
March 1, 2026	9.12	0.14	9.26

I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 1, 2025	$9.57	$—	$9.57
February 1, 2025	9.57	—	9.57
March 1, 2025	9.54	—	9.54
January 1, 2026	9.34	—	9.34
February 1, 2026	9.28	—	9.28
March 1, 2026	9.13	—	9.13
Distributions
The Board authorizes and declares monthly distribution amounts per share of common stock, payable monthly in arrears. The following tables present cash distributions per share that were recorded during the following periods:

	For the Three Months Ended March 31, 2026
Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount(2)
($ in thousands, except per share amounts)				S	D	I
November 4, 2025	January 30, 2026	February 25, 2026	$0.07010	$43,232	$4,123	$99,296
February 18, 2026	February 27, 2026	March 30, 2026	0.07010	44,082	4,158	100,913
February 18, 2026	March 31, 2026	April 28, 2026	0.07010	42,572	3,817	96,488
		Total	$0.21030	$129,886	$12,098	$296,697

(1)Distributions per share are gross of shareholder servicing fees.
(2)Distribution amounts are net of shareholder servicing fees.

	For the Three Months Ended March 31, 2025
Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount(2)
($ in thousands, except per share amounts)				S	D	I
November 5, 2024	January 31, 2025	February 25, 2025	$0.07010	$33,890	$3,499	$69,929
February 18, 2025	February 28, 2025	March 25, 2025	0.07010	35,308	3,794	72,626
February 18, 2025	March 31, 2025	April 24, 2025	0.10280	54,669	5,767	111,979
		Total	$0.24300	$123,867	$13,060	$254,534

(1)Distributions per share are gross of shareholder servicing fees.
(2)Distribution amounts are net of shareholder servicing fees.
During certain periods, our distributions may exceed our earnings. As a result, it is possible that a portion of the distributions we make may represent a return of capital. A return of capital generally is a return of a shareholder’s investment rather than a return of earnings or gains derived from our investment activities. Each year, a statement on Form 1099-DIV identifying the tax character of the distributions will be mailed to our shareholders. The tax character of the distributions are not determined until our taxable year end.
We have adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan is an “opt-in” plan and provides for the reinvestment of cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distributions reinvested in additional shares of our common stock, rather than receiving the cash distribution. We expect to use newly issued shares to implement the distribution reinvestment plan.
We may fund our cash distributions to shareholders from any source of funds available to us, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment. In no event, however, will funds be advanced or borrowed for the purpose of distributions, if the amount of such distributions would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating expenses with respect to such revenues and costs.
Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions. The below tables reflect the sources of cash distributions on a U.S. GAAP basis that we have declared on our shares of common stock during the following periods:

	For the Three Months Ended March 31, 2026
	S		D		I		Total
Source of Distribution	Per Share(1)	Amount	Per Share(1)	Amount	Per Share(1)	Amount	Per Share(1)	Amount
($ in thousands, except per share amounts)
Net investment income	$0.20295	$125,851	$0.19944	$11,745	$0.20144	$288,512	$0.20186	$426,108
Net realized gain on investments	—	—	—	—	—	—	—	—
Distributions in excess of net investment income	0.00735	4,035	0.01086	353	0.00886	8,185	0.00844	12,573
Total	$0.21030	$129,886	$0.21030	$12,098	$0.21030	$296,697	$0.21030	$438,681

(1)Distributions per share are gross of shareholder servicing fees. Net investment income per share includes shareholder servicing fees.

	For the Three Months Ended March 31, 2025
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.22900	$368,726	94.2%
Distributions in excess of net investment income(3)	0.01400	22,735	5.8
Total	$0.24300	$391,461	100.0%

(1)Distributions per share are gross of shareholder servicing fees.
(2)Data in this table is presented on a consolidated basis. Refer to “Note 12 — Financial Highlights” to our consolidated financial statements included in this Quarterly Report for amounts by share class.
(3)Represents the distributions in excess of net investment income for the current period. The Company has accumulated undistributed earnings as of March 31, 2025.

Share Repurchases
Our Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, we may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares.
We have commenced a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers to allow our shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase.
All shares purchased by us pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares.
We intend to limit the number of shares to be repurchased in each quarter to no more than 5.00% of our outstanding shares of our common stock.
Any periodic repurchase offers are subject in part to our available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While we intend to continue to conduct quarterly tender offers as described above, we are not required to do so and may suspend or terminate the share repurchase program at any time. Refer to “Recent Developments — Shares Repurchases” for additional details on our tender offers.

Offer Date	Class	Tender Offer Expiration	Tender Offer (in thousands)	Purchase Price per Share	Shares Repurchased
February 26, 2025	S	March 31, 2025	$53,498	$9.46	5,655,204
February 26, 2025	D	March 31, 2025	1,912	9.47	201,862
February 26, 2025	I	March 31, 2025	148,539	9.49	15,652,202
February 27, 2026	S	March 31, 2026	194,086	9.08	21,371,701
February 27, 2026	D	March 31, 2026	44,477	9.09	4,893,111
February 27, 2026	I	March 31, 2026	724,544	9.11	79,537,341

Debt
As of March 31, 2026, we had in place an Amended and Restated Senior Secured Revolving Credit Agreement (as amended from time to time, the “Revolving Credit Facility”), as well as a special purpose vehicle asset credit facilities and unsecured notes and in the future, we may enter into additional borrowing arrangements of these types. See “Note 5 — Debt” to our consolidated financial statements included in this Quarterly Report.
Aggregate Borrowings
Our debt obligations consisted of the following as of the following periods:

		March 31, 2026
($ in thousands)	Maturity Date	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility(2)(4)	October 18, 2029	$3,900,000	$568,310	$3,240,717	$(19,252)	$549,058
SPV Asset Facility I	May 15, 2036	650,000	238,600	12,852	(7,175)	231,425
SPV Asset Facility II	April 18, 2030	2,000,000	932,000	90,328	(17,026)	914,974
SPV Asset Facility III	May 22, 2030	2,000,000	1,233,500	182,404	(15,690)	1,217,810
SPV Asset Facility IV	March 16, 2035	500,000	240,000	96,398	(5,171)	234,829
SPV Asset Facility V	October 16, 2029	750,000	606,250	46,002	(4,996)	601,254
SPV Asset Facility VI	April 10, 2035	1,350,000	746,000	80,572	(10,988)	735,012
SPV Asset Facility VII(2)	May 21, 2029	500,000	463,319	6,657	(2,457)	460,862
SPV Asset Facility VIII	December 17, 2035	1,000,000	587,500	80,629	(5,162)	582,338
SPV Asset Facility IX	August 12, 2030	300,000	230,000	59,095	(2,535)	227,465
SPV Asset Facility X	December 31, 2035	750,000	250,000	80,144	(4,779)	245,221
SPV Asset Facility XI	March 05, 2029	500,000	218,000	31,727	(2,820)	215,180
CLO VIII	April 21, 2037	375,000	375,000	—	(2,165)	372,835
CLO XI	May 15, 2035	260,000	260,000	—	(1,464)	258,536
CLO XV	January 20, 2036	312,000	312,000	—	(2,443)	309,557
CLO XVI	April 20, 2036	420,000	420,000	—	(2,374)	417,626
CLO XVII	July 15, 2036	325,000	325,000	—	(2,515)	322,485
CLO XVIII	July 24, 2036	260,000	260,000	—	(1,659)	258,341
CLO XIX	October 22, 2037	260,000	260,000	—	(1,807)	258,193
CLO XXII	October 20, 2037	737,500	737,500	—	(3,028)	734,472
CLO XXIV	January 22, 2038	600,000	600,000	—	(1,813)	598,187
September 2026 Notes	September 23, 2026	350,000	350,000	—	(805)	349,195
February 2027 Notes	February 08, 2027	500,000	500,000	—	(1,391)	498,609
September 2027 Notes(3)	September 16, 2027	600,000	600,000	—	2,808	599,155
AUD 2027 Notes(2)(3)(5)	October 23, 2027	301,816	301,816	—	(1,560)	305,128
May 2028 Notes(3)	May 23, 2028	500,000	500,000	—	(5,911)	494,580
June 2028 Notes(3)	June 13, 2028	650,000	650,000	—	4,747	650,802
January 2029 Notes(3)	January 15, 2029	550,000	550,000	—	117	547,486
September 2029 Notes(3)	September 15, 2029	900,000	900,000	—	(6,456)	909,618
March 2030 Notes(3)	March 15, 2030	1,000,000	1,000,000	—	(16,896)	965,528
EUR 2031 Notes(2)(3)	January 31, 2031	576,212	576,212	—	(8,690)	553,870
March 2031 Notes(3)	March 15, 2031	750,000	750,000	—	(14,964)	738,375
Total Debt		$24,427,528	$16,541,007	$4,007,525	$(166,320)	$16,358,006

(1)The amount available reflects any limitations related to each credit facility’s borrowing base.
(2)Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies.
(3)Net carrying value is inclusive of change in fair market value of effective hedge.
(4)The amount available is reduced by $91.0 million of outstanding letters of credit.
(5)AUD 2027 Notes are net of a cross-currency swap.

		December 31, 2025
($ in thousands)	Maturity Date	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance (Costs) Premium	Net Carrying Value
Revolving Credit Facility(2)(4)	October 18, 2029	$3,850,000	$995,268	$2,774,463	$(20,441)	$974,827
SPV Asset Facility I	May 15, 2036	650,000	238,600	32,307	(7,346)	231,254
SPV Asset Facility II	April 18, 2030	2,000,000	932,000	173,356	(18,062)	913,938
SPV Asset Facility III	May 22, 2030	2,000,000	1,233,500	142,656	(16,599)	1,216,901
SPV Asset Facility IV	March 16, 2035	500,000	175,000	135,793	(5,314)	169,686
SPV Asset Facility V	October 16, 2029	750,000	606,250	43,905	(5,344)	600,906
SPV Asset Facility VI	April 10, 2035	1,350,000	646,000	48,201	(12,323)	633,677
SPV Asset Facility VII(2)	May 21, 2029	500,000	463,585	35,092	(2,650)	460,935
SPV Asset Facility VIII	December 17, 2035	1,000,000	587,500	100,696	(5,293)	582,207
SPV Asset Facility IX	August 12, 2030	300,000	230,000	27,908	(2,693)	227,307
SPV Asset Facility X	December 31, 2035	750,000	—	—	(5,206)	(5,206)
CLO VIII	April 21, 2037	375,000	375,000	—	(2,213)	372,787
CLO XI	May 15, 2035	260,000	260,000	—	(1,466)	258,534
CLO XV	January 20, 2036	312,000	312,000	—	(2,504)	309,496
CLO XVI	April 20, 2036	420,000	420,000	—	(2,432)	417,568
CLO XVII	July 15, 2036	325,000	325,000	—	(2,575)	322,425
CLO XVIII	July 24, 2036	260,000	260,000	—	(1,699)	258,301
CLO XIX	October 22, 2037	260,000	260,000	—	(1,776)	258,224
CLO XXII	October 20, 2037	737,500	737,500	—	(3,238)	734,262
September 2026 Notes	September 23, 2026	350,000	350,000	—	(1,219)	348,781
February 2027 Notes	February 08, 2027	500,000	500,000	—	(1,783)	498,217
September 2027 Notes(3)	September 16, 2027	600,000	600,000	—	3,252	602,558
AUD 2027 Notes(2)(3)(5)	October 23, 2027	300,771	300,771	—	(1,801)	297,500
May 2028 Notes(3)	May 23, 2028	500,000	500,000	—	(6,572)	497,070
June 2028 Notes(3)	June 13, 2028	650,000	650,000	—	5,232	655,313
January 2029 Notes(3)	January 15, 2029	550,000	550,000	—	(8,860)	551,308
September 2029 Notes(3)	September 15, 2029	900,000	900,000	—	(6,878)	916,757
March 2030 Notes(3)	March 15, 2030	1,000,000	1,000,000	—	(17,838)	970,380
EUR 2031 Notes(2)(3)	January 31, 2031	587,218	587,218	—	(9,107)	571,783
March 2031 Notes(3)	March 15, 2031	750,000	750,000	—	(15,595)	742,633
Total Debt		$23,287,489	$15,745,192	$3,514,377	$(180,343)	$15,590,329

(1)The amount available reflects any limitations related to each credit facility’s borrowing base.
(2)Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies.
(3)Net carrying value is inclusive of change in fair market value of effective hedge.
(4)The amount available is reduced by $80.3 million of outstanding letters of credit.
(5)AUD 2027 Notes are net of a cross-currency swap.

The below table represents the components of interest expense for the following periods:

	For the Three Months Ended March 31,
($ in thousands)	2026	2025
Interest expense	$246,682	$213,576
Amortization of debt issuance costs	11,022	11,038
Net change in unrealized (gain) loss on effective interest rate swaps and hedged items included in interest expense(1)	(497)	(8,054)
Total Interest Expense	$257,207	$216,560
Average interest rate	6.1%	6.8%
Average daily borrowings	$16,279,343	$12,499,494

(1)Refer to “Note 5 — Debt ” to our consolidated financial statements included in this Quarterly Report for details on the facilities’ interest rate swaps.
Senior Securities
The table below presents information about our senior securities as of the following periods:

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1) ($ in millions)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
Promissory Note(5)
March 31, 2026 (Unaudited)	$—	$—	$—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
December 31, 2020	10.0	2,226.8	—	N/A
SPV Asset Facility I
March 31, 2026 (Unaudited)	$238.6	$2,148.7	$—	N/A
December 31, 2025	238.6	2,225.2	—	N/A
December 31, 2024	300.0	2,094.8	—	N/A
December 31, 2023	475.0	2,085.2	—	N/A
December 31, 2022	440.4	1,927.2	—	N/A
December 31, 2021	301.3	1,998.5	—	N/A
SPV Asset Facility II
March 31, 2026 (Unaudited)	$932.0	$2,148.7	$—	N/A
December 31, 2025	932.0	2,225.2	—	N/A
December 31, 2024	920.0	2,094.8	—	N/A
December 31, 2023	1,718.0	2,085.2	—	N/A
December 31, 2022	1,538.0	1,927.2	—	N/A
December 31, 2021	446.0	1,998.5	—	N/A
SPV Asset Facility III
March 31, 2026 (Unaudited)	$1,233.5	$2,148.7	$—	N/A
December 31, 2025	1,233.5	2,225.2	—	N/A
December 31, 2024	971.9	2,094.8	—	N/A
December 31, 2023	522.0	2,085.2	—	N/A
December 31, 2022	555.0	1,927.2	—	N/A
SPV Asset Facility IV
March 31, 2026 (Unaudited)	$240.0	$2,148.7	$—	N/A
December 31, 2025	175.0	2,225.2	—	N/A
December 31, 2024	355.0	2,094.8	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1) ($ in millions)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
December 31, 2023	250.0	2,085.2	—	N/A
December 31, 2022	465.0	1,927.2	—	N/A
SPV Asset Facility V
March 31, 2026 (Unaudited)	$606.3	$2,148.7	$—	N/A
December 31, 2025	606.3	2,225.2	—	N/A
December 31, 2024	250.0	2,094.8	—	N/A
December 31, 2023	200.0	2,085.2	—	N/A
SPV Asset Facility VI
March 31, 2026 (Unaudited)	$746.0	$2,148.7	$—	N/A
December 31, 2025	646.0	2,225.2	—	N/A
December 31, 2024	350.0	2,094.8	—	N/A
December 31, 2023	160.0	2,085.2	—	N/A
SPV Asset Facility VII
March 31, 2026 (Unaudited)	$463.3	$2,148.7	$—	N/A
December 31, 2025	463.6	2,225.2	—	N/A
December 31, 2024	165.9	2,094.8	—	N/A
SPV Asset Facility VIII
March 31, 2026 (Unaudited)	$587.5	$2,148.7	$—	N/A
December 31, 2025	587.5	2,225.2	—	N/A
December 31, 2024	200.0	2,094.8	—	N/A
SPV Asset Facility IX
March 31, 2026 (Unaudited)	$230.0	$2,148.7	$—	N/A
December 31, 2025	230.0	2,225.2	—	N/A
SPV Asset Facility X
March 31, 2026 (Unaudited)	$250.0	$2,148.7	$—	N/A
December 31, 2025	—	2,225.2	—	N/A
SPV Asset Facility XI
March 31, 2026 (Unaudited)	$218.0	$2,148.7	—	N/A
CLO VIII
March 31, 2026 (Unaudited)	$375.0	$2,148.7	$—	N/A
December 31, 2025	375.0	2,225.2	—	N/A
December 31, 2024	290.0	2,094.8	—	N/A
December 31, 2023	290.0	2,085.2	—	N/A
December 31, 2022	290.0	1,927.2	—	N/A
CLO XI
March 31, 2026 (Unaudited)	$260.0	$2,148.7	$—	N/A
December 31, 2025	260.0	2,225.2	—	N/A
December 31, 2024	260.0	2,094.8	—	N/A
December 31, 2023	260.0	2,085.2	—	N/A
CLO XII(7)
March 31, 2026 (Unaudited)	$—	$2,148.7	$—	N/A
December 31, 2025	—	2,225.2	—	N/A
December 31, 2024	260.0	2,094.8	—	N/A
December 31, 2023	260.0	2,085.2	—	N/A
CLO XV
March 31, 2026 (Unaudited)	$312.0	$2,148.7	$—	N/A
December 31, 2025	312.0	2,225.2	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1) ($ in millions)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
December 31, 2024	312.0	2,094.8	—	N/A
CLO XVI
March 31, 2026 (Unaudited)	$420.0	$2,148.7	$—	N/A
December 31, 2025	420.0	2,225.2	—	N/A
December 31, 2024	420.0	2,094.8	—	N/A
CLO XVII
March 31, 2026 (Unaudited)	$325.0	$2,148.7	$—	N/A
December 31, 2025	325.0	2,225.2	—	N/A
December 31, 2024	325.0	2,094.8	—	N/A
CLO XVIII
March 31, 2026 (Unaudited)	$260.0	$2,148.7	$—	N/A
December 31, 2025	260.0	2,225.2	—	N/A
December 31, 2024	260.0	2,094.8	—	N/A
CLO XIX
March 31, 2026 (Unaudited)	$260.0	$2,148.7	$—	N/A
December 31, 2025	260.0	2,225.2	—	N/A
December 31, 2024	260.0	2,094.8	—	N/A
CLO XXII
March 31, 2026 (Unaudited)	$737.5	$2,148.7	$—	N/A
December 31, 2025	737.5	2,225.2	—	N/A
CLO XXIV
March 31, 2026 (Unaudited)	$600.0	$2,148.7	$—	N/A
Revolving Credit Facility
March 31, 2026 (Unaudited)	$568.3	$2,148.7	$—	N/A
December 31, 2025	995.3	2,225.2	—	N/A
December 31, 2024	1,335.0	2,094.8	—	N/A
December 31, 2023	628.1	2,085.2	—	N/A
December 31, 2022	302.3	1,927.2	—	N/A
December 31, 2021	451.2	1,998.5	—	N/A
September 2026 Notes
March 31, 2026 (Unaudited)	$350.0	$2,148.7	$—	N/A
December 31, 2025	350.0	2,225.2	—	N/A
December 31, 2024	350.0	2,094.8	—	N/A
December 31, 2023	350.0	2,085.2	—	N/A
December 31, 2022	350.0	1,927.2	—	N/A
December 31, 2021	350.0	1,998.5	—	N/A
February 2027 Notes
March 31, 2026 (Unaudited)	$500.0	$2,148.7	$—	N/A
December 31, 2025	500.0	2,225.2	—	N/A
December 31, 2024	500.0	2,094.8	—	N/A
December 31, 2023	500.0	2,085.2	—	N/A
December 31, 2022	500.0	1,927.2	—	N/A
September 2027 Notes
March 31, 2026 (Unaudited)	$600.0	$2,148.7	$—	N/A
December 31, 2025	600.0	2,225.2	—	N/A
December 31, 2024	600.0	2,094.8	—	N/A
December 31, 2023	600.0	2,085.2	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1) ($ in millions)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
December 31, 2022	600.0	1,927.2	—	N/A
AUD 2027 Notes
March 31, 2026 (Unaudited)	$301.8	$2,148.7	$—	N/A
December 31, 2025	300.8	2,225.2	—	N/A
December 31, 2024	295.5	2,094.8	—	N/A
May 2028 Notes
March 31, 2026 (Unaudited)	$500.0	$2,148.7	$—	N/A
December 31, 2025	500.0	2,225.2	—	N/A
June 2028 Notes
March 31, 2026 (Unaudited)	$650.0	$2,148.7	$—	N/A
December 31, 2025	650.0	2,225.2	—	N/A
December 31, 2024	650.0	2,094.8	—	N/A
December 31, 2023	650.0	2,085.2	—	N/A
March 2025 Notes(6)
March 31, 2026 (Unaudited)	$—	$—	$—	N/A
December 31, 2025	—	—	—	N/A
December 31, 2024	500.0	2,094.8	—	N/A
December 31, 2023	500.0	2,085.2	—	N/A
December 31, 2022	500.0	1,927.2	—	N/A
January 2029 Notes
March 31, 2026 (Unaudited)	$550.0	$2,148.7	$—	N/A
December 31, 2025	550.0	2,225.2	—	N/A
December 31, 2024	550.0	2,094.8	—	N/A
December 31, 2023	550.0	2,085.2	—	N/A
September 2029 Notes
March 31, 2026 (Unaudited)	$900.0	$2,148.7	$—	N/A
December 31, 2025	900.0	2,225.2	—	N/A
December 31, 2024	500.0	2,094.8	—	N/A
March 2030 Notes
March 31, 2026 (Unaudited)	$1,000.0	$2,148.7	$—	N/A
December 31, 2025	1,000.0	2,225.2	—	N/A
December 31, 2024	1,000.0	2,094.8	—	N/A
EUR 2031 Notes
March 31, 2026 (Unaudited)	$576.2	$2,148.7	$—	N/A
December 31, 2025	587.2	2,225.2	—	N/A
March 2031 Notes
March 31, 2026 (Unaudited)	$750.0	$2,148.7	$—	N/A
December 31, 2025	750.0	2,225.2	—	N/A
December 31, 2024	750.0	2,094.8	—	N/A

(1)Total amount of each class of senior securities outstanding at the end of the period presented.
(2)Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.
(3)The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The “—” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.
(4)Average market value per unit not applicable because the senior securities are not registered for public trading.
(5)Facility was terminated in June 2022.
(6)Facility was terminated in March 2025.
(7)Facility was terminated in August 2025.

Off-Balance Sheet Arrangements
Portfolio Company Commitments
From time to time, we may enter into commitments to fund investments in the form of revolving credit, delayed draw, or equity commitments, which require us to provide funding when requested by portfolio companies in accordance with underlying loan agreements. We had the following outstanding commitments as of the following periods:

($ in thousands)	March 31, 2026	December 31, 2025
Revolving loan commitments	$2,251,823	$2,252,294
Delayed draw loan commitments	2,726,734	2,834,971
Debt commitments	$4,978,557	$5,087,265

Specialty finance equity commitments	$433,434	$193,834
Common equity commitments	19,930	20,548
Equity commitments	$453,364	$214,382

Total Unfunded Commitments	$5,431,921	$5,301,647
We maintain sufficient liquidity and borrowing capacity to cover outstanding unfunded portfolio company commitments that we may be required to fund. We seek to carefully consider our unfunded portfolio company commitments for the purpose of planning our ongoing financial leverage. Further, we maintain sufficient borrowing capacity within the 150% asset coverage limitation to cover any outstanding portfolio company unfunded commitments we are required to fund.
Organizational and Offering Costs
The Adviser has incurred organization and offering costs on behalf of us in the amount of $3.8 million for the period from April 22, 2020 (Inception) to March 31, 2026, of which $3.8 million has been charged to us pursuant to the Investment Advisory Agreement. Under the Investment Advisory Agreement and Administration Agreement, the Adviser is entitled to receive up to 1.5% of gross offering proceeds raised in our continuous public offering until all organization and offering costs paid by the Adviser have been recovered.
Other Commitments and Contingencies
From time to time, we may become a party to certain legal proceedings incidental to the normal course of our business. As of March 31, 2026, management were not aware of any material pending or threatened litigation that would require accounting recognition or financial statement disclosure.
Related Party Transactions
We have entered into a number of business relationships with affiliated or related parties, including the following:
•the Investment Advisory Agreement;
•the Administration Agreement;
•the Dealer Manager Agreement; and
•the License Agreement.
In addition to the aforementioned agreements, we, our Adviser and certain of our Adviser’s affiliates have been granted exemptive relief by the SEC to co-invest with other funds managed by the Adviser or its affiliates, in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.
Additionally, we invest in Amergin AssetCo, Fifth Season, BOCSO, LSI Financing LLC, OCIC SLF, Credit SLF, Blue Owl Leasing and Owl HP Finance, controlled affiliated investments, and LSI Financing DAC and Wingspire, non-controlled affiliated investments, as defined in the 1940 Act.
Refer to “Note 3 — Agreements and Related Party Transactions” and “Note 4 — Investments” to our consolidated financial statements included in this Quarterly Report for further details.

Critical Accounting Policies
The preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting policies should be read in connection with our risk factors as described in our Form 10-K for the fiscal year ended December 31, 2025, in “ITEM 1A. – RISK FACTORS.”
Investments at Fair Value
Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.
Rule 2a-5 under the 1940 Act establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Pursuant to Rule 2a-5, the Board designated the Adviser as our valuation designee to perform fair value determinations relating to the value of assets we held for which market quotations are not readily available.
Investments for which market quotations are readily available are typically valued at the average bid price of those market quotations. To validate market quotations, we utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available, as is the case for substantially all of our investments, are valued at fair value as determined in good faith by our Adviser, as the valuation designee, based on, among other things, the input of the independent third-party valuation firm(s) engaged at the direction of our Adviser.
As part of the valuation process, our Adviser, as the valuation designee, takes into account relevant factors in determining the fair value of our investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Adviser, as valuation designee, considers whether the pricing indicated by the external event corroborates its valuation.
Our Adviser, as the valuation designee, undertakes a multi-step valuation process, which includes, among other procedures, the following:
•With respect to investments for which market quotations are readily available, those investments will typically be valued at the average bid price of those market quotations;
•With respect to investments for which market quotations are not readily available, the valuation process begins with the independent valuation firm(s) providing a preliminary valuation of each investment to the Adviser’s valuation committee;
•Preliminary valuation conclusions are documented and discussed with the Adviser’s valuation committee;
•Our Adviser, as the valuation designee, reviews the recommended valuations and determines the fair value of each investment;
•Each quarter, our Adviser, as the valuation designee, provides the Audit Committee a summary or description of material fair value matters that occurred in the prior quarter and on an annual basis, our Adviser, as the valuation designee, will provide the Audit Committee with a written assessment of the adequacy and effectiveness of its fair value process; and
•The Audit Committee oversees the valuation designee and will report to the Board on any valuation matters requiring the Board’s attention.
We conduct this valuation process on a quarterly basis.
We apply Financial Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements (“ASC 820”), as amended, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, we consider its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:

•Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that we have the ability to access.
•Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
Transfers between levels, if any, are recognized at the beginning of the period in which the transfer occurred. In addition to using the above inputs in investment valuations, we apply the valuation policy approved by our Board that is consistent with ASC 820. Consistent with the valuation policy, our Adviser, as the valuation designee, evaluates the source of the inputs, including any markets in which our investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), we subject those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, our Adviser, as the valuation designee, or the independent valuation firm(s), review pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize amounts that are different from the amounts presented and such differences could be material.
In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.
Financial and Derivative Instruments
Rule 18f-4 requires BDCs that use derivatives to, among other things, comply with a value-at-risk leverage limit, adopt a derivatives risk management program, and implement certain testing and board reporting procedures. Rule 18f-4 exempts BDCs that qualify as “limited derivatives users” from the aforementioned requirements, provided that these BDCs adopt written policies and procedures that are reasonably designed to manage the BDC’s derivatives risks and comply with certain recordkeeping requirements. We currently qualify as a “limited derivatives user” and expect to continue to do so. Rule 18f-4 provides that a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Pursuant to Rule 18f-4, when we trade reverse repurchase agreements or similar financing transactions, including certain tender option bonds, we need to aggregate the amount of any other senior securities representing indebtedness (e.g., bank borrowings, if applicable) when calculating our asset coverage ratio. We have adopted a derivatives policy and complies with the recordkeeping requirements of Rule 18f-4.
Interest and Dividend Income Recognition
Interest income is recorded on the accrual basis and includes amortization and accretion of discounts or premiums. Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends, the majority of which is structured at initial underwriting. PIK interest or dividends represent accrued interest or dividends that are added to the principal amount of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or at the occurrence of a certain liquidation event. Discounts to par value on securities purchased are amortized into interest income over the contractual life of the respective security using the effective yield method. Premiums to par value on securities purchased are amortized to first call date. The amortized cost of investments represents the original cost adjusted for the amortization or accretion of discounts or premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.
Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. If at any point we believe PIK interest is not expected to be realized, the investment generating PIK interest will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest income. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.
Distributions
We have elected to be treated for U.S. federal income tax purposes, and intend to continue to qualify annually as a RIC under subchapter M of the Code. To obtain and maintain our tax treatment as a RIC, we must timely distribute (or be deemed to distribute) in each taxable year to our shareholders at least the sum of:
•90% of our investment company taxable income (which is generally our ordinary income plus the excess of realized short-term capital gains over realized net long-term capital losses), determined without regard to the deduction for dividends paid, for such taxable year; and
•90% of our net tax-exempt interest income (which is the excess of our gross tax-exempt interest income over certain disallowed deductions) for such taxable year.
As a RIC, we (but not our shareholders) generally will not be subject to U.S. federal tax on investment company taxable income and net capital gains that we distribute to our shareholders.
We intend to distribute annually all or substantially all of such income. To the extent that we retain our net capital gains or any investment company taxable income, we generally will be subject to U.S. federal income tax at corporate rates. We can be expected to carry forward our net capital gains or any investment company taxable income in excess of current year dividend distributions, and pay the U.S. federal excise tax as described below.
Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax payable by us. We may be subject to a nondeductible 4% U.S. federal excise tax if we do not distribute (or are treated as distributing) during each calendar year an amount at least equal to the sum of:
•98% of our net ordinary income excluding certain ordinary gains or losses for that calendar year;
•98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of that calendar year; and
•certain undistributed amounts from previous years in which we paid no U.S. federal income tax.
While we intend to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% U.S. federal excise tax, sufficient amounts of our taxable income and capital gains may not be distributed and as a result, in such cases, the excise tax will be imposed. In such an event, we will be liable for this tax only on the amount by which we do not meet the foregoing distribution requirement.
We intend to pay monthly distributions to our shareholders out of assets legally available for distribution. All distributions will be paid at the discretion of our Board and will depend on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time.
To the extent our current taxable earnings for a year fall below the total amount of our distributions for that year, a portion of those distributions may be deemed a return of capital to our shareholders for U.S. federal income tax purposes. Thus, the source of a distribution to our shareholders may be the original capital invested by the shareholder rather than our income or gains. Shareholders should read written disclosure carefully and should not assume that the source of any distribution is our ordinary income or gains.
With respect to distributions we have adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for the reinvestment of cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution. We expect to use newly issued shares to implement the distribution reinvestment plan. Shareholders who receive distributions in the form of shares of common stock will be subject to the same U.S. federal, state and local tax consequences as if they received cash distributions.

Income Taxes
We have elected to be treated as a BDC under the 1940 Act. We also have elected to be treated as a RIC under the Code beginning with the taxable period ended December 31, 2020, and intend to qualify for tax treatment as a RIC. As a RIC, we generally will not pay U.S. federal income taxes on any ordinary income or capital gains that we distribute at least annually to our shareholders as distributions. Rather, any tax liability related to income earned and distributed by us represents obligations of our investors and will not be reflected in our consolidated financial statements. However, we will be subject to U.S. federal income tax imposed at corporate rates on any income, including capital gains, not distributed (or deemed distributed) to our stockholders.
To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, we generally must distribute to our shareholders, for each taxable year, at least (i) 90% of our “investment company taxable income” for that year, which is generally our net ordinary income plus the excess, if any, of our realized net short- term capital gains over our realized net long-term capital losses and (ii) our net tax-exempt income. In addition, a RIC may, in certain cases, satisfy this distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of Subchapter M. In order for us to not be subject to U.S. federal excise taxes, we must distribute annually an amount at least equal to the sum of (i) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of our capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) certain undistributed amounts from previous years on which we paid no U.S. federal income tax. We, at our discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. excise tax on this income.
We evaluate tax positions taken or expected to be taken in the course of preparing our consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. There were no material uncertain tax positions through December 31, 2025. As applicable, the Company’s prior three tax years remain subject to examination by U.S. federal, state and local tax authorities.
Recent Developments
Equity Raise
As of May 4, 2026, we issued 730,766,120 shares of Class S common stock, 106,408,747 shares of Class D common stock, and 1,529,623,918 shares of Class I common stock and have raised total gross proceeds of $6.91 billion, $0.99 billion, and $14.38 billion, respectively, including seed capital of one thousand US dollars contributed by our Adviser in September 2020 and approximately $25.0 million in gross proceeds raised from an entity affiliated with the Adviser. In addition, we expect to receive $26.4 million in subscription payments which we accepted on May 1, 2026 and, which is pending our determination of the net asset value per share applicable to such purchase.
Dividend
On May 5, 2026, we approved a distribution of (i) $0.070100 per share, payable on or before June 30, 2026 to shareholders of record as of May 29, 2026, (ii) $0.070100 per share, payable on or before July 31, 2026 to shareholders of record as of June 30, 2026, and (iii) $0.070100 per share, payable on or before August 31, 2026 to shareholders of record as of July 31, 2026.

CLO XI Reset
On April 27, 2026, we completed a $395.8 million term debt securitization refinancing. As part of the refinancing, the CLO XI Issuer (A) issued the following classes of notes: (i) $82.0 million of AAA(sf) Class A-R Notes, which initially bear interest at the Benchmark plus 1.45% and (ii) $40.0 million of Class B-R Notes, which initially bear interest at the Benchmark plus 2.00% and (B) borrowed (i) $50.0 million under floating rate Class A-1-RL loans, which initially bear interest at the Benchmark plus 1.45% and (ii) $100.0 million under floating rate Class A-2-RL loans, which initially bear interest at the Benchmark plus 1.45%. Concurrently with the issuance and the borrowing, CLO XI redeemed $12.0 million of subordinated securities in the form of 12,000 of its preferred shares. 123,820 preferred shares remain outstanding. The debt is scheduled to mature in April 2039.
Share Repurchases
Pursuant to an offer to purchase dated February 27, 2026, we offered to purchase shares of our issued and outstanding Class S common stock, Class D common stock and Class I common stock representing up to 5.00% of the aggregate number of our shares of common stock outstanding as of December 31, 2025 at a purchase price per share equal to the net offering price per share, as of March 31, 2026.

The offer expired at 7:00 P.M., Eastern Time, on March 31, 2026, and approximately 93,650,433 shares of Class S common stock, 21,440,559 shares of Class D common stock and 348,729,633 shares of Class I common stock were validly tendered and not withdrawn pursuant to the offer to purchase as of such date, which represents 21.9% of the aggregate number of our shares outstanding as of December 31, 2025.
On April 23, 2026, we determined that, as of March 31, 2026, the net offering prices per share of our shares of Class S common stock, Class D common stock and Class I common stock were $9.08 per share, $9.09 per share and $9.11 per share, respectively. We accepted for purchase 21,372,674 shares of Class S common stock, 4,893,111 shares of Class D common stock and 79,586,211 shares of Class I common stock on a pro rata basis based on the number of tendered shares for approximately $194.1 million, $44.5 million and $725 million, respectively, representing 22.822% of the shares of our common stock that were validly tendered and not withdrawn prior to the expiration of the offer. The aggregate purchase price for all shares repurchased pursuant to the offer was approximately $963.6 million.
Core Income Funding VI Amendment
On May 5, 2026, Core Income Funding VI entered into Amendment No. 5 to SPV Asset Facility VI in order to, among other changes, (i) add the ability to draw in CAD, Euro and GBP and (ii) reallocate commitments of the Lenders under the SPV Asset Facility VI to a Total Class A-R-1 Commitment of $1.22 billion and a Total Class A-R-2 Commitment of $135 million.
Item 3. Quantitative and Qualitative Disclosures About Market Risk.
We are subject to financial market risks, including valuation risk, interest rate risk, currency risk, credit risk, and inflation risk. Uncertainty with respect to the imposition of tariffs on and trade disputes with certain countries, the fluctuations in global interest rates, the ongoing war between Russia and Ukraine, continued political unrest in various countries such as Venezuela, the conflicts in the Middle East and North Africa regions, a prolonged government shut down, and concerns over future increases in inflation or adverse investor sentiment generally, introduced significant volatility in the financial markets, and the effects of this volatility has materially impacted and could continue to materially impact our market risks, including those listed below.
Valuation Risk
We have invested, and plan to continue to invest, primarily in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and we value these investments at fair value as determined in good faith by the Adviser, as our valuation designee, based on, among other things, the input of the independent third-party valuation firm(s) engaged at the direction of the Adviser, as our valuation designee, and in accordance with our valuation policy. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material. The independent third-party valuation firm(s) engaged at the discretion of the Adviser and its affiliates are full service financial institutions engaged in a variety of activities and from time to time we may receive or provide additional services to or from such independent third-party valuation firm(s).
Interest Rate Risk
Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure you that a significant change in market interest rates will not have a material adverse effect on our net investment income.
In a low interest rate environment, the difference between the total interest income earned on interest earning assets and the total interest expense incurred on interest bearing liabilities may be compressed, reducing our net income and potentially adversely affecting our operating results. Conversely, in a rising interest rate environment, such difference could potentially increase thereby increasing our net income as indicated per the table below.
As of March 31, 2026, 98.1% of our debt investments based on fair value were at floating rates. Additionally, the weighted average floor, based on fair value, of our debt investments was 0.7%.
Based on our Consolidated Statements of Assets and Liabilities as of March 31, 2026, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates on our debt investments (considering interest rate floors for floating rate instruments) assuming each floating rate investment is subject to 3-month reference rate election and there are no changes in our investment and borrowing structure.

($ in millions)	Interest Income	Interest Expense(1)	Net Income(2)
Up 300 basis points	$997	$470	$527
Up 200 basis points	665	313	352
Up 100 basis points	332	157	175
Down 100 basis points	(332)	(157)	(175)
Down 200 basis points	(663)	(313)	(350)
Down 300 basis points	(953)	(470)	(483)

(1)Includes the impact of our interest rate swaps as a result of interest rate changes.
(2)Excludes the impact of income based fees. See “Note 3 — Agreements and Related Party Transactions” to our consolidated financial statements included in this Quarterly Report for more information on the income based fees.
We may hedge against interest rate fluctuations by using hedging instruments such as additional interest rate swaps, futures, options, and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions, such as interest rate swap agreements, may also limit our ability to participate in the benefits of lower interest rates.
Currency Risk
From time to time, we may make investments that are denominated in a foreign currency, borrow in certain foreign currencies under our credit facilities or issue notes in certain foreign currencies. These investments, borrowings and issuances are translated into U.S. dollars at each balance sheet date, exposing us to movements in foreign exchange rates. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us. We may utilize instruments such as, but not limited to, forward contracts or cross-currency swaps to seek to hedge against fluctuations in the relative values of our portfolio positions or borrowings from changes in currency exchange rates. Instead of entering into a foreign currency forward contract in connection with loans or other investments denominated in a foreign currency, we may borrow in that currency to establish a natural hedge against our loan, issuance or investment. To the extent the loan, issuance or investment is based on a floating rate other than a rate under which we can borrow under our credit facilities, we may utilize interest rate derivatives to hedge our exposure to changes in the associated rate.
Credit Risk
We generally endeavor to minimize our risk of exposure by limiting to reputable financial institutions the counterparties with which we enter into financial transactions. As of March 31, 2026 and 2025, we held the majority of our cash balances with a single highly rated money center bank and such balances are in excess of Federal Deposit Insurance Corporation insured limits. We seek to mitigate this exposure by monitoring the credit standing of these financial institutions.
Inflation Risk
Inflation is likely to continue in the near to medium-term, particularly in the United States, and monetary policy may continue to tighten in response. Persistent inflationary pressures could affect our portfolio companies’ profit margins.
Item 4. Controls and Procedures
(a)Evaluation of Disclosure Controls and Procedures
In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that our disclosure controls and procedures are effective as of the end of the period covered by the Quarterly Report on Form 10-Q.
(b)Changes in Internal Controls Over Financial Reporting
There have been no changes in our internal controls over financial reporting that occurred during the quarter ended March 31, 2026, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION
Item 1. Legal Proceedings
Neither we nor the Adviser are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of any such future legal or regulatory proceedings cannot be predicted with certainty, we do not expect that any such future proceedings will have a material effect upon our financial condition or results of operations.
Item 1A. Risk Factors.
In addition to the other information set forth in this report, you should carefully consider the risk factors discussed in Part I, “ITEM 1A. RISK FACTORS” in our annual report on Form 10-K for the fiscal year ended December 31, 2025, which could materially affect our business, financial condition and/or operating results. The risks described in our annual report on Form 10-K for the fiscal year ended December 31, 2025, are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
For the quarter ended March 31, 2026, other than the shares issued pursuant to our dividend reinvestment plan, we did not sell any unregistered equity securities, except as previously disclosed in certain 8-Ks filed with the SEC.
In order to satisfy the reinvestment portion of our dividends for the quarter ended March 31, 2026, we issued the following shares of common stock to stockholders of record on the dates noted below who did not opt out of our dividend reinvestment plan. These issuances were not subject to the registration requirements of the Securities Act.

Date of Issuance	Record Date	Number of Shares	Purchase Price	Share Class
January 28, 2026	December 31, 2025	2,578,547	$9.32	Class S
January 28, 2026	December 31, 2025	157,045	9.33	Class D
January 28, 2026	December 31, 2025	4,992,370	9.34	Class I
February 25, 2026	January 31, 2026	2,295,253	9.25	Class S
February 25, 2026	January 31, 2026	140,429	9.26	Class D
February 25, 2026	January 31, 2026	4,454,853	9.28	Class I
March 30, 2026	February 28, 2026	2,353,045	9.11	Class S
March 30, 2026	February 28, 2026	141,333	9.12	Class D
March 30, 2026	February 28, 2026	4,370,013	9.13	Class I
We commenced a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers to allow our shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase.
Our Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, we may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares. All shares purchased by us pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares. The purpose of the offers to repurchase is to provide shareholders with the potential for a measure of liquidity since there is otherwise no public market for shares of our common stock.
We intend to limit the number of shares to be repurchased in each quarter to no more than 5.00% of our outstanding shares of common stock.
Any periodic repurchase offers are subject in part to our available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While we intend to continue to conduct quarterly tender offers as described above, we are not required to do so and may suspend or terminate the share repurchase program at any time.

Offer Date	Class	Tender Offer Expiration	Tender Offer (in thousands)	Purchase Price per Share	Shares Repurchased
February 27, 2026	S	March 31, 2026	$194,086	$9.08	21,371,701
February 27, 2026	D	March 31, 2026	44,477	9.09	4,893,111
February 27, 2026	I	March 31, 2026	724,544	9.11	79,537,341

Item 3. Defaults Upon Senior Securities.
None.
Item 4. Mine Safety Disclosures
Not applicable.
Item 5. Other Information.
Rule 10b5-1 Trading Plans
During the fiscal quarter ended March 31, 2026, none of the Company’s directors or executive officers adopted or terminated any contract, instruction or written plan for the purchase or sale of Company securities that was intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) or any “non-Rule 10b5-1 trading arrangement.”

Item 6. Exhibits, Financial Statement Schedules.

Exhibit Number	Description of Exhibits

3.1
Articles of Amendment and Restatement, dated February 23, 2021, as amended June 22, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on August 10, 2023).

3.2	Third Amended and Restated Bylaws, dated November 6, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on November 9, 2023).

3.3	Articles of Amendment, dated June 24, 2024 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on June 26, 2024).
10.1
Indenture and Security Agreement, dated March 5, 2026, by and between Owl Rock CLO XXIV, LLC, as Issuer and The Bank of New York Mellon Trust Company, National Association, as Collateral Trustee (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on March 9, 2026).

10.2
Collateral Management Agreement, dated as of March 5, 2026, by and between Owl Rock CLO XXIV, LLC, as Issuer, and Blue Owl Credit Advisors LLC, as Collateral Manager (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on March 9, 2026).

10.3
Loan Sale Agreement, dated as of March 5, 2026, between Blue Owl Credit Income Corp., as Seller, and Owl Rock CLO XXIV, LLC, as Purchaser (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on March 9, 2026).

10.4
Class A-L Credit Agreement, dated as of March 5, 2026, among Owl Rock CLO XXIV, LLC, as Borrower, the Lenders parties thereto, The Bank of New York Mellon Trust Company, National Association, as Loan Agent and as Collateral Trustee (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on March 9, 2026).

10.5
Credit Agreement, dated March 5, 2026, among Core Income Funding XI LLC, as Borrower, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, The Bank of New York Mellon Trust Company, National Association, as Collateral Agent and Collateral Custodian (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed on March 9, 2026).

10.6
Sale and Contribution Agreement, dated March 5, 2026, between Blue Owl Credit Income Corp., as Seller, and Core Income Funding XI LLC, as Purchaser (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed on March 9, 2026).

21.1*	Subsidiary List

31.1*
Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities and Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*
Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities and Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.1*	Supplemental Financial Information of OCIC SLF LLC (Unaudited) as of and for the period ended March 31, 2026.

99.2*	Supplemental Financial Information of Blue Owl Credit SLF LLC (Unaudited) as of and for the period ended March 31, 2026.

99.3*	Supplemental Financial Information of Blue Owl Leasing LLC (Unaudited) as of and for the period ended March 31, 2026.

101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Filed herewith.
**    Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Credit Income Corp.

Date: May 11, 2026	By:	/s/ Craig W. Packer
Craig W. Packer
Chief Executive Officer

Date: May 11, 2026	By:	/s/ Jonathan Lamm
Jonathan Lamm
Chief Operating Officer and Chief Financial Officer